UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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BOWMAN CONSULTING GROUP LTD.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

12355 Sunrise Valley Drive
Suite 520
Reston, Virginia 20191
(703) 464-1000
October 5, 2026
To the Stockholders of Bowman Consulting Group Ltd.:
You are cordially invited to attend a special meeting of stockholders of Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), to be held on November 4, 2026, at 9:30 a.m. Eastern time, which will be a virtual meeting, conducted via live webcast. The virtual meeting format allows all of our stockholders the opportunity to participate in the special meeting no matter where they are located. If you plan to attend the special meeting virtually on the Internet, please follow the instructions in the “Questions and Answers About the Special Meeting and Voting” section of this proxy statement.
The accompanying proxy statement is dated October 5, 2026, and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about October 5, 2026.
The special meeting is being held to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (such proposal, the “Merger Proposal”) entered into by the Company on August 10, 2026 (the “Merger Agreement”) with Prive Parent, Inc., a Delaware corporation (“Parent”), and Prive Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”). The Buyer Parties are affiliated with Bernhard Capital Partners (“Bernhard”). Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Merger Agreement provides that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (such merger, the “Merger”). If the Merger is completed, the Company stockholders will receive, in exchange for each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), held immediately prior to the Merger (other than certain excluded shares described below), $43.00 in cash, without interest and subject to any applicable tax withholding (the “Per Share Price”).
You will also be asked to consider and vote upon a proposal to adjourn the special meeting to a later date if it is necessary to solicit additional votes in order to approve the Merger Proposal (such proposal, the “Adjournment Proposal”). A copy of the Merger Agreement is attached as Annex A to this proxy statement. More information regarding each of the matters to be voted on at the special meeting is contained in the accompanying Notice of Special Meeting of Stockholders and proxy statement.
At the effective time of the Merger (the “Effective Time”), (i) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock described in clauses (ii) or (iii) of this sentence) will be automatically converted into the right to receive the Per Share Price, (ii) each share of Company Common Stock that is (a) held by the Company as treasury stock or (b) owned by the Buyer Parties or any of their direct or indirect subsidiaries as of immediately prior to the Effective Time, will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor, and (iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock described in clause (ii)) and held by any person or entity (including a “beneficial owner”) who has neither voted in favor of the Merger nor consented thereto in writing and who is entitled to demand and has properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (such shares, “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price, and will instead be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. If the Merger is consummated, shares of the Company Common Stock that trade on The NASDAQ Global Market (“Nasdaq”) will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended.
The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company Common Stock (the “Company Stockholders”), (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement) to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.
Accordingly, the Company Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Whether or not you plan to attend the special meeting, we urge you to use our Internet voting system, to vote by telephone, or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the special meeting. If you later decide to attend the special meeting virtually or change your vote, you may revoke your proxy and vote at the special meeting. Voting through our Internet voting system, by telephone or by written proxy will ensure your representation at the special meeting if you do not attend the special meeting.
Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the special meeting, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to your participation in the special meeting.
The accompanying proxy statement, which summarizes the terms and conditions of the Merger Agreement and to which a copy of the Merger Agreement is attached as Annex A, is attached to and incorporated by reference into this Notice of Special Meeting of Stockholders.

Sincerely,

/s/ Gary Bowman
Gary Bowman
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

12355 Sunrise Valley Drive
Suite 520
Reston, Virginia 20191
(703) 464-1000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
October 5, 2026
Dear Stockholder:
We cordially invite you to attend a special meeting of stockholders of Bowman Consulting Group Ltd., a Delaware corporation (the “Company,” “we,” “our,” or “us”). The meeting will be held on November 4, 2026, at 9:30 a.m., Eastern time, and will be a virtual meeting, conducted via live webcast. At the meeting, you will be asked:
1.
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger entered into by the Company on August 10, 2026 (the “Merger Agreement”) with Prive Parent, Inc., a Delaware corporation, and Prive Merger Sub, Inc., a Delaware corporation (such proposal, the “Merger Proposal”); and

2.
To consider and vote upon a proposal to adjourn the special meeting to a later date if it is necessary to solicit additional votes in order to approve the Merger Proposal (such proposal, the “Adjournment Proposal”).

Only stockholders of record of our common stock (“Company Common Stock”) as of the close of business on October 1, 2026 (the “Record Date”) are entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL as of the Record Date is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the shares of Company Common Stock present virtually or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the Adjournment Proposal.
Our Board of Directors unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
To allow all of our stockholders the opportunity to participate in the special meeting no matter where they are located, this special meeting of stockholders will be a virtual meeting conducted solely online. Stockholders will be able to join the meeting via the website www.virtualshareholdermeeting.com/BWMN2026SM where they can listen to the speakers, submit questions and comments, hear the Company’s responses and vote their shares electronically. To participate in the special meeting, you will need the control number located on your proxy card. Your proxy card is enclosed with this proxy statement. For purposes of attendance at the special meeting, references in the enclosed proxy statement to “present” mean virtually present at the special meeting, and to “attend” or “attendance” mean to attend or be in attendance at the special meeting through virtual means.
It is important that your shares be represented at the special meeting, regardless of the number you may hold. Whether or not you plan to virtually attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy materials. This will not prevent you from voting your shares at the meeting if you attend virtually.

Sincerely,
/s/ Elizabeth Abdoo
Elizabeth Abdoo
Chief Legal Officer and Secretary

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CERTAIN DEFINED TERMS
Unless otherwise indicated or the context otherwise requires, whenever used in this proxy statement, the following terms have the meanings set forth below.
•	“Acquisition Proposal” means any offer or proposal, other than by the Buyer Parties, with respect to an Acquisition Transaction.
•
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement involving the Company and the Buyer Parties) in respect of: (i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 20% of the consolidated assets (measured by the fair market value thereof, as determined in good faith by the Company Board), revenue or net income of the Company Group, taken as a whole; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would hold securities representing more than 20% of the total outstanding equity securities of the Company or the surviving or resulting entity of such transaction (in each case, by vote or economic interests) after giving effect to the consummation of such transaction.

•	“Adjournment Proposal” means the proposal to adjourn the special meeting to a later date if it is necessary to solicit additional votes in order to approve the Merger Proposal.
•
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that (a) prior to the Effective Time, none of the Company Group shall be considered an Affiliate of the Buyer Parties (and vice versa) and (b) with respect to the Buyer Parties, except for purposes of Sections 4.12, 4.16, 6.2 (only to the extent expressly set forth in the last sentence of Section 6.2(a)), 6.6(f), 6.11, and 6.16 of the Merger Agreement, “Affiliate” does not include (x) any fund, investment vehicle or account controlled, managed or advised by Bernhard Capital Partners Management, LP, a Delaware limited partnership (“BCP Management”) (other than BCP Fund III, LP, a Delaware limited partnership, BCP Fund III-A, LP, a Delaware limited partnership, BCP Fund III GP, LP, a Delaware limited partnership, and BCP Prive Co-Invest, LP, a Delaware limited partnership) or (y) any portfolio company of any Buyer Party or their respective Affiliates or any portfolio company of any fund, investment vehicle or account controlled, managed or advised by BCP Management. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

•
“Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

•	“Bernhard” means Bernhard Capital Partners.
•	“BofA Securities” means BofA Securities, Inc., financial advisor to the Company.
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•	“Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.
•	“Buyer Parties” means Parent and Merger Sub.
•	“Certificate of Merger” means the certificate of merger executed in a customary form as required by and in accordance with the DGCL to effect the merger of Merger Sub with and into the Company.
•	“Closing” means the closing of the Merger.
•	“Closing Date” means the date on which the Closing actually occurs.
•	“Code” means the U.S. Internal Revenue Code of 1986, as amended.
•	“Commitment Letters” means, collectively, the Debt Commitment Letter and the Equity Commitment Letter.
•	“Company,” “Bowman,” “we,” “our,” or “us” means Bowman Consulting Group Ltd., a Delaware corporation.
•	“Company Board” means the board of directors of the Company.
•	“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
•
“Company Credit Agreement” means the Credit Agreement, dated as of May 2, 2024, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the lenders, swingline lender and L/C issuer and the other parties thereto, as amended by that certain First Amendment to Credit Agreement, dated as of March 12, 2025, that certain Second Amendment to Credit Agreement, dated as of October 30, 2025, and that certain Third Amendment to Credit Agreement and Joinder Agreement, dated as of March 3, 2026, and as further amended, restated, amended and restated, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time in accordance with its terms, including any extension of the maturity thereof or increase in the amount of available borrowings thereunder.

•	“Company Equity Awards” means the Company Restricted Stock Awards and the Company PRSUs.
•
“Company Equity Plans” means the Bowman Consulting Group Ltd. 2021 Omnibus Equity Incentive Plan, the Bowman Consulting Group Ltd. 2021 Executive Officers Long Term Incentive Plan, and the 2021 Executive Officers Short Term Incentive Plan as amended from time to time (and including any predecessor plan or sub-plans thereto).

•	“Company ESPP” means the Bowman Consulting Group Ltd. 2021 Employee Stock Purchase Plan, as amended from time to time.
•	“Company Group” means the Company and its Subsidiaries.
•	“Company Liability Cap” means $49,648,580.
•	“Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.
•	“Company PRSU” means any performance-based restricted stock unit outstanding under the Company Equity Plans.
•
“Company Related Parties” means the Company, its Subsidiaries and each of their respective Affiliates and the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.

•	“Company Restricted Stock Award” means any restricted stock award outstanding under the Company Equity Plans.
•
“Company Securities” means the outstanding shares of capital stock of, or other equity or voting interest in, the Company, the outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt or phantom equity) in, the

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Company, the outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for such shares of capital stock of, or other equity or voting interest in (including voting debt or phantom equity), the Company, and any such option, warrant, right, convertible, exchangeable or exercisable security, or other similar contract relating to any capital stock of, or other equity or voting interest in, the Company.
•	“Company Stockholders” means the holders of shares of Company Common Stock.
•	“Company Termination Fee” means an amount equal to $26,861,672.
•
“Continuing Employee” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

•
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of June 4, 2026, by and between BCP Management and the Company, which will continue in full force and effect in accordance with its terms.

•
“Debt Commitment Letter” means that certain debt commitment letter, dated as of August 10, 2026, among Parent and the Financing Sources party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and to the extent permitted by the Merger Agreement.

•
“Debt Fee Letters” means each fully executed fee letter entered into by Parent in connection with the Debt Commitment Letter, delivered by Parent to the Company, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their respective terms and to the extent permitted by the Merger Agreement.

•	“Debt Financing Commitment” means the Debt Commitment Letter and each Debt Fee Letter.
•	“DGCL” means the General Corporation Law of the State of Delaware.
•
“Dissenting Company Shares” means all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares) and held by any Person (or beneficially owned by a “beneficial owner” of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of the beneficial owner) who has neither voted in favor of the Merger nor consented thereto in writing and who is entitled to demand and has properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL.

•	“DOJ” means the United States Department of Justice or any successor thereto.
•
“Effective Time” means the time the Certificate of Merger has been duly filed and accepted by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL.

•	“Employee Plan” has the meaning set forth in the Merger Agreement.
•	“Equity Award Consideration” means the Company Restricted Stock Award Consideration and the Company PRSU Consideration.
•
“Equity Commitment Letter” means that commitment letter between Parent and BCP Fund III, LP, BCP Fund III-A, LP, BCP Fund III GP, LP, BCP Prive Co-Invest, LP and BCP Prive Co-Invest-A, LP (each individually, a “Guarantor” and collectively, the “Guarantors”), pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein.

•
“Equity Financing” means the equity financing that the Guarantors have committed, subject to the Equity Commitment Letter, to invest in Parent, directly or indirectly, for the purpose of consummating the Merger.

•	“ERISA” means the Employee Retirement Income Security Act of 1974.
•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
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•
“Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received after the date of the Merger Agreement and prior to the No-Shop Period Start Date, an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided, that any such Person shall immediately and irrevocably cease to be an Excluded Party upon the occurrence of any of the following events: (i) such Person or group of Persons withdraws, cancels or terminates its Acquisition Proposal (x) in writing to the Company Board, the Company or its Representatives or (y) in a public announcement; (ii) such Acquisition Proposal expires in accordance with its terms; or (iii) the Company Board determines that such Acquisition Proposal no longer is, or no longer would reasonably be likely to lead to, a Superior Proposal.

•
“FDI Laws” means laws, other than Antitrust Laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate foreign investment on national security or other public order grounds, in any case that are applicable to the Merger.

•	“Financing” means the Debt Financing and the Equity Financing.
•	“Financing Commitments” means the Debt Financing Commitment and the Equity Commitment Letter.
•
“Financing Sources” means, collectively, the Persons (other than Parent, the Guarantors, Merger Sub and their respective Affiliates), in their respective capacities as such, that have committed to provide, arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger, including the commitment parties under the Debt Commitment Letter and the commitment parties under any joinder agreements, credit agreements or other definitive agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their Affiliates’ Representatives.

•	“FTC” means the United States Federal Trade Commission or any successor thereto.
•	“GAAP” means generally accepted accounting principles, consistently applied, in the United States.
•	“Go-Shop Period” means the period commencing upon the execution of the Merger Agreement and continuing until the No-Shop Period Start Date.
•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
•
“Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities and (iii) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon. Notwithstanding the foregoing, in no event shall “Indebtedness” include any trade payables, operating lease obligations or undrawn letters of credit or similar instruments.

•
“Intervening Event” means any change, effect, event, occurrence, state of facts or development that is material to the Company and was not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement); provided, however, that in no event shall (i) the receipt, existence or terms of an actual or possible Acquisition Proposal, (ii) any change, in and of itself, in the price or trading volume of the Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (iii) the announcement or pendency of the Merger Agreement or the transactions contemplated thereby or (iv) the fact that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), constitute or be deemed to contribute to an Intervening Event.

•	“K&E” means Kirkland & Ellis, counsel to Buyer Parties.
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•	“Latham” means Latham & Watkins LLP, counsel to Company.
•
“Law” means any legislation, statute, law (including common law), legislative act, ordinance, Order, rule, regulation, code, directive, determination or stock exchange listing requirement, as applicable, enacted, issued or promulgated by any governmental authority.

•
“Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, complaint, arbitration, investigation or other similarly formal legal proceeding brought by or pending before any governmental authority.

•	“Liability Cap” means $49,648,580.
•	“Material Contract” has the meaning set forth in the Merger Agreement.
•	“Merger” means the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation.
•
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 10, 2026, by and among the Company, Parent and Merger Sub, a copy of which is attached as Annex A to this proxy statement.

•	“Merger Proposal” means the proposal to adopt the Merger Agreement at the special meeting of stockholders of the Company on November 4, 2026.
•	“Merger Sub” means Prive Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent.
•
“Merger Sub Stockholder Approval” means the written consent, duly executed and delivered by Parent in its capacity as the sole stockholder of Merger Sub, approving and adopting the Merger Agreement in accordance with the DGCL.

•	“Nasdaq” means The NASDAQ Global Market and any successor stock exchange.
•	“No-Shop Period Start Date” means 5:00 p.m., Eastern time, on September 13, 2026.
•	“Order” means any decree, writ, ruling, judgment, injunction, award or other order of any governmental authority.
•	“Other Required Company Filing” means any document, other than the Proxy Statement, that the Company, in consultation with Parent, determines is required to file with the SEC.
•
“Owned Company Shares” means each share of Company Common Stock that is (a) held by the Company as treasury stock or (b) owned by the Buyer Parties or any of their direct or indirect Subsidiaries as of immediately prior to the Effective Time.

•	“Parent” means Prive Parent, Inc., a Delaware corporation.
•
“Parent Related Parties” means the Buyer Parties and each of their respective Affiliates (including any fund, investment vehicle or account controlled, managed or advised by BCP Management), the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Buyer Parties, each of their respective Subsidiaries and each of their respective Affiliates, including the Guarantors.

•	“Parent Termination Fee” means an amount equal to $46,048,580.
•	“Party” means each of the Company, Parent and Merger Sub as parties to the Merger Agreement.
•
“Payoff Letters” mean each such payoff letter that is in form and substance reasonably satisfactory to the Buyer Parties and the applicable financing sources, and sets forth the aggregate amounts required to satisfy in full all of the corresponding Repaid Indebtedness and, as applicable, provides that, upon receipt of such specified amount, all liens, security interests and any guarantees granted in connection therewith relating to the assets, rights and properties of the Company Group securing such Repaid Indebtedness (and any other obligations secured thereby) shall be released and terminated (and includes an undertaking by the applicable agent thereunder) to execute and file or permit the Company Group, the Buyer Parties or their respective designees to file, Uniform Commercial Code termination statements and such other documents or endorsements reasonably necessary to release and terminate such liens, security interests and guarantees.

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•	“Per Share Price” means an amount per share equal to $43.00, without interest thereon.
•
“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, governmental authority or other enterprise, association, organization or entity.

•	“Proxy Statement” means this proxy statement.
•	“Record Date” means October 1, 2026.
•
“Required Amount” means an amount sufficient for the Buyer Parties to: (i) make the payment of all amounts required to be paid pursuant to Article II of the Merger Agreement in connection with consummation of the Merger, including, without limitation, the Per Share Price required to be paid pursuant to Section 2.7 of the Merger Agreement and all Equity Award Consideration required to be paid pursuant to Section 2.8 of the Merger Agreement; (ii) pay all amounts in connection with the refinancing or repayment of the outstanding Indebtedness of the Company Group payable pursuant to Section 6.15 of the Merger Agreement (to the extent due and payable) (including the amount payable pursuant to the Payoff Letters); (iii) pay all fees and expenses required to be paid at or in connection with the Closing by the Buyer Parties in connection with the transactions contemplated by the Merger Agreement and the Financing; and (iv) satisfy all other payment obligations of the Buyer Parties contemplated by the Merger Agreement and under the Financing Commitments required to be made at or in connection with the Closing including with respect to the treatment of the Company Equity Awards.

•
“Repaid Indebtedness” means all third-party Indebtedness that the Buyer Parties shall, on behalf of the Company Group, effect or cause to be effected, payment and, if applicable, cash collateralization, of all amounts required to fully discharge the then-outstanding obligations (other than (a) any contingent indemnification obligations as to which no claim has been asserted, (b) any related cash management services, hedging obligations or letters of credit which, by their terms, may require other credit support until they are terminated or replaced, and (c) any other obligations which, by their terms, are to survive the termination of any such contract).

•
“Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.

•
“Requisite Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt the Merger Agreement.

•	“SEC” means the United States Securities and Exchange Commission or any successor thereto.
•	“Securities Act” means the Securities Act of 1933.
•
“Special Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any epidemic or pandemic.

•
“Subsidiary” of any Person means any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of the total outstanding securities or ownership interests of such first Person, in each case, are owned, directly or indirectly, by such first Person.

•
“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated would result in a transaction more favorable to the Company Stockholders, from a financial point of view, than the Merger, taking into account such legal, regulatory, financial and other aspects of the Acquisition Proposal as the Company Board deems relevant and, if applicable, any revisions to the Merger Agreement

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committed to in writing by Parent prior to the time of such determination. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
•
“Support Agreements” means the voting and support agreements entered into by each of Gary Bowman, the Company’s Chief Executive Officer and Founder, Bowman Family Asset Management, LLC and Bruce Labovitz, the Company’s Chief Financial Officer and Treasurer, with Parent, dated as of the date of the Merger Agreement.

•	“Surviving Corporation” means the Company, as the surviving corporation of the Merger.
•
“Tax” means any federal, state, local, municipal and foreign gross receipts, income, profits, sales, use, production, occupation, value-added, ad valorem, transfer, documentary, franchise, registration, license, lease, service, service use, capital stock, social security, disability, severance, stamp, premium, withholding, payroll, employment, unemployment, estimated, alternative minimum, excise, property (real or personal), customs, duties or similar taxes, together with all interest, penalties and additions imposed with respect thereto, in each case, imposed by a governmental authority.

•
“Termination Date” means 11:59 p.m., Eastern time, on February 9, 2027, or such later time and date as is agreed to in writing by Parent and the Company (subject to automatic extension to 11:59 p.m., Eastern time, on May 10, 2027 in the event that the conditions set forth in Section 7.1(b) of the Merger Agreement have not been satisfied but the other conditions to Closing have been satisfied or are capable of being satisfied).

•
“Transaction Documents” means the Merger Agreement, the Support Agreements, the Confidentiality Agreement, the Guarantee, the Commitment Letters and any other agreement, certificate, instrument or other document entered into in connection with the Merger Agreement.

•
“Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (or their respective directors or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by the Merger Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to the Merger Agreement, the Guarantee or the Financing Commitments.

•	“Transactions” means the transactions contemplated by the Merger Agreement.
•	“WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local Law.
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SUMMARY TERM SHEET
This summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. To fully understand the Merger contemplated by the Merger Agreement and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. We have included section references to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary. In this proxy statement, the terms “Company,” “Bowman,” “we,” “us” and “our” refer to Bowman Consulting Group Ltd.
The Parties Involved in the Merger
The Company. Founded in 1995, the Company is a professional services firm delivering integrated engineering, technical consulting and program management services to customers who own, develop, and maintain the built environment. The Company provides planning, design, engineering, geospatial, survey, construction management, environmental consulting and land procurement services to markets that encompass the buildings in which people live, work and learn; as well as the systems that provide water, electricity and other vital services, and the roads, bridges, and transportation systems used to get from place to place. Bowman completed its initial public offering in May 2021, and the Company Common Stock is traded on Nasdaq under the symbol “BWMN.” The Company’s principal office is located at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, and its telephone number is (703) 464-1000.
Parent. Parent is a Delaware corporation and was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Parent is affiliated with Bernhard. Parent has not engaged in any business activities other than activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at 400 Convention Street, Suite 1010, Baton Rouge, LA 70802.
Merger Sub. Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and engaging in the Merger and, prior to the Effective Time, will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the Surviving Corporation.
For additional information, see the section of this proxy statement entitled “The Merger—The Parties Involved in the Merger.”
The Merger
On August 10, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub. Subject to the satisfaction or waiver of the conditions to Closing, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Parent, and the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act.
For additional information, see the section of this proxy statement entitled “The Merger—Effects of the Merger on the Company.”
The Merger Consideration
At the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time, other than Owned Company Shares and Dissenting Company Shares, will be cancelled and converted into the right to receive $43.00 in cash, without interest and subject to any applicable tax withholding (the “Per Share Price”), and will cease to have any rights with respect thereto, except the right to receive the Per Share Price in consideration therefor. Owned Company Shares will be cancelled without consideration, and Dissenting Company Shares will be entitled to appraisal under Section 262 of the DGCL instead of the Per Share Price.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”
Treatment of Company Equity Awards
Immediately prior to the Effective Time, each outstanding Company Restricted Stock Award will become fully vested, be cancelled and convert into cash at the Per Share Price, except that awards granted after July 4, 2026 will remain
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subject to their original vesting terms. Each Company PRSU will vest based on the number of shares awarded and not the achievement of performance levels, be cancelled and convert into the right to receive a lump sum cash payment at the Per Share Price. The Company ESPP will be suspended as of the end of the current offering period, and no new offering periods will commence.
For additional information, see the sections of this proxy statement entitled “The Merger—Effects of the Merger on the Company—Treatment of Company Equity Awards” and “The Merger Agreement—Treatment of Company Equity Awards and Treatment of Company ESPP.”
The Special Meeting and the Proposals
At the special meeting, Company Stockholders will be asked to vote on the Merger Proposal and the Adjournment Proposal. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, and approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter. The Company Board recommends that Company Stockholders vote “FOR” both proposals.
For additional information, see the sections of this proxy statement entitled “The Special Meeting” and “The Proposals.”
Recommendation of the Company Board and Reasons for the Merger
At a meeting held on August 9, 2026, the Company Board unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement (the recommendation described in clause (iv), the “Company Board Recommendation”), and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.
For additional information, see the section of this proxy statement entitled “The Merger—Recommendation of the Company Board and Reasons for the Merger.”
Opinion of Financial Advisor to the Company
The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of, among other things, BofA Securities’ experience in the Company’s industry and public company transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business (including the knowledge obtained from BofA Securities’ efforts on behalf of the Company during its review of strategic alternatives). On August 9, 2026, at a meeting of the Company’s board of directors held to evaluate the Merger, BofA Securities delivered to the Company’s board of directors an oral opinion, which was confirmed by delivery of a written opinion, dated August 9, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Price to be received in the Merger by holders of the Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) was fair, from a financial point of view, to such holders. The full text of BofA Securities’ written opinion to the Company Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Company Board for the benefit and use of the Company Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed
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no opinion or view as to any terms or other aspects of the Merger (other than the Per Share Price to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company Board or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any Company Stockholder should vote or act in connection with the Merger or any related matter.
Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board, you should be aware that non-employee directors and executive officers of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company Stockholders generally. The members of the Company Board were aware of and considered these interests, among other matters, in reaching the determination to approve the Merger Agreement and to recommend to the Company Stockholders that they vote to approve the Merger Proposal. These interests include the treatment of Company Equity Awards held by non-employee directors and executive officers, potential severance payments and benefits, continuing employee benefits, the receipt of certain cash-based awards and continuing indemnification and insurance coverage.
For additional information, see the section of this proxy statement entitled “The Merger—Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger.”
Financing of the Merger
The Buyer Parties’ obligations under the Merger Agreement are not conditioned on receipt of any financing for the Merger. The Buyer Parties intend to fund the amounts necessary to complete the Merger through a combination of the following:
•	equity financing of $605,210,000 committed by the Guarantors under the Equity Commitment Letter; and
•
committed debt financing from the Financing Sources consisting of a $420 million senior secured first-lien term loan facility, a $65 million senior secured first-lien revolving credit facility and a $65 million senior secured first-lien delayed draw term loan facility to be provided on the terms set forth in the Debt Commitment Letter.

The obligations of the Financing Sources to provide the Debt Financing are subject to certain customary conditions set forth therein, including, but not limited to, (i) the delivery of a customary borrowing notice, (ii) the making of certain customary representations and warranties, (iii) subject to customary exceptions and exclusions, the delivery of documents and instruments required to create and perfect a security interest in the collateral, and (iv) the consummation of the Merger in all material respects in accordance with the terms of the Merger Agreement and the contribution of the Equity Financing substantially concurrently with the consummation of the Merger. The proceeds of the Debt Financing, together with the Equity Financing, are expected to be sufficient to fund the Required Amount, including the Per Share Price, the Equity Award Consideration, the repayment or refinancing of the outstanding Indebtedness of the Company Group and all related fees and expenses payable in connection with the Merger and the Financing.
Upon the occurrence of a Financing Failure Event (an event defined and described in Section 6.16(b) of the Merger Agreement) or if all or any portion of the Debt Financing becomes unavailable for any reason such that the Buyer Parties would not have, when taken together with the cash amounts to be funded pursuant to the Equity Financing, amounts sufficient to fund the Required Amount, Parent is required to use its reasonable best efforts to arrange Alternative Debt Financing in an amount sufficient, when added to any portion of the Financing that remains available, to fund the Required Amount. Parent is not obligated to obtain Alternative Debt Financing on economic terms that are materially less favorable (taken as a whole) to Parent than the economic terms of the Debt Financing Commitment as of the date of the Merger Agreement (taking into account any “market flex” provisions thereof).
The Company has agreed to provide customary cooperation in connection with the Debt Financing, at Parent’s sole cost and expense and subject to Parent’s reimbursement and indemnification obligations. The Buyer Parties and the Company are each entitled to specific performance to prevent breaches of the Merger Agreement. The Company’s right to specific performance to cause the Equity Financing to be funded and the Closing to occur is subject to the requirement that (i) all conditions to the Buyer Parties’ obligations to consummate the Closing have been satisfied or waived, (ii) the proceeds of the Debt Financing (or any Alternative Debt Financing) have been funded or are capable of being funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, and
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(iii) the Company has confirmed in writing to Parent that, if the Debt Financing (or any Alternative Debt Financing) and the Equity Financing are funded, then the Closing will occur.
For additional information, see the sections of this proxy statement entitled “The Merger—Financing of the Merger,” “The Merger Agreement—Financing Obligations,” “The Merger Agreement—Debt Financing Cooperation” and “The Merger Agreement—Specific Performance.”
Regulatory Clearances and Approvals Required for the Merger
Under the Merger Agreement, the Company and the Buyer Parties are required to use reasonable best efforts to take all actions necessary, proper or advisable to (i) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger Agreement or the Merger and (ii) obtain any required consents pursuant to the HSR Act or any Antitrust Laws applicable to the Merger Agreement or the Merger, in each case as promptly as practicable and, in any event, prior to the Termination Date. Parent will be solely responsible for, and will pay, all filing fees payable to any governmental authority under any Antitrust Law.
The parties filed their notification and report forms with the FTC and DOJ on August 24, 2026. Parent and the Company applied for early termination of the waiting period under the HSR Act, and the FTC granted such request on September 21, 2026. At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the DOJ or foreign governmental authorities of any other applicable jurisdiction could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
For additional information, see the sections of this proxy statement entitled “The Merger—Regulatory Clearances and Approvals Required for the Merger” and “The Merger Agreement—Regulatory Efforts.”
Material U.S. Federal Income Tax Consequences of the Merger
If you are a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of your shares of Company Common Stock for cash pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you receive pursuant to the Merger and your adjusted tax basis in such surrendered shares. A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of such Non-U.S. Holder’s shares of Company Common Stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States or such shares are treated as a United States real property interest in such Non-U.S. Holder’s hands. You should consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger.”
Appraisal Rights
If the Merger is consummated, holders and beneficial owners of Company Common Stock who satisfy the requirements of Section 262 of the DGCL will be entitled to appraisal rights and may receive the court-determined fair value of their shares, together with interest if awarded, instead of the Per Share Price. Because the Company Common Stock is listed on Nasdaq, appraisal proceedings may be dismissed unless one of the statutory ownership thresholds is satisfied. Failure to comply strictly with Section 262 may result in loss of appraisal rights. For additional information, see the section of this proxy statement entitled “Appraisal Rights.”
Summary of the Merger Agreement
Conditions to Consummation of the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) of each of the following conditions: (i) the Company must have received the Requisite Stockholder Approval, which requires the approval of the Merger
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Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL; (ii) any waiting period (and any extensions thereof) applicable to the Merger pursuant to the HSR Act must have expired or been terminated and any commitments not to close the Merger entered into by the parties with any governmental authority must have expired or terminated; (iii) no governmental authority of competent jurisdiction may have enacted, issued, promulgated, enforced or entered after the date of the Merger Agreement any Law (other than any FDI Law) or Order (other than as related to any FDI Law) that is in effect that prohibits, makes illegal or enjoins the consummation of the Merger; (iv) the accuracy of the other party’s representations and warranties, subject to specified materiality standards; (v) the performance by the other party in all material respects of its covenants and obligations; and (vi) receipt of an officer’s certificate certifying compliance with the conditions described in clauses (iv) and (v).
Go-Shop Period. During the Go-Shop Period, the Company and its officers, directors and Representatives were permitted to, directly or indirectly, solicit, facilitate, encourage or assist Acquisition Proposals, participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, furnish non-public information to any Person pursuant to an Acceptable Confidentiality Agreement, and otherwise facilitate any Acquisition Proposal. During the Go-Shop Period, BofA Securities, at the direction of the Company Board and management, contacted, or was contacted by, approximately 58 financial sponsors and 18 strategic parties. No party submitted an Acquisition Proposal or any other indication of interest to acquire the Company during the Go-Shop Period, and each party that had entered into a confidentiality agreement in connection with the go-shop process withdrew from further participation prior to the expiration of the Go-Shop Period.
No Solicitation. Following the expiration of the Go-Shop Period, the Company and its officers, directors and Representatives may not, directly or indirectly, solicit or knowingly facilitate or assist any Acquisition Proposal, provide non-public information to third parties in connection with an Acquisition Proposal, participate or engage in discussions with third parties with respect to an Acquisition Proposal, or enter into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement).
Superior Proposals. Notwithstanding the no-solicitation restrictions, until the earlier to occur of the valid termination of the Merger Agreement and the receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to non-public information or personnel of the Company Group to, any Person that has made an Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions, in each case, with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.
Recommendation Change. The Company Board may effect a Recommendation Change in response to (i) an Intervening Event, subject to a three Business Day notice and negotiation period, or (ii) a Superior Proposal, subject to a four Business Day notice and negotiation period, in each case, prior to the receipt of the Requisite Stockholder Approval and subject to specified conditions set forth in the Merger Agreement. Prior to the receipt of the Requisite Stockholder Approval, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, subject to the payment of the Company Termination Fee (or, in the case of an Excluded Party, the reduced Company Termination Fee) and compliance with other conditions set forth in the Merger Agreement.
Termination of the Merger Agreement. The Merger Agreement may be validly terminated at any time prior to the Effective Time by mutual written agreement of Parent and the Company. In addition, the Company, on the one hand, or Parent, on the other hand, may validly terminate the Merger Agreement at any time prior to the Effective Time: (i) if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Law or Order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger and, if applicable, such Order has become final and non-appealable; or (ii) if the Closing has not occurred by the Termination Date, which is 11:59 p.m., Eastern time, on February 9, 2027 (subject to automatic extension to 11:59 p.m., Eastern time, on May 10, 2027 if the regulatory conditions have not been satisfied but the other conditions to Closing have been satisfied or are capable of being satisfied), except that such termination right is not available to any party whose breach of the Merger Agreement has been the primary cause of the failure to close.
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Parent may also validly terminate the Merger Agreement if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach, failure to perform or inaccuracy would result in a failure of the satisfaction of the Company’s “bring-down” condition to the Buyer Parties’ obligation to consummate the Closing, subject to a 30-day cure period (or such shorter period as remains prior to the Termination Date).
The Company may also validly terminate the Merger Agreement: (i) if the Buyer Parties have breached or failed to perform any of their representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach would result in a failure of the satisfaction of the Buyer Parties’ “bring-down” condition to the Company’s obligation to consummate the Closing, subject to a 30-day cure period (or such shorter period as remains prior to the Termination Date); (ii) at any time prior to the receipt of the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the non-solicitation covenants of the Merger Agreement, so long as concurrently with such termination the Company pays the applicable Company Termination Fee; or (iii) if all of the conditions to the Buyer Parties’ obligations to consummate the Closing have been satisfied or waived, the Company has delivered irrevocable written notice to Parent that such conditions have been satisfied or waived and the Company is ready, willing and able to consummate the Closing, and the Buyer Parties fail to consummate the Closing within three Business Days following the date the Closing should have occurred.
Termination Fees. The Company is required to pay the Company Termination Fee of $26,861,672 to Parent upon the Company’s termination of the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that, if such termination occurs on or prior to September 28, 2026 in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received from an Excluded Party, the Company Termination Fee will be reduced to $13,430,836. The Company Termination Fee is also payable in a “tail” scenario: if Parent terminates the Merger Agreement for Company material breach, an Acquisition Proposal has been publicly disclosed and not withdrawn at the time of such termination, and within 12 months the Company consummates an Acquisition Transaction with respect to such Acquisition Proposal (or enters into an agreement therefor and such transaction is later consummated), then the Company must pay the Company Termination Fee concurrently with the consummation of such transaction. For purposes of determining whether a Company Termination Fee is payable in such “tail” scenario, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%.”
Parent is required to pay the Company the Parent Termination Fee of $46,048,580 upon (i) the Company’s termination of the Merger Agreement for Buyer Parties’ material breach, (ii) the Company’s termination of the Merger Agreement for Failure to Close, or (iii) either Parent’s or the Company’s termination of the Merger Agreement as a result of a governmental restraint or the expiration of the Termination Date, at a time when the Company had the right to terminate for Buyer Parties’ material breach or Failure to Close. Under no circumstances may the maximum aggregate liability of the Parent Related Parties for monetary damages exceed the Liability Cap of $49,648,580, except with respect to claims arising from breach of the Confidentiality Agreement.
For additional information, see the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement,” “The Merger Agreement—Company Termination Fee,” “The Merger Agreement—Parent Termination Fee” and “The Merger Agreement—Limitations of Liability.”
Summary of Certain Agreements Related to the Merger
Support Agreements. Concurrently with the execution and delivery of the Merger Agreement, Parent entered into the Support Agreements with each of Mr. Gary Bowman, Chief Executive Officer of the Company (and his affiliated trust, Bowman Family Asset Management, LLC), and Mr. Bruce Labovitz, Chief Financial Officer and Treasurer of the Company, pursuant to which Mr. Bowman and Mr. Labovitz agreed, among other things, to vote their shares (representing approximately 15.3% of the outstanding voting power of the Company as of the date of the Merger Agreement) in favor of the Merger, against any competing Acquisition Proposal and against any other matter that would prevent or materially delay the Closing. The Support Agreements include certain restrictions on the transfer of shares of Company Common Stock prior to the termination of such Support Agreement, as well as covenants regarding voting, waiver of right to appraisal, and public statements. The Support Agreements will terminate upon the earliest of (i) the valid termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Requisite Stockholder Approval is obtained and (iv) the date on which the Merger Agreement is amended in a manner that decreases the amount or changes the form of consideration, extends the Termination Date, or otherwise adversely affects the supporting stockholder in any material respect without the written consent of such stockholder.
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For additional information, see the section of this proxy statement entitled “Certain Agreements Related to the Merger—Support Agreements.” Copies of the Support Agreements are attached hereto as Annex C.
The Guarantee. Concurrently with the execution and delivery of the Merger Agreement, the Guarantors provided a limited guarantee in favor of the Company (the “Guarantee”) pursuant to which, subject to the terms and conditions contained therein, each Guarantor has guaranteed, severally and not jointly, the due and punctual payment, performance and discharge of such Guarantor’s applicable percentage of the payment obligations of the Buyer Parties with respect to (i) the Parent Termination Fee and any associated Enforcement Costs (with Enforcement Costs capped at $3,500,000, together with interest at the prime rate published in The Wall Street Journal), (ii) certain reimbursement obligations for out-of-pocket costs and expenses of the Company and (iii) any payments owed by Parent to the Company pursuant to Section 9.11 of the Merger Agreement; provided that the Guarantors’ aggregate liability under the Guarantee will not exceed $49,648,580. The Guarantee will terminate upon the earliest to occur of (i) consummation of the Closing and payment of all amounts due thereunder, (ii) valid termination of the Merger Agreement under circumstances where Parent has no liability under the Guarantee, (iii) receipt by the Company of indefeasible payment in full of all obligations payable under the Guarantee (subject to applicable caps), and (iv) 90 days after the Merger Agreement is terminated under circumstances where Parent may have liability with respect to the Guaranteed Obligations (unless the Company commences a Legal Proceeding to enforce the Guarantee prior to expiration of such 90-day period).
For additional information, see the section of this proxy statement entitled “Certain Agreements Related to the Merger—The Guarantee.”
Litigation Related to the Merger
Lawsuits may be filed against the Company, the Company Board or the Company’s officers in connection with the Merger or the Transactions, which could prevent or delay consummation of the Merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of the date of this proxy statement, the Company has received one demand letter from a purported stockholder of the Company claiming that the preliminary proxy statement filed on September 25, 2026, contained materially misleading and incomplete statements. No lawsuits related to the Transactions have been filed as of the date of this proxy statement.
For additional information, see the section of this proxy statement entitled “Litigation Related to the Merger.”
Market Prices and Dividends
Shares of Company Common Stock are traded on Nasdaq under the symbol “BWMN.” On August 7, 2026, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price per share of Company Common Stock on Nasdaq was $27.23. The $43.00 Per Share Price represents a premium of approximately 58% to that closing price, and premiums of approximately 57%, 48% and 44% relative to the 30-, 60- and 90-day, respectively, volume-weighted average prices of the Company Common Stock ending on August 7, 2026.
On October 2, 2026, the latest practicable trading day before the printing of this proxy statement, the reported closing price per share of Company Common Stock on Nasdaq was $42.60. The Company has not declared or paid any cash dividends on the shares of Company Common Stock since its initial public offering. Under the Merger Agreement, the Company has agreed not to declare or pay any dividends on the shares of Company Common Stock until the Effective Time (or, if earlier, until the valid termination of the Merger Agreement) without the prior written consent of Parent.
For additional information, see the section of this proxy statement entitled “Market Prices and Dividends.”
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Merger, including the expected timing of the closing of the Merger, the ability of the parties to complete the Merger considering the various closing conditions, the expected impacts and benefits of the Merger, the plans, strategies and prospects, both business and financial, of the Company, and any assumptions underlying any of the foregoing.
In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations.
These risks and uncertainties include risks and developments related to, among other things, (i) the completion of the proposed Merger on the anticipated terms and timing, or at all, including the parties’ ability to obtain required stockholder approval, regulatory approvals and satisfy the other conditions to the completion of the Merger, or the failure to satisfy such conditions, (ii) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, financial performance, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) the effect of the restrictions imposed by the Merger Agreement during the pendency of the Merger, which may (x) disrupt the Company’s current plans and business operations, (y) impact the Company’s ability to pursue certain business opportunities or strategic transactions or (z) divert management’s attention from ongoing business operations, (iv) the availability of financing for the Merger, which is not a condition to closing of the Merger, (v) the possibility that competing offers may be made, and the effect of such competing offers on the Merger and the parties’ respective rights under the Merger Agreement, (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (vii) the fact that the Company may be required to pay a termination fee to Parent if the Merger Agreement is terminated in certain circumstances, (viii) litigation being instituted against the Company, Bernhard or other parties, including their respective directors, managers or officers, in connection with the Merger, which may have an unfavorable outcome, (ix) the uncertainty of the outcome of any such litigation and its effects on the parties to the Merger Agreement, (x) changes in laws, regulations, or policies, (xi) general economic conditions, nationally and globally, and their effect on the market for the Company’s services, (xii) competitive pressures and trends in the Company’s industry and its ability to successfully compete with its competitors, (xiii) the effect on the price of shares of Company Common Stock if the Merger is not completed, which may decline significantly following a termination of the Merger Agreement, (xiv) potential business uncertainty during the pendency of the Merger, including changes to existing business relationships, (xv) the significant costs, fees and expenses the Company may incur in connection with the Merger, and (xvi) the effects of unknown liabilities related to the Merger on the Company.
For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, each filed with the SEC, and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations page at investors.bowman.com. The forward-looking statements included in this proxy statement are made only as of the date hereof, and the Company disclaims any obligation to update the forward-looking statements in the future, except as required by applicable law. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.
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QUESTIONS AND ANSWERS ABOUT THE MERGER
Why did you furnish me this proxy statement?
On August 10, 2026, the Company entered into the Merger Agreement. The Company is sending you this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the Company Board for use at its special meeting of stockholders to be held on November 4, 2026, at 9:30 a.m., Eastern time, to vote on proposals in connection with the Merger Agreement, which will be a virtual meeting conducted via live webcast, and at any adjournments or postponements of the special meeting. In order to complete the Merger, the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger Proposal must affirmatively vote in favor of the Merger Proposal.
This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of Company Common Stock without attending the special meeting and to ensure that your shares of Company Common Stock are represented and voted at the special meeting. Your vote is very important. Even if you plan to attend the special meeting virtually, the Company encourages you to submit a proxy as soon as possible.
What is the proposed Merger and what effects will it have on the Company?
The proposed Merger is a transaction whereby, following its completion, Parent will directly own all of the outstanding capital stock of the Company as the surviving corporation in the Merger (which we refer to herein as the “Surviving Corporation”). If the conditions to the consummation of the Merger (which such consummation we refer to herein as the “Closing”) are satisfied or waived (where permissible pursuant to applicable law) and the Merger is consummated, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent, shares of the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will no longer file periodic or other reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. For additional information, see the section of this proxy statement entitled “The Merger—Effects of the Merger on the Company.”
What will I receive if the Merger is completed?
At the effective time of the Merger (which we refer to herein as the “Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount per share equal to $43.00, without interest thereon and subject to applicable tax withholding (which we refer to herein as the “Per Share Price”). For example, if you own 100 shares of Company Common Stock, you will receive $4,300.00 for your shares of Company Common Stock, without interest and subject to applicable tax withholding. Upon completion of the Merger, you will not own any shares of the capital stock of the Surviving Corporation.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”
What happens if the Merger is not completed?
If the Merger is not completed for any reason, the Company Stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, (i) the Company will remain a public company, (ii) shares of the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (iii) the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, the Company expects that (a) its management will continue to operate the business as it is currently being operated, (b) the Company Board will continue to evaluate and review, among other things, the Company’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate, and (c) the Company Stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and adverse economic conditions.
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Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the Company’s business, prospects or results of operation may be adversely impacted, and the price of Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which the Company Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Company Common Stock. In addition, in specified circumstances in which the Merger Agreement is terminated, the Company will be required to pay Parent a termination fee of $26,861,672 as more fully described in the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.” For additional information, see the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is Not Completed.”
How does the Per Share Price compare to the market price of Company Common Stock?
The $43.00 Per Share Price represents an approximately 58% premium to the closing price of Company Common Stock of $27.23 per share on August 7, 2026, the last trading day before public announcement of the Merger Agreement, and premiums of approximately 57%, 48%, and 44% relative to the 30-, 60-, and 90-day, respectively, volume-weighted average prices of the Company Common Stock ending on August 7, 2026.
For more information, see the section of the proxy statement entitled “Market Prices and Dividends.”
What will happen to the Company Equity Awards if the Merger is completed?
Immediately prior to the Effective Time, each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award.
However, any Company Restricted Stock Award granted after July 4, 2026 will not become fully vested and free of restrictions and will remain subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its Subsidiaries through the applicable vesting date. The applicable cash amounts will be paid out, without interest and subject to applicable withholding taxes, on the next regular payroll date following the applicable vesting dates.
Immediately prior to the Effective Time, each Company PRSU that is outstanding immediately prior to the Effective Time will, automatically and without any action required on the part of the holder of such Company PRSU, become fully vested with respect to that number of shares of Company Common Stock based on the number of shares awarded and not the achievement of performance levels. Immediately thereafter, each Company PRSU will be cancelled, and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price.
For additional information, see the section of this proxy statement entitled “The Merger—Effects of the Merger on the Company—Treatment of Company Equity Awards” and “The Merger Agreement—Treatment of Company Equity Awards and Company ESPP.”
What will happen to the Company ESPP if the Merger is completed?
The Company ESPP will be suspended as of the end of the current offering period and no new offering period will be commenced under the Company ESPP prior to the termination of the Merger Agreement.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards and Company ESPP.”
What was the Go-Shop Period?
Between August 10, 2026 and 5:00 p.m., Eastern time, on September 13, 2026 (which such period we refer to herein as the “Go-Shop Period”), the Company and its officers, directors and other Representatives were permitted to, directly or indirectly:
•	solicit, facilitate, encourage, induce the making of, or assist any proposal, offer, inquiry, or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•	participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal;
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•
furnish to any Person any non-public information relating to the Company Group, or afford to any such Person access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of the Company Group, in each case pursuant to an Acceptable Confidentiality Agreement, in any such case with the intent to induce or to knowingly facilitate or assist an Acquisition Proposal; or

•	otherwise facilitate any Acquisition Proposal or assist any Person (and such Person’s Representatives and financing sources) with any Acquisition Proposal.
During the Go-Shop Period, BofA Securities, at the direction of the Company Board and the Company’s management, contacted, or was contacted by, approximately 58 financial sponsors and 18 strategic parties. However, no party submitted an Acquisition Proposal or any other indication of interest to acquire the Company during the Go-Shop Period. Prior to the expiration of the Go-Shop Period, each party that had entered into a confidentiality agreement with the Company in connection with the “go-shop” process withdrew from further participation.
The Go-Shop Period expired at 5:00 p.m., Eastern time, on September 13, 2026.
For additional information, see the sections of this proxy statement entitled “The Merger—Background of the Merger” and “The Merger Agreement—Solicitation of Other Offers.”
Can the Company continue to solicit acquisition proposals from third parties?
No. Following the expiration of the Go-Shop Period, the Company and its officers, directors and other Representatives may not, directly or indirectly, solicit or knowingly facilitate or assist any Acquisition Proposal, provide non-public information to third parties in connection with an Acquisition Proposal, participate or engage in discussions with third parties with respect to an Acquisition Proposal, or enter into an Alternative Acquisition Agreement.
For additional information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation.”
However, until the earlier to occur of the valid termination of the Merger Agreement and the receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to non-public information or personnel of the Company Group to, any Person that has made an Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions, in each case, with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.
For additional information, see the section of this proxy statement captioned “The Merger Agreement—Superior Proposals.”
Did the Company Board approve and recommend the Merger Agreement?
Yes. After careful consideration, at a meeting of the Company Board on August 9, 2026, the Company Board unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.
For additional information, see the section of this proxy statement captioned “The Merger—Recommendation of the Company Board and Reasons for the Merger.”
Did the Company Board receive a fairness opinion in connection with its approval and recommendation?
Yes. The Company has retained BofA Securities to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary
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distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of, among other things, BofA Securities’ experience in the Company’s industry and public company transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business (including the knowledge obtained from BofA Securities’ efforts on behalf of the Company during its review of strategic alternatives).
On August 9, 2026, at a meeting of the Company Board held to evaluate the Merger, BofA Securities delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated August 9, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Price ($43.00 per share) to be received in the Merger by holders of the Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) was fair, from a financial point of view, to such holders.
The full text of the written opinion of BofA Securities, dated August 9, 2026, is attached as Annex B to this proxy statement and incorporated by reference herein.
For additional information, see the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor to the Company.”
How will the Company’s directors and executive officers vote on the Merger Proposal?
Concurrently with the execution and delivery of the Merger Agreement, Parent entered into voting and support agreements (which we refer to herein each as a “Support Agreement” and collectively, the “Support Agreements”) with Mr. Gary Bowman, Chief Executive Officer of the Company (and his affiliated trust, Bowman Family Asset Management, LLC), and Mr. Bruce Labovitz, Chief Financial Officer of the Company, pursuant to which Mr. Bowman and Mr. Labovitz agreed, among other things, to vote their shares (representing approximately 15.3% of the outstanding voting power of the Company as of the date of the Merger Agreement) in favor of the Merger, against any competing acquisition proposal and against any other matter that would prevent or materially delay the Closing. For additional information, see the section of this proxy statement captioned “Certain Agreements Related to the Merger—Support Agreements.”
Although none of the other directors or executive officers is obligated to vote to approve the Merger Proposal or the other proposals to be presented at the special meeting, we currently expect that each of these individuals will vote all of his or her shares of Company Common Stock “FOR” each of the proposals to be presented at the special meeting.
Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company Stockholders generally?
Company Stockholders should be aware that non-employee directors and executive officers of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company Stockholders generally. The members of the Company Board were aware of and considered these interests, among other matters, in reaching the determination to approve the Merger Agreement and to recommend to the Company Stockholders that they vote to approve the Merger Proposal. These interests include the treatment of Company Equity Awards held by non-employee directors and executive officers, potential severance payments and benefits, continuing employee benefits, the receipt of certain cash-based awards and continuing indemnification and insurance coverage.
For additional information, see the section of this proxy statement entitled “The Merger—Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger.”
Are the Buyer Parties’ obligations to complete the Merger subject to Parent receiving financing?
No. The Buyer Parties’ obligations under the Merger Agreement are not conditioned on receipt of any financing for the Merger.
Concurrently with the execution of the Merger Agreement, the Guarantors entered into the Equity Commitment Letter with Parent pursuant to which they have severally committed to provide equity financing to Parent in an aggregate amount equal to $605,210,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter.
Certain financial institutions have severally committed to provide a $420 million senior secured first-lien term loan facility, a $65 million senior secured first-lien revolving credit facility and a $65 million senior secured first-lien
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delayed draw term loan facility on the terms set forth in the Debt Commitment Letter. The obligations of the Financing Sources to provide the Debt Financing are subject to customary conditions.
While there is no financing condition, the right of the Company to specific performance to cause the Equity Financing to be funded or to consummate the Closing is subject to the requirement, among others, that the proceeds of the Debt Financing (or any Alternative Debt Financing) have been funded or are capable of being funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded at the Closing.
For additional information, see the sections of this proxy statement entitled “The Merger—Financing of the Merger,” “The Merger Agreement—Financing Obligations,” “The Merger Agreement—Debt Financing Cooperation” and “The Merger Agreement—Specific Performance.”
Are there conditions to the completion of the Merger?
Yes, consummation of the Merger is subject to certain conditions set forth in the Merger Agreement. These conditions include (i) the receipt of the Requisite Stockholder Approval, which requires the approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL; (ii) the expiration or termination of (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Merger and (b) any commitments not to close any of the transactions contemplated by the Merger Agreement entered into by the parties with any governmental authority; (iii) the absence of any law (other than any foreign direct investment law) or order (other than as related to any foreign direct investment law) issued by a governmental authority of competent jurisdiction after the date of the Merger Agreement that prohibits, makes illegal or enjoins the consummation of the Merger; (iv) the accuracy of the parties’ respective representations and warranties contained in the Merger Agreement, subject to specified materiality qualifications; (v) the parties’ performance of their respective pre-Closing obligations in the Merger Agreement in all material respects; and (vi) the delivery by each party to the other party of a certificate certifying compliance with the conditions described in clauses (iv) and (v).
When do you expect the Merger to be Completed?
The Merger is expected to close in the fourth quarter of calendar year 2026, subject to obtaining regulatory approvals and the satisfaction or waiver of the other closing conditions. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of the Company.
What governmental and regulatory approvals are required?
Under the terms of the HSR Act, the Merger cannot be completed until Parent and the Company file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on August 24, 2026. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. Parent and the Company applied for early termination of the waiting period under the HSR Act, and the FTC granted such request on September 21, 2026.
Am I Entitled to Appraisal Rights under the DGCL?
Yes. If you are a holder of record or beneficial owner of Company Common Stock, you are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger, provided that you meet the requirements and follow the procedures prescribed by Section 262 of the DGCL.
Under Section 262 of the DGCL, if the Merger is consummated, holders of shares of Company Common Stock (including beneficial owners of shares of Company Common Stock) who (i) did not vote, virtually or by proxy, in favor of the adoption of the Merger Agreement (or consent thereto in writing), (ii) properly demand an appraisal of their shares of Company Common Stock, (iii) continuously hold of record or beneficially own their shares of Company Common Stock through the effective date of the Merger, and (iv) do not properly withdraw their demands or otherwise lose their rights to appraisal will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value, as determined by the Delaware Court of Chancery.
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However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the applicable merger, were listed on a national securities exchange unless (A) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal; or (B) the value of the merger consideration in respect of such total number of shares exceeds $1,000,000. Given that the shares of Company Common Stock are listed on Nasdaq (and assuming such shares remain so listed until the Effective Time), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Company Common Stock who are otherwise entitled to appraisal rights unless one of these thresholds is satisfied.
If you wish to exercise your appraisal rights, you must follow the procedures set forth in Section 262 of the DGCL, which are summarized in the section of this proxy statement entitled “Appraisal Rights.” The full text of Section 262 can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://www.delcode.delaware.gov/title8/c001/sc09/index.html#262.
Due to the complexity of the appraisal process and the procedures to be followed to properly demand and perfect appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of your appraisal rights.
For additional information, see the section of this proxy statement entitled “Appraisal Rights.”
What happens if I sell my shares before the completion of the Merger?
If you transfer your shares of Company Common Stock before the Effective Time, you will have transferred the right to receive the Per Share Price and will lose your appraisal rights for those shares. In order to receive the Per Share Price or exercise appraisal rights for those shares, you must continuously hold (or beneficially own) those shares through the effective date of the Merger. For additional information, see the section of this proxy statement entitled “Appraisal Rights.”
In the event of a transfer of ownership of any shares of Company Common Stock that has not been registered in the records of our transfer agent prior to the Effective Time, the Per Share Price may be paid to a person other than the registered owner, provided specified requirements are satisfied.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures.”
Should I send in my Certificates or other evidence of ownership now?
No. If you are a holder of record of Company Common Stock as of immediately prior to the Effective Time which is represented by one or more certificates (which we refer to herein as “Certificates”), then promptly following the Closing (and in any event within three Business Days after the Merger is completed) you will be sent (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price payable in respect thereof.
Once a holder of a Certificate has provided a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) with their Certificates (or an effective affidavit of loss in lieu thereof), then the Payment Agent will pay the holder an amount in cash equal to the aggregate consideration to which such holder becomes entitled pursuant to the Merger Agreement, without interest. Do not send in your Certificates now.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures.”
How do I surrender my book-entry shares of Company Common Stock held by the Company’s transfer agent, Equiniti Trust Company, LLC?
If you hold uncertificated shares of Company Common Stock immediately prior to the Effective Time (other than Dissenting Company Shares and Owned Company Shares, as applicable) (which we refer to herein as the “Uncertificated Shares”), you will not be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that you are entitled to receive.
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Promptly following the Closing (and in any event within three Business Days following the Closing), the Payment Agent will pay you an amount in cash equal to the aggregate consideration to which you become entitled pursuant to the Merger Agreement, and your Uncertificated Shares will be surrendered and cancelled. No interest will be paid or accrued on the Per Share Price payable with respect to any shares of Company Common Stock.
For additional information, see the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures.”
What happens to my Company Common Stock held by my broker?
Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.
Where can I find more information about the Company?
The Company is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains our reports, proxy and information statements and other information at www.sec.gov. Please note that all of the documents that the Company files with the SEC can also be obtained at Bowman’s website at investors.bowman.com in the “Financials” section under “SEC Filings.” The Company’s website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to the Company’s website provided in this proxy statement.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Bowman Consulting Group Ltd.
Attention: Investor Relations
12355 Sunrise Valley Drive, Suite 520
Reston, Virginia 20191
Phone: (703) 464-1000
For additional information, see the section of this proxy statement entitled “Where You Can Find More Information.”
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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
Where and when is the special meeting?
We will hold the special meeting virtually on November 4, 2026, at 9:30 a.m., Eastern time (login beginning at 9:15 a.m., Eastern time). The special meeting will be a virtual meeting conducted via live webcast. You may attend the special meeting online at www.virtualshareholdermeeting.com/BWMN2026SM.
You do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet or by telephone.
What proposals will be addressed at the special meeting?
Stockholders will be asked to consider the following proposals at the special meeting:
1.	To consider and vote upon a proposal to adopt the Merger Agreement (which we refer to herein as the “Merger Proposal”); and
2.
To consider and vote upon a proposal to adjourn the special meeting to a later date if it is necessary to solicit additional votes in order to approve the Merger Proposal (which we refer to herein as the “Adjournment Proposal”).

Who may vote on these proposals?
Stockholders who owned shares of Company Common Stock as of the close of business on October 1, 2026 (which we refer to herein as the “Record Date”) are entitled to vote at the special meeting on all matters properly brought before the special meeting.
As of the Record Date, there were 16,591,912 shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting.
How many votes do I have?
Each outstanding share of Company Common Stock is entitled to one vote on each matter that comes before the special meeting.
What constitutes a quorum?
To conduct business at the special meeting, a majority in voting power of the Company Common Stock entitled to vote at the special meeting must be present virtually or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes, if any, will count toward establishing a quorum.
How can I attend and participate in the virtual special meeting?
The special meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the special meeting.
If you are a registered stockholder or beneficial owner of Company Common Stock at the close of business on the Record Date, you may attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/BWMN2026SM. To participate in and vote at the special meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual stockholder meeting site for assistance.
If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.
If you lose your 16-digit control number, you may join the special meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
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How do I vote by proxy?
You can vote by proxy whether or not you attend the special meeting. If you are a stockholder of record, to vote by proxy, you have a choice of voting over the Internet, by telephone or by mail.
•
To vote via the Internet prior to the meeting, go to www.proxyvote.com and follow the instructions there. To vote via the Internet during the meeting go to www.virtualshareholdermeeting.com/BWMN2026SM. You will need the 16-digit control number included on your proxy card or voter instruction form.

•	To vote by telephone, dial the number listed on your proxy card. You will need the 16-digit control number included on your proxy card.
•	To vote by mail, complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided.
If you choose to vote prior to the special meeting through the Internet or by telephone, please remember to submit your vote by 11:59 p.m. Eastern time on November 3, 2026 to ensure that your vote is counted.
The enclosed proxy designates Bruce Labovitz, our Chief Financial Officer, and Elizabeth Abdoo, our current Chief Legal Officer and Secretary, to hold your proxy and vote your shares. If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via the Internet or by telephone, your proxy holder will vote your shares as you have instructed. If you do not give voting instructions for the Merger Proposal, then your proxy holder will vote your shares “FOR” the Merger Proposal, which will constitute a waiver of appraisal rights in respect of the shares so voted. If you do not give voting instructions for the Adjournment Proposal, then your proxy holder will vote your shares “FOR” the Adjournment Proposal. As of the date of this proxy statement, we are not aware of any matters other than the Merger Proposal and the Adjournment Proposal that will be brought before the special meeting.
What is the difference between holding shares as a stockholder of record (a registered stockholder) and as a beneficial owner (a street name stockholder)?
Many of our stockholders hold their shares of Company Common Stock through a bank, broker or other nominee, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of record: If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record, and this proxy statement is being sent directly to you.
Beneficial owner: If your shares of Company Common Stock are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you by your bank, broker or other nominee, who is considered to be the stockholder of record. If you are a beneficial owner, then payment for your shares of Company Common Stock will be made through your bank, broker or other nominee.
What if my shares are held in street name?
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope.
If you hold shares through a broker, bank, or other nominee and wish to be able to vote at the special meeting, please see “How can I attend and participate in the virtual special meeting?” above.
How does the Board recommend that I vote?
The Company Board unanimously recommends that you vote your shares as follows:
1.	FOR the Merger Proposal; and
2.	FOR the Adjournment Proposal.
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What are broker non-votes?
If you have shares of Company Common Stock that are held by a bank, broker or other holder of record, you may give the bank, broker or other holder of record voting instructions, and the bank, broker or other holder of record must vote as you direct. Under applicable rules, banks, brokers or other holders of record have the discretion to vote such shares on routine matters, but not on non-routine matters. The Merger Proposal and the Adjournment Proposal are non-routine matters, and, therefore, a bank, broker or other holder of record is not entitled to vote shares held for a beneficial owner on any matters to be voted on at the special meeting unless the bank, broker or other holder of record receives instructions from the beneficial owner of shares of Company Common Stock.
A broker non-vote occurs when shares held through a bank, broker or other holder of record are voted on routine matters but are not voted on non-routine matters because the bank, broker or other holder of record (i) has not received voting instructions from the stockholder who beneficially owns the shares and (ii) lacks the authority to vote the shares in its discretion on such non-routine matters. Because there are no routine matters at the special meeting, we do not expect there to be any broker non-votes at the special meeting.
What is an abstention and do they count for determining a quorum?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. An abstention will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal.
What is a proxy?
A proxy is a Company Stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. If you are a Company Stockholder of record, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of Company Common Stock beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote your shares “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, in accordance with the recommendations of the Company Board. Submitting a proxy without indicating any voting instructions will constitute a waiver of your appraisal rights with respect to the shares so voted.
May I revoke my proxy?
If you are a registered stockholder, you may revoke your proxy or change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation, with a date later than the date of the previously submitted proxy, to the Corporate Secretary of the Company prior to the special meeting; or
•	by attending and voting during the special meeting live webcast.
Any written notice of revocation should be sent to: Bowman Consulting Group Ltd., 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, Attention: Corporate Secretary.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the special meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the special meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote at the special meeting by following the procedures described above.
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What vote is required to approve each proposal?
Proposal 1: The Merger Proposal
The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL as of the close of business on the Record Date is required to approve the Merger Proposal. Accordingly, a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as an abstention or broker non-vote, if any, with regard to the Merger Proposal, will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
Proposal 2: The Adjournment Proposal
The affirmative vote of the holders of a majority of the shares of Company Common Stock present virtually or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the Adjournment Proposal. Accordingly, an abstention will have the same effect as a vote “AGAINST” the approval of the Adjournment Proposal, and a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as a broker non-vote, if any, with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal.
Will any other business be conducted at the Special Meeting?
No other business will be presented at the special meeting.
Who bears the cost of soliciting proxies?
The accompanying proxy is solicited by and on behalf of the Company Board, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that banks, brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the banks, brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. The Company has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of approximately $17,500, plus additional variable fees for additional services as requested by the Company.
Where can I find voting results of the special meeting?
We will announce the results for the proposals voted upon at the special meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the special meeting.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What is “householding?”
The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of the Company Stockholders notifies us that they wish to continue receiving individual copies.
If you participate in householding and wish to receive a separate copy of the proxy materials for the special meeting, or if you do not wish to participate in householding and prefer to receive separate copies of proxy materials in the future (if the Merger is not consummated), please contact our transfer agent, Equiniti Trust Company, LLC (“EQ”), 48 Wall Street, 22nd Floor, New York, NY 10005, or by calling EQ at (800) 937-5449.
For further information, see the section of this proxy statement entitled “Householding.”
What do I need to do now?
After you carefully read this proxy statement, please respond by submitting your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you hold your shares in street name through a bank, broker or other nominee, follow the directions given by the bank, broker or other nominee regarding how to instruct them to vote your shares. In order to ensure that your vote is recorded, please submit your proxy as instructed on your proxy card even if you currently plan to attend the special meeting virtually.
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Who can help answer my questions?
If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Telephone: 1-800-322-2885
Email: proxy@mackenziepartners.com
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THE PROPOSALS
Proposal 1: The Merger Proposal
Overview
The Company is seeking approval of the Merger Proposal at the special meeting. Company Stockholders are encouraged to carefully read this proxy statement in its entirety, including the annexes attached to this proxy statement, for detailed information regarding the Merger Agreement and the transactions related thereto. In particular, the Company directs each Company Stockholder to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the sections of this proxy statement captioned “Summary Term Sheet,” “The Merger,” “The Merger Agreement,” and “Certain Agreements Related to the Merger.”
Vote Required for Approval
The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL as of the close of business on the Record Date is required to approve the Merger Proposal. Accordingly, a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as an abstention or broker non-vote, if any, with regard to the Merger Proposal, will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
Recommendation of the Company Board
The Company Board unanimously recommends that you vote “FOR” the Merger Proposal.
Consequences If the Merger Proposal Is Not Approved
If the Merger Proposal is not approved by the Company Stockholders, the Merger will not be completed, and a termination fee may become payable by the Company, in addition to other potential consequences. For more information on the effects of the failure of the Merger to be completed, see the section of this proxy statement captioned “The Merger—Effects on the Company if the Merger is Not Completed.”
Proposal 2: The Adjournment Proposal
Overview
The Adjournment Proposal, if approved, will allow the Company Board to adjourn the special meeting to a later date if it is necessary to solicit additional votes in order to approve the Merger Proposal.
Vote Required for Approval
The affirmative vote of the holders of a majority of the shares of Company Common Stock present virtually or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the Adjournment Proposal. Accordingly, an abstention will have the same effect as a vote “AGAINST” the approval of the Adjournment Proposal, and a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as a broker non-vote, if any, with regard to the Adjournment Proposal, will have no effect on the Adjournment Proposal.
Recommendation of the Company Board
The Company Board unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by the Company Stockholders, the Company Board may not be able to adjourn the special meeting to a later date in the event there are insufficient votes to approve the Merger Proposal.
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THE SPECIAL MEETING
Date, Time and Online Location
The special meeting of Company Stockholders will be held on November 4, 2026, at 9:30 a.m., Eastern time, conducted via live webcast. The virtual meeting format allows all of our stockholders the opportunity to participate in the special meeting no matter where they are located. You will be able to attend the special meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/BWMN2026SM.
Purpose of the Special Meeting
The items of business scheduled to be voted on at the special meeting are the Merger Proposal and the Adjournment Proposal. No other business will be presented at the special meeting. Company Stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Adjournment Proposal is not a condition to the consummation of the Merger.
Attending the Special Meeting
The special meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the special meeting.
To participate in and vote at the special meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual stockholder meeting site for assistance.
If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.
If you lose your 16-digit control number, you may join the special meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
Record Dates; Shares Entitled to Vote; Quorum
The Record Date for the special meeting is October 1, 2026. You are entitled to vote at the special meeting only if you were a Company Stockholder at the close of business on the Record Date, or if you hold a valid proxy for the special meeting. Each outstanding share of Company Common Stock is entitled to one vote for all matters before the special meeting. At the close of business on the Record Date, there were 16,591,912 shares of Company Common Stock issued and outstanding and entitled to vote at the special meeting.
A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for a period of 10 days prior to the special meeting for any purpose germane to the meeting, during ordinary business hours, at the principal executive offices of the Company located at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, and during the special meeting via the Internet at www.virtualshareholdermeeting.com/BWMN2026SM.
To conduct business at the special meeting, a majority in voting power of the shares of the Company entitled to vote at the special meeting must be present virtually or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes, if any, will count toward establishing a quorum.
Vote Required; Abstentions and Broker Non-Votes
Vote Required
The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL as of the close of business on the Record Date is required to approve the Merger Proposal. Accordingly, a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as an abstention or broker non-vote, if any, with regard to the Merger Proposal, will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
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The affirmative vote of the holders of a majority of the shares of Company Common Stock present virtually or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the Adjournment Proposal. Accordingly, an abstention will have the same effect as a vote “AGAINST” the approval of the Adjournment Proposal, and a Company Stockholder’s failure to vote by proxy or to vote virtually at the special meeting, as well as a broker non-vote, if any, with regard to the Adjournment Proposal, will have no effect on the Adjournment Proposal.
Abstentions
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.
Broker Non-Votes
If you have shares of Company Common Stock that are held by a bank, broker or other holder of record, you may give the bank, broker or other holder of record voting instructions, and the bank, broker or other holder of record must vote as you direct. Under applicable rules, banks, brokers or other holders of record have the discretion to vote such shares on routine matters, but not on non-routine matters. The Merger Proposal and the Adjournment Proposal are non-routine matters, and, therefore, a bank, broker or other holder of record is not entitled to vote shares held for a beneficial owner on any matters to be voted on at the special meeting unless the bank, broker or other holder of record receives instructions from the beneficial owner of shares of Company Common Stock.
A broker non-vote occurs when shares held through a bank, broker or other holder of record are voted on routine matters but are not voted on non-routine matters because the bank, broker or other holder of record (i) has not received voting instructions from the stockholder who beneficially owns the shares and (ii) lacks the authority to vote the shares in its discretion on such non-routine matters. Because there are no routine matters at the special meeting, we do not expect there to be any broker non-votes at the special meeting.
Your vote is especially important. If your shares are held by a bank, broker or other holder of record, your bank, broker or other holder of record cannot vote your shares for the Merger Proposal or the Adjournment Proposal unless you provide voting instructions. Therefore, please instruct your bank, broker or other holder of record regarding how to vote your shares on this matter promptly.
Shares Held by the Company’s Executive Officers
As of October 1, 2026, the Company’s executive officers and directors beneficially owned, in the aggregate, 2,764,057 shares of Company Common Stock, collectively representing approximately 16.67% of the voting power of the shares of Company Common Stock outstanding as of October 1, 2026. Concurrently with the execution of the Merger Agreement, each of Gary Bowman, the Company’s Chief Executive Officer and Founder, and Bruce Labovitz, the Company’s Chief Financial Officer and Treasurer, entered into a Support Agreement with Parent, pursuant to which, among other things and on the terms and subject to the conditions therein, Mr. Bowman and Mr. Labovitz each agreed to vote all shares of Company Common Stock that they beneficially own in favor of, among other things, the Merger Proposal. Although none of the other directors or executive officers is obligated to vote to approve the Merger Proposal or the Adjournment Proposal, we currently expect that each of these individuals will vote all of his or her shares of Company Common Stock “FOR” each of the proposals to be presented at the special meeting.
Voting; Proxies
You are entitled to vote at the special meeting only if you were a Company Stockholder at the close of business on the Record Date, or if you hold a valid proxy for the special meeting.
Stockholders of Record:
If you are a stockholder of record, to vote by proxy, you have a choice of voting over the Internet, by telephone or by mail.
•
To vote via the Internet prior to the meeting, go to www.proxyvote.com and follow the instructions there. To vote via the Internet during the meeting go to www.virtualshareholdermeeting.com/BWMN2026SM. You will need the 16-digit control number included on your proxy card or voter instruction form.

•	To vote by telephone, dial the number listed on your proxy card. You will need the 16-digit control number included on your proxy card.
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•	To vote by mail, complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided.
If you choose to vote prior to the meeting through the Internet or by telephone, please remember to submit your vote by 11:59 p.m. Eastern time, on November 3, 2026 to ensure that your vote is counted.
The enclosed proxy designates Bruce Labovitz, our Chief Financial Officer, and Elizabeth Abdoo, our Chief Legal Officer and Secretary, to hold your proxy and vote your shares. If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via the Internet or by telephone, your proxy holder will vote your shares as you have instructed. If you do not give voting instructions for the Merger Proposal, then your proxy holder will vote your shares “FOR” the Merger Proposal, which will constitute a waiver of appraisal rights in respect of the shares so voted. If you do not give voting instructions for the Adjournment Proposal, then your proxy holder will vote your shares “FOR” the Adjournment Proposal.
Beneficial Owners:
If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the special meeting, you may visit www.virtualshareholdermeeting.com/BWMN2026SM and enter the 16-digit control number included in the voting instruction card provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the special meeting, which will have the same effect as a vote “AGAINST” the approval of the Merger Proposal. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Company Board.
Revocability of Proxies
If you are a registered stockholder, you may revoke your proxy or change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation, with a date later than the date of the previously submitted proxy, to the Corporate Secretary of the Company prior to the special meeting; or
•	by attending and voting during the special meeting live webcast.
Any written notice of revocation should be sent to: Bowman Consulting Group Ltd., 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, Attention: Corporate Secretary.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the special meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the special meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote at the special meeting by following the procedures described above.
Adjournments and Postponements
If a quorum is not present at the scheduled time of the special meeting or if there are not sufficient votes for the approval of the Merger Proposal, the Company expects that the special meeting will be adjourned by the chairman of the special meeting to solicit additional proxies. In addition, if a quorum is not present at the scheduled time of the special meeting, the stockholders entitled to vote at the meeting, present virtually or represented by proxy, by the affirmative vote of a majority in voting power thereof, may adjourn the special meeting.
In addition, the special meeting could be postponed before it commences, subject to the terms of the Merger Agreement. Under the Merger Agreement, the Company may postpone or adjourn the special meeting on no more than
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two occasions (and shall postpone or adjourn the special meeting at Parent’s request under clauses (i) or (ii) below, on no more than one occasion, unless the Company Board determines in good faith (after consultation with its outside legal counsel) that such postponement or adjournment would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law), including (i) if the Company reasonably believes, after consultation with Parent, it is necessary to solicit additional votes in order to obtain the Requisite Stockholder Approval; (ii) if an insufficient number of shares of Company Common Stock are present or represented by proxy at the special meeting to constitute a quorum; (iii) if the Company is required to postpone or adjourn the special meeting by applicable Law or a request from the SEC or its staff; (iv) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the Company Stockholders within a reasonable amount of time in advance of the special meeting; or (v) if there has been a Recommendation Change. No single postponement or adjournment may exceed 10 Business Days (unless required by applicable Law) or extend beyond the date that is three Business Days prior to the Termination Date. If the special meeting is adjourned or postponed, Company Stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Company Board Recommendation
The Company Board has unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.
The Company Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
For further information on the Company Board’s recommendation and reasons for the Merger, see the section of this proxy statement captioned “The Merger—Recommendation of the Company Board and Reasons for the Merger.”
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of the Company Board, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that banks, brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the banks, brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. The Company has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of approximately $17,500, plus additional variable fees for additional services as requested by the Company.
Anticipated Date of Completion of the Merger
The Company and Parent are working to complete the Merger as soon as possible. As described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger,” certain closing conditions must be satisfied or waived before the parties can complete the Merger. Assuming timely satisfaction or waiver of the closing conditions, the Merger is currently expected to close in the fourth quarter of calendar year 2026. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of the Company.
Appraisal Rights
If you are a holder of record or beneficial owner of Company Common Stock, you are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger, provided that you meet the requirements and follow the procedures prescribed by Section 262 of the DGCL. For a complete discussion of appraisal rights and the procedures to
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be followed to properly demand and perfect appraisal rights, see the section of this proxy statement captioned “Appraisal Rights.” A copy of Section 262 of the DGCL can be accessed without subscription or cost at the following URL: https://www.delcode.delaware.gov/title8/c001/sc09/index.html#262. Due to the complexity of the appraisal process and the procedures to be followed, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of your appraisal rights.
Other Matters
Except as otherwise required by law, only the matters set forth in the Notice of Special Meeting of Stockholders may be brought before the special meeting.
Questions and Additional Information
If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting your proxy or voting your shares of Company Common Stock, please contact
MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Telephone: 1-800-322-2885
Email: proxy@mackenziepartners.com
You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
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THE MERGER
The Parties Involved in the Merger
The Company
Bowman Consulting Group Ltd.
12355 Sunrise Valley Drive
Suite 520
Reston, Virginia 20191
Phone: (703) 464-1000
The Company is a professional services firm delivering innovative solutions to the marketplace of customers who own, develop and maintain the built environment. Within that arena, the Company provides planning, design, engineering, geospatial, survey, construction management, environmental consulting and land procurement services to markets that encompass the buildings in which people live, work and learn; as well as the systems that provide water, electricity and other vital services, and the roads, bridges, and transportation systems used to get from place to place. The Company’s headquarters is located in Reston, VA and the Company has over 100 offices throughout the United States and four offices in Mexico. To learn more, see the section of this proxy statement captioned “Where You Can Find More Information.”
Company Common Stock is traded on Nasdaq under the symbol “BWMN.”
Buyer Parties
Parent is a Delaware corporation and was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Parent is affiliated with Bernhard. Parent has not engaged in any business activities other than activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at 400 Convention Street, Suite 1010, Baton Rouge, LA 70802.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and engaging in the Merger and, prior to the Effective Time, will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the Surviving Corporation.
Effects of the Merger on the Company
If the conditions to the Closing are satisfied or waived (where permissible pursuant to applicable Law) and the Merger is consummated, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent, the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will no longer file periodic or other reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. For more information on the effects of the Merger on your shares of Company Common Stock, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration.”
Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent will be the sole beneficiary of the Surviving Corporation’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Surviving Corporation following the Merger. Similarly, Parent will also bear the risks of ongoing operations, including the risks of any decrease in the Surviving Corporation’s value after the Merger. In connection with the Merger, certain members of the Company’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company Stockholders generally, as described in more detail in the section of this proxy statement entitled “The Merger—Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger.”
Any record holder of Company Common Stock or beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who has neither voted in favor of the Merger nor consented
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thereto in writing and who is entitled to demand and has properly and validly exercised and not validly withdrawn or otherwise lost his, her or its statutory rights of appraisal in respect of his, her or its Company Common Stock will be entitled to receive payment of the appraised value of such Company Common Stock in accordance with the provisions of Section 262 of the DGCL. However, given that the shares of Company Common Stock are listed on Nasdaq (and assuming such shares remain so listed until the Effective Time), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders or beneficial owners of shares of Company Common Stock who are otherwise entitled to appraisal rights unless either (i) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the Company Common Stock or (ii) the value of the merger consideration in respect of such total number of shares exceeds $1,000,000. For more information, please see the section of this proxy statement entitled “Appraisal Rights.”
At the Effective Time:
•	the directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time; and
•	the officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time.
Immediately following the Effective Time, Parent will cause:
•	the certificate of incorporation of the Company to be amended and restated in its entirety to read as set forth in the form attached as Exhibit A to the Merger Agreement; and
•
the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, except that (i) all references to Merger Sub’s name will be automatically amended and will become references to the Surviving Corporation’s name and (ii) Article V of the amended and restated bylaws of the Company will be replicated therein.

For further information, see the section of this proxy statement entitled “The Merger Agreement—Directors and Officers; Certificate of Incorporation; Bylaws.”
Treatment of Company Equity Awards
Immediately prior to the Effective Time, each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award (collectively, the “Company Restricted Stock Award Consideration”); provided, that, any such Company Restricted Stock Award granted after July 4, 2026 (the “Crystallized Company Restricted Stock Awards”), will not become fully vested and free of restrictions and any such Company Restricted Stock Award Consideration related to such Crystallized Company Restricted Stock Awards will remain subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its Subsidiaries through the applicable vesting date, and the applicable cash amounts will be paid out, without interest and subject to applicable withholding taxes, on the next regular payroll date following the applicable vesting dates.
Immediately prior to the Effective Time, each Company PRSU that is outstanding immediately prior to the Effective Time will, automatically and without any action required on the part of the holder of such Company PRSU, become fully vested with respect to that number of shares of Company Common Stock based on the number of shares awarded and not the achievement of performance levels. Immediately thereafter, each Company PRSU will be cancelled, and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price (collectively, the “Company PRSU Consideration” and together with the Company Restricted Stock Award Consideration, the “Equity Award Consideration”).
At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Company Equity Awards pursuant to the Merger Agreement. The Surviving Corporation or its Subsidiaries, as applicable, shall pay no later than the first regularly scheduled payroll date that is at least three Business Days following the Closing Date the Equity Award Consideration payable with respect to each of the Company Equity Awards through the Company Group’s payroll to the applicable holders thereof or, with respect to current and former non-employee service providers, through
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the Company Group’s payment system used for such service providers (provided, that notwithstanding the foregoing, any payment in respect of any Company Equity Award that, immediately prior to its cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code will be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company Equity Award if required in order to comply with Section 409A of the Code). All such amounts will be paid less any required withholding and other authorized deductions.
Treatment of Company ESPP
The Merger Agreement provides that, with respect to the Company ESPP, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) will take all actions necessary to provide that (i) except for the offering period in effect on the date of the Merger Agreement, no new offering period will commence under the Company ESPP unless the Merger Agreement is terminated; (ii) from and after the date of the Merger Agreement, no new participants will be permitted to participate in the Company ESPP, and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement or make separate nonpayroll contributions on or following the date of the Merger Agreement, and (iii) subject to the consummation of the transactions contemplated by the Merger Agreement, the Company ESPP will terminate as of immediately prior to the Effective Time. If the Effective Time occurs: (A) during the offering period in effect on the date of the Merger Agreement, (x) the final exercise date(s) under the Company ESPP will be accelerated to a date before the Closing Date as specified by the Company Board or its designated committee in consultation with Parent and in accordance with the terms of the Company ESPP, and (y) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase whole shares of Company Common Stock in accordance with the terms of the Company ESPP as of such final exercise date, which shares of Company Common Stock, to the extent outstanding immediately prior to the Effective Time, will be cancelled at the Effective Time in exchange for the right to receive the Per Share Price; or (B) after the end of the offering period in effect on the date of the Merger Agreement, the Company ESPP will be suspended as of the end of such offering period, and no new offering period will be commenced under the Company ESPP prior to the termination of the Merger Agreement. As promptly as practicable following the purchase of shares of Company Common Stock in accordance with the foregoing clause (A), the Company will return to each participant the funds, if any, that remain in such participant’s account after such purchase.
Effects on the Company if the Merger is Not Completed
If the Merger is not completed for any reason, the Company Stockholders will not be entitled to, nor will they receive, any payment for their shares of Company Common Stock in connection with the Merger. Instead, (i) the Company will remain a public company, (ii) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (iii) the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, the Company expects that (a) our management will continue to operate the business as it is currently being operated, (b) the Company Board will continue to evaluate and review, among other things, the Company’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate, and (c) the Company Stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the Company’s business, prospects or results of operation may be adversely impacted, and the price of Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which the Company Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Company Common Stock. In addition, in specified circumstances in which the Merger Agreement is terminated, the Company will be required to pay Parent a termination fee as more fully described in the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.”
Background of the Merger
The following chronology summarizes the key meetings, negotiations, and other events that led to the execution of the Merger Agreement, as well as certain subsequent developments. This chronology does not purport to catalogue every
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conversation or communication among members of the Company Board, the Company’s management, the Company’s advisors and other representatives, Bernhard, or other parties and their respective affiliates, advisors, and representatives.
Since the Company Common Stock was listed on Nasdaq in May 2021, the Company Board and members of the Company’s management, with the assistance of their advisors, have regularly reviewed the Company’s business, operations, competitive position, financial performance, and prospects, as well as the competitive landscape in which the Company operates, industry and market dynamics, and the Company’s long-term strategic objectives. These reviews have included, among other matters, evaluations of potential strategic opportunities; discussions from time to time with other parties regarding possible acquisitions, business combinations, and other strategic alternatives; and the continued execution and refinement of the Company’s strategy as a standalone public company.
In mid-2024, representatives of BofA Securities and members of the Company’s management discussed industry updates and general market dynamics relevant to the Company’s sector, which included observations regarding take-privates in the industry.
Under the Company Board’s direction, from late 2024 through 2025, the Company, supported by BofA Securities, held preliminary discussions with certain parties that had contacted either the Company or BofA Securities regarding a potential strategic transaction with the Company. The following is a summary of those discussions:
Party A and Party B
In March 2025, a representative of BofA Securities notified Bruce Labovitz, Chief Financial Officer and Treasurer of the Company, that a financial sponsor (“Party A”) had expressed interest in exploring a potential transaction with the Company. Following this initial contact, the Company Board authorized Gary Bowman, Chief Executive Officer and Founder of the Company, and Mr. Labovitz to meet with representatives of Party A.
On April 16, 2025, the Company Board met, with members of the Company’s management and representatives of Latham & Watkins LLP (“Latham”), legal advisor to the Company, in attendance. During the meeting, in light of Party A’s expression of interest in exploring a potential transaction with the Company, representatives of Latham reviewed the Company Board members’ fiduciary duties in connection with a potential strategic transaction.
That same day, a representative of BofA Securities notified Mr. Labovitz that a strategic party (“Party B”) had expressed interest in expanding its footprint in the United States and exploring a potential transaction with the Company. At the Company’s direction, BofA Securities thereafter facilitated an introduction between the Company and the Chief Executive Officer of Party B.
On April 29, 2025, Mr. Bowman and Mr. Labovitz met with the Chief Executive Officer of Party B at the offices of BofA Securities to discuss Party B’s interest and the Company’s operations.
On April 30, 2025, Mr. Bowman and Mr. Labovitz met with representatives of Party A, with representatives of BofA Securities in attendance, to discuss Party A’s interest and the Company’s business.
On May 23, 2025, the Company Board met for a regularly scheduled quarterly meeting, with members of the Company’s management and representatives of Latham in attendance. During the meeting, the Company Board discussed Party A’s and Party B’s expressions of interest in the Company and the meetings that had taken place during April 2025 between Mr. Bowman, Mr. Labovitz, and representatives of BofA Securities, on the one hand, and each of Party A and Party B, on the other hand. The Company Board then met in executive session with the representatives of Latham.
On June 9, 2025, after conducting due diligence based on publicly available information, Party A sent the Company a letter reiterating its interest in engaging in discussions regarding a potential take-private transaction (the “Party A Letter”). The letter did not include a specific proposal or indication of value for the Company, but did indicate that Party A desired to enter into a confidentiality agreement and begin discussions with the Company.
On June 17, 2025, the Company Board met, with representatives of the Company’s management in attendance, to discuss the Party A Letter. During the meeting, members of the Company’s management reminded the Company Board of the meeting between Party A, representatives of BofA Securities and Messrs. Bowman and Labovitz, and reviewed the potential diligence materials to be provided to Party A, if the Company Board were to authorize the Company to enter into a confidentiality agreement with Party A. The Company Board and members of the Company’s management then discussed potential responses to the Party A Letter, noting that any confidentiality agreement would contain a
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“standstill” provision. After discussion, the Company Board directed the Company’s management to negotiate and enter into a confidentiality agreement with Party A to permit Party A to conduct limited due diligence, in accordance with the discussion at the meeting.
The Company and Party A entered into such agreement on June 25, 2025, which included a standstill provision that expired on June 25, 2026. Over the following approximately six weeks, Party A conducted due diligence on the Company. On or about August 11, 2025, Party A informed the Company that it would not be submitting a proposal, citing the then-current trading price of the Company Common Stock. Party A did not provide a specific price at which it would have been willing to transact. On August 11, 2025, the closing price of the Company Common Stock on Nasdaq was $37.46.
In June 2025, the Company Board authorized the Company to execute a confidentiality agreement with Party B to permit Party B to conduct limited due diligence. On June 19, 2025, the Company and Party B executed a mutual confidentiality agreement, which included a limited restriction on Party B’s trading of the Company’s securities. Due diligence discussions between the Company and Party B occurred throughout June and July 2025. In early August 2025, Party B informed the Company that it would not be in a position to submit a proposal, citing the anticipated cost of such a transaction. Party B did not submit a specific proposal or indication of value for the Company.
Party C
In August 2025, the Company was approached on an unsolicited basis by another financial sponsor (“Party C”). On August 11, 2025, the Company received a letter from Party C expressing interest in performing limited due diligence in advance of potentially presenting a preliminary, non-binding indication of interest to acquire the Company, which was provided to the Company Board. Shortly thereafter, Party C informed the Company that it was no longer interested in pursuing a potential transaction, citing the anticipated cost of such a transaction. Party C did not submit a specific proposal or indication of value for the Company.
Party D
In August 2025, the Company was approached on an unsolicited basis by another strategic party (“Party D”), which expressed interest in a potential business combination transaction.
On August 13, 2025, the Company received a preliminary, non-binding indication of interest from Party D expressing interest in a potential business combination transaction in which the Company would remain publicly traded, but the Company Stockholders would own, collectively, a minority interest in the combined enterprise. The Company Board thereafter authorized the Company to execute a confidentiality agreement with Party D to permit the parties to conduct limited, mutual due diligence.
On August 22, 2025, the Company and Party D entered into a mutual confidentiality agreement, which included a standstill provision that expired on August 22, 2026. Thereafter, the parties commenced mutual due diligence with respect to each party’s business. In early September 2025, the parties concluded that they were unable to agree on terms that would be mutually acceptable.
Party E
In November 2025, another financial sponsor (“Party E”) contacted the Company on an unsolicited basis. At the time, both parties were independently pursuing an acquisition of the same third-party target, and Party E expressed interest in providing financing to the Company in the form of a convertible preferred equity instrument in connection with such potential acquisition. On November 30, 2025, the parties entered into a mutual confidentiality agreement to facilitate discussions regarding this potential financing arrangement. These discussions continued into early 2026. In February 2026, the Company and Party E determined not to proceed with the acquisition of the third-party target. In March 2026, Party E expressed interest in exploring a potential take-private transaction involving the Company; however, Party E did not submit a written indication of interest or propose specific terms. In late April 2026, Party E informed the Company that it was no longer interested in pursuing a potential take-private transaction.
Bernhard
In mid-2024, the Company engaged in discussions with Jonathan Parnell regarding his potentially joining the Company. Mr. Parnell did not join the Company, and subsequently joined Bernhard as a Managing Director. Mr. Parnell identified another candidate to the Company, who was subsequently hired by the Company. Mr. Parnell and Mr. Bowman remained in periodic social contact thereafter.
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On February 17, 2026, the Company publicly announced that Mr. Bowman intended to retire from the Company and resign as a director of the Company later in 2026. The Company also announced that the Company Board had initiated a formal search process to identify a successor Chief Executive Officer. The Company’s Nominating and Governance Committee subsequently engaged an outside search firm and began to identify potential candidates to succeed Mr. Bowman.
In early March 2026, Mr. Parnell arranged a dinner meeting among himself, Mr. Bowman and two other Bernhard partners, and explained to Mr. Bowman that Bernhard wished to learn more about the Company.
On March 10, 2026, Mr. Bowman and Mr. Labovitz met for dinner with Mr. Parnell and two other Bernhard partners. During the dinner, the representatives of Bernhard informed Mr. Bowman and Mr. Labovitz that Bernhard had conducted extensive research and analysis on the Company based on publicly available information and was evaluating a potential take-private transaction, but did not provide any specific terms of a potential proposal.
In the weeks and months following the March 10 dinner, Messrs. Bowman and Parnell frequently communicated regarding the process and status of the Company and Bernhard’s respective evaluations of a potential transaction and related matters.
On March 20, 2026, Mr. Parnell, on behalf of Bernhard, submitted a non-binding indication of interest (the “Initial Bernhard Proposal”) to Mr. Bowman proposing to acquire all outstanding shares of Company Common Stock at a price of $33.05 per share in cash, subject to certain assumptions and completion of further due diligence. The Initial Bernhard Proposal also contemplated customary post-closing arrangements, including potential equity incentive arrangements, and proposed a 60-day exclusivity period to conduct due diligence on the Company and negotiate definitive documentation. On March 20, 2026, the closing price of the Company Common Stock on Nasdaq was $27.06.
Later that day, Mr. Bowman and Mr. Labovitz discussed certain assumptions contained in the Initial Bernhard Proposal with Mr. Parnell. Mr. Bowman and Mr. Parnell spoke twice more that afternoon. During those discussions, Mr. Parnell reemphasized Bernhard’s interest in pursuing a potential transaction, and Mr. Bowman indicated that management was likely to recommend that the Company Board not engage with Bernhard on the terms presented in the Initial Bernhard Proposal. Following those discussions, Mr. Bowman shared the Initial Bernhard Proposal with the Company Board. Between the evening of March 20, 2026, and the morning of March 24, 2026, Mr. Bowman corresponded with members of the Company Board and representatives of Latham regarding the Initial Bernhard Proposal and the Company’s potential response.
On March 24, 2026, Mr. Bowman sent a letter to Bernhard, on behalf of the Company Board, stating that the Company Board, together with the Company’s management and outside advisors, had reviewed the Initial Bernhard Proposal and, after careful consideration, determined that it did not reflect a valuation or terms that the Company believed would warrant further engagement at that time, and that the Company did not intend to pursue discussions regarding the Initial Bernhard Proposal.
On March 28, 2026, Mr. Parnell informed Mr. Bowman that Bernhard planned to submit an amendment to the Initial Bernhard Proposal. Later that day, Bernhard submitted an addendum to the Initial Bernhard Proposal (the “Second Bernhard Proposal”), increasing the proposed price to $38.00 per share in cash. On March 30, 2026, the first trading day following receipt of the Second Bernhard Proposal, the closing price of the Company Common Stock on Nasdaq was $27.90.
On March 29, 2026, Mr. Bowman and James Laurito, Chairman of the Company Board, discussed the Second Bernhard Proposal and potential next steps. The following day, Mr. Bowman shared the Second Bernhard Proposal with the Company Board.
At the request of independent directors, the Company Board determined to discuss the Second Bernhard Proposal at a meeting and gather additional information from advisors and management.
On April 3, 2026, the Company Board met, with members of the Company’s management and representatives of Latham in attendance. During the meeting, the Company’s management summarized the Second Bernhard Proposal and provided the Company Board with its views on a potential transaction. Representatives of Latham reviewed the Company Board members’ fiduciary duties in connection with a potential strategic transaction and provided an overview of potential alternatives available to the Company in response to the Second Bernhard Proposal. Following discussion, the Company Board decided to gather further information regarding the Company’s valuation and alternatives and to reconvene to discuss the Second Bernhard Proposal further.
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Later that day, Mr. Bowman informed representatives of Bernhard that the Company Board had met to review the Second Bernhard Proposal and had determined to continue to consider its terms, and that the Company would respond in the near term.
On April 6, 2026, Mr. Labovitz notified the Company Board that the Company’s management, with assistance from representatives of BofA Securities, was preparing certain financial projections of the Company to assist the Company Board in its evaluation of the Second Bernhard Proposal.
On April 13, 2026, Mr. Bowman and Mr. Parnell discussed the status of the Company’s review of the Second Bernhard Proposal. During this discussion, Mr. Bowman informed Mr. Parnell that the Company Board had scheduled a meeting for April 17, 2026, and that representatives of BofA Securities were expected to attend the meeting and present to the Company Board.
On April 16, 2026, the Company’s management provided BofA Securities with certain unaudited prospective financial information for the Company for fiscal years 2026 through 2031 (the “April 2026 Projections”) for use in its presentation to the Company Board at the meeting scheduled for April 17, 2026. Thereafter, the Company’s management, with assistance from representatives of BofA Securities, revised the April 2026 Projections to reflect additional assumptions and updates, which were finalized on June 5, 2026 (the “June 2026 Projections”), prior to the Company’s in-person meeting with Bernhard that day. For more information regarding the April 2026 Projections and the June 2026 Projections, see the section of this proxy statement captioned “The Merger—Certain Unaudited Financial Projections.”
On April 16, 2026, BofA Securities provided the Company Board with customary disclosures regarding its material investment banking relationships with the Company, Bernhard, and Party E. Based on its review of these disclosures (and, later, the updated disclosures provided on July 28, 2026), the Company Board concluded that there were no conflicts of interest that would impede the ability of BofA Securities to serve as the Company’s financial advisor in connection with its review of the Second Bernhard Proposal and potential other strategic alternatives that may be available. For more information regarding these disclosures, see the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor to the Company.”
On April 17, 2026, the Company Board met, with members of the Company’s management and representatives of Latham in attendance. During the meeting, the Company Board discussed potential advisor choices and relevant qualifications, including the views of senior management. The Company Board and the Company’s management then reviewed the disclosures provided by BofA Securities regarding its material investment banking relationships, as well as the terms of a proposed engagement letter for BofA Securities to serve as the Company’s financial advisor. Following these discussions, and based on BofA Securities’ relevant industry experience, expertise and qualifications in mergers and acquisitions, valuation, financing and capital markets, BofA Securities’ historical relationship with, and knowledge of, the Company, and the risk of a potential leak that could come with interviewing additional investment banks as potential financial advisors, the Company Board determined to engage BofA Securities to assist it in its review of the Second Bernhard Proposal and other potential strategic alternatives that may be available to it. Following discussion, the Company Board unanimously authorized and directed management to enter into such engagement letter with BofA Securities. Representatives of BofA Securities then joined the meeting and provided an overview of the Company’s position in its sector, the April 2026 Projections and the key assumptions underlying them, as well as preliminary valuation perspectives based on the April 2026 Projections. BofA Securities also provided an overview of potential responses to the Second Bernhard Proposal, including a comparison of a pre-signing market check and a go-shop provision, with a description of each approach, selected recent precedent transactions and an illustrative timeline for each alternative. The Company Board and other attendees at the meeting also discussed the potential transaction in light of the Company’s upcoming earnings announcement. Following this discussion, the Company Board determined (i) not to take further action with respect to the Second Bernhard Proposal at that time, (ii) to further reflect upon the materials and analysis presented, and (iii) to reconvene in the near term to discuss next steps.
On April 18, 2026, Mr. Bowman suggested to Mr. Laurito that the Company could consider permitting Bernhard to review a limited set of non-public due diligence information over a limited time period to determine if Bernhard would be willing to improve the terms of the Second Bernhard Proposal. Mr. Laurito indicated that if Bernhard expressed willingness, he would seek the Company Board’s input.
On April 21, 2026, Mr. Bowman, Mr. Labovitz, Mr. Parnell, and another representative of Bernhard discussed the status of the Company Board’s review of the Second Bernhard Proposal. During the call, Mr. Bowman and Mr. Labovitz indicated that the Second Bernhard Proposal was still under review by the Company Board, but they believed that the
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terms of the Second Bernhard Proposal were not likely to be sufficient to warrant further engagement by the Company Board. Mr. Bowman also suggested the Company Board might be willing to afford Bernhard the option of evaluating a limited set of non-public due diligence information over a limited time period to determine if Bernhard would be willing to improve the terms of the proposal. Mr. Bowman then suggested that Mr. Labovitz would forward a draft confidentiality agreement in advance of the Company’s approving the execution of such agreement.
On April 22, 2026, Mr. Labovitz provided a draft confidentiality agreement to representatives of Bernhard, with the caveat that the Company Board had not yet approved entering into such an agreement. The same day, after receiving input from independent directors, Mr. Laurito directed Mr. Bowman to temporarily refrain from further engagement on the issue of limited due diligence.
On April 24, 2026, Mr. Parnell provided a revised draft of the confidentiality agreement to Mr. Labovitz and Mr. Bowman.
After receiving advice from counsel, the Company Board determined to convene a special meeting of the Company Board to discuss potential next steps with respect to Bernhard.
On April 28, 2026, the Company Board met, with members of the Company’s management in attendance. During the meeting, the Company’s management provided an update to the Company Board about the recent conversations with Bernhard, and the Company Board discussed potential next steps with respect to the Second Bernhard Proposal. The Company Board and members of the Company’s management further discussed the Company’s long-term strategy and potential alternatives. Following discussion, the Company Board determined that $38.00 per share was not a compelling price and that it was not in the best interests of the Company’s stockholders to pursue the transaction described in the Second Bernhard Proposal at that time. The Company Board further directed Mr. Bowman to communicate that determination to Bernhard. On April 28, 2026, the closing price of the Company Common Stock on Nasdaq was $31.08.
The next day, Mr. Bowman called Mr. Parnell and advised him of the Company Board’s decision.
On May 4, 2026, Mr. Bowman sent a letter to representatives of Bernhard formally notifying Bernhard that the Company Board had determined that the Second Bernhard Proposal did not warrant further engagement at that time and that the Company did not intend to pursue discussions regarding the Second Bernhard Proposal.
On May 15, 2026, Mr. Parnell informed Mr. Bowman that Bernhard’s investment committee would meet the following week to consider submitting a revised indication of interest, and Mr. Bowman informed Mr. Parnell that the Company Board would hold its quarterly meeting on May 28, 2026.
On May 18, 2026, Mr. Parnell requested guidance from Mr. Bowman on how and to whom Bernhard should convey a revised indication of interest. Following that discussion, Mr. Parnell determined to address the revised indication of interest to the Company Board, specifically with attention to Mr. Laurito.
On May 22, 2026, after Mr. Parnell informed Mr. Bowman that Bernhard’s investment committee had approved a revised non-binding indication of interest, Bernhard submitted a revised non-binding indication of interest (the “Third Bernhard Proposal”) proposing to acquire all outstanding shares of Company Common Stock at a price of $42.00 per share in cash. The Third Bernhard Proposal contemplated that Bernhard would complete due diligence and negotiate definitive agreements within 60 days. Mr. Laurito shared the Third Bernhard Proposal with the Company Board that afternoon. On May 22, 2026, the closing price of the Company Common Stock on Nasdaq was $31.73.
On May 28, 2026, the Company Board met with members of the Company’s management and representatives of BofA Securities and Latham in attendance. Representatives of BofA Securities then reviewed with the Company Board, among other things, the financial terms of the Third Bernhard Proposal and potential responses thereto. After discussion, the Company Board determined to permit the Company to enter into a confidentiality agreement with Bernhard and facilitate Bernhard’s due diligence review of the Company for a short period of time, after which time it was expected that Bernhard would provide a further revised indication of interest.
Later that day, Mr. Labovitz and Mr. Parnell discussed the Company Board’s determination and potential next steps.
From May 30, 2026 through June 4, 2026, the Company and Bernhard, through their respective legal advisors, negotiated and executed a confidentiality agreement, which included a standstill provision (the “Confidentiality Agreement”).
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On June 4, 2026, the Company’s management informed the Company Board that the Company had executed the Confidentiality Agreement and that an in-person due diligence session had been scheduled for the following day at the Company’s offices. Management also informed the Company Board that management intended to review the June 2026 Projections as part of the due diligence session. Following execution of the Confidentiality Agreement, the Chair of the Nominating and Governance Committee requested that the search firm inform the external candidates identified in its ongoing CEO search that interviews would be scheduled later in the year.
On June 5, 2026, the Company’s management and representatives of Bernhard held an in-person meeting at the Company’s headquarters, with additional representatives of Bernhard and one of Bernhard’s advisors, as well as representatives of BofA Securities, attending virtually. During the meeting, the Company’s management and representatives of Bernhard discussed the Company’s business, operations, financial performance, and prospects. Later that day, the Company’s management updated the Company Board on the results of the meeting.
On June 8, 2026, the Company’s management informed the Company Board that the Company had told Bernhard that it expected Bernhard to complete its initial due diligence review and submit a revised indication of interest by June 26, 2026.
On June 9, 2026, following the management presentation, Bernhard and its advisors were granted access to a virtual data room (the “VDR”) established by the Company and BofA Securities. The VDR contained, among other materials, the June 2026 Projections.
Between June 9, 2026, and June 24, 2026, Bernhard and its advisors conducted due diligence on the Company, including certain due diligence sessions with the Company and its advisors.
On June 24, 2026, the Company Board met, with representatives of BofA Securities and Latham in attendance. During the meeting, Mr. Labovitz provided an update to the Company Board regarding the ongoing discussions between the Company and Bernhard and their respective advisors. Representatives of BofA Securities then reviewed, among other things, the following with the Company Board: (i) the financial terms of the Initial Bernhard Proposal, the Second Bernhard Proposal and the Third Bernhard Proposal; (ii) an overview of the debt and equity financing necessary for Bernhard to finance the transaction; and (iii) a summary of the Company’s engagement with Bernhard to date. Following discussion, the members of the Company’s management in attendance and the representatives of BofA Securities left the meeting and the Company Board met in executive session with a representative of Latham. Representatives of Latham reviewed the Company Board members’ fiduciary duties and certain legal considerations in connection therewith. The Company Board discussed potential next steps to be taken in connection with the Company’s ongoing engagement with Bernhard. The Company Board also discussed (i) the Company’s business, operations, competitive position, financial performance, and prospects, as well as the competitive landscape in which the Company operates, industry and market dynamics, and the Company’s long-term strategic objectives, (ii) industry challenges and economic and market conditions, both on a historical and prospective basis, (iii) the potential impact of macroeconomic risks on the Company, and (iv) the Company’s recent history of underperformance relative to market expectations, as well as the potential market response to the Company’s second quarter 2026 financial results and the effects any such response could have on the Company’s stock price and ongoing negotiations with Bernhard. The Company Board and the representative of Latham also discussed whether to continue to engage with Bernhard and permit Bernhard to continue conducting due diligence of the Company, the strategic alternatives available to the Company Board at such time, including contacting third parties to determine their interest in exploring a strategic transaction with the Company, and the possibility that outreach to other third parties carried significant risk, especially related to leak exposure and the timing thereof.
On June 26, 2026, Mr. Parnell informed Mr. Labovitz that Bernhard intended to submit a further revised indication of interest on Monday, June 29, 2026.
On June 29, 2026, Bernhard submitted a further revised non-binding indication of interest (the “Fourth Bernhard Proposal”) to Mr. Laurito and Mr. Labovitz, which was subsequently provided to the Company Board, proposing to acquire all outstanding shares of Company Common Stock at a price of $42.30 per share in cash, subject to certain assumptions and the completion of further confirmatory due diligence. The Fourth Bernhard Proposal contemplated that Bernhard would complete its confirmatory due diligence and negotiate definitive agreements within 45 days. On June 29, 2026, the closing price of the Company Common Stock on Nasdaq was $29.60.
On July 1, 2026, the Company Board met, with members of the Company’s management and representatives of BofA Securities and Latham in attendance. During the meeting, Mr. Labovitz and representatives of BofA Securities provided an update to the Company Board regarding the ongoing discussions between the Company and Bernhard and their
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respective advisors. Representatives of BofA Securities then reviewed, among other things, the following with the Company Board: (i) the financial terms of the Fourth Bernhard Proposal, (ii) the status of Bernhard’s due diligence review of the Company, (iii) the proposed timeline for Bernhard to complete its due diligence and negotiate definitive agreements, (iv) Bernhard’s evaluation of its ability to secure the debt and equity financing necessary for the transaction, (v) BofA Securities’ preliminary financial analysis of Company and the financial terms of the Fourth Bernhard Proposal, and (vi) a summary of the Company’s engagement with Bernhard to date. Representatives of BofA Securities confirmed that they had discussed the Fourth Bernhard Proposal with representatives of Bernhard. They reported that, notwithstanding the 45-day timeline contemplated by the Fourth Bernhard Proposal, Bernhard could complete its confirmatory diligence and negotiate definitive documents in time for the Company to announce the transaction in advance of its release of its financial results for the second quarter of 2026 in early August 2026.
Following discussion, the Company Board then considered the advisability of engaging in preliminary outreach with other potential acquirors at that time, including the financial sponsors and strategic parties that had previously expressed interest in a strategic transaction with the Company (i.e., Parties A–E). In considering whether to commence such outreach, the Company Board, together with members of the Company’s management and advisors, discussed, among other matters, the following factors: (i) since the beginning of 2025, at least five potentially interested parties (including financial sponsors and strategic parties) had engaged with the Company regarding a potential strategic transaction; (ii) discussions with all of these parties had subsequently terminated; (iii) during the period when these discussions were ongoing, (x) none of the parties had provided a specific, actionable indication of interest and (y) several parties had indicated an inability to acquire the Company at a premium to its then-current trading price, which was less than the price per share included in the Fourth Bernhard Proposal; (iv) the Company Board’s knowledge of the Company’s business, operations, competitive position, financial performance, and prospects, as well as the competitive landscape in which the Company operates, industry and market dynamics, and the Company’s long-term strategic objectives; (v) the Company Board’s assessment of industry challenges and economic and market conditions, both on a historical and prospective basis; (vi) the Company Board’s assessment of the potential impact of general macroeconomic risks on the Company; (vii) the potential effect that a public announcement of results that fall short of market expectations could have on the Company’s stock price and negotiations with Bernhard; (viii) based on advice from BofA Securities, the low likelihood that any other potential acquiror would be able to execute definitive documents providing for a strategic transaction at a price per share in excess of the price per share included in the Fourth Bernhard Proposal; (ix) the premium represented by the price per share included in the Fourth Bernhard Proposal as compared to the Company’s current and historical trading prices; (x) the risk that engaging in additional outreach at that time could result in a breach of the confidential nature of negotiations between the Company Board and Bernhard, which could have adverse effects on the Company on a stand-alone basis and on the Company Board’s negotiations with Bernhard and its ability to execute a transaction with Bernhard in the near term; (xi) the risk that engaging in additional outreach at that time would require the Company’s directors, officers and employees to expend extensive additional efforts to engage with other potential acquirors, potentially resulting in significant distraction from their day-to-day responsibilities and their duties assisting the Company Board in its negotiations with Bernhard; (xii) the Company would not be entering into exclusivity with Bernhard, and therefore could engage with an interested party if one were to contact the Company in the near term; (xiii) the Company Board and its advisors would insist that the transaction include a “go-shop” provision permitting the Company and its advisors to solicit acquisition proposals following the execution of definitive documents with Bernhard; (xiv) the Company Board and its advisors could use the interim period to prepare to launch “go-shop” outreach immediately following the public announcement of the transaction; (xv) executing a definitive agreement with Bernhard would establish certainty of value for the Company’s stockholders and serve as a minimum price, which other potential acquirors would have an opportunity to exceed during the “go-shop” period; and (xvi) the Company was undergoing a CEO search, and the potential effect that continued negotiations with Bernhard or other potentially interested parties might have on such search. Based on the balance of those considerations, the Company Board determined not to engage in preliminary outreach with other potential acquirors at that time.
The Company Board then discussed potential responses to the Fourth Bernhard Proposal. In evaluating the range of potential responses, the Company Board, in consultation with members of the Company’s management and advisors, considered and discussed, among other matters, the following factors: (i) the Company Board had successfully negotiated three successive price increases from Bernhard: from $33.05 to $38.00 per share, from $38.00 to $42.00 per share, and from $42.00 to $42.30 per share; (ii) Bernhard had demonstrated a pattern of diminishing price increases in each successive proposal, with increments of $5.00, $4.00, and $0.30, respectively; (iii) the view of BofA Securities that Bernhard would likely be willing to increase its proposed price per share on a “best and final” basis; (iv) the assessment of BofA Securities that Bernhard would be unlikely to materially increase its price per share; and (v) the risk that an
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excessive counteroffer could result in Bernhard declining to increase its price per share or withdrawing from negotiations altogether. After discussion, the Company Board instructed the Company’s management and BofA Securities to prepare a list of potential alternative acquirors, and to further evaluate whether to initiate outreach at the Company Board’s next meeting. The representatives of BofA Securities and Latham then left the meeting. Following further discussions, the Company Board directed the Company’s management to instruct BofA Securities to propose a counteroffer of up to $43.00 per share in cash, contingent upon Bernhard completing its due diligence and the parties announcing a definitive transaction by August 6, 2026.
Later that day, representatives of BofA Securities communicated to Bernhard that a price of $42.30 per share was insufficient and proposed a counteroffer of $43.00 per share in cash, contingent upon Bernhard completing its due diligence and the parties announcing a definitive transaction on or about August 6, 2026. Representatives of Bernhard indicated that they were prepared to proceed on those terms, subject to internal confirmation.
On July 2, 2026, Bernhard submitted a further revised non-binding indication of interest (the “Final Bernhard Proposal”) to Mr. Laurito proposing to acquire all outstanding shares of Company Common Stock at a price of $43.00 per share in cash, subject to certain assumptions and the completion of confirmatory due diligence. The Final Bernhard Proposal contemplated that Bernhard would complete its confirmatory due diligence and negotiate definitive agreements within 45 days. On July 2, 2026, the closing price of the Company Common Stock on Nasdaq was $28.68.
Later on July 2, 2026, at the Company’s direction, representatives of BofA Securities informed Bernhard that the Company Board had authorized the Company’s advisors to proceed, subject to the August 6, 2026 target date, with the legal, financial, and other workstreams necessary to advance the transaction, including the negotiation of definitive transaction documents and the provision of additional due diligence materials to Bernhard.
On July 8, 2026, representatives of Bernhard provided a consolidated due diligence request list prepared by several of its outside advisors. From that date through the execution of the definitive transaction documents, Bernhard and its outside advisors conducted confirmatory due diligence on the Company, including participating in diligence sessions with representatives of the Company and its advisors.
On July 9, 2026, the Company and Bernhard held an introductory videoconference with representatives of BofA Securities, Latham, and Kirkland & Ellis LLP (“K&E”), legal counsel to Bernhard in attendance. During the videoconference, the parties discussed the process for timely completion of confirmatory due diligence and negotiating definitive transaction documents.
On July 14, 2026, the Company Board met, with members of the Company’s management and representatives of BofA Securities and Latham in attendance. Mr. Labovitz led a discussion of the June 2026 Projections, together with underlying assumptions, which had been provided to the Company Board in advance of the meeting. Mr. Labovitz reminded the Company Board that the June 2026 Projections had been provided to Bernhard in June 2026 after the Confidentiality Agreement was signed. Representatives of Latham also reviewed legal considerations pertaining to the preparation and distribution of financial projections. Following this discussion, the Company Board unanimously approved the June 2026 Projections and underlying assumptions presented at the meeting for use by BofA Securities in connection with its financial analyses of the Company. Representatives of Latham then provided an overview of legal and procedural considerations, including fiduciary duties and disclosure requirements, pertinent to the Company Board’s evaluation of (i) a potential strategic transaction with Bernhard or other potentially interested parties and (ii) the standalone alternatives available to the Company. Representatives of BofA Securities then provided an update to the Company Board regarding the ongoing discussions among the Company, Bernhard, and their respective advisors concerning a potential strategic transaction. The representatives of BofA Securities and the Company’s management then discussed the status of Bernhard’s due diligence review of the Company. The directors asked questions throughout the discussion, which were addressed by the Company’s management and representatives of BofA Securities and Latham. Representatives of BofA Securities and Latham reviewed the terms of the “go-shop” provision included in the draft merger agreement, including an overview of customary “go-shop” procedures and the actions that the Company and its advisors would engage in during the “go-shop.” BofA Securities then presented a comprehensive list of approximately 75 potential alternative acquirors identified by BofA Securities and the Company’s management, and provided their assessment of those parties most likely to engage with the Company during any such go-shop period. Representatives of Latham then reviewed and received input on the key terms of the draft merger agreement which had been prepared by Latham in consultation with the Company’s management. Among the key terms discussed was the termination fee structure, including the reduced termination fee applicable in connection with a Superior Proposal
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received during the “go-shop” period. Specifically, under the terms of the draft merger agreement, the Company Termination Fee payable by the Company in connection with a Superior Proposal received during the “go-shop” period would be reduced to 50% of the Company Termination Fee otherwise payable.
During the discussion, the Company Board considered the advisability of engaging in preliminary outreach at that time with any of the parties identified as potential alternative acquirors. After discussion and in consultation with its advisors, the Company Board determined that the terms of the “go-shop” period were sufficient to permit the Company to engage with potential alternative acquirors following the announcement of a transaction, if any, and that it would be inadvisable to contact any potential alternative acquirors at that time for the reasons discussed at the July 1, 2026 Company Board meeting. Accordingly, the Company Board determined to proceed with negotiation of definitive documentation with Bernhard, with the objective of announcing the transaction prior to the Company’s release of its financial results for the second quarter of 2026, and to utilize the intervening period to prepare for the launch of “go-shop” outreach immediately following the public announcement of the transaction, if any. Following further discussion, the Company Board directed the Company’s management, together with BofA Securities and Latham, to advance discussions with Bernhard and its advisors in accordance with the discussion at the meeting, including sharing the draft merger agreement with Bernhard’s legal advisors, and to provide an update to the Company Board at its next meeting.
On July 16, 2026, Latham delivered a draft merger agreement to K&E. The draft merger agreement provided for, among other things, a 60-day “go-shop” period during which the Company would be permitted to solicit alternative acquisition proposals from third parties, a Company Termination Fee of 2.5% of the implied equity value of the Company at the transaction price, and a Parent Termination Fee of 10% of the enterprise value of the Company at the transaction price.
From July 17, 2026, through July 24, 2026, Bernhard and its advisors conducted confirmatory due diligence sessions with the Company and its advisors, including sessions regarding tax, legal, information technology, and employee benefits matters.
On July 25, 2026, K&E delivered a revised draft of the merger agreement to Latham that proposed, among other things, a 30-day “go-shop” period, a Company Termination Fee of 4% of the implied equity value of the Company at the transaction price, a Parent Termination Fee of 5% of the implied equity value of the Company at the transaction price, an expense reimbursement in favor of Parent if the Company Stockholders did not approve the Merger (up to 1% of the implied equity value of the Company at the transaction price), and that certain material stockholders would enter into a Support Agreement. K&E also provided initial drafts of the Equity Commitment Letter and the Guarantee to Latham.
On July 27, 2026, the Company’s management held another in-person due diligence session with representatives of Bernhard in the Washington, D.C. area, with representatives of BofA Securities in attendance. Following this meeting, members of the Company’s management attended a dinner with representatives of BofA and Bernhard. Prior to the dinner, representatives of Bernhard asked for and received Mr. Bowman’s assessment of certain members of the Company’s management and Mr. Bowman’s view of whether these executives would be willing to continue with the Company in the event that Bernhard acquired it, as well as an update on the Company’s CEO search. The representatives of Bernhard further inquired as to whether Mr. Bowman would be interested in serving as Executive Chairman of the Company post-closing. Mr. Bowman responded that, while he had no specific post-retirement plans, he expected to remain professionally active and was open to post-closing involvement with the Company, but did not intend to continue as Chief Executive Officer for any meaningful period of time. He also expressed his commitment to making the proposed transaction work and willingness to help ensure continuity. While certain discussions with respect to potential management of a future combined company occurred, no agreements were reached, and the parties agreed that any discussions regarding specific post-closing arrangements would not take place until after the execution and public announcement of a definitive agreement.
On July 28, 2026, BofA Securities provided the Company Board with updated customary disclosures regarding its material investment banking relationships with the Company and Bernhard. For more information regarding these disclosures, see the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor to the Company.”
On July 30, 2026, Latham delivered a revised draft of the merger agreement to K&E that proposed, among other things, a 45-day “go-shop” period, a Company Termination Fee of 2.75% of the implied equity value of the Company at the transaction price, and a Parent Termination Fee of 7.5% of the implied equity value of the Company at the transaction price. The revised draft accepted that certain stockholders would enter into a Support Agreement, and removed the Parent expense reimbursement provision.
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On July 31, 2026, K&E delivered an initial draft of the form support agreement to Latham. Latham also delivered revised drafts of the Equity Commitment Letter and Guarantee to K&E.
On August 3, 2026, K&E delivered a revised draft of the merger agreement to Latham that proposed, among other things, a 30-day “go-shop” period, a Company Termination Fee of 3.75% of the implied equity value of the Company at the transaction price, a Parent Termination Fee of 5.5% of the implied equity value of the Company at the transaction price, an expense reimbursement in Parent’s favor if the Company Stockholders did not approve the Merger (up to 0.75% of the implied equity value of the Company at the transaction price), and that each of Mr. Bowman, Mr. Labovitz and Robert Hickey, the Company’s former Chief Legal Officer (then serving as Senior Legal Advisor to the Company after announcing his retirement from the Company on April 17, 2026, effective as of December 31, 2026), would enter into a Support Agreement.
On August 5, 2026, the Company Board met, with members of the Company’s management and representatives of BofA Securities and Latham in attendance. Mr. Labovitz and BofA Securities provided an update to the Company Board regarding the ongoing discussions between the Company and Bernhard and their respective advisors, including the status of Bernhard’s due diligence review of the Company and Bernhard’s negotiations with its proposed debt and equity financing sources. Mr. Labovitz noted that he was scheduled to discuss certain transaction terms with representatives of Bernhard later that day. A representative of Latham provided an update to the Company Board on the status of definitive documentation and indicated that Latham would continue to progress the definitive documentation with Bernhard’s legal counsel. After discussing potential next steps, the Company Board directed the Company’s management, together with BofA Securities and Latham, to advance discussions with Bernhard and its advisors in accordance with the discussion at the meeting, and to provide an update to the Company Board at its next meeting, scheduled for August 7, 2026.
Shortly after the conclusion of the meeting, Mr. Labovitz and representatives of Bernhard discussed certain business terms of the Merger Agreement. During these discussions, the parties reached a preliminary understanding, subject to final documentation, that the Merger Agreement (i) would include (A) a “go-shop” period of approximately 35 days, (B) a Company Termination Fee equal to 3.5% of the implied equity value of the Company at the transaction price, and (C) a Parent Termination Fee equal to 6% of such implied equity value, in each case, subject to approval by the Company Board and (ii) would not include an expense reimbursement in Parent’s favor if the Company Stockholders did not approve the Merger, but would include a provision obligating the Company to reimburse the HSR filing fees paid by Parent in the event the Company were to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal. Mr. Bowman and Mr. Labovitz also agreed to execute a mutually acceptable form of Support Agreement if the Company Board were to approve the Merger and authorize the execution of the Merger Agreement.
Between the afternoon of August 5, 2026, and the afternoon of August 7, 2026, the Company, Bernhard, and their respective advisors continued to negotiate and exchange drafts of the Merger Agreement, the Support Agreements, the Equity Commitment Letter, and the Guarantee.
On August 6, 2026, representatives of Bernhard informed Mr. Bowman that Bernhard’s due diligence review was substantially complete, that the draft Merger Agreement and related definitive documentation were in near-final form, and that Bernhard was prepared to proceed to the next phase of the transaction.
On August 7, 2026, the Company Board met, with members of the Company’s management and representatives of BofA Securities and Latham in attendance. Mr. Labovitz provided an update to the Company Board regarding the ongoing discussions between the Company and Bernhard and their respective advisors, including an update on the status of Bernhard’s due diligence review of the Company and Bernhard’s negotiations with its proposed debt and equity financing sources. A representative of Latham then provided an overview of legal considerations, including fiduciary duties, pertinent to the Company Board’s evaluation of (i) a potential strategic transaction with Bernhard or other potentially interested parties and (ii) the standalone alternatives available to the Company. Representatives of Latham also reviewed the key terms of the draft Merger Agreement, Support Agreements, Equity Commitment Letter, and Guarantee, as negotiated by Latham and the Company’s management with Bernhard and its advisors. Following discussion, representatives of BofA Securities provided an overview of BofA Securities’ preliminary financial analysis of the Per Share Price, including its discounted cash flow analysis based on the June 2026 Projections, its selected publicly traded companies analysis, and its selected precedent transactions analysis, based on various assumptions and limitations. BofA Securities also reviewed the proposed timing of the “go-shop” and potential alternative bidders that the Company and BofA Securities could contact as part of the “go-shop” process. As part of this discussion, the
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representatives of BofA Securities confirmed that they believed that the length and other terms of the go-shop as negotiated by the Company’s management to date would be sufficient to permit a qualified alternative bidder to complete its due diligence, submit a Superior Proposal and execute definitive documentation with the Company. Following further discussion, the Company Board directed the Company’s management, together with BofA Securities and Latham, to advance discussions with Bernhard and its advisors in accordance with the discussion at the meeting and to provide an update to the Company Board at the next meeting, scheduled for Sunday, August 9, 2026.
Between the afternoon of August 7, 2026, and the evening of August 9, 2026, the Company, Bernhard, and their respective advisors continued to negotiate and exchange drafts of the Merger Agreement, the Support Agreements, the Equity Commitment Letter, and the Guarantee.
On August 9, 2026, the Company Board met, with members of the Company’s management and representatives of BofA Securities and Latham in attendance. Mr. Labovitz confirmed that all principal transaction terms had been resolved between the Company and Bernhard and that Bernhard had secured its third-party debt and equity financing commitments. Representatives of Latham provided an overview of legal considerations, including fiduciary duties, pertinent to the Company Board’s evaluation of the Merger. Representatives of Latham also reviewed the principal terms of the draft Merger Agreement, the Support Agreements, the Equity Commitment Letter, and the Guarantee, each as negotiated by Latham and the Company’s management with Bernhard and its advisors.
Also at this meeting, BofA Securities reviewed with the Company Board BofA Securities’ financial analysis of the Per Share Price and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion, dated August 9, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Price to be received in the Merger by holders of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) was fair, from a financial point of view, to such holders. For more information about such opinion, see the section of this proxy statement captioned “The Merger—Opinion of Financial Advisor to the Company.”
Representatives of Latham reviewed the resolutions proposed for adoption by the Company Board. Following discussion, the independent directors convened in executive session without members of the Company’s management or advisors present. Upon conclusion of the executive session, the Company’s management and advisors rejoined the meeting and the Company Board unanimously approved the resolutions in the form presented, thereby approving the Transactions. For more information about such resolutions and the reasoning of the Company Board in approving the Merger, see the section of this proxy statement captioned “The Merger—Recommendation of the Company Board and Reasons for the Merger.”
Thereafter, the Company, Parent, Merger Sub, and the other parties thereto executed the Merger Agreement, the Support Agreements, the Equity Commitment Letter, and the Guarantee, and Parent and the Financing Sources executed the Debt Commitment Letter.
On August 10, 2026, prior to the opening of financial markets in New York, the Company and Bernhard issued a joint press release announcing the execution of the Merger Agreement.
Between the announcement of the Merger Agreement and August 24, 2026, Mr. Bowman provided Mr. Parnell with periodic updates regarding the Company’s internal communications regarding and employee response to the transaction announcement, and Mr. Parnell described to Mr. Bowman certain project opportunities that could be of interest to the Company following the closing of the Merger.
Go-Shop Outreach
Following the public announcement of the Merger Agreement, BofA Securities, at the direction of the Company Board and the Company’s management, contacted, or was contacted by, approximately 58 financial sponsors and 18 strategic parties as part of the “go-shop” process permitted under the Merger Agreement. Parties A, B, C, D, and E were among the parties contacted during this outreach. None of Parties A, B, C, D or E submitted an Acquisition Proposal or indicated renewed interest in a transaction with the Company during the “go-shop” period.
Representatives of BofA Securities held initial discussions with 15 of these parties regarding the “go-shop” process and timeline. The Company entered into confidentiality agreements with eight potential acquirors, none of which contained standstill provisions. Each of these parties was granted access to the VDR, and three of these parties conducted diligence sessions with the Company’s management. Throughout the “go-shop” process, representatives of BofA Securities and the Company’s management provided the Company Board with periodic written updates on the status of discussions with potentially interested parties.
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The “go-shop” period expired at 5:00 p.m., Eastern time, on September 13, 2026. During the “go-shop” period, no party submitted an Acquisition Proposal or any other indication of interest to acquire the Company. Prior to the expiration of the “go-shop” period, each party that had entered into a confidentiality agreement with the Company in connection with the “go-shop” process withdrew from further participation, citing, in certain instances, (i) an inability to submit a Superior Proposal given such party’s assessment of the Company’s business and prospects, (ii) the absence of a strategic fit with such party’s existing portfolio companies, and (iii) limited bandwidth due to other ongoing transaction processes in which such party was engaged.
On September 14, 2026, the Company issued a press release announcing the expiration of the “go-shop” period.
For more information on the terms of the Merger Agreement governing the “go-shop” period and non-solicitation covenants, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers” and “The Merger Agreement—No Solicitation.”
Recommendation of the Company Board and Reasons for the Merger
After careful consideration, at a meeting of the Company Board on August 9, 2026, the Company Board unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement (the recommendation described in clause (iv), the “Company Board Recommendation”), and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.
In evaluating the Merger Agreement and the Transactions, the Company Board consulted with its financial and legal advisors and members of the Company’s management and considered a number of factors in making the Company Board Recommendation, including the following factors that it believed generally weighed in favor of the Merger and the Transactions (which are not presented in a particular order and were neither ranked nor weighted in any manner by the Company Board):
•	Premium to Trading Price. The Company Board considered:
○	the historical market prices, volatility and trading information with respect to the Company Common Stock;
○	that the Per Share Price of $43.00 represents a premium of approximately:
•
70% relative to the 52-week low closing price (such 52-week low occurring on July 17, 2026) of the Company Common Stock for the period ending on August 7, 2026 (the “Premium Reference Date”), the last trading day prior to the announcement of the Merger Agreement;

•	58% relative to the closing price of the Company Common Stock on the Premium Reference Date; and
•	57%, 48%, and 44% relative to the 30-, 60-, and 90-day, respectively, volume-weighted average prices of the Company Common Stock ending on the Premium Reference Date.
•
Financial Condition and Prospects. The Company Board believed that the Per Share Price was more favorable to the Company Stockholders than the potential value that might result from other alternatives reasonably available to the Company, including, but not limited to, the continued operation of the Company on a standalone basis, in light of a number of factors, including, but not limited to:

○
the Company Board’s assessment of the Company’s business, operations, competitive position, financial performance, and prospects, as well as the competitive landscape in which the Company operates, industry and market dynamics, and the Company’s long-term strategic objectives, and the risks in achieving the Company’s prospects and objectives, including the risks described under the caption

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“Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, each filed with the SEC, and other filings with the SEC;
○	the Company Board’s assessment of industry challenges and economic and market conditions, both on a historical and prospective basis;
○	the Company Board’s assessment of the potential impact of general macroeconomic risks on the Company; and
○	the Company’s recent history of underperformance relative to market expectations.
•	Results of Negotiations with Bernhard; Highest Price Reasonably Available and Risk of Loss of Opportunity.
○
The Company Board considered that the Company Board and the Company’s management, with the assistance of the Company’s legal and financial advisors, had engaged in extensive arm’s length negotiations with Bernhard and had deliberated extensively to evaluate the Transactions. As part of these deliberations, the Company Board considered the fact that it had successfully obtained four price increases since the Initial Bernhard Proposal ($33.05 per share of Company Common Stock), which represents an approximately 30.3% increase to the Initial Bernhard Proposal in the Per Share Price payable to Company Stockholders. The Company Board believed, based on such negotiations, that a Per Share Price of $43.00 represented the highest price reasonably obtainable by the Company Board, taking into account the other terms of the Transactions and the business, financial condition and results of operations, and the prospects of the Company. See the section of this proxy statement entitled “The Merger—Background of the Merger” for more information.

○
The Company Board considered that prolonging the process for evaluating other alternatives available to the Company in an effort to obtain additional proposals from Bernhard containing a higher price per share of Company Common Stock or proposals from other potential counterparties at higher prices prior to executing a definitive merger agreement with the Buyer Parties:

•	presented a significant risk of the loss of the opportunity to consummate the Transactions on the terms and conditions negotiated by the Company Board as of August 9, 2026;
•
could result in a breach of the confidential nature of negotiations between the Company Board and Bernhard, which could have adverse effects on the Company on a standalone basis and on the Company Board’s negotiations with Bernhard and its ability to execute a transaction with the Buyer Parties in the near term;

•
was unlikely to yield a proposal that would be a material improvement to the Transactions, based on both the Company Board’s independent assessment of the likelihood that any other potential acquiror would be able to execute definitive documents providing for a strategic transaction at a price per share in excess of the price per share included in the Final Bernhard Proposal and the results of the Company’s engagement with other interested parties in the recent past; and

•
would require the Company’s directors, officers and employees to expend extensive additional efforts to engage with other potential acquirors, potentially resulting in significant distraction from their day-to-day responsibilities and their duties assisting the Company Board in its negotiations with Bernhard.

•
Historical Engagement with Other Interested Parties. The Company Board considered that (i) since the beginning of 2025, at least five potentially interested parties (including financial sponsors and strategic parties) had engaged with the Company regarding a potential strategic transaction; (ii) discussions with all of these parties had subsequently terminated; (iii) during the period when these discussions were ongoing, (x) none of the parties had provided a specific, actionable indication of interest and (y) several parties had indicated an inability to acquire the Company at a premium to its then-current trading price, which was less than the Per Share Price. See the section of this proxy statement entitled “The Merger—Background of the Merger” for more information.

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•
Certainty of Value. The Company Board considered that the Per Share Price is all cash, so that the transaction provides stockholders with certainty of value and liquidity for their shares of Company Common Stock, while eliminating the long-term risks and uncertainties inherent in the Company’s business, including the internal and external risks associated with the Company’s long-term plan.

•
Receipt of Fairness Opinion from BofA Securities. The Company Board considered the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated August 9, 2026, to the Company Board to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Price to be received in the Merger by holders of shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement entitled “The Merger—Opinion of Financial Advisor to the Company Board.”

•
High Likelihood of Completion. The Company Board considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and closing conditions, including:

○	the absence of any conditions to the consummation of the Merger that are unlikely to be satisfied, including the absence of a financing condition;
○
that the Buyer Parties secured the Financing Commitments, the aggregate proceeds of which will be sufficient for the Buyer Parties to fund any and all amounts required to be paid by them in connection with the Merger Agreement at the Closing, including the aggregate purchase price and related fees and expenses; and

○
the commitment of the Buyer Parties in the Merger Agreement to use their respective reasonable best efforts to take (or cause to be taken) all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective the Merger and the other Transactions.

•
Opportunity for Company Stockholders to Vote. The Company Board considered the fact that the Merger Agreement would be subject to adoption by the Company Stockholders, and the Company Stockholders would be free to evaluate the Transactions and vote for or against the Merger Proposal at the special meeting.

•
Support Agreements. The Company Board considered that Mr. Bowman and Mr. Labovitz, in their capacities as Company Stockholders, were each willing to enter into a Support Agreement with Parent, which evidenced that approximately 15.3% of the outstanding voting power of the Company as of August 9, 2026 supported the Merger and increased the likelihood of the consummation of the Merger. The Company Board also considered that the terms of the Support Agreements (i) were limited to Mr. Bowman’s and Mr. Labovitz’s respective capacities as a Company Stockholder and (ii) did not limit the Company Board from exercising its ability to effect a Recommendation Change or terminate the Merger Agreement to accept a Superior Proposal, in each case, in accordance with the terms of the Merger Agreement.

•
Opportunity to Engage with Third Parties During and After the Go-Shop Period. The Company Board considered the terms of the Merger Agreement permitting the Company to actively solicit alternative acquisition proposals from third parties for approximately 35 days following the execution of the Merger Agreement, and to continue such negotiations following the expiration of such period under certain specified circumstances, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Solicitation of Other Offers.”

•
Preparation for Go-Shop Outreach Prior to Execution of Merger Agreement. The Company Board considered that, prior to executing the Merger Agreement, the Company’s management and BofA Securities (i) had prepared a list of approximately 75 potential alternative acquirors to contact during the “go-shop” period, (ii) had provided the Company Board with their assessment of those parties most likely to engage with the Company during the “go-shop” period, and (iii) were otherwise prepared to launch the “go-shop” outreach immediately following the public announcement of the Merger Agreement.

•	Ability to Change Company Board Recommendation. The Company Board considered the provisions in the Merger Agreement permitting the Company Board to withhold, withdraw, amend or modify its
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recommendation to the Company Stockholders, in each case, under certain specified circumstances and subject to the Company complying with certain specified requirements, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Recommendation Change; Entry into Alternative Acquisition Agreement.”
•
Ability to Terminate the Merger Agreement in Order to Accept a Superior Proposal (On or Prior to September 28, 2026). The Company Board considered the terms of the Merger Agreement permitting the Company, on or prior to September 28, 2026, to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received from an Excluded Party, subject to certain conditions, including that the Company pay Parent the Company Termination Fee of $13,430,836, which is 50% of the Company Termination Fee otherwise payable, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Superior Proposals” and “The Merger Agreement—Termination by the Company.”

•
Ability to Terminate the Merger Agreement in Order to Accept a Superior Proposal (Prior to the Receipt of the Requisite Stockholder Approval). The Company Board considered the terms of the Merger Agreement otherwise permitting the Company, prior to the receipt of the Requisite Stockholder Approval, to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, subject to certain conditions, including that the Company pay Parent the Company Termination Fee, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Superior Proposals” and “The Merger Agreement—Termination by the Company.”

•	Other Terms of the Merger Agreement. The Company Board considered:
○
that the Merger Agreement and other Transaction Documents were negotiated at arm’s length between the Company Board, on the one hand, and the Buyer Parties, on the other hand, with the assistance of their respective legal and financial advisors (if any);

○	its belief that the material terms of the Merger Agreement, taken as a whole, were as favorable to the Company as reasonably possible based on the applicable facts and circumstances;
○
its belief that the $13,430,836 Company Termination Fee payable under the Merger Agreement if the Company terminates the Merger Agreement on or prior to September 28, 2026 to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received from an Excluded Party was reasonable in amount and not preclusive of alternative proposals;

○
its belief that the $26,861,672 Company Termination Fee payable under the Merger Agreement if the Company terminates the Merger Agreement prior to the receipt of the Requisite Stockholder Approval to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal was reasonable in amount and not preclusive of alternative proposals;

○
that the terms of the Merger Agreement permit the Company, under circumstances specified in the Merger Agreement, to obtain an injunction, specific performance and other equitable relief to cause Parent and Merger Sub to consummate the Merger and to prevent other breaches of the Merger Agreement, without any requirement to provide any bond or other security, subject to the terms and limitations of the Merger Agreement, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Specific Performance”; and

○
that the terms of the Merger Agreement provide the Company sufficient operating flexibility to conduct its operations in the ordinary course of business in all material respects until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

•
Appraisal Rights. The Company Board considered that the Company Stockholders (and “beneficial owners”) have the right to exercise their statutory appraisal rights under Section 262 and receive payment of the fair value of their shares of Company Common Stock in lieu of the Per Share Price, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless such Company Stockholder (or beneficial owner) fails to perfect or effectively withdraws or loses its right to appraisal of such Dissenting Company Shares pursuant to Section 262, as more fully described in the section of this proxy statement entitled “Appraisal Rights.”

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In the course of its deliberations, the Company Board also considered a variety of uncertainties, risks and potentially negative factors (which are not presented in a particular order and were neither ranked nor weighted in any manner by the Company Board), including:
•
that, following the completion of the Merger, the Company Stockholders will not participate in potential further growth in the Company’s assets, future earnings growth or future appreciation in value of the shares of Company Common Stock, as more fully described in the section of this proxy statement entitled “The Merger—Effects of the Merger on the Company”;

•
the risk that the Merger may not be consummated in a timely manner or at all, and the potential consequences of such failure, including: (i) loss of value to the Company Stockholders; (ii) negative effects on the Company’s operations and prospects, including the departure of key personnel; and (iii) adverse effects on the market’s perception of the Company’s prospects if consummation of the Merger is delayed or does not occur, each as more fully described in the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is Not Completed”;

•
that, although the Per Share Price represents a substantial premium to the Company’s unaffected closing price, recent volume-weighted average prices, and other historical trading benchmarks, the Per Share Price reflected a price modestly below (by approximately 3%) the 52-week high closing price of the Company Common Stock for the period ending on the Premium Reference Date (such 52-week high occurring on November 5, 2025) and below certain undiscounted median analyst price targets referenced in materials presented to the Company Board by BofA Securities on August 9, 2026;

•	the risk that the financing contemplated by the Merger Agreement and the Financing Commitments will not be obtained, resulting in the Buyer Parties not having sufficient funds to complete the Merger;
•
that the Buyer Parties are newly formed entities with essentially no assets and the Guarantee only provides for the funding of the payment of (i) the Parent Termination Fee and any associated Enforcement Costs (as defined in the Merger Agreement) with Enforcement Costs capped at $3,500,000, together with interest at the prime rate published in The Wall Street Journal, (ii) certain reimbursement obligations for out-of-pocket costs and expenses of the Company and (iii) any payments owed by Parent to the Company pursuant to Section 9.11 of the Merger Agreement, subject to a $49,648,580 cap on the Guarantors’ aggregate liability under the Guarantee, as more fully described in the section of this proxy statement entitled “Certain Agreements Related to the Merger—The Guarantee”;

•
the possible effects of the pendency or consummation of the Merger, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the Transactions, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that employees might choose not to remain employed with the Company prior to the completion of the Merger;

•
the restrictions in the Merger Agreement on the Company’s ability to solicit competing proposals following the expiration of the “go-shop” period (subject to certain exceptions), as more fully described in the section of this proxy statement entitled “The Merger Agreement—No Solicitation”;

•
the possibility that under certain limited circumstances, such as upon the Company’s termination of the Merger Agreement to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, the Company may be required to pay Parent the Company Termination Fee, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Company Termination Fee”;

•
the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other actions it would otherwise take with respect to the operations of the Company absent the pendency of the Merger, as more fully described in the section of this proxy statement entitled “The Merger Agreement—Conduct of Business Pending the Merger”;

•
that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such

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transactions, that the Company could experience talent loss as a result of the announcement or pendency of the Merger, and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated;
•
that the receipt of the Per Share Price in cash in exchange for shares of Company Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for certain Company Stockholders, as more fully described in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”;

•
the interests that the Company’s non-employee directors and executive officers may have in the Merger, which may be different from, or in addition to, those of the Company’s other stockholders, as more fully described in the section of this proxy statement entitled “The Merger—Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger”;

•
that, for the reasons described in this proxy statement, the Company Board negotiated bilaterally with Bernhard rather than conducting a public or private “auction” or broader sales process of the Company; and

•
the possibility that, despite the view of the Company Board that contacting other potential counterparties was unlikely to yield a proposal that would be a material improvement to the Transactions, as more fully described in the bullet above titled Results of Negotiations with Bernhard; Highest Price Reasonably Available and Risk of Loss of Opportunity, another party may have been willing to acquire the Company for consideration with a value in excess of the Per Share Price.

After taking into account all of the factors set forth above, as well as others, the Company Board (i) concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations, (ii) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, and (iii) made the Company Board Recommendation to the Company Stockholders.
This discussion of the information and factors considered by the Company Board includes the material positive and negative factors considered by the Company Board, but it is not intended to be exhaustive and may not include all the factors considered by the Company Board. The Company Board did not quantify or assign any specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and the Transactions. Rather, the Company Board viewed its position and recommendation as being based on the totality of the information presented to, and factors considered by, it. In addition, individual members of the Company Board may have given differing weights to different factors.
The explanation of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Certain Unaudited Financial Projections
The Company does not, as a matter of course, publicly disclose long-term forecasts or internal projections of its future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, especially in respect of projections covering extended periods of time. However, certain unaudited financial projections of the Company, prepared by the Company’s management, as more fully described below, were made available:
•	to the Company Board in connection with the Company Board’s evaluation of potential strategic alternatives for the Company, including a potential transaction with Bernhard;
•
to BofA Securities for its use and reliance in connection with its financial analyses and opinion described in the section of this proxy statement entitled “The Merger—Opinion of Financial Advisor to the Company”; and

•
to Bernhard and to the other parties that executed a confidentiality agreement during the “go-shop” period, as described in greater detail in the section of this proxy statement entitled “The Merger—Background of the Merger,” to facilitate the due diligence review by such parties.

The inclusion of the unaudited financial projections in this proxy statement should not be regarded as an indication that the Company Board, the Company, Bernhard or any of their respective affiliates, officers, directors, advisors or other representatives (including financial advisors) or any other person considered, or now considers, such information necessarily predictive of actual future results, a guarantee of performance or otherwise material given the inherent risks and uncertainties associated with such projections. The unaudited financial projections described below are included in
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this proxy statement solely to give Company Stockholders access to information that was made available to the persons described above and in the remainder of this section of this proxy statement, including each of the Company Board, BofA Securities and Bernhard. By including the unaudited financial projections in this proxy statement, none of the Company, Bernhard or any of their respective affiliates, officers, directors, advisors or other representatives (including financial advisors) has made or makes any representation to any Company Stockholder regarding the information included in the unaudited financial projections or the Company’s ultimate performance as compared to the information in the unaudited financial projections.
April 2026 Projections
Following the receipt of the Second Bernhard Proposal, and in connection with the Company Board’s review of the Second Bernhard Proposal, the Company’s management, with assistance from representatives of BofA Securities, prepared the April 2026 Projections. On April 17, 2026, the April 2026 Projections were provided to the Company Board and reviewed during the meeting of the Company Board on that day.
The April 2026 Projections comprise two separate cases, one which includes only revenue attributable to the Company’s organic growth strategy (the “April Organic Case”), and another which also includes revenue attributable to the Company’s acquisition strategy (the “April M&A Case”). Both cases were prepared based on the Company’s anticipated capital availability and did not reflect potential efficiency gains from artificial intelligence initiatives. Neither case gave effect to a potential transaction with Bernhard or any public company cost savings.
The April Organic Case also included the following assumptions and estimates of the Company’s management:
•	net revenue growth rates of approximately 25.6% in fiscal year 2026, decreasing to approximately 2.7% in fiscal year 2029, and increasing to approximately 8.5% in fiscal year 2031;
•	Adjusted EBITDA (Unburdened by SBC) margins of approximately 17.8% in fiscal year 2026, decreasing to approximately 17.2% in fiscal year 2031;
•
Adjusted EBIT (Burdened by SBC) margins of approximately 8.5% in fiscal year 2026, decreasing to 7.7% in fiscal year 2027, increasing to approximately 8.0% in fiscal year 2028, decreasing again to approximately 7.7% in fiscal year 2029, and increasing to approximately 7.9% in fiscal year 2031; and

•	effective tax rates of 18%, which represents the preliminary federal tax rate, plus state taxes, inclusive of expected research & development tax credits.
The following table sets forth the April Organic Case ($ in millions):

	April Organic Case
	2026E	2027E	2028E	2029E	2030E	2031E
Net Revenue(1)	$536	$602	$650	$668	$710	$770
Adjusted EBITDA (Unburdened by SBC)(2)	$96	$105	$114	$115	$122	$133
Depreciation and Amortization	$28	$34	$37	$38	$40	$44
Stock-based Compensation	$22	$24	$25	$25	$26	$28
Adjusted EBIT (Burdened by SBC)(3)	$46	$47	$52	$52	$55	$61
Tax-Effected Adjusted EBIT(4)	$37	$38	$43	$42	$45	$50

(1)	Net Revenue, a non-GAAP financial measure, represents gross contract revenue, less revenue derived from pass-through sub-consultants fees, reimbursable expenses, and other direct expenses.
(2)
Adjusted EBITDA (Unburdened by SBC), a non-GAAP financial measure, represents Net Revenue, less operations expenses, corporate expenses, general & administrative expenses and bonus-related expenses, plus interest, taxes, depreciation and amortization, stock-based compensation and, in fiscal year 2026, other amounts. Adjusted EBITDA (Unburdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(3)
Adjusted EBIT (Burdened by SBC), a non-GAAP financial measure, represents Adjusted EBITDA (Unburdened by SBC), less depreciation and amortization and stock-based compensation. Adjusted EBIT (Burdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(4)
Tax-Effected Adjusted EBIT, a non-GAAP financial measure, represents Adjusted EBIT (Burdened by SBC), less tax expense (assuming an 18.0% effective tax rate). Tax-Effected Adjusted EBIT should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

The April M&A Case also included the following assumptions and estimates of the Company’s management:
•	net revenue growth rates of approximately 25.3% in fiscal year 2026, decreasing to approximately 8.3% in fiscal year 2029, and increasing to approximately 15.1% in fiscal year 2031;
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•	Adjusted EBITDA (Unburdened by SBC) margins of approximately 18.1% in fiscal year 2026, decreasing to approximately 17.0% in fiscal year 2031;
•
Adjusted EBIT (Burdened by SBC) margins of approximately 8.8% in fiscal year 2026, decreasing to approximately 7.8% in fiscal year 2027, increasing to approximately 7.9% in fiscal year 2028, and decreasing to approximately 7.7% in fiscal year 2031; and

•	effective tax rates of 18%, which represents the preliminary federal tax rate, plus state taxes, inclusive of expected research & development tax credits.
The following table sets forth the April M&A Case ($ in millions):

	April M&A Case
	2026E	2027E	2028E	2029E	2030E	2031E
Net Revenue(1)	$545	$636	$717	$776	$873	$1,005
Adjusted EBITDA (Unburdened by SBC)(2)	$98	$111	$125	$132	$149	$171
Depreciation and Amortization	$29	$36	$41	$44	$50	$57
Stock-based Compensation	$22	$25	$27	$29	$32	$36
Adjusted EBIT (Burdened by SBC)(3)	$48	$50	$57	$59	$67	$77
Tax-Effected Adjusted EBIT(4)	$39	$41	$47	$49	$55	$64

(1)	Net Revenue, a non-GAAP financial measure, represents gross contract revenue, less revenue derived from pass-through sub-consultants fees, reimbursable expenses, and other direct expenses.
(2)
Adjusted EBITDA (Unburdened by SBC), a non-GAAP financial measure, represents Net Revenue, less operations expenses, corporate expenses, general & administrative expenses and bonus-related expenses, plus interest, taxes, depreciation and amortization, stock-based compensation and, in fiscal year 2026, other amounts. Adjusted EBITDA (Unburdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(3)
Adjusted EBIT (Burdened by SBC), a non-GAAP financial measure, represents Adjusted EBITDA (Unburdened by SBC), less depreciation and amortization and stock-based compensation. Adjusted EBIT (Burdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(4)
Tax-Effected Adjusted EBIT, a non-GAAP financial measure, represents Adjusted EBIT (Burdened by SBC), less tax expense (assuming an 18.0% effective tax rate). Tax-Effected Adjusted EBIT should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

These assumptions and estimates were determined by the Company’s management based on their experience and judgment and their expectations of the Company’s operations as a standalone company.
While each case was provided to the Company Board and BofA Securities, the Company’s management directed BofA Securities to use only the April Organic Case for purposes of its valuation perspectives reviewed at the April 17, 2026 Company Board meeting due to the uncertainty, unpredictability and subjectivity of the estimated revenue attributable to businesses acquired by the Company.
June 2026 Projections
Following the meeting of the Company Board on April 17, 2026, and in connection with the Company Board’s review of the Final Bernhard Proposal, the Company’s management, with assistance from representatives of BofA Securities, prepared the June 2026 Projections.
On July 14, 2026, the Company Board approved the June 2026 Projections for BofA Securities’ use and reliance in connection with its financial analyses and opinion described in the sections of this proxy statement entitled “The Merger—Opinion of Financial Advisor to the Company”.
The June 2026 Projections comprise two separate cases, one which includes only revenue attributable to the Company’s organic growth strategy (the “June Organic Case”), and another which also includes revenue attributable to the Company’s acquisition strategy (the “June M&A Case”). Both cases were prepared based on the Company’s anticipated capital availability and did not reflect potential efficiency gains from artificial intelligence initiatives. Neither case gave effect to a potential transaction with Bernhard or any public company cost savings.
The June 2026 Projections were based on the assumptions and estimates underlying the April 2026 Projections, as modified to reflect: (i) updated growth assumptions; (ii) projected revenue from new projects; (iii) revised assumptions
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regarding the anticipated phase-out of a significant contract; (iv) the consolidation of revenue into categories more closely aligned with the Company’s strategic plans for financial reporting, and (v) increased projections for organic revenue in the outer years, the anticipated growth rate for Adjusted EBITDA (Unburdened by SBC), and anticipated capital expenditure costs.
Specifically, the June Organic Case also included the following assumptions and estimates of the Company’s management:
•	net revenue growth rates of approximately 25.6% in fiscal year 2026, decreasing to approximately 6.6% in fiscal year 2029, and increasing to approximately 8.5% in fiscal year 2031;
•
Adjusted EBITDA (Unburdened by SBC) margins of approximately 17.8% in fiscal year 2026, decreasing to approximately 17.4% in fiscal year 2027, and then increasing to approximately 17.6% in fiscal year 2031;

•	Adjusted EBIT (Burdened by SBC) margins of approximately 8.5% in fiscal year 2026, decreasing to approximately 7.7% in fiscal year 2027, and increasing to approximately 8.3% in fiscal year 2031; and
•	effective tax rates of 18%, which represents the preliminary federal tax rate, plus state taxes, inclusive of expected research & development tax credits.
The following table sets forth the June Organic Case ($ in millions):

	June Organic Case
	2026E	2027E	2028E	2029E	2030E	2031E
Net Revenue(1)	$536	$602	$650	$693	$744	$807
Adjusted EBITDA (Unburdened by SBC)(2)	$96	$105	$114	$121	$131	$142
Depreciation and Amortization	$28	$34	$37	$40	$42	$46
Stock-based Compensation	$22	$24	$25	$26	$27	$29
Adjusted EBIT (Burdened by SBC)(3)	$46	$47	$52	$56	$61	$67
Tax-Effected Adjusted EBIT(4)	$37	$38	$43	$46	$50	$55

(1)	Net Revenue, a non-GAAP financial measure, represents gross contract revenue, less revenue derived from pass-through sub-consultants fees, reimbursable expenses, and other direct expenses.
(2)
Adjusted EBITDA (Unburdened by SBC), a non-GAAP financial measure, represents Net Revenue, less operations expenses, corporate expenses, general & administrative expenses and bonus-related expenses, plus interest, taxes, depreciation and amortization, stock-based compensation and, in fiscal year 2026, other amounts. Adjusted EBITDA (Unburdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(3)
Adjusted EBIT (Burdened by SBC), a non-GAAP financial measure, represents Adjusted EBITDA (Unburdened by SBC), less depreciation and amortization and stock-based compensation. Adjusted EBIT (Burdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(4)
Tax-Effected Adjusted EBIT, a non-GAAP financial measure, represents Adjusted EBIT (Burdened by SBC), less tax expense (assuming an 18.0% effective tax rate). Tax-Effected Adjusted EBIT should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

The June M&A Case also included the following assumptions and estimates of the Company’s management:
•	net revenue growth rates of approximately 25.2% in fiscal year 2026, decreasing to approximately 11.8% in fiscal year 2029, and increasing to approximately 14.9% in fiscal year 2031;
•	Adjusted EBITDA (Unburdened by SBC) margins of approximately 18.1% in fiscal year 2026, decreasing to approximately 17.3% in fiscal year 2031;
•	Adjusted EBIT (Burdened by SBC) margins of approximately 8.6% in fiscal year 2026, decreasing to approximately 7.8% in fiscal year 2027, increasing to approximately 8.3% in fiscal year 2031; and
•	effective tax rates of 18%, which represents the preliminary federal tax rate, plus state taxes, inclusive of expected research & development tax credits.
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The following table sets forth the June M&A Case ($ in millions):

	June M&A Case
	2026E	2027E	2028E	2029E	2030E	2031E
Net Revenue(1)	$544	$637	$717	$802	$907	$1,042
Adjusted EBITDA (Unburdened by SBC)(2)	$98	$111	$125	$139	$157	$181
Depreciation and Amortization	$29	$36	$41	$46	$52	$59
Stock-based Compensation	$22	$25	$27	$29	$33	$36
Adjusted EBIT (Burdened by SBC)(3)	$47	$50	$57	$64	$72	$86
Tax-Effected Adjusted EBIT(4)	$39	$41	$47	$52	$59	$71

(1)	Net Revenue, a non-GAAP financial measure, represents gross contract revenue, less revenue derived from pass-through sub-consultants fees, reimbursable expenses, and other direct expenses.
(2)
Adjusted EBITDA (Unburdened by SBC), a non-GAAP financial measure, represents Net Revenue, less operations expenses, corporate expenses, general & administrative expenses and bonus-related expenses, plus interest, taxes, depreciation and amortization, stock-based compensation and, in fiscal year 2026, other amounts. Adjusted EBITDA (Unburdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(3)
Adjusted EBIT (Burdened by SBC), a non-GAAP financial measure, represents Adjusted EBITDA (Unburdened by SBC), less depreciation and amortization and stock-based compensation. Adjusted EBIT (Burdened by SBC) should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

(4)
Tax-Effected Adjusted EBIT, a non-GAAP financial measure, represents Adjusted EBIT (Burdened by SBC), less tax expense (assuming an 18.0% effective tax rate). Tax-Effected Adjusted EBIT should not be considered as an alternative to revenue, net income (loss) or any other items calculated in accordance with GAAP, or as an indicator of the Company’s operating performance.

These assumptions and estimates were determined by the Company’s management based on their experience and judgment and their expectations of the Company’s operations as a standalone company.
While each case was provided to the Company Board, BofA Securities, Bernhard and the other parties that executed a confidentiality agreement during the “go-shop” period, the Company’s management directed BofA Securities to use and rely upon only the June Organic Case for purposes of its financial analyses and opinion described in the sections of this proxy statement entitled “The Merger—Opinion of Financial Advisor to the Company” due to the uncertainty, unpredictability and subjectivity of the estimated revenue attributable to businesses acquired by the Company.
Free Cash Flow Projections
BofA Securities arithmetically calculated the following unlevered free cash flow estimates for the Company (the “Free Cash Flow Projections”) solely using information provided by the Company, including the April Organic Case and the June Organic Case ($ in millions):

	2026E	2027E	2028E	2029E	2030E	2031E
Unlevered Free Cash Flow (April Organic Case)(1)	($24)	$28	$40	$57	$61	$62
Unlevered Free Cash Flow (June Organic Case) (2)	($10)	$31	$44	$57	$69	$74

(1)
Unlevered Free Cash Flow (April Organic Case) is defined as Tax-Effected Adjusted EBIT, plus depreciation and amortization, less capital expenditures and changes to the Company’s net working capital, in each case, as set forth in the April Organic Case.

(2)
Unlevered Free Cash Flow (June Organic Case) is defined as Tax-Effected Adjusted EBIT, plus depreciation and amortization, less capital expenditures and changes to the Company’s net working capital, in each case, as set forth in the June Organic Case.

Additional Information Concerning the Projections
Although the April 2026 Projections, the June 2026 Projections, and the arithmetically calculated Free Cash Flow Projections (collectively, the “Projections”) are presented with numerical specificity, they reflect numerous assumptions and estimates with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s business, including those detailed above and below, that the Company’s management believed in good faith were reasonable as of the date finalized. The Company’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections are forward-looking statements that should be read with caution, and there can be no assurance that the projected results will be realized or that actual results will not be higher or lower than projected
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(see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and the risks described under the caption “Cautionary Statement about Forward-Looking Statements” and the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, each filed with the SEC, and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations page at investors.bowman.com). The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results, level of activity, performance or achievements and cause the Projections not to be achieved include, among others, (i) the Company’s ability to compete effectively; (ii) the Company’s ability to hire and retain key executives and to plan for and manage the succession of key executives; (iii) the Company’s ability to hire, retain and utilize qualified personnel; (iv) the Company’s ability to maintain adequate utilization of its workforce due to slowdowns in the economy, or reduced demand for its services; (v) the Company’s ability to integrate acquired businesses successfully; (vi) the Company’s ability to achieve synergies and cost savings in connection with prior or future acquisitions; (vii) customer demands, the strengthening or weakening of the economy and the potential decline of customer spending; (viii) dangers related to construction, roadway, mining, and maintenance sites, the Company’s ability to maintain safe work conditions, and its exposure to significant financial losses and reputational harm, as well as civil and criminal liabilities; (ix) the Company’s exposure to significant risks of liability due to the nature of its services, which may exceed coverage under its insurance policies; (x) the adjustment, cancellation or suspension of the contracts in the Company’s backlog by its customers; (xi) given the nature of the Company’s contracts, particularly those that are fixed price, the risks related to cost overruns; (xii) the risk that governmental agencies may modify, curtail or terminate the Company’s contracts at any time prior to their completion and, if the Company does not replace them, it may suffer a decline in revenue; (xiii) the Company’s failure to comply with a variety of complex procurement rules and regulations, which could damage its reputation and result in the Company being liable for penalties; and (xiv) the Company’s dependence on third parties to complete certain elements of its contracts. Additional factors that may impact the Company’s business can be found in the various risk factors included the Company’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are beyond the Company’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those in the Projections. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The Projections may not be consistent with the Company’s historical operating data as a result of the assumptions and estimates detailed above. The Projections also may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with the Company’s historical financial statements and the other information included or incorporated by reference in this proxy statement.
The Projections were developed by the Company’s management as (or, in the case of the Free Cash Flow Projections, arithmetically calculated by BofA Securities based on the Company’s) then-current estimates of the Company’s future financial performance. The Projections were developed as then-current estimates of the Company’s future financial performance as an independent public company, without giving effect to the Transactions, or any changes to the Company’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the Transactions.
Because the Projections reflect (or are arithmetically based on) estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections do not take into account any circumstances or events occurring after the date that they were prepared and, except to the extent required by applicable federal securities laws, neither the Company nor any other party intends to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even in the event that all or any of the assumptions are shown not to be appropriate. The Projections also do not consider the effect of any failure of the Transactions to be completed. The Projections are not, and should not be considered to be, a guarantee of future operating results.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this proxy statement have been prepared by (or, in the case of the Free Cash Flow Projections, arithmetically calculated by BofA Securities based on information provided by the Company’s management), and are the responsibility of, the Company’s management and neither the Company’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled, performed any other assurance procedures, or applied agreed-upon procedures with respect to the Projections, nor have
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they expressed an opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. The Projections should be evaluated, if at all, in conjunction with the Company’s historical financial statements and the other information included or incorporated by reference in this proxy statement. The report by Ernst & Young LLP incorporated by reference in this proxy statement relates to the Company’s historical audited financial statements and does not extend to the Projections and should not be read to do so.
Certain financial measures included in the Projections are not calculated in accordance with GAAP. These financial measures, such as Adjusted EBITDA (Unburdened by SBC), are non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The Company will not be providing a quantitative reconciliation of the applicable forward-looking non-GAAP financial measures. Financial measures included in financial information provided to a board of directors and their respective financial advisors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules and regulations regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not created or provided to or relied upon by the Company, the Company Board, or BofA Securities in connection with the Transactions. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.
In light of the foregoing factors and the uncertainties inherent in the Projections, Company Stockholders are cautioned not to place undue reliance on the Projections.
Opinion of Financial Advisor to the Company
The Company has retained BofA Securities to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of, among other things, BofA Securities’ experience in the Company’s industry and public company transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business (including the knowledge obtained from BofA Securities’ efforts on behalf of the Company during its review of strategic alternatives).
On August 9, 2026, at a meeting of the Company Board held to evaluate the Merger, BofA Securities delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated August 9, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Price to be received in the Merger by holders of the Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Company Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Company Board for the benefit and use of the Company Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects of the Merger (other than the Per Share Price to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
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In connection with rendering its opinion, BofA Securities:
1.	reviewed certain publicly available business and financial information relating to the Company;
2.
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including the June Organic Case (such forecasts, “Company Forecasts”);

3.	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;
4.	reviewed the trading history for Company Common Stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
5.	compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;
6.	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
7.	reviewed a draft, dated August 8, 2026, of the Merger Agreement (the “Draft Agreement”); and
8.	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Securities relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting the Company and its business. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of the Company, that the final executed Agreement would not differ in any material respect from the Draft Agreement reviewed by it.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Per Share Price to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. As the Company was aware, prior to the date of its opinion, BofA Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Per Share Price to be received by holders of the Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Price or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision
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of the Company to proceed with or effect the Merger. BofA Securities did not express any view or opinion as to the prices at which Company Common Stock would trade at any time, including following announcement or consummation of the Merger. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter. BofA Securities relied, at the direction of the Company, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters relating to the Company or the Merger, as to which matters BofA Securities understands that the Company obtained such advice as it deemed necessary from qualified professionals. Except as described in this summary, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. As the Company was aware, the credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on the Company, Parent or the Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a summary of the material financial analyses presented by BofA Securities to the Company Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Company Financial Analyses.
Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for the Company and the following 11 publicly traded companies in the engineering, architecture, design and consulting sector:

Selected Publicly Traded Company	EV/2026 Estimated Adjusted EBITDA	EV/2027 Estimated Adjusted EBITDA
Tetra Tech, Inc.	13.7x	13.0x
Jacobs Solutions Inc.	12.8x	11.6x
Parsons Corporation	12.1x	9.6x
Willdan Group, Inc.	12.0x	9.9x
AtkinsRéalis Group Inc.	11.8x	10.3x
Stantec Inc.	11.6x	10.6x
WSP Global Inc.	11.5x	10.3x
Arcadis NV	9.4x	8.5x
AECOM	8.2x	7.6x
Onterris, Inc.	8.0x	7.1x
KBR, Inc.	6.5x	6.6x

BofA Securities selected the publicly traded companies based on its professional judgment and experience. BofA Securities reviewed, among other things, enterprise values (“EV”) of the selected publicly traded companies, calculated as equity values based on closing stock prices on August 7, 2026, plus debt, less cash and cash equivalents, as a multiple of calendar year 2026 and 2027 estimated adjusted earnings before interest, taxes, depreciation and amortization, unburdened by stock-based compensation, commonly referred to as adjusted EBITDA (“Adjusted EBITDA”). The EV, calendar year 2026E and calendar year 2027E estimated Adjusted EBITDA and corresponding EV / calendar year 2026 and EV / calendar year 2027 estimated Adjusted EBITDA multiples for each of the selected publicly traded companies are presented above. Based on the foregoing, the mean EV / calendar year 2026 estimated Adjusted EBITDA multiples and the mean EV / calendar year 2027 estimated Adjusted EBITDA multiples of the selected publicly traded companies were approximately 10.7x and 9.6x, respectively. BofA Securities then applied
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calendar year 2026 Adjusted EBITDA multiples of 7.5x to 10.5x and calendar year 2027 Adjusted EBITDA multiples of 6.5x to 9.5x, in each case, derived from the selected publicly traded companies, to the Company’s calendar year 2026 and 2027 estimated Adjusted EBITDA, respectively. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the Company Forecasts. BofA Securities selected the publicly traded companies based on its professional judgment and experience. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Per Share Price:

Implied Per Share Equity Value Reference Ranges for the Company
2026E Adjusted EBITDA	2027E Adjusted EBITDA	Per Share Price
$27.70 - $43.75	$25.60 - $43.20	$43.00

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.
Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following 14 selected transactions involving companies in the engineering, architecture, design and consulting sector. BofA Securities reviewed transaction values, calculated the EV implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s (i) Adjusted EBITDA during the 12 months prior to the announcement of the applicable transaction or (ii) historical and projected Adjusted EBITDA during the calendar year during which the applicable transaction occurred (collectively, “Twelve-Month Adjusted EBITDA”):

Acquiror	Target	EV / Twelve-Month Adjusted EBITDA
WSP Global Inc.	John Wood Group PLC’s Built Environment Division	16.0x
Arcadis NV	IBI Group Inc.	11.5x
Tetra Tech, Inc.	RPS Group plc	16.0x
GI Partners, LLC	Atlas Technical Consultants, Inc.	12.0x
WSP Global Inc.	POWER Engineers, Incorporated	15.2x
Parsons Corporation	BCC Engineering, LLC	13.0x
Acuren Corporation	NV5 Global, Inc.	11.6x
WSP Global Inc.	Ricardo plc	10.4x
SGS SA	Applied Technical Services, LLC	13.9x
Qualus Power Services, LLC	John Wood Group PLC’s North American Transmission & Distribution Engineering Business	14.9x
Applus Services, S.A.	APEM Groupe SAS	14.7x
WSP Global Inc.	TRC Companies, LLC	15.9x
Jacobs Solutions Inc.	PA Consulting Group Limited (35% interest)	13.0x
Willdan Group, Inc.	Burton Energy Group, LLC	10.6x

The EV, Twelve-Month Adjusted EBITDA and corresponding EV / Twelve-Month Adjusted EBITDA multiples for each of the selected transactions are presented above. Based on the foregoing, the mean and median multiples obtained by dividing EV by the Twelve-Month Adjusted EBITDA for the selected transactions were 13.5x and 13.5x, respectively. BofA Securities then applied Twelve-Month Adjusted EBITDA multiples of 10.5x to 13.5x, derived from the selected transactions and based on its professional judgment and experience, to the Company’s Adjusted EBITDA generated during the 12-month period ended June 30, 2026. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Historical financial data of the Company were based on the Company’s public filings, with the exception of the Company’s financial data for the second quarter of 2026, which were provided by the Company’s management. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Per Share Price.
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Implied Per Share Equity Value Reference Range for the Company	Per Share Price
$34.00 - $47.25	$43.00

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Company and the Merger were compared.
Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s third and fourth quarters in 2026 and for the fiscal years 2027 through 2031 based on the Company Forecasts set forth under the section of this proxy statement captioned “The Merger—Certain Unaudited Financial Projections.” BofA Securities calculated terminal values for the Company by applying perpetuity growth rates of 3.0% to 4.0%, based on BofA Securities’ professional judgment and experience, to the Company’s terminal year estimated unlevered, after-tax free cash flows. The cash flows and terminal values were then discounted to present value as of June 30, 2026, assuming a mid-year convention, using discount rates ranging from 10.0% to 12.0%, which were based on an estimate of the Company’s weighted average cost of capital, as estimated by BofA Securities based on its professional judgment and experience. This analysis indicated the following approximate implied per share equity value reference range for the Company as compared to the Per Share Price:

Implied Per Share Equity Value Reference Range for the Company	Per Share Price
$26.40 - $45.95	$43.00

Other Factors
In rendering its opinion, BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
historical trading prices and trading volumes of the Company Common Stock, including the range of closing trading prices of Company Common Stock during the 52-week period ended August 7, 2026, which ranged from $25.31 to $44.43 per share;

•
certain publicly available equity research analyst one-year forward stock price targets for the Company Common Stock, which, after discounting at the midpoint of the Company’s estimated cost of equity of 13%, indicated a range of present values of $33.63 to $51.33 per share; and

•
an illustrative leveraged buyout analysis, in which BofA Securities analyzed the Company from the perspective of a financial sponsor that would effect a hypothetical leveraged buyout of the Company. Based on the Company Forecasts, BofA Securities made certain assumptions, based on its professional judgment and experience, including (i) a transaction closing date of June 30, 2026, (ii) 4.75x leverage, (iii) a 4.5-year holding period, (iv) a range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5%, and (v) an LTM Adjusted EBITDA exit multiple range of 9.0x to 12.0x. This analysis indicated an implied equity value reference range for the Company Common Stock of $32.05 to $48.30 per share.

Miscellaneous
As noted above, the discussion set forth in the section entitled “Summary of Material Company Financial Analyses” is a brief summary of the material financial analyses presented by BofA Securities to the Company Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a
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misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to holders of the Company Common Stock of the Per Share Price to be received by such holders, and were provided to the Company Board in connection with the delivery of BofA Securities’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual value of the Company.
The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Bernhard, rather than by any financial advisor, and was approved by the Company Board. The decision to enter into the Merger Agreement was solely that of the Company Board, and BofA Securities did not recommend any specific amount of consideration to the Company or the Company Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Company Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of Company Board or management with respect to the Merger or the Per Share Price.
The Company has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $14,800,000, $2,000,000 of which fee was payable upon delivery of its opinion and the remainder of which is contingent upon the completion of the Merger. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) the Company and certain of its affiliates and (ii) BCP Management, an affiliate of Parent, and certain of BCP Management’s affiliates and portfolio companies.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including (i) acting as administrative agent, left lead bookrunner, co-lead arranger, swing line lender, letter of credit lender and lender on a $250 million revolving credit facility, which is expected to be repaid in full upon consummation of the Merger, (ii) providing commercial credit card, business checking and other liquidity and treasury services, (iii) providing share repurchase, foreign exchange, and other markets products, and (iv) providing term loans, lines of credit and other commercial credit products. From August 1, 2024 through July 31, 2026 BofA Securities and its affiliates derived aggregate revenues from the Company and certain of its affiliates of approximately $4.0 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to BCP Management and certain of its affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) acting as lender in a leveraged loan syndication, (ii) providing business checking, credit card, deposit and other liquidity and treasury products, (iii) providing term loans, lines of credit, letters of credit, real estate loans and other commercial credit products, (iv) providing foreign exchange and other markets products,
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(v) providing workplace benefit, defined contribution and other consumer wealth products. From August 1, 2024 through July 31, 2026 BofA Securities and its affiliates derived aggregate revenues from BCP Management and certain of its affiliates and/or portfolio companies of approximately $10.0 million for investment and corporate banking services.
As of August 7, 2026, the last trading date before the delivery of the opinion, BofA Securities and its affiliates directly owned in a non-fiduciary capacity shares of the Company Common Stock, which as of the close of trading on such date, had a market value of approximately $7.0 million (which constituted less than 1.5% of the outstanding Company Common Stock as of such date).
As of the date of its opinion, BofA Securities and its affiliates were working with BCP Management and its affiliates and/or portfolio companies on one or more investment and corporate banking matters unrelated to the Merger and BofA Securities believes, based on the information available to it as of the date of its opinion, that the aggregate revenues BofA Securities and its affiliates will derive from BCP Management and its affiliates and/or portfolio companies for those concurrent investment and corporate banking services will be less than the fee payable to BofA Securities for its services in connection with the Merger. In addition, in the ordinary course of their respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with the Company on the Merger) have pitched, are currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Merger to BCP Management and its affiliates (including M&A advisory services to the extent unrelated to the Merger and ordinary course lending and capital markets activities so long as such parties have not disclosed to us that the proceeds thereof will be used to finance an acquisition of the Company) but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
Interests of the Company’s Non-Employee Directors and Executive Officers in the Merger
The Company’s non-employee directors and executive officers may be deemed to have, similar to other transactions of this type, certain financial interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Company Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend to the Company Stockholders that they vote to approve the Merger Proposal.
The Company’s executive officers for purposes of the discussion below include Gary Bowman (Chief Executive Officer), Bruce Labovitz (Chief Financial Officer), Daniel Swayze (Chief Operating Officer), Robert Hickey (former Chief Legal Officer), Elizabeth Abdoo (Chief Legal Officer & Secretary), Mary K. Gribbons (Chief Human Resources Officer), and Matthew Mullenix (Chief Information Officer and Chief Information Security Officer). In accordance with SEC rules, we have included any individuals who served as an executive officer since January 1, 2025 and as such, have included Mr. Hickey (who resigned as an executive officer effective May 1, 2026).
Treatment of Company Equity Awards
For information regarding beneficial ownership of shares of Company Common Stock and Company Preferred Stock, other than unvested equity-based awards described below, by each of the Company’s non-employee directors and named executive officers and all of the directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.” Each of the Company’s non-employee directors and executive officers will be entitled to receive, for each share of Company Common Stock he or she holds, the same transaction considerations as described in the section entitled “The Merger Agreement—Merger Consideration”.
Each of the Company’s non-employee directors and executive officers will be entitled to receive, for each Company Restricted Stock Award and Company PRSU, the same transaction consideration as described in the section entitled “The Merger Agreement—Treatment of Company Equity Awards and Company ESPP,” and any executive officers who participate in the Company ESPP shall be eligible to continue to participate in the Company ESPP until its termination as set forth in the section entitled “The Merger Agreement—Treatment of Company Equity Awards and Company ESPP.”
The following table sets forth, for each of the Company’s non-employee directors and executive officers, (i) the number and value of unvested Company Restricted Stock Awards and (ii) the number and value of unvested Company PRSUs based on the number of shares awarded and not the achievement of performance levels, in each case, held by such non-employee director or executive officer as of October 1, 2026, and the cash amounts payable (on a pre-tax basis) in respect thereof. All currently outstanding Company Restricted Stock Awards and Company PRSUs are unvested.
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Each Company Restricted Stock Award and Company PRSU is valued based on the value of the transaction consideration, and for purposes of the Company PRSU values, based on the number of shares awarded and not the achievement of performance levels.

	Number of Share of Company Common Stock Subject to Unvested Company Restricted Stock Awards (#)	Value of Unvested Company Restricted Stock Awards ($)	Number of Unvested Company PRSUs (#)	Value of Unvested Company PRSUs ($)
Name
Non-Employee Directors*
Stephen Riddick	4,077	$175,311	—	—
Patricia Mulroy	4,077	$175,311	—	—
Virginia Grebbien	4,077	$175,311	—	—
Raymond Vicks, Jr.	4,077	$175,311	—	—
James Laurito	4,077	$175,311	—	—

Name
Executive Officers*
Gary Bowman	27,566	$1,185,338	161,537	$6,946,091
Bruce Labovitz	151,011	$6,493,473	121,451	$5,223,393
Daniel Swayze	21,236	$913,148	37,085	$1,594,655
Robert Hickey	8,835	$379,905	49,112	$2,111,816
Elizabeth Abdoo	16,805	$722,615	10,205	$438,815
Mary K. Gribbons	141,140	$6,069,020	7,508	$322,844
Matthew Mullenix	9,785	$420,755	5,720	$245,960

*	See the section entitled “—Treatment of Company Equity Awards” for additional information regarding shares beneficially owned by the Company’s non-employee directors and executive officers.
Establishment of Cash Bonuses
The Company may grant cash retention bonuses (the “Executive Retention Bonuses”) to employees at the L4, L5, PM5 and L6 job architecture levels of the Company, which may include awards to the Company’s executive officers, in an aggregate pool not to exceed $5,000,000. The Executive Retention Bonuses shall vest no earlier than the 12-month anniversary of the Closing Date or the employee’s prior termination without Cause, subject to the employee’s continued employment through the applicable vesting date.
The Company may grant a cash retention bonus to Ms. Gribbons in an amount not to exceed $850,000 (the “CHRO Bonus”), subject to repayment upon Ms. Gribbons’s voluntary resignation without Good Reason or termination for Cause within the 15-month period following the Closing Date.
The Company may grant cash bonuses to Msses. Abdoo and Gribbons and Messrs. Swayze and Mullenix in an aggregate amount not to exceed $2,700,000 (the “Executive Officer Bonuses”), which will only become payable if (a) the applicable employee is terminated without Cause or resigns without Good Reason, (b) the employee becomes subject to the excise tax imposed pursuant to Section 4999 of the Code and (c) the employee executes a release of claims within sixty days following such termination and such release becomes fully effective. The Executive Officer Bonuses shall be no more than is necessary to gross up the recipient for any taxes imposed such that the recipient would receive the same after-tax amount as though the recipient were not subject to Section 4999 of the Code.
Severance Payments and Benefits
The employment agreements for Messrs. Bowman, Swayze and Hickey each provide that if such executive’s employment is terminated due to his death or permanent disability he will be entitled to payment of the sum of his base salary for the remainder of his term (or, if greater, for a period of one year plus payment of the officer’s target bonus (or, for Mr. Bowman only, if greater, 2.00 times the sum of Mr. Bowman’s current base salary and target bonus)), health and other fringe benefits, and accelerated vesting of outstanding equity awards, all as specified in their respective
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employment agreements. Each of the executive employment agreements with Messrs. Bowman, Swayze and Hickey contain provisions whereby if the executive’s employment is terminated by the Company through non-renewal, by the Company without Cause or by the executive for Good Reason, he will be entitled to payment of the sum of his base salary for the remainder of his term (or, if greater, for a period of one year plus payment of the officer’s target bonus), health and fringe and other benefits, and accelerated vesting of outstanding equity awards, all as specified in their respective employment agreements. In addition, the executive employment agreement with Mr. Hickey contains a provision whereby Mr. Hickey is entitled to certain enhanced severance payments and benefits in the event of a termination of employment by the Company without Cause or by Mr. Hickey with Good Reason, all as specified in his employment agreement, that occurs within the period beginning 90 days prior to and ending one year following a Change in Control (which the Merger will constitute).
The employment agreements for Ms. Abdoo, Ms. Gribbons, Mr. Mullenix and Mr. Labovitz provide that if the executive is terminated by the Company without Cause or by the executive for Good Reason, they will be entitled to receive (i) one year of base salary plus target annual bonus for the year of termination (or, for Mr. Labovitz only, if greater, the sum of Mr. Labovitz’s current base salary for the years remaining in his term of employment), (ii) full vesting of outstanding equity awards, and (iii) payment of premiums for continued benefit coverage under COBRA for a maximum of eighteen months. Additionally, if the termination without Cause or for Good Reason occurs within 90 days prior to or ending one year following a Change in Control, Ms. Abdoo, Ms. Gribbons and Mr. Mullenix will instead be entitled to receive (i) a sum equal to two years of base salary plus two years of target annual bonus, (ii) full vesting of outstanding equity awards, and (iii) payment of premiums for continued benefit coverage under COBRA for a maximum of eighteen months.
Mr. Labovitz’s Amended and Restated Employment Agreement also specifies that if he terminates his employment after April 1, 2027 without Good Reason and with 90 days prior written notice, he would be entitled to payment of the sum of his base salary for the remainder of his term (or, if greater, the sum of one year of base salary and one year of target bonus), health and fringe and other benefits, and accelerated vesting of 150,000 shares of the time-based restricted stock granted on July 1, 2024 and 100,000 shares of performance based restricted stock granted on July 1, 2024. Mr. Labovitz’s Amended and Restated Employment Agreement provides that if his employment is terminated by the Company without Cause or by himself with Good Reason, he will be entitled to receive the special bonus (as described in Mr. Labovitz’s Amended and Restated Employment Agreement), if not previously paid. Mr. Labovitz’s Amended and Restated Employment Agreement also provides that if his employment is terminated by the Company without Cause or by himself for Good Reason, in each case, within the period beginning 90 days prior to and ending one year following a Change in Control, he would be entitled to payments of (i) the greater of (A) the sum of his current base salary for the years remaining in his term or employment or (B) two times the sum of one year of base salary and one year of his target annual bonus, (ii) health and fringe and other benefits, (iii) accelerated vesting of all equity awards, and (iv) the special bonus (as described in Mr. Labovitz’s Amended and Restated Employment Agreement), if not previously paid.
Each of the executive employment agreements generally define Cause, Good Reason and Change in Control as follows:
“Cause” means the Executive’s (i) continued and willful failure, or refusal by Executive, to substantially perform his or her duties or responsibilities to the Company under his or her employment agreement (other than as a result of disability); (ii) engaging in gross negligence or willful misconduct that has a material adverse effect on our reputation or business; (iii) fraud or embezzlement committed by the Executive (or at his or her direction), or misappropriation (or attempted misappropriation) by Executive of any Company funds; (iv) conviction of, or pleading “guilty” or “no contest” to, (1) a felony or (2) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of Executive’s duties to the Company or otherwise have an adverse impact on our reputation or business; or (v) material breach of his or her employment agreement or material breach of the restrictive covenants in effect between the Executive and the Company.
“Good Reason” means, without Executive’s written consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in employment agreement; (ii) a reduction in base salary; (iii) a material diminution in Executive’s overall compensation opportunity, which includes the sum of Executive’s Base Salary and Annual Bonus opportunity, (and, for Mr. Bowman, the historic grant date value of equity awards and benefits and allowances); (iv) the relocation of Executive’s principal place of performance by more than twenty-five (25) miles (or fifteen (15) miles in the case of Mr. Bowman) from our current corporate headquarters, or such other place of employment at which Executive has agreed to be based; or (v) in the event of a sale of all or substantially all the assets of the Company, a failure of the Company to have the Executive’s employment agreement assigned to, or assumed by, the acquiror within 15 business days of such sale. In the case of Messrs. Labovitz, Swayze and Hickey, Good Reason additionally means
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written notice by the Company to the Executive of nonrenewal of the employment agreement without an offer to the Executive of at-will employment with substantially the same title, duties and responsibilities, total overall compensation opportunity and principal place of performance as in effect prior to receipt of the notice of nonrenewal.
“Change in Control” has the meaning contained in 2021 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”), as amended from time to time (or any successor plan). Under the Equity Incentive Plan, “Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company. A “change in the ownership” of the Company will occur on the date on which any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), acquires ownership of more than 50% of the total fair market value or total voting power of the Company. A “change in the effective control” of the Company will occur on either of the following dates: (i) the date on which any person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership 30% or more of the total voting power of the Company or (ii) the date on which a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election. A “change in the ownership of a substantial portion of the assets” of the Company will occur on the date on which any one person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
The estimated aggregate value of the cash severance payments the Company’s executive officers would receive in the event of a qualifying termination upon the completion of the Merger is $30,673,770. The foregoing estimate is based on compensation and benefit levels in effect as of October 1, 2026.
New Management Arrangements
As of the date of this proxy statement, there are no employment, retention or other agreements or arrangements between any of the Company’s non-employee directors or executive officers, on the one hand, and Bernhard, on the other hand, and the Merger is not conditioned upon any of the Company’s non-employee directors or executive officers entering into any such agreement, arrangement or understanding.
Continuing Employee Benefits
Bernhard and the Company have agreed that for the period of 12 months following the Effective Time the Surviving Corporation or one of its Subsidiaries will maintain for each named executive officer of the Company the same compensation and benefits, consistent with the covenant applicable for all continuing employees described in more detail in the section entitled “The Merger Agreement —Employee Matters.”
The Company may, in consultation with Parent, negotiate and fulfill certain obligations set forth in Mr. Bowman’s employment agreement.
Other Actions
The Company may take actions, subject to consultation with Parent, to mitigate the adverse consequences to the Company or individuals (including Executive Officers) under Sections 280G or 4999 of the Code, which may include (i) obtaining valuations of, entering into and/or expanding restrictive covenants, (ii) solely to the extent the Closing Date is not reasonably likely to occur by December 31, 2026, (1) accelerating the vesting or payment of compensation (including annual bonuses) that are scheduled to vest or be paid in the next immediate payment cycle and/or (2) accelerating the vesting or payment of compensation that would vest or become payable on the Closing Date and (3) paying out accrued vacation, in each case, subject to clawback if the applicable individual’s employment is terminated prior to the Closing or the Closing does not occur.
Indemnification; Directors’ and Officers’ Insurance
Pursuant to the terms of the Merger Agreement, directors and officers of the Company will be entitled to certain ongoing exculpation, indemnification, expense advancement and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement entitled “The Merger Agreement—Indemnification and Insurance.”
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Financing of the Merger
Equity Financing
Concurrently with the execution of the Merger Agreement, the Guarantors entered into the Equity Commitment Letter with Parent pursuant to which they have severally committed to provide equity financing to Parent in an aggregate amount equal to $605,210,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter.
Debt Financing
Concurrently with the execution of the Merger Agreement, Parent obtained the Debt Commitment Letter, pursuant to which the Financing Sources party thereto have severally committed to provide Merger Sub, as the initial borrower, with a $420 million senior secured first-lien term loan facility, a $65 million senior secured first-lien revolving credit facility and a $65 million senior secured first-lien delayed draw term loan facility (the “Debt Financing”). The commitments of the Financing Sources will be evidenced by a credit agreement, by and among the Financing Sources party thereto, Parent, Merger Sub, and the other parties party thereto, pursuant to which loans will be available to be drawn subject to the satisfaction of certain customary conditions to funding, including, but not limited to, (i) the delivery of a customary borrowing notice, (ii) the making of certain customary representations and warranties, (iii) subject to customary exceptions and exclusions, the delivery of documents and instruments required to create and perfect a security interest in the collateral, (iv) the consummation of the Merger in all material respects in accordance with the terms of the Merger Agreement and the contribution of the Equity Financing substantially concurrently with the consummation of the Merger. The Debt Financing will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions. The proceeds of the Debt Financing, together with the Equity Financing, are expected to be sufficient to fund the Required Amount, including the Per Share Price, the Equity Award Consideration, the repayment or refinancing of the outstanding Indebtedness of the Company Group (including, but not limited to, outstanding Indebtedness under the Company Credit Agreement) and all related fees and expenses payable in connection with the Merger and the Financing. The Company has agreed to provide customary cooperation in connection with the Debt Financing, at Parent’s sole cost and expense and subject to Parent’s reimbursement and indemnification obligations, as described in the section of this proxy statement entitled “The Merger Agreement—Debt Financing Cooperation.”
The Buyer Parties’ obligations to consummate the Merger are not subject to any financing condition and are not conditioned in any manner upon Parent obtaining the Financing or any other financing or upon the availability thereof. If the Financing is not obtained, the Buyer Parties will remain obligated to consummate the Merger, subject to the satisfaction or waiver of the conditions to the Closing. For a description of the limitations on the Company’s ability to compel the Buyer Parties to consummate the Merger, see the section of this proxy statement captioned “The Merger Agreement—Specific Performance.”
Regulatory Clearances and Approvals Required for the Merger
General Efforts
The Merger Agreement requires, among other things, the Buyer Parties, on the one hand, and the Company, on the other hand, to (i) take (or cause to be taken) all actions, (ii) do (or cause to be done) all things, and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement.
Furthermore, the Merger Agreement requires the Company and the Buyer Parties to use reasonable best efforts to take (and to cause their Affiliates to take) promptly any and all actions necessary to avoid or eliminate each and every impediment, obtain all consent and make all filings under any Antitrust Laws that may be required by any governmental authority with competent jurisdiction so as to enable the Parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as promptly as reasonably practicable. For further information, see the section of this proxy statement entitled “The Merger Agreement—Regulatory Efforts.”
HSR Act
Under the HSR Act, the Merger cannot be completed until Parent and the Company file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on August 24, 2026. A transaction notifiable under the HSR Act may
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not be completed until the expiration of a 30 day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. Parent and the Company applied for early termination of the waiting period under the HSR Act, and the FTC granted such request on September 21, 2026.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the DOJ or foreign governmental authorities of any other applicable jurisdiction could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Material U.S. Federal Income Tax Consequences of the Merger
The following summary describes the material U.S. federal income tax consequences to holders of Company Common Stock with respect to the disposition of shares of Company Common Stock pursuant to the Merger. It addresses only holders that hold such shares as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. The following is based on the provisions of the Code, final, proposed and temporary Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative rulings and other guidance, and court decisions, in each case as in effect on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.
The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances, nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, banks or other financial institutions, mutual funds, insurance companies, tax-exempt entities, qualified retirement plans or other tax deferred accounts, holders that own or have owned more than 5% of shares of Company Common Stock by vote or value (whether such shares are or were actually or constructively owned), regulated investment companies, real estate mortgage investment conduits, real estate investment trusts, common trust funds, holders subject to any minimum tax, corporations that accumulate earnings to avoid U.S. federal income tax, persons holding shares of Company Common Stock as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, U.S. expatriates and former citizens or long-term residents of the United States, dissenting stockholders, controlled foreign corporations, foreign controlled foreign corporations, and persons that acquired shares of Company Common Stock in a compensatory transaction. In addition, this summary does not address persons that hold an interest in a partnership, S corporation or other pass-through entity that holds shares of Company Common Stock, or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax considerations (e.g., the federal estate or gift tax), or the application of the Medicare tax on net investment income under Section 1411 of the Code.
As used herein, the term “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes, (a) a citizen or individual resident of the United States; (b) a corporation (or an entity treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (1) a U.S. court is able to exercise primary supervision over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of the trust’s substantial decisions or (2) the trust has properly elected under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
A “Non-U.S. Holder” is a beneficial owner of shares of Company Common Stock, other than a partnership or an entity classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
The tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) will generally depend on the status or activities of the partner and the partnership. Partnerships that are beneficial owners of shares of Company Common Stock, and partners in such partnerships, are urged to consult their tax
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advisors regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the disposition of shares of Company Common Stock pursuant to the Merger.
This summary is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Because individual circumstances may vary, holders of shares of Company Common Stock should consult their tax advisors as to the tax consequences of the Merger on a beneficial holder of such shares in their particular circumstances, including the application of any state, local or non-U.S. tax laws and other tax laws, including tax treaties and U.S. federal non-income tax laws, and any changes in such laws.
U.S. Holders
A U.S. Holder that disposes of shares of Company Common Stock pursuant to the Merger generally will recognize gain or loss equal to the difference between the cash that the U.S. Holder receives pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares disposed of pursuant to the Merger. Gain or loss must be determined separately for each block of Company Common Stock (i.e., shares of Company Common Stock acquired at the same cost in a single transaction) disposed of pursuant to the Merger. Such recognized gain or loss will generally constitute a capital gain or loss and will generally be long-term capital gain or loss if the shares of Company Common Stock disposed of in the Merger are held for more than one year. If a U.S. Holder acquired different blocks of Company Common Stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of Company Common Stock. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital loss is subject to limitations.
Non-U.S. Holders
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the exchange of the shares of Company Common Stock pursuant to the Merger unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	such shares constitute a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax as if such Non-U.S. Holder were a U.S. Holder (as described above under “U.S. Holders”), except that if a Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower rate under an applicable income tax treaty).
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the disposition of such shares, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if the Company is a USRPHC, a Non-U.S. Holder’s Company Common Stock generally will not constitute a USRPI if (a) the Company Common Stock is treated as regularly traded on an established securities market (such as Nasdaq) within the meaning of the Code and applicable Treasury Regulations and (b) the Non-U.S. Holder has owned, actually and constructively, 5% or less of the Company Common Stock at all times during the shorter of (1) the five-year period ending with the Effective Time and (2) the Non-U.S. Holder’s holding period for the shares.
Non-U.S. Holders should consult their tax advisors regarding the U.S. federal, state, local and other tax considerations that may be relevant to them in light of their particular circumstances and as to any potentially applicable income tax treaties that may provide for different rules.
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Information Reporting and Backup Withholding Tax
Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of shares of Company Common Stock. Backup withholding will not apply, however, to a holder who:
•	in the case of a U.S. Holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;
•	in the case of a Non-U.S. Holder, furnishes an applicable IRS Form W-8 or successor form; or
•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES TO HOLDERS OF SHARES WITH RESPECT TO THE DISPOSITION OF SHARES OF COMPANY COMMON STOCK PURSUANT TO THE MERGER. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.
Delisting and Deregistration of the Company Common Stock
Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (i) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and (ii) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the Merger is consummated, the Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act.
Litigation Related to the Merger
Lawsuits may be filed against the Company, the Company Board or the Company’s officers in connection with the Merger or the Transactions, which could prevent or delay consummation of the Merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of the date of this proxy statement, the Company has received one demand letter from a purported stockholder of the Company claiming that the preliminary proxy statement filed on September 25, 2026, contained materially misleading and incomplete statements. No lawsuits related to the Transactions have been filed as of the date of this proxy statement.
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THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following is a summary of the material terms of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference. The rights and obligations of the parties are governed by the express terms of the Merger Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. Company Stockholders are encouraged to read the Merger Agreement carefully and in its entirety for a more complete description of the terms and conditions of the Merger, as this summary may not contain all of the information about the Merger Agreement that is important to you.
The Merger Agreement and the summary of its terms in this proxy statement have been included to provide Company Stockholders with information regarding the terms of the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Company Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed (and may continue to change) after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding Bowman and our business.
Effect of the Merger
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the Surviving Corporation.
As a result of the Merger, the Surviving Corporation will become a wholly owned Subsidiary of Parent, and Company Common Stock will no longer be publicly traded. In addition, Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case, in accordance with applicable Law, rules and regulations, and the Company will no longer file periodic reports with the SEC on account of Company Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
At the Effective Time, the Company, as the Surviving Corporation, will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub and all of the debts, liabilities, obligations, and duties of the Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.
Closing and Effective Time
The closing of the Merger (the “Closing”) will take place no later than 9:00 a.m., Eastern time, on the third Business Day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). If any of the conditions set forth in the Merger Agreement are not satisfied or waived on such third Business Day, then the Closing will take place on the first Business Day thereafter on which all such conditions have been satisfied or waived. The Closing may also occur at such other time, location or date as Parent and the Company mutually agree in writing.
The Merger will become effective at such time as the certificate of merger (the “Certificate of Merger”) has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger.
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Merger Consideration
The following will occur at the Effective Time:
•
each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

•
each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically converted into the right to receive cash in an amount per share equal to $43.00, without interest thereon (the “Per Share Price”), or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement, and will cease to have any rights with respect thereto, except the right to receive the Per Share Price in consideration therefor; and

•	each Owned Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
The Per Share Price will be adjusted equitably to reflect the effect of any stock split, reverse stock split, or dividend (including any dividend of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, or other similar change with respect to Company Common Stock occurring on or after August 10, 2026 and prior to the Effective Time to provide the holders of Company Common Stock and Company Equity Awards the same economic effect as contemplated by the Merger Agreement prior to such event.
Treatment of Company Equity Awards and Company ESPP
Company Restricted Stock Awards
Immediately prior to the Effective Time, each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award (collectively, the “Company Restricted Stock Award Consideration”); provided, that, any such Company Restricted Stock Award granted after July 4, 2026 (the “Crystallized Company Restricted Stock Awards”), will not become fully vested and free of restrictions and any such Company Restricted Stock Award Consideration related to such Crystallized Company Restricted Stock Awards will remain subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its Subsidiaries through the applicable vesting date, and the applicable cash amounts will be paid out, without interest and subject to applicable withholding taxes, on the next regular payroll date following the applicable vesting dates.
Company PRSUs
Immediately prior to the Effective Time, each Company PRSU that is outstanding immediately prior to the Effective Time will, automatically and without any action required on the part of the holder of such Company PRSU, become fully vested with respect to that number of shares of Company Common Stock based on the number of shares awarded and not the achievement of performance levels. Immediately thereafter, each Company PRSU will be cancelled, and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price (collectively, the “Company PRSU Consideration”).
Company ESPP
The Merger Agreement provides that, with respect to the Company ESPP, as soon as practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) will take all actions necessary to provide that (i) except for the offering period in effect on the date of the Merger Agreement, no new offering period will commence under the Company ESPP unless the Merger Agreement is terminated; (ii) from and after the date of the Merger Agreement, no new participants will be permitted to participate in the Company ESPP, and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement or make separate nonpayroll contributions on or following the date of the Merger Agreement, and (iii) subject to the consummation of the transactions contemplated by the Merger Agreement, the
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Company ESPP will terminate as of immediately prior to the Effective Time. If the Effective Time occurs: (A) during the offering period in effect on the date of the Merger Agreement, (x) the final exercise date(s) under the Company ESPP will be accelerated to a date before the Closing Date as specified by the Company Board or its designated committee in consultation with Parent and in accordance with the terms of the Company ESPP, and (y) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase whole shares of Company Common Stock in accordance with the terms of the Company ESPP as of such final exercise date, which shares of Company Common Stock, to the extent outstanding immediately prior to the Effective Time, will be cancelled at the Effective Time in exchange for the right to receive the Per Share Price; or (B) after the end of the offering period in effect on the date of the Merger Agreement, the Company ESPP will be suspended as of the end of such offering period and no new offering period will be commenced under the Company ESPP prior to the termination of the Merger Agreement. As promptly as practicable following the purchase of shares of Company Common Stock in accordance with the foregoing clause (A), the Company will return to each participant the funds, if any, that remain in such participant’s account after such purchase.
Exchange and Payment Procedures
Prior to the Closing, Parent will designate and enter into a payment agent agreement with the Payment Agent. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to the Merger Agreement.
Promptly following the Closing (and in any event within three Business Days following the Closing), Parent, and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”): (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavit of loss in lieu thereof), to the Payment Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price payable, and the Certificates so surrendered will be cancelled. Once a stockholder has provided the Payment Agent with their Certificates (or an effective affidavit of loss in lieu thereof), then the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price, without interest.
No holder of uncertificated shares evidenced by way of book-entry in the register of the Company Stockholders immediately prior to the Effective Time (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”) will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive. Promptly following the Closing (and in any event within three Business Days following the Closing), the Payment Agent will pay to the holders of such Uncertificated Shares an amount in cash equal to the aggregate consideration to which such holders become entitled pursuant to the Merger Agreement, and the Uncertificated Shares so surrendered will be cancelled. No interest will be paid or accrued on the Per Share Price payable with respect to any shares of Company Common Stock.
If any cash deposited with the Payment Agent remains undistributed on the date that is one year after the Closing Date, such cash will be returned to Parent, upon demand, and any holders of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) who have not surrendered or transferred their Certificates representing such shares of Company Common Stock will thereafter look solely to Parent as general creditors for payment of the Per Share Price without interest thereon (subject to applicable Law). Any cash deposited with the Payment Agent that remains unclaimed at such time as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
Prior to the Closing, Parent, and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
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Dissenting Shares
Notwithstanding anything to the contrary set forth in the Merger Agreement, if required by the DGCL (but only to the extent required thereby), all Dissenting Company Shares will not be converted into, or represent the right to receive, the Per Share Price. Holders or beneficial owners of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262. All Dissenting Company Shares held or beneficially owned by any Company Stockholder or beneficial owner who shall have failed to perfect or who shall have effectively withdrawn, waived or lost his, her or its rights to appraisal of such Dissenting Company Shares pursuant to Section 262 will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.
Directors and Officers; Certificate of Incorporation; Bylaws
At the Effective Time, the directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
At the Effective Time, the officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
Immediately following the Effective Time, the Parent will cause the certificate of incorporation of the Company as in effect immediately prior to the Effective Time to be amended and restated in its entirety to read as set forth in an exhibit to the Merger Agreement, and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
Immediately following the Effective Time, the Parent will cause the bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, to become the bylaws of the Surviving Corporation, except that (i) all references to Merger Sub’s name will be automatically amended and will become references to the Surviving Corporation’s name and (ii) Article V of the amended and restated bylaws of the Company will be replicated therein, and such bylaws will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
Representations and Warranties
The Merger Agreement contains customary representations and warranties that the Company, on the one hand, and the Buyer Parties, on the other hand, have made to one another, which are qualified in many cases by (i) certain exceptions and qualifications (including knowledge and materiality standards) set forth in the Merger Agreement, (ii) confidential disclosures made by the Company to the Buyer Parties and (iii) in the case of the Company, certain sections of documents filed with, or furnished to, the SEC by the Company, on or after January 1, 2023 and no later than two Business Days prior to August 10, 2026. The representations and warranties in the Merger Agreement do not survive the Closing.
Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to a “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, effect, occurrence or development (each, an “Effect”) that, individually or taken together with any other Effect, has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, none of the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account, in whole or in part, when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:
(i)
any general economic conditions or changes in business markets in the United States or any other country or region in the world, or changes in conditions in the economy generally, including any changes in inflation, supply chain disruptions and labor shortages;

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(ii)
any conditions in the financial markets, credit markets, debt markets, commodities markets, currency markets, securities markets or capital markets generally in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country, (2) changes in exchange rates generally for the currencies of any country, or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)
any change or condition generally affecting any of the professional engineering technical consulting, program management, infrastructure, transportation, power, utilities, energy, natural resources, geospatial, surveying, construction management, environmental consulting or other professional services, industries, jurisdictions, end markets or geographic areas in which one or more members of the Company Group or any of their respective clients, customers or other business counterparties operate or otherwise conduct business;

(iv)	changes in general regulatory, legislative, social or political conditions in the United States or any other country or region in the world;
(v)
changes in trade controls or Laws or related Tax Laws, including the imposition of new or increased trade restrictions, anti-dumping measures, tariffs, trade policies or disputes, or changes in, or any consequences arising from, any “trade war” or similar actions in the United States or any other country or region in the world;

(vi)
any political or geopolitical conditions, outbreak of hostilities, act of war (whether or not declared), armed conflict, insurrection, rebellion, sabotage, riot, protest, terrorism, cyberterrorism, cyberattack, or military action (including any threat, escalation or general worsening of any such hostilities, act of war, armed conflict, insurrection, rebellion, sabotage, riot, protest, terrorism, cyberterrorism, cyberattack or military action) involving the United States or any other country or region in the world;

(vii)
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, droughts, mudslides, blizzards, fires or other natural disasters, weather conditions and other acts of God or electrical black-outs or power shortages and other force majeure events in the United States or any other country or region in the world;

(viii)
any epidemic, pandemic or disease outbreak (or the worsening thereof), or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any other Special Measures;

(ix)
any cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), cyberattack, computer hack, ransomware, data breach or other cybersecurity event generally affecting the professional services industries or jurisdictions, end markets or geographic areas in which the members of the Company Group or any of their respective clients, customers or other business counterparties operate or otherwise conduct business;

(x)
any change or proposed change in applicable Law (including the enforcement or interpretation thereof), regulatory policies, accounting standards or principles (including GAAP) or any guidance after August 10, 2026 (including from the SEC or any other Governmental Authority) relating thereto or the interpretation or enforcement thereof;

(xi)
the negotiation, execution or announcement of the Merger Agreement or the pendency of the Merger and the transactions contemplated thereby, or the identity of Parent or Merger Sub or any of their respective Affiliates, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees (including employee attrition), suppliers, customers, lessors, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Sections 3.5 or Section 3.6 of the Merger Agreement, in each case, solely to the extent the foregoing matters are expressly applicable to and relevant to determining the accuracy of such representations and warranties);

(xii)
the compliance by any Party with the express terms of the Merger Agreement or applicable Law or reporting standards, including any action taken or refrained from being taken pursuant to the express terms of the Merger Agreement;

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(xiii)	any action taken or not taken by any member of the Company Group at the written request or with the written consent of, or any action taken by, the Buyer Parties or their Affiliates;
(xiv)	the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective Affiliates;
(xv)
any change in the price or trading volume of the Company Common Stock or in the Company’s credit rating or rating outlook, in each case in and of itself (provided that the underlying causes may be taken into account to the extent not otherwise excluded by the other clauses of this definition);

(xvi)
any failure, in and of itself, by one or more members of the Company Group to meet (1) any public estimates or expectations of the Company’s revenue, earnings, cash flow, cash position or other financial performance or results of operations for any period, or (2) any internal projections, budgets, plans or forecasts of its revenues, earnings, cash flow, cash position or other financial performance (provided that the underlying causes may be taken into account to the extent not otherwise excluded by the other clauses of this definition); and

(xvii)
any Transaction Litigation or other Legal Proceeding threatened, made or brought against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by the Merger Agreement;

except, with respect to clauses (i) through (x), to the extent that such Effect has had a disproportionate adverse effect on the Company Group, taken as a whole, relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Company Material Adverse Effect.
The representations and warranties made by the Company relate to, among other things:
•	due incorporation, valid existence, good standing and power, authority and qualification to conduct the business of the Company;
•
the Company’s requisite corporate power and authority to (i) execute and deliver the Merger Agreement, (ii) perform its covenants and obligations thereunder and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger;

•	the necessary approval of the Company Board;
•	the inapplicability of anti-takeover Laws to the Merger;
•	the requisite vote of the holders of Company Common Stock to adopt the Merger Agreement and consummate the Merger;
•
the absence of any conflict or violation of any organizational documents of the Company, certain existing contracts of the Company and its Subsidiaries, applicable Law to the Company or its Subsidiaries, the resulting creation of any lien upon the properties or assets of the Company Group;

•	required consents, approvals and regulatory filings in connection with the execution and delivery of the Merger Agreement, the performance thereof and the consummation of the Merger;
•	the capital structure of the Company as well as the ownership and capital structure of its Subsidiaries;
•
the accuracy and completeness of the Company’s SEC filings; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act;

•
the Company’s financial statements, disclosure controls and procedures and internal accounting controls and procedures, including the absence of any “significant deficiency” or “material weakness” in such systems;

•	the absence of specified undisclosed liabilities;
•	the conduct of the business of Company and its Subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since June 30, 2026;
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•	the existence and enforceability of specified categories of the Company’s and its Subsidiaries’ material contracts, and any notices with respect to material breaches or defaults therefrom;
•	real property leased by the Company and its Subsidiaries;
•	patents, trademarks, copyrights and other intellectual property matters;
•	information technology systems;
•	data security and data privacy matters;
•	tax matters;
•	employee benefits plans and related matters;
•	labor matters;
•	the Company’s and its Subsidiaries’ possession of necessary permits;
•	the Company’s and its Subsidiaries’ compliance with applicable Law since January 1, 2023;
•	anti-corruption Laws matters;
•	the Company Group’s compliance in all material respects with its government contracts since January 1, 2023;
•	environmental Laws matters;
•	the absence of Legal Proceedings and Orders;
•	insurance matters;
•	contracts or transactions between the Company Group and any Affiliate or related Person;
•	the payment of fees to brokers in connection with the Merger;
•	the rendering of BofA Securities’ fairness opinion to the Company Board; and
•	the exclusivity of the representations and warranties made by the Company.
The representations and warranties made by the Buyer Parties relate to, among other things:
•	due organization, good standing and power and authority to conduct business with respect to the Buyer Parties and availability of the organizational documents of the Buyer Parties;
•	the Buyer Parties’ requisite corporate power and authority to (i) execute and deliver the Merger Agreement, (ii) perform their covenants and obligations thereunder and (iii) consummate the Merger;
•
the absence of any conflict or violation of any organizational documents of the Buyer Parties, certain existing contracts of the Buyer Parties, applicable Law to the Buyer Parties, or the resulting creation of any lien upon the properties or assets of the Buyer Parties;

•	required consents, approvals and regulatory filings in connection with the execution and delivery of the Merger Agreement, the performance thereof and the consummation of the Merger;
•	the absence of Legal Proceedings and Orders;
•	the lack of ownership of Company Common Stock by the Buyer Parties and their Affiliates;
•	the payment of fees to brokers in connection with the Merger;
•	the operations of Merger Sub;
•	the absence of any required vote or approval of voting interests in Parent;
•
the absence of agreements (other than those contemplated by the Merger Agreement) between the Buyer Parties or any of their respective Affiliates and any Company stockholder, members of the Company Board or the Company and its Subsidiaries’ management;

•	the delivery of the Guarantee (as defined below);
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•
the execution and delivery of the Financing Commitments, the validity of the Financing Commitments, the absence of amendments to the Financing Commitments, the sufficiency of the Financing, and the absence of additional conditions to the Financing Commitments;

•	the solvency of the Surviving Corporation as of immediately after the Effective Time and after giving effect to the Merger;
•	the accuracy of information supplied by the Buyer Parties;
•	certain national security matters; and
•	the exclusivity of the representations and warranties made by the Company.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (i) as required or contemplated by the Merger Agreement or required by applicable Law, (ii) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), or (iii) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the valid termination of the Merger Agreement and the Effective Time, the Company will, and will cause each of its Subsidiaries to:
•	subject to the restrictions set forth in the Merger Agreement, use its respective reasonable best efforts to conduct its operations in the ordinary course of business in all material respects;
•	and use reasonable best efforts to preserve its business organization intact and maintain existing significant business relationships.
In addition, the Company has also agreed that, except (i) as required or contemplated by the terms of the Merger Agreement or required by applicable Law, (ii) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), or (iii) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the valid termination of the Merger Agreement and the Effective Time, the Company will not, and will not permit any of its Subsidiaries to:
•	amend the organizational documents of any member of the Company Group;
•
make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly owned Subsidiary of the Company either to the Company or any other wholly owned Subsidiaries of the Company;

•
(i) enter into a lease that would be a material lease or a contract that would be a Material Contract if entered into prior to August 10, 2026, (ii) modify or amend any material lease or Material Contract or (iii) terminate, waive, or assign any material right, remedy or default under any material lease or Material Contract, in each case other than in the ordinary course of business or as expressly permitted under the Merger Agreement;

•
propose or adopt a plan to liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize, except for transactions solely involving or among the Company’s wholly owned Subsidiaries;

•
issue, sell, encumber, deliver, grant options or other rights to purchase or receive, pledge, dispose of or deliver or agree or commit to issue, sell or deliver any shares of capital stock of, or other equity, equity-based or voting interests in, the Company, except (i) for grants of Company Equity Awards set forth in the confidential disclosure letter to the Merger Agreement, (ii) upon the vesting or settlement of Company Equity Awards outstanding as of August 10, 2026 that were granted under the Company Equity Plans in accordance with their respective terms, (iii) pursuant to the Company ESPP in accordance with its terms as of August 10, 2026 and in compliance with the Merger Agreement, or (iv) upon the vesting or settlement of any Convertible Notes;

•
except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, capital stock or other equity or voting interest of the Company or any

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of its Subsidiaries, except for (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the vesting or settlement of Company Equity Awards, or (ii) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards;
•
(A) incur or assume any Indebtedness for borrowed money, issue any debt securities except for (i) trade payables, obligations pursuant to business credit cards and liabilities pursuant to or in connection with letters of credit or bank’s acceptances or similar items, incurred in the ordinary course of business consistent with past practice, (ii) borrowings under the Company Credit Agreement as in effect as of August 10, 2026 (x) in the ordinary course of business and not in excess of $30,000,000 in the aggregate (provided, that no such borrowings shall be used for acquisitions) and (y) not in excess of $25,000,000 in the aggregate in connection with any acquisition permitted under the Merger Agreement, (iii) letters of credit or guarantees or credit support provided by the Company or its Subsidiaries in the ordinary course of business consistent with past practice, and (iv) intercompany loans or advances between or among the Company and its wholly owned Subsidiaries or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company;

•
make any loans, advances, or capital contributions to any other Person, except for (i) prepayments and deposits paid to suppliers and other business counterparties of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (ii) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (iii) advances or other payments among the Company and its Subsidiaries and (iv) advances in the ordinary course of business consistent with past practice of the Company and its Subsidiaries to employees, officers or directors of the Company or any of its Subsidiaries for out-of-pocket expenses;

•
license, sell, transfer, assign, subject to any lien (other than a permitted lien), allow to lapse or expire any material intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

•
license, sell, transfer, assign, create or incur any lien (other than a permitted lien) or otherwise dispose of any material assets, rights or properties (other than intellectual property), other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or replaced in the ordinary course of business, (iii) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, permitted liens or (iv) in connection with financing transactions permitted under the Merger Agreement;

•
except as required by an Employee Plan in effect on August 10, 2026 and disclosed in the confidential disclosure letter to the Merger Agreement or as may be required by applicable Law, (i) enter into, adopt, materially amend or terminate any material Employee Plan, (ii) increase or accelerate the amount, time of payment, vesting, or funding of, the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or individual service providers of the Company Group, except as expressly provided in clause (iii), (iii) pay or announce or grant any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or termination pay or similar compensation or any increase in the salaries, bonuses or other compensation and benefits payable to any current or former directors, officers, employees or individual service providers of the Company Group (or any of their respective dependents or beneficiaries); (iv) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other service provider of the Company Group at a level above L5 (or a similar position for a non-employee service provider); or (v) terminate, other than for cause, any employee, officer, director or other service provider of the Company Group at a level above L5 (or a similar position for a non-employee service provider);

•
settle, release, waive or compromise any pending or threatened material Legal Proceedings or other claim, except for the settlement of any Legal Proceedings or other claim that is (i) reflected or reserved against in the consolidated financial statements of the Company as of June 30, 2026 included in the Company’s SEC filings prior to August 10, 2026, (ii) for monetary payments of, net of insurance recovery, no more than $3,500,000 in the aggregate, or (iii) with respect to Transaction Litigation, settled in compliance with the Merger Agreement;

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•
make any change in accounting principles or methods of financial accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except as required by GAAP;

•
(i) make (if inconsistent with past practice) or change any material tax election, (ii) settle or compromise any material tax claim or assessment or surrender any right to claim a material tax refund, (iii) change any material Tax accounting method, (iv) amend any material Tax return, (v) file any material Tax Return in a manner inconsistent with past practice, (vi) request any ruling with respect to material Taxes, (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of applicable income Tax Law) with respect to material Taxes, or (viii) enter into a voluntary disclosure or similar agreement with any Governmental Authority with respect to material Taxes;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 and would not constitute an Employee Plan, except as permitted under the Merger Agreement;

•
acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any contract that involves a joint venture entity, limited liability company or legal partnership (excluding commercial agreements that do not involve the formation of an entity with any third Person), except for such acquisitions set forth in the confidential disclosure letter to the Merger Agreement;

•
voluntarily surrender, fail to renew or materially amend any material professional license, certificate of authorization, registration, permit or other authorization necessary for the Company Group’s professional-services business, except in the ordinary course of business or as required by Law;

•
(i) negotiate, modify, extend, terminate, or enter into any collective bargaining agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company Group;

•	implement or announce any layoffs, furloughs, reductions in force, or similar actions that could implicate the WARN;
•
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor, except as set forth in the confidential Company disclosure letter to the Merger Agreement;

•	incur or commit to incur any capital expenditures in excess of the Company’s total aggregate capital expenditures set forth in the confidential Company disclosure letter to the Merger Agreement;
•	acquire or purchase any interest in real property; or
•	enter into, authorize any of, or agree or commit to enter into a contract to do any of the foregoing.
Solicitation of Other Offers
For purposes of this Proxy Statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of August 10, 2026 or (ii) executed, delivered and effective after the date hereof and, in the case of clause (ii), containing terms that are, in the aggregate, not materially less favorable to the Company than those contained in the Confidentiality Agreement and, in the case of clause (i) and clause (ii), do not prohibit any member of the Company Group from complying with their respective obligations to provide information to Parent in accordance with the Merger Agreement, except that any such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal.
“Acquisition Proposal” means any offer or proposal, other than by the Buyer Parties, with respect to an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement involving the Company and the Buyer Parties) in respect of: (i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the
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Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 20% of the consolidated assets (measured by the fair market value thereof, as determined in good faith by the Company Board), revenue or net income of the Company Group, taken as a whole; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would hold securities representing more than 20% of the total outstanding equity securities of the Company or the surviving or resulting entity of such transaction (in each case, by vote or economic interests) after giving effect to the consummation of such transaction.
“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.
“Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received after the date of the Merger Agreement and prior to the No-Shop Period Start Date, an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided, that any such Person shall immediately and irrevocably cease to be an Excluded Party upon the occurrence of any of the following events: (i) such Person or group of Persons withdraws, cancels or terminates its Acquisition Proposal (x) in writing to the Company Board, the Company or its Representatives or (y) in a public announcement; (ii) such Acquisition Proposal expires in accordance with its terms; or (iii) the Company Board determines that such Acquisition Proposal no longer is, or no longer would reasonably be likely to lead to, a Superior Proposal.
“Go-Shop Period” means the period commencing upon the execution of the Merger Agreement and continuing until the No-Shop Period Start Date.
“No-Shop Period Start Date” means 5:00 p.m., Eastern time, on September 13, 2026.
Go-Shop
During the Go-Shop Period the Company may, and may cause its Subsidiaries and its and their respective officers and directors to, and may instruct, authorize, or permit any of its and their other Representatives to, directly or indirectly:
•	solicit, facilitate, encourage, induce the making of, or assist any proposal, offer, inquiry, or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•	participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal;
•
furnish to any Person any non-public information relating to the Company Group, or afford to any such Person access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of the Company Group, in each case pursuant to an Acceptable Confidentiality Agreement, in any such case with the intent to induce or to knowingly facilitate or assist an Acquisition Proposal; or

•	otherwise facilitate any Acquisition Proposal or assist any Person (and such Person’s Representatives and financing sources) with any Acquisition Proposal;
provided that, subject to applicable Law and any applicable “clean room,” “clean team,” or other appropriate procedures, the Company will promptly make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent.
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During the Go-Shop Period, the Company will not be required to enforce, and will be permitted to waive, any of the following:
•
any provision of any standstill agreement that prohibits or purports to prohibit a confidential proposal being made to the Company Board, or to the extent that the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; or

•	Section 203 of the DGCL and any other similar applicable “anti-takeover” Law.
Notwithstanding anything to the contrary in the Merger Agreement, in the event that the Company Board and its Representatives are engaged in substantive negotiations under an Acceptable Confidentiality Agreement with an Excluded Party at the expiration of the Go-Shop Period, then the Company may continue, until the receipt of the Requisite Stockholder Approval, to engage in the activities described in the Merger Agreement with any such Excluded Party for so long as such Person is and remains an Excluded Party. The Company Board shall promptly (and in any event within 24 hours) notify Parent in writing if any Excluded Party ceases to be an Excluded Party during the extended Go-Shop Period.
No Solicitation
Other than with respect to any Excluded Party, from the No-Shop Period Start Date until the earlier of the valid termination of the Merger Agreement and the Effective Time, the Company will not, and will cause its Subsidiaries and its and their respective officers and directors not to, and will not instruct, authorize, or knowingly permit any of its and their representatives to, directly or indirectly:
•	solicit or knowingly facilitate or assist any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•
furnish to any Person (other than Parent, Merger Sub, and their representatives) any non-public information relating to the Company Group, or afford to any such Person access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of the Company Group (except pursuant to Section 220 of the DGCL), in any such case with the intent to induce or to knowingly facilitate or assist an Acquisition Proposal;

•
participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (except to notify such Person that the non-solicitation provisions of the Merger Agreement prohibit any such discussions or negotiations, or to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal);

•	enter into any Alternative Acquisition Agreement.
In addition, the Company has agreed to:
•
other than with respect to an Excluded Party, promptly (and in any event within two business days) following the No-Shop Period Start Date, request the return or destruction of all non-public information concerning the Company or its Subsidiaries from each Person (other than Parent, Merger Sub, and their respective representatives and affiliates) that entered into a confidentiality agreement with the Company on or after January 1, 2026 with respect to an Acquisition Proposal.

•
other than with respect to an Excluded Party immediately following the No-Shop Period Start Date, cease any solicitations, discussions, communications, or negotiations with, or provision of non-public information to, any Person (other than the parties to the Merger Agreement and their respective representatives) in connection with an Acquisition Proposal existing as of the No-Shop Period Start Date, and terminate all access of any such Person to any electronic data room maintained by the Company or other diligence access with respect to any Acquisition Proposal.

Superior Proposals
Notwithstanding these restrictions, from August 10, 2026 and continuing until the earlier to occur of the valid termination of the Merger Agreement and the receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to non-public information or personnel of the Company Group to,
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any Person or such Person’s representatives that has made, renewed, or delivered to the Company an Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions, and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal, in each case, with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal. The Company is required to promptly make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its representatives that was not previously made available to Parent, and provide written notice to Parent of any such determination made by the Company Board.
No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement
Except as permitted by the Merger Agreement, from August 10, 2026 and continuing until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, the Company Board may not:
•	withhold, withdraw, amend, or modify, or publicly propose to withhold, withdraw, amend, or modify, the Company Board Recommendation in a manner adverse to the Buyer Parties;
•
adopt, approve, endorse, recommend, or declare advisable an Acquisition Proposal (or any letter of intent, memorandum of understanding, acquisition agreement or similar contract with respect to an Acquisition Proposal);

•
fail to publicly reaffirm the Company Board Recommendation within five business days after Parent so requests in writing following the public announcement of an Acquisition Proposal (it being understood that the Company Board will have no obligation to make such reaffirmation on more than one occasion per applicable public Acquisition Proposal; provided, that any amendment to economic or other material terms thereof will constitute a separate Acquisition Proposal for this purpose); or

•
take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 Business Days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (any action described above, a “Recommendation Change”).

In addition, the Company Board may not cause or permit any member of the Company Group to enter into an Alternative Acquisition Agreement.
Recommendation Change; Entry into Alternative Acquisition Agreement
Notwithstanding the foregoing, after August 10, 2026 and continuing until the earlier to occur of the valid termination of the Merger Agreement and the Requisite Stockholder Approval, (i) the Company Board may effect a Recommendation Change (within the meaning of the first and third bullet points in the above definition of “Recommendation Change”) in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board may not effect such a Recommendation Change unless: (x) the Company has provided prior written notice to Parent at least four business days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Recommendation Change pursuant to the Merger Agreement, which notice will specify the basis for such Recommendation Change; and (y) prior to effecting such Recommendation Change, the Company and its Representatives, during such four business day period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Commitment Letters in such a manner that would obviate the need to effect a Recommendation Change; or (ii) if the Company has received a bona fide Acquisition Proposal (including, for the avoidance of doubt, pursuant to the Merger Agreement that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company may (x) effect a Recommendation Change with respect to such Acquisition Proposal, or (y) authorize and cause the Company to terminate the Merger Agreement and enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal in each case so long as:
•
the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

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•
the Company has provided prior written notice to Parent at least four business days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take such actions, which notice must specify that the identity of the Person making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including financing commitment letters relating to such Acquisition Proposal), and the status of discussions relating to such Acquisition Proposal;

•
prior to effecting such Recommendation Change or termination, the Company and its representatives, during the Notice Period, have been available to negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Commitment Letters that would obviate the need to effect such a Recommendation Change or termination;

•
at the end of the applicable Notice Period, the Company Board (or a committee thereof) concludes in good faith (after taking into account any revisions to the terms and conditions of the Merger Agreement and the Commitment Letters proposed by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal; and

In the event of any material modifications, updates, or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be two business days and in no event shall any such additional two business day Notice Period be deemed to shorten the initial four business day Notice Period).
Regulatory Efforts
Under the Merger Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take (or cause to be taken) all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective the Merger and the other Transactions, including: (i) subject to the specific efforts standards applicable to filings under Antitrust Laws (as described below), obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities and (ii) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger.
The parties filed a notification and report form with the FTC and DOJ on August 24, 2026 and requested early termination of the HSR waiting period. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. Parent and the Company applied for early termination of the waiting period under the HSR Act, and the FTC granted such request on September 21, 2026. No Party will (or will permit any of its Affiliates, as applicable, to) withdraw its filing, or commit to or agree with any Governmental Authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed).
Parent and the Company have each agreed to (1) cooperate and coordinate with the other in the making of such filings; (2) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (3) respond appropriately to any request for additional information by the FTC or the DOJ or other Governmental Authority; and (4) use its respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods and obtain any required consents pursuant to the HSR Act and any other Antitrust Laws as promptly as practicable and, in any event, prior to the Termination Date of February 9, 2027, as may be extended pursuant to the Merger Agreement. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws, then such Party will make (or cause to be made) as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. Parent will be solely responsible for and pay all filing fees payable to any Governmental Authority under any Antitrust Law.
Parent and the Company agree to use reasonable best efforts, and to cause each of their respective Affiliates to use, reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment, obtain all consents and make all filings under any Antitrust Laws that may be required or by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the
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Transactions, including the Merger, as promptly as reasonably practicable, including committing to or effecting, by consent decree, hold separate Orders, trust, or otherwise, the sale or disposition of (or limiting the freedom of action with respect to) such assets or businesses of the Company as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other Transactions as promptly as reasonably practicable and proffering such actions or other actions with respect to the Company and entering into agreements with, and submission to orders of, the relevant Governmental Authority giving effect thereto, in each case to the extent necessary to avoid, prevent, eliminate or remove the commencement of any Legal Proceeding in any forum by a Governmental Authority or actual, anticipated or threatened issuance of any Order that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement (any such action, a “Remedy Action”).
The Company and the Buyer Parties will, and will cause their Affiliates to, take any and all actions necessary in order to ensure that (1) no requirement for any non-action by or consent or approval of any foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (2) no decree, judgment, injunction, temporary restraining Order or any other Order in any suit or proceeding with respect to any Antitrust Laws, and (3) no other matter relating to any Antitrust Laws, in each case of clauses (1), (2) and (3), would preclude or delay consummation of the Merger by the Termination Date. If any Legal Proceeding is brought challenging any of the Transactions as violative of any Antitrust Laws, Parent will, with the cooperation of the Company, use reasonable best efforts to contest and defend against such Legal Proceeding (including through appeal), in order to avoid the entry of, or seek to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the Transactions.
Parent and Merger Sub will not, and will cause each of their Affiliates not to, enter into or consummate any contract or arrangement for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of the Buyer Parties to consummate the Transactions or otherwise prevent, materially impede, impair or delay the consummation of the Merger beyond the Termination Date (as such date may be extended pursuant to the Merger Agreement).
Notwithstanding anything to the contrary in the Merger Agreement, the Buyer Parties shall not be required to take (or cause their Affiliates to take) any Remedy Action with respect to the assets or operations of the Buyer Parties or their respective Affiliates. The Company will take any Remedy Action if requested in writing by the Buyer Parties or their respective Affiliates in order to avoid or eliminate each and every impediment, obtain all consents and make all filings under any Antitrust Law that may be required by any foreign or U.S. federal, state or local Governmental Authority, so as to enable the Parties to consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable; provided, that the Company will not take any Remedy Action without the written consent of the Buyer Parties. Neither the Company nor the Buyer Parties (or any of their Affiliates) will be required to take (or cause their Affiliates to take) any Remedy Action that is not conditioned on the Closing.
Employee Matters
As of immediately following the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable employee) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee (i) a base salary (or base hourly wages, as the case may be) and target annual bonus opportunity (excluding any long-term incentive and equity or equity-based opportunities) that are no less than the base salary (or base hourly wages, as the case may be) and target annual bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusion), (ii) severance benefits to each Continuing Employee who is terminated by Parent, the Surviving Corporation or any of their respective Subsidiaries without cause that are no less favorable than those that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements, and arrangements set forth in the confidential Company disclosure letter to the Merger Agreement, subject to the terms set forth in the applicable section of such disclosure letter, and (iii) employee benefits (excluding defined
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benefit pension, equity or equity-based, nonqualified deferred compensation, change in control, retention, incentive, bonus, stock purchase plans, long-term incentive or retiree or post- employment health or welfare benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions).
To the extent that an Employee Plan or any other employee benefit plan, program, policy or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (together, the “New Plans”) is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting (other than vesting of future equity awards), level of paid time off and severance benefit determinations to the same extent and for the same purpose as was credited to such Continuing Employee as of immediately prior to the Closing under the corresponding Employee Plan, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits and no service shall be required to be credited for benefit accrual purposes under any plan that provides for defined benefit pension benefits. In addition, Parent will (or will cause the Surviving Corporation to) use commercially reasonable efforts to cause: (i) each Continuing Employee to, for the plan year in which the Closing occurs, be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such plans replaces coverage previously provided under a comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing health benefits to any Continuing Employee, all waiting periods, preexisting condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan will be waived for such Continuing Employee and his or her covered dependents to the extent waived or satisfied by such Continuing Employee under the corresponding Employee Plan as of immediately prior to the Closing, and any eligible expenses incurred and paid by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date will be given credit pursuant to such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Parent will, or will cause the Surviving Corporation to, assume, honor, or provide all of the Employee Plans set forth in the confidential Company disclosure letter to the Merger Agreement until the end of the Continuation Period or, if sooner, until all obligations thereunder have been satisfied, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Merger (either alone or in combination with any other event).
Indemnification and Insurance
From and after the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, (i) honor and fulfill, in all respects, the obligations of each member of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officer (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) and (ii) maintain during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the certificates of incorporation, bylaws and other organizational documents of each member of the Company Group as of the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any individual who is or was a director or officer of the Company Group or is or was serving, at the request of the Company Group, as a director of any other Person (each such person, an “Indemnified Person”) without his or her written consent except to the extent required by applicable Law.
In addition, from and after the Effective Time, Parent will, and will cause the Surviving Corporation and its Subsidiaries to, indemnify, exculpate and hold harmless, to the fullest extent permitted by applicable law, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal Proceeding or other matter, whether civil, criminal, administrative or investigative, to the extent that such actual or threatened Legal Proceeding or other matter is based on, arising out of or relating to the fact that such Person is or was a director or officer of the Company Group or such Person is or was serving, at the request of the Company Group, as a director of any other Person and based on, arising out of or relating to any act, omission, fact,
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circumstance or other matter occurring or existing on or prior to the Effective Time. The Parent, the Surviving Corporation and its Subsidiaries will advance such costs, fees and expenses incurred by or on behalf of the Indemnified Persons to the fullest extent permitted by applicable Law, subject to the receipt by the Parent of an undertaking by such Indemnified Person to repay the costs, fees and expenses so advanced in the event it is ultimately determined that such Indemnified Person is not entitled to be indemnified therefor; provided, that such Indemnified Person and its counsel will reasonably consult with, and keep Parent reasonably informed of the status of, such claim, action, suit or proceeding, in each case, to the extent that the attorney-client privilege between the Indemnified Person and its counsel is not undermined or otherwise affected. Notwithstanding anything to the contrary set forth in the Merger Agreement, Parent, the Surviving Corporation and its Subsidiaries will not settle or compromise or consent to the entry of any judgment or otherwise terminate any actual or threatened Legal Proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person.
During the period commencing at the Effective Time and ending on the seventh anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect directors’ and officers’ liability, employment practices liability and fiduciary liability insurance covering the Indemnified Persons and other natural persons insured by the Company Group’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance in effect as for the current fiscal year, which amount is set forth on the confidential Company disclosure letter to the Merger Agreement (such persons, “Insured Persons” and such insurance, the “Current Insurance”) in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, that are no less favorable, in the aggregate, to the Insured Persons than the Current Insurance; provided, however, that the aggregate annual premium for such insurance will not exceed 300% of the premium for the Current Insurance (the “Maximum Amount”); provided further, that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain the most coverage available for a cost not exceeding the Maximum Amount.
Other Covenants
Transaction Litigation
Prior to the Effective Time, the Company will: (i) provide Parent with reasonably prompt notice of all Transaction Litigation, (ii) keep Parent reasonably informed with respect to the status thereof, (iii) give Parent the right to participate in (but not control) the defense, settlement or prosecution of any such Transaction Litigation and (iv) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Except for settlements that are solely for monetary damages entirely covered within the limits of the Company’s and the Company Subsidiaries’ insurance policies (other than the deductible under insurance policies), the Company may not compromise or settle, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).
Financing Obligations
Prior to the Closing, Parent will not, without the prior written consent of the Company, agree to, or permit, any amendment, restatement, amendment and restatement, replacement, supplement, waiver, consent or other modification of the Financing Commitments (or any definitive agreements related thereto) or any other provisions of, or remedies under, the Financing Commitments (or any definitive agreements related thereto) or replace all or any portion of the Financing Commitments, in each case, to the extent such amendment, restatement, amendment and restatement, replacement, supplement, waiver, consent or other modification that would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing to be funded at the Closing to an amount that is less than the Required Amount, (ii) materially delay the ability of the Buyer Parties to timely consummate the transactions contemplated by the Merger Agreement, including the ability to pay the Required Amount, (iii) impose new or additional conditions precedent or other terms or otherwise expand, amend or modify any of the existing conditions precedent to the funding of all or any portion of the Financing in a manner that would reasonably be expected to materially (A) delay, or prevent the Closing or (B) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) materially less likely to occur, (iv) otherwise materially delay or prevent the Closing or make the timely funding of the Financing or the satisfaction of the conditions precedent to obtaining the Financing materially less likely to occur, (v) adversely affect the ability of any of the Buyer Parties, any of their respective Affiliates or the Company, as applicable, to enforce its rights against the other parties to the Financing Commitments, or (vi) result in the
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termination of any Financing Commitment or any definitive agreement related thereto (the effects described in clauses (i) through (vi), collectively, the “Prohibited Modifications”), it being understood that Parent may, modify, supplement or waive any provision of the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of August 10, 2026 if (and only if) such action does not result in a Prohibited Modification and is otherwise in compliance with the other provisions of the Merger Agreement.
Upon the occurrence of a Financing Failure Event (an event defined and described in Section 6.16(b) of the Merger Agreement) or if all or any portion of the Debt Financing becomes unavailable for any reason such that the Buyer Parties would not have, when taken together with the cash amounts to be funded pursuant to the Equity Financing, amounts sufficient to fund the Required Amount, Parent will promptly (i) notify the Company in writing of such event and the reasons giving rise to such event, (ii) use its reasonable best efforts to arrange to obtain the Debt Financing or such portion of the Debt Financing from the same or alternative Financing Sources, which may include one or more of a loan financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to any portion of the Financing that is and will be available to pay in cash the Required Amount (“Alternative Debt Financing”), and (iii) if applicable use its reasonable best efforts to obtain a new financing commitment letter (together with its related term sheets, the “Alternative Debt Financing Commitment”) or a new definitive agreement with respect thereto. Parent will not be obligated to obtain any Alternative Debt Financing on economic terms that are materially less favorable (taken as a whole) to Parent than the economic terms of the Debt Financing Commitment as of the date of the Merger Agreement (taking into account any “market flex” provisions thereof). Without the prior written consent of the Company, any Alternative Debt Financing will (A) not contain any terms that would constitute a Prohibited Modification when compared to the Debt Financing; and (B) be in an amount that is sufficient, when added to any portion of the Debt Financing that is and will be available and the cash amounts to be funded pursuant to the Equity Financing, to pay the Required Amount.
Debt Financing Cooperation
Prior to the Effective Time, and in all cases subject to the limitations set forth in the Merger Agreement, the Company will, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to, use its and their respective reasonable best efforts (or, with respect to clauses (iii) (with respect to clause (i) of the definition of Required Financial Information) and (vi), without any “reasonable best efforts” qualifier) to provide Parent, at Parent’s sole cost and expense, with such reasonable and customary cooperation as may be reasonably requested by Parent in writing to assist the Buyer Parties in arranging the Debt Financing, including using reasonable best efforts to:
•
cause members of management, with appropriate seniority and expertise, of the Company to participate in a reasonable number of meetings, presentations with actual or prospective lenders, and sessions with rating agencies (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms), in each case, upon reasonable advance notice, during normal business hours and at reasonable times and locations to be mutually agreed;

•
in each case following Parent’s reasonable written request, provide reasonable assistance to Parent in the preparation of customary rating agency presentations, bank information memoranda, lender presentations and similar documents, in each case, solely as required in connection with the Debt Financing (which, where customary, shall contain exculpatory language reasonably satisfactory to the Company);

•
as promptly as practicable, furnish Parent with the Required Financial Information; provided, that such information is reasonably available to the Company and prepared by the Company in the ordinary course of business;

•
provide reasonable assistance to Parent in (A) Parent’s preparation and negotiation of one or more credit agreements, guarantees, certificates, legal opinions and other definitive financing documents (collectively, the “Debt Financing Documents”), to the extent required in connection with the Debt Financing and reasonably requested by Parent and (B) facilitating the execution and delivery at the Closing of the Debt Financing Documents, including by requesting that the appropriate officers of the Surviving Corporation be available upon reasonable notice from Parent and its counsel to sign any credit agreements or credit agreement amendments, any guarantee and collateral agreements or supplements or any other Debt Financing Documents and related customary officer’s certificates, secretary’s certificates, perfection certificates and other documentation required by the Financing Sources as a condition to obtaining the Debt Financing and the

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Debt Financing Documents in anticipation of the Closing, and furnishing all information related to the Company Securities and the assets of the Company Group to Parent required to be included in any schedules to the Debt Financing Documents or in any perfection certificates; provided, that the effectiveness of any such Debt Financing Documents shall not occur prior to the Effective Time;
•
to the extent required by the Debt Financing, facilitate the pledging of, granting of security interests in (and perfection thereof), and otherwise granting of liens on, the Company Securities and the assets of the Company Group, including delivery of possessory collateral (such as certificated equity and promissory notes) within its possession to the Parent or the Financing Sources at, and subject to the occurrence of, the Closing;

•
furnish Parent with all documentation and other information about the Company Group as is reasonably requested in writing by Parent and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case at least four business days prior to the Closing Date if reasonably requested by Parent in writing at least nine business days prior to the Closing Date; and

•
take all reasonably requested formal corporate or similar actions, subject to the occurrence of the Closing, to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the Closing Date to fund the amounts required to be funded on the Closing Date pursuant to the terms hereof.

Conditions to the Closing of the Merger
Conditions to Each Party’s Obligations
The respective obligations of each party to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law, except with respect to the Requisite Stockholder Approval which is not waivable) of each of the following conditions:
•	the Company must have received the Requisite Stockholder Approval;
•
any waiting period under the HSR Act relating to the Merger must have expired or been terminated, and any commitments not to close and of the transactions contemplated by the Merger Agreement before a certain date under a timing agreement entered into by the Parties with any Governmental Authority must have expired or been terminated; and

•
no Governmental Authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered after the date of the Merger Agreement any Law (other than any FDI Laws) or Order after the date hereof that is in effect that prohibits, makes illegal, or enjoins the consummation of the Merger.

Conditions to the Obligations of the Buyer Parties
In addition, the obligations of the Buyer Parties to consummate the Merger are subject to the satisfaction or waiver by Parent (where permissible pursuant to applicable Law) of the following additional conditions:
•
the representations and warranties of the Company (other than the representations and warranties listed in the next three bullets) set forth in the Merger Agreement must be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct as of such earlier date), except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
the representations and warranties of the Company related to (i) certain aspects of the Company’s organization and qualification, (ii) the Company’s corporate power, (iii) the approval of the Merger Agreement by the Company Board, the Company Board Recommendation, and the inapplicability of anti-takeover Laws to the Merger, (iv) any contracts obligating the Company to repurchase, redeem or otherwise acquire any Company Securities, (v) the absence of any effective stockholder rights plan, and (vi) the absence of any financial advisor, investment banker, broker, finding, agent or other Person entitled to any fee or commission in connection with the Merger, are true and correct in all material respects as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct in all material respects as of such earlier date);

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•
the representations and warranties of the Company relating to certain aspects of the Company’s capital stock, Company Equity Awards, and select representations and warranties relating to the Company Securities will be true and correct in all respects (except for any inaccuracies that are de minimis in nature and amount relative to the aggregate value of the Merger and other transactions contemplated thereby) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct (other than de minimis inaccuracies) as of such earlier date);

•
the representations and warranties of the Company related to the non-occurrence of a Company Material Adverse Effect since June 30, 2026 must be true and correct in all respects as of the Closing as if made at and as of the Closing;

•	the Company must have performed in all material respects all obligations in the Merger Agreement required to be performed by it at or prior to the Closing; and
•
the Buyer Parties must have received at the Closing a certificate of the Company, validly executed for and on behalf of the Company by a duly authorized executive officer thereof, certifying that the foregoing conditions have been satisfied.

Conditions to the Obligations of the Company
The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company (where permissible pursuant to applicable Law) of the following additional conditions:
•
the representations and warranties of the Buyer Parties set forth in the Merger Agreement must be true and correct as of the Closing as if made at and as of the Closing, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective obligations pursuant to the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date, which representations and warranties will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective obligations pursuant to the Merger Agreement;

•	the Buyer Parties must have performed in all material respects all obligations in the Merger Agreement required to be performed by the Buyer Parties at or prior to the Closing; and
•
the Company must have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the foregoing conditions have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be validly terminated at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval or adoption of the Merger Agreement by Parent), by mutual written agreement of Parent and the Company.
Termination by Either Parent or the Company
In addition, the Company, on the one hand, or Parent, on the other hand, may validly terminate the Merger Agreement at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval or adoption of the Merger Agreement by Parent) in the event that:
•
any Governmental Authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger and such Order has become final and non-appealable, except such right to terminate the Merger Agreement will not be available to any Party whose action or omission has been the primary cause of, or resulted in, the issuance of such Order;

•
Closing has not occurred by 11:59 p.m., Eastern time, on February 9, 2027 or such later time and date as is agreed to in writing by Parent and the Company (the “Termination Date”), except that (i) in the event that

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any waiting period under the HSR Act or any commitments not to close any of the transactions under a timing agreement with any Governmental Authority has not expired or been terminated, but the other closing conditions of each Party’s obligations included in Section 7.1 of the Merger Agreement to effect the Merger and the closing conditions to obligate the Buyer Parties included in Section 7.2 of the Merger Agreement to consummate the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, and which conditions are capable of being satisfied if the Closing were to occur), then the Termination Date may be automatically extended (without any further action by any Party) to 11:59 p.m., Eastern time, on May 10, 2027 and (ii) the right to terminate the Merger Agreement will not be available to any Party (treating Parent and Merger Sub as one party for this purpose) whose action or omission has been the primary cause of, or resulted in, the failure of the Closing to have occurred prior to the Termination Date; and
•	the special meeting (including any adjournments or postponements) has been held and concluded and the Requisite Stockholder Approval was not obtained.
Termination by Parent
Parent may also validly terminate the Merger Agreement at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval or adoption of the Merger Agreement by Parent) in the event that:
•
the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach, failure to perform or inaccuracy would result in a failure of the satisfaction of Company’s “bring-down” condition to the Buyer Parties’ obligation to consummate the Closing, provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to the Company of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, except that Parent will not be entitled to terminate the Merger Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) the right to terminate the Merger Agreement will not be available to Parent if it or Merger Sub is then in breach of any provision of the Merger Agreement which breach would result in a failure of the satisfaction of Parent’s “bring-down” condition to the Company’s obligation to consummate the Closing; and

•
at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board has effected a Recommendation Change prior to the Company’s receipt of the Requisite Stockholder Approval.

Termination by the Company
The Company may also validly terminate the Merger Agreement at any time prior to the Effective Time (whether before or after receipt of the Requisite Stockholder Approval or adoption of the Merger Agreement by Parent) in the event that:
•
Buyer Parties have breached or failed to perform or there is any inaccuracy of any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach, failure to perform or inaccuracy would result in a failure of the satisfaction of Parent’s “bring-down” condition to the Company’s obligation to consummate the Closing, except that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, the Company will not be entitled to terminate the Merger Agreement prior to the delivery by the Company to Parent of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate the Merger Agreement and the basis for such termination, except that the Company will not be entitled to terminate the Merger Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) the right to terminate the Merger Agreement will not be available to the Company if it is then in breach of any provision of the Merger Agreement which breach would result in a failure of the satisfaction of Company’s “bring-down” condition to the Buyer Parties’ obligation to consummate the Closing;

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•
at any time prior to the receipt of the Requisite Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the go-shop and non-solicitation covenants set forth in the Merger Agreement, so long as concurrently with such termination the Company pays the Company Termination Fee; and

•
if (i) all of the conditions to the obligations of the Buyer Parties to consummate the Closing (other than those conditions that by their terms are to be satisfied at the Closing, which are capable of being satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub have failed to effect the Closing when the Closing was required to occur, and (iii) following such failure by Parent and Merger Sub to effect the Closing and at least three business days prior to such termination, the Company has irrevocably confirmed in writing (and not withdrawn such confirmation) that the Company is (and remains throughout such three day business day period) ready, willing and able to effect the Closing, and (iv) the Buyer Parties fail to effect the Closing on or prior to the date that is three business days after the delivery of such written confirmation from the Company.

Company Termination Fee
The Company is required to pay a termination fee equal to $26,861,672 (the “Company Termination Fee”) to Parent prior to or substantially concurrently with the Company’s termination of the Merger Agreement, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the non-solicitation provisions of the Merger Agreement; provided that, if such termination occurs on or prior to September 28, 2026 in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received from an Excluded Party, the Company Termination Fee will be an amount equal to $13,430,836. The Company is also required to pay the Company Termination Fee, within three business days following termination, if Parent terminates the Merger Agreement because the Company Board effected a Recommendation Change prior to the Company’s receipt of the Requisite Stockholder Approval (subject to the same reduction to $13,430,836 if the Recommendation Change was made on or prior to September 28, 2026 with respect to an Acquisition Proposal from an Excluded Party).
If (i) the Merger Agreement is terminated because the special meeting was held and concluded and the Requisite Stockholder Approval was not obtained, because the Closing has not occurred by the Termination Date, or by Parent as a result of the Company’s breach of the non-solicitation provisions of the Merger Agreement, (ii) at the time of such termination, the Requisite Stockholder Approval has not been obtained, (iii) following the execution of the Merger Agreement and prior to such termination an Acquisition Proposal from a third party for an Acquisition Transaction has been publicly announced or publicly disclosed and not publicly withdrawn and (iv) within 12 months following such termination of the Merger Agreement, the Company or any other member of the Company Group (a) consummates an Acquisition Transaction with respect to any Acquisition Proposal or (b) enters into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, then the Company must pay the Company Termination Fee to Parent as promptly as practicable (and in any event within three business days) following the earlier of the entry into such Alternative Acquisition Agreement or the consummation of such Acquisition Transaction. For purposes of determining whether a Company Termination Fee is payable in this instance, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%.”
Parent Termination Fee
Subject to certain limitations and cure provisions as provided in the Merger Agreement, Parent is required to pay the Company a termination fee equal to $46,048,580 (the “Parent Termination Fee”) promptly (and in any event within three business days) following (i) the Company’s termination of the Merger Agreement as a result of a breach, failure to perform or inaccuracy by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition to the Company’s obligation to consummate the Merger, (ii) the Company’s termination of the Merger Agreement as a result of Parent’s and Merger Sub’s failure to effect the Closing when required following the Company’s irrevocable written confirmation that it is ready, willing and able to effect the Closing, or (iii) either Parent’s or the Company’s termination of the Merger Agreement as a result of the Closing not having occurred by the Termination Date, at a time when the Company had the right to terminate the Merger Agreement as described in clause (ii) above.
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Limitations of Liability
No Recourse
The Merger Agreement provides that, in no event will the Company, whether prior to or after termination of the Merger Agreement, seek or obtain, nor will it permit any of its Affiliates or Representatives acting on its behalf to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any related party of the Parent with respect to the Merger Agreement, the Equity Commitment Letter or the Guarantee or the transactions contemplated thereby (including any breach by the Guarantors, Parent or Merger Sub), the termination of the Merger Agreement, the failure to consummate the transactions contemplated thereby, or any claims or actions under applicable Laws arising out of any such breach, termination or failure. The foregoing is subject to certain exceptions for claims, actions, charges, lawsuits and litigation that the Company may assert: (i) against Parent or Merger Sub to the extent expressly provided for in the Merger Agreement, (ii) against BCP Management pursuant to the Confidentiality Agreement, (iii) against the Guarantors to the extent expressly provided for in the Equity Commitment Letter or the Guarantee, (iv) against Gary Bowman or Bruce Labovitz pursuant to the Support Agreements or (v) against any Person expressly named as a party to any Transaction Document to the extent expressly provided for in such Transaction Document.
Similarly, in no event will Parent or Merger Sub, whether prior to or after termination of the Merger Agreement, seek or obtain, nor will they permit any of their Affiliates or Representatives acting on their behalf to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any related party of the Company with respect to the Merger Agreement or the transactions contemplated thereby (including any breach by the Company), the termination of the Merger Agreement, the failure to consummate the transactions contemplated thereby, or any claims or actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that Parent or Merger Sub may assert against the Company to the extent expressly provided for in the Merger Agreement or the Confidentiality Agreement.
Sole Remedy
The receipt of the Company Termination Fee, to the extent owed pursuant to the Merger Agreement, and Parent’s right to specific performance will be the sole and exclusive remedies of the Buyer Parties and each of their respective Affiliates (other than in the event of fraud or willful and material breach) against (A) the Company, its Subsidiaries and each of their respective Affiliates and (B) the Company’s related parties (defined as the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates) in respect of the Merger Agreement, any agreement executed in connection therewith and the transactions contemplated thereby. Upon payment of the Company Termination Fee, if payable, none of the related parties of the Company will have any further liability or obligation to any Buyer Party relating to or arising out of the Merger Agreement or any agreement executed in connection therewith or the transactions contemplated thereby (except that (1) the Parties (or their Affiliates) will remain obligated with respect to, and the Buyer Parties and their Subsidiaries may be entitled to remedies with respect to, the matters set forth in the preceding sentence and (2) with respect to claims for fraud or willful and material breach (subject to the Company Liability Cap). Although the Buyer Parties may pursue a grant of specific performance to cause the Closing to occur, under no circumstances shall any Buyer Party be permitted or entitled to receive both a grant of specific performance ordering the Parties to consummate the Closing and the payment of the Company Termination Fee.
Notwithstanding anything to the contrary in the Merger Agreement, under no circumstances shall the maximum aggregate liability of the Company Related Parties for monetary damages or other monetary remedies (including payment of the Company Termination Fee, any enforcement costs or any other losses or other amounts payable pursuant to Merger Agreement), whether at law or in equity, in contract, tort or otherwise, in connection with the Merger Agreement, the agreements contemplated hereby or the transactions contemplated hereby or thereby be greater than the Company Liability Cap and in no event shall the Parent Related Parties, any Parent Related Party or any other Person acting on their behalf, be entitled to, or in any event receive, monetary damages or other monetary remedies in excess of an amount equal to the Liability Cap against the Company Related Parties, whether at law or in equity, in contract, tort or otherwise.
Without limitation to the Company’s right to equitable relief pursuant to the Merger Agreement, in the event that the Merger Agreement is validly terminated in accordance with its terms, the following will be the sole and exclusive
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remedies of the Company and its Affiliates against (x) the Buyer Parties and each of their respective Affiliates (which, for these purposes, includes any fund, investment vehicle or account controlled, managed or advised by BCP Management), (y) the Parent Related Parties and (z) the Financing Sources, in respect of the Merger Agreement, any agreement executed in connection therewith (including the Financing Commitments) and the transactions contemplated thereby: (A) the Company’s receipt of the Parent Termination Fee (including the Company’s right to enforce the Financing Commitments with respect thereto), (B) the Company’s receipt of payments by Parent for enforcement costs and interest and prevailing party attorneys’ fees, costs and expenses, if and when payable by Parent, (C) the Company’s right to enforce its rights under certain provisions of the Merger Agreement pursuant to which Parent is obligated to reimburse the Company for certain costs and expenses and indemnify and hold harmless the Company Group and its Representatives against certain liabilities, damages, costs and expenses incurred in connection with the Company’s cooperation covenants related to the Debt Financing and (D) the Company’s right to enforce its rights and remedies, including obtaining an injunction, specific performance or other equitable remedies, under the Confidentiality Agreement and the Guarantee. Following the valid termination of the Merger Agreement in accordance with its terms, if (and only if) the Company receives the Parent Termination Fee (and all other amounts that it is owed, including any Reimbursement Obligations), none of the related parties of the Parent or Financing Sources will have any further liability or obligation to the Company relating to or arising out of the Merger Agreement, any agreement executed in connection therewith or the transactions contemplated thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the matters set forth in the preceding sentence, including any interest that may be owing or awarded). The Company may pursue a grant of specific performance to cause the Closing to occur, but under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance ordering the Parties to consummate the Closing and the payment of the Parent Termination Fee.
Notwithstanding anything to the contrary in the Merger Agreement, under no circumstances shall the maximum aggregate liability of the Parent Related Parties for monetary damages or other monetary remedies (including payment of the Parent Termination Fee, any enforcement costs or any other losses or other amounts payable pursuant to Merger Agreement), whether at law or in equity, in contract, tort or otherwise, in connection with the Merger Agreement, the agreements contemplated hereby or the transactions contemplated hereby or thereby be greater than the Liability Cap and in no event shall the Company Related Parties, any Company Related Party or any other Person acting on their behalf, be entitled to, or in any event receive, monetary damages or other monetary remedies in excess of an amount equal to the Liability Cap against the Parent Related Parties, whether at law or in equity, in contract, tort or otherwise; provided, that the foregoing Liability Cap shall not apply to any claims or damages arising out of or relating to any breach of the Confidentiality Agreement.
Specific Performance
The Buyer Parties and the Company are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at Law or in equity, provided that the right of the Company to specific performance to cause the Equity Financing to be funded or to consummate the Closing is subject to the requirement that (i) all of the conditions to the Buyer Parties’ obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing, and which conditions are capable of being satisfied if the Closing were to occur) have been satisfied or waived by Parent, and the Buyer Parties have failed to complete the Closing by the date the Closing should have occurred in accordance with the Merger Agreement, (ii) the proceeds of the Debt Financing (or any Alternative Debt Financing) have been funded or are capable of being funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded at the Closing, and (iii) the Company has confirmed in writing to Parent that, if the Debt Financing (or any Alternative Debt Financing) and the Equity Financing are funded, then the Closing will occur.
Fees and Expenses
Generally, except as described under “The Merger Agreement—Company Termination Fee” and “The Merger Agreement—Parent Termination Fee,”whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses. Parent will be solely responsible for, and will pay, all filing fees payable to any Governmental Authority under any Antitrust Law.
If the Merger Agreement is validly terminated by the Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, then the Company will reimburse Parent in full for all such filing fees
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paid by Parent or its applicable affiliate by wire transfer of immediately available funds as promptly as practicable (and, in any event, within three business days) following such termination.
Amendment
Subject to applicable Law and subject to the other provisions of the Merger Agreement, the Merger Agreement may be amended by the Parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Company Board), except that following receipt of the Requisite Stockholder Approval, no amendment may be made to the Merger Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Certain provisions in the Merger Agreement relating to the Financing Sources may not be amended in a manner adverse to any Financing Source without the prior written consent of the Financing Sources party to the Debt Commitment Letter that have consent rights over amendments to the Merger Agreement.
Governing Law
The Merger Agreement is governed by the Laws of the State of Delaware, except that any Legal Proceeding involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing, the Debt Financing Commitment or the performance of services thereunder or related thereto is governed by the laws of the State of New York.
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CERTAIN AGREEMENTS RELATED TO THE MERGER
Support Agreements
Concurrently with the execution and delivery of the Merger Agreement, Parent entered into the Support Agreements with each of Mr. Gary Bowman, Chief Executive Officer of the Company (and his affiliated trust, Bowman Family Asset Management, LLC), and Mr. Bruce Labovitz, Chief Financial Officer and Treasurer of the Company, pursuant to which Mr. Bowman and Mr. Labovitz agreed, among other things, to vote their shares (representing approximately 15.3% of the outstanding voting power of the Company as of the date of the Merger Agreement) in favor of the Merger, against any competing Acquisition Proposal and against any other matter that would prevent or materially delay the Closing.
The Support Agreements include certain restrictions on the transfer of shares of Company Common Stock prior to the termination of such Support Agreement, as well as covenants regarding voting, waiver of right to appraisal, and public statements. The Support Agreements will terminate upon the earliest of (i) the valid termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Requisite Stockholder Approval is obtained and (iv) the date on which the Merger Agreement is amended in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects Mr. Bowman or Mr. Labovitz (solely in each individual’s capacity as a Company Stockholder) in any material respect, in each case, without the written consent of the stockholder, as described in the Support Agreements.
Copies of the Support Agreements are attached hereto as Annex C.
The Guarantee
Concurrently with the execution and the delivery of the Merger Agreement, the Guarantors provided the Guarantee pursuant to which, subject to the terms and conditions contained therein, each Guarantor has guaranteed, severally and not jointly, the due and punctual payment, performance and discharge of such Guarantor’s applicable percentage of the payment obligations of the Buyer Parties with respect to (i) the Parent Termination Fee and any associated Enforcement Costs (with Enforcement Costs capped at $3,500,000, together with interest at the prime rate published in The Wall Street Journal), (ii) certain reimbursement obligations for out-of-pocket costs and expenses of the Company and (iii) any payments owed by Parent to the Company pursuant to Section 9.11 of the Merger Agreement (the “Guaranteed Obligations”); provided that the Guarantors’ aggregate liability under the Guarantee will not exceed $49,648,580, subject to and in accordance with the terms of the Guarantee and the Merger Agreement, as more fully described in the sections titled “The Merger Agreement—Parent Termination Fee” and “The Merger Agreement—Fees and Expenses.”
The Guarantee will terminate upon the earliest to occur of (i) the consummation of the Closing and the payment of all amounts due in connection with the Closing under the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent has no liability to make any payment for any portion of its obligations under the Guarantee, (iii) the receipt by the Company of the indefeasible payment in full of all the Guarantors’ obligations payable under the Guarantee (subject to the applicable liability caps under the Guarantee), and (iv) 90 days after the date on which the Merger Agreement is terminated in accordance with its terms under circumstances in which Parent may have liability with respect to the Guaranteed Obligations (unless the Company commences a Legal Proceeding to enforce the Guarantee prior to the expiration of such 90-day period, in which case the Guarantee will terminate upon final resolution of such Legal Proceeding).
Furthermore, the Guarantee will terminate automatically and be void ab initio if the Company or its controlled Affiliates asserts certain impermissible claims in writing in pleadings filed in any Legal Proceeding, in each case, if such claim is not dismissed or withdrawn within three Business Days following notice by a Guarantor that such claim is an impermissible claim.
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MARKET PRICES AND DIVIDENDS
The Company Common Stock has been traded on Nasdaq under the symbol “BWMN” since May 7, 2021.
At the close of business on the Record Date, there were 16,591,912 shares of Company Common Stock issued and outstanding, held by approximately six stockholders of record, and entitled to vote at the special meeting.
On August 7, 2026, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price per share of Company Common Stock on Nasdaq was $27.23. On October 2, 2026, the latest practicable trading day before the printing of this proxy statement, the closing price per share of Company Common Stock on Nasdaq was $42.60. You are encouraged to obtain current market quotations for Company Common Stock.
The Company Common Stock is currently registered under the Exchange Act. If the proposed Merger is consummated, all shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and the Company will become a privately held company.
From the Company’s IPO in 2021 through the date of this proxy statement, the Company did not pay any dividends to the Company Stockholders. The Company does not intend to pay cash dividends to the Company Stockholders for the foreseeable future and intends to retain earnings, if any, for future operation and expansion of the Company’s business. Under the terms of the Merger Agreement, during the period of time commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the valid termination of the Merger Agreement and the Effective Time, the Company may not make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets without Parent’s written consent.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of October 1, 2026 by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of October 1, 2026 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options or other rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The column entitled “Percentage of Outstanding Shares Beneficially Owned” is calculated based on 16,591,912 shares of common stock outstanding as of October 1, 2026. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
Except as otherwise noted below, the address for persons listed in the table is c/o Bowman Consulting Group Ltd. at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Directors and Named Executive Officers
Gary Bowman(1)	2,053,786	12.38%
Bruce Labovitz(2)	391,491	2.36%
Robert Hickey(3)	185,837	1.12%
Daniel Swayze(4)	26,363	*
Raymond Vicks, Jr.(5)	23,220	*
Stephen Riddick(6)	22,538	*
James Laurito(7)	32,138	*
Patricia Mulroy(8)	26,330	*
Virginia Grebbien(9)	7,428	*
All executive officers and directors as a group (11 persons)(10)	2,764,057	16.67%
5% or More Stockholders
BlackRock, Inc.(11)	966,641	5.83%

*	Less than 1%.
(1)
Consists of (i) 780,948 shares held directly by Mr. Bowman and (ii) 1,272,838 shares held by Bowman Family Asset Management, LLC. Mr. Bowman has shared voting and dispositive power over the 1,272,838 shares of common stock held by Bowman Family Asset Management, LLC, of which he is the manager.

(2)	Consists of 391,491 shares held directly by Mr. Labovitz.
(3)	Consists of 185,837 shares held directly by Mr. Hickey. Mr. Hickey ceased to be an executive officer of the Company as of May 1, 2026.
(4)	Consists of 26,363 shares held directly by Mr. Swayze.
(5)	Consists of (i) 22,220 shares held by Mr. Vicks and (ii) 1,000 shares held for the granddaughter of Mr. Vicks through a UTMA for which Mr. Vicks serves as custodian.
(6)	Consists of 22,538 shares held directly by Mr. Riddick.
(7)	Consists of 32,138 shares held directly by Mr. Laurito.
(8)	Consists of 26,330 shares held directly by Ms. Mulroy.
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(9)	Consists of 7,428 shares held directly by Ms. Grebbien.
(10)
Includes shares directly held by other executive officers, Ms. Gribbons, Ms. Abdoo, and Mr. Mullenix, and excludes shares directly held by Mr. Hickey, who ceased to be an executive officer of the Company as of May 1, 2026.

(11)	According to a Schedule 13G/A filed with the SEC on April 27, 2026, by BlackRock, Inc. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
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APPRAISAL RIGHTS
If the Merger is consummated, holders of shares of Company Common Stock (including beneficial owners of shares of Company Common Stock) who (i) did not vote, virtually or by proxy, in favor of the adoption of the Merger Agreement (or consent thereto in writing), (ii) properly demand an appraisal of their shares of Company Common Stock, (iii) continuously hold of record or beneficially own their shares of Company Common Stock through the effective date of the Merger, and (iv) do not properly withdraw their demands or otherwise lose their rights to appraisal will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”), so long as they comply with the conditions established by Section 262. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.
However, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the applicable merger, were listed on a national securities exchange unless (A) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal; or (B) the value of the merger consideration in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “ownership thresholds.” Given that the shares of Company Common Stock are listed on Nasdaq (and assuming such shares remain so listed until the Effective Time), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Company Common Stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” mean a record holder of Company Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://www.delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262.
Under Section 262, if the Merger is completed, stockholders and beneficial owners of Company Common Stock who (i) delivered to the Company, before the taking of the vote on the Merger Proposal, a written demand for appraisal of such stockholder’s shares in accordance with the requirements of the DGCL, (ii) did not vote, virtually or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares through the effective date of the Merger, and (iv) otherwise comply with the statutory requirements of Section 262 will, subject (assuming the shares of Company Common Stock remain listed on Nasdaq until closing of the Merger) to satisfaction of the ownership thresholds, be entitled to an appraisal of their shares of Company Common Stock and to receive payment in cash, in lieu of the Per Share Price set forth in the Merger Agreement, for the fair value of their shares of Company Common Stock as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery (the “Court”). Such payment shall include interest on the amount determined by the Court to be the fair value from the effective date of the Merger through the date of payment of the judgment, unless the Court in its discretion determines otherwise for good cause shown. In certain circumstances described below, interest shall accrue on the difference between the amount determined to be the fair value and the amount paid by the surviving entity prior to the entry of judgment in the appraisal proceeding. The “fair value” of shares of Company Common Stock as determined by the Court may be more than, less than, or equal to the Per Share Price that persons seeking appraisal are otherwise entitled to receive under the terms of the Merger Agreement. Stockholders and beneficial owners should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a transaction, such as the Merger, is not an opinion as to, and does not otherwise necessarily address “fair value” under Section 262.
Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of a corporation’s stockholders, Section 262 requires that the corporation, not less than 20 days prior to the meeting, notify each stockholder of the constituent corporation who is entitled to appraisal rights, that appraisal rights are available for any and all shares thereof and must include in each such notice either a copy of Section 262 or
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information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company Stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 can be accessed without subscription or cost at the following URL, and is incorporated herein by reference: https://www.delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of appraisal rights under the DGCL.
Stockholders and beneficial owners of Company Common Stock who wish to exercise their appraisal rights must deliver to the Company a written demand for appraisal of their shares of Company Common Stock before the taking of the vote on the Merger Proposal at the special meeting. In addition, such person must continuously hold of record or beneficially own the shares of Company Common Stock from the date the written demand for appraisal is made through the effective date of the Merger. All demands for appraisal should be addressed to Elizabeth Abdoo, Chief Legal Officer at Bowman Consulting Group Ltd., 12355 Sunrise Valley Drive, Suite 520, Reston, VA 20191. A stockholder’s or beneficial owner’s failure to demand in writing the appraisal of such stockholder’s or beneficial owner’s shares on or before the taking of the vote on the Merger Proposal will result in the loss of his, her or its appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Company Common Stock. If shares of Company Common Stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made on behalf of the record owner in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record owner. A record owner, such as a bank, broker or other nominee who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the record owner.
In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below). Although not expressly required by Section 262, the surviving corporation reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares of Company Common Stock for which such demand is submitted.
Beneficial owners who hold their shares of Company Common Stock through a bank, broker or other nominee and who wish to exercise appraisal rights should consult with their bank, broker or other nominee as soon as possible to determine the appropriate procedures for, and any internal deadlines that the bank, broker or other nominee may impose in connection with, making a demand for appraisal, so that a valid demand may be made within the time period described above.
In addition, stockholders and beneficial owners of shares of Company Common Stock who wish to perfect their appraisal rights pursuant to Section 262 must not vote or submit a proxy in favor of the Merger Proposal at the special meeting. A vote in favor of the Merger Proposal, virtually at the special meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. If you submit a proxy card but do not give voting instructions for the Merger Proposal, then your proxy holder will vote your shares in favor of the Merger Proposal, which will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.
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If the Merger is consummated, within 10 days after the Effective Time, the Company, as the surviving corporation in the Merger, must notify each stockholder or beneficial owner who has complied with the requirements of Section 262 and has not voted in favor of the Merger Proposal (or consented thereto) and who has demanded appraisal of his, her or its shares of Company Common Stock in accordance with Section 262 as of the Effective Time.
At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw their demand for appraisal and to accept the terms offered in the Merger by delivering to the Surviving Corporation a written withdrawal of such person’s demand for appraisal; after this period, the person may withdraw such demand for appraisal only with the written consent of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Court shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a reservation of jurisdiction (a “reservation”) for any application (as defined below); provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any person who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the value of the shares of Company Common Stock held by all persons entitled to appraisal. Upon the filing of the petition by any person other than the Surviving Corporation, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the Surviving Corporation will file a petition. In the event that the Surviving Corporation does not file such petition, it is the obligation of the stockholders or beneficial owners of Company Common Stock to initiate all necessary action to perfect their appraisal rights with respect to shares of Company Common Stock within the time prescribed in Section 262. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will be lost and those shares will be deemed to have been converted at the Effective Time into the Per Share Price set forth in the Merger Agreement. In addition, within 120 days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). The statement must be given within 10 days after such written request has been received by the Surviving Corporation or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262(d), whichever is later.
If a petition for appraisal is duly filed by a stockholder or beneficial owner of Company Common Stock and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the office of the Delaware Register in Chancery in which the petition was filed a duly verified list (the “verified list”) containing the names and addresses of all persons who have demanded an appraisal of their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached by the Surviving Corporation. If the petition was filed by the Surviving Corporation, the petition shall be accompanied by such a duly verified list. The Delaware Register in Chancery, if so ordered by the Court, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the persons shown on the verified list at the addresses therein stated. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof shall be borne by the Surviving Corporation.
If a petition for an appraisal is timely filed, at the hearing on such petition, the Court will determine which persons have complied with Section 262 and are entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares of Company Common Stock, and who hold shares represented by certificates, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with that direction, the Court may dismiss the proceedings as to that person.
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Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
In addition, because the shares of Company Common Stock are listed on Nasdaq (and assuming such shares remain so listed until the Effective Time), the Delaware Court of Chancery shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
After determination of the persons entitled to appraisal of their shares of Company Common Stock (and, if the shares of Company Common Stock remain listed on Nasdaq until the Effective Time, assuming at least one of the ownership thresholds is met), the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Court will appraise the shares of Company Common Stock, determining their fair value as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Court will direct the payment of such value (together with any applicable interest) by the Surviving Corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in such Court may be enforced. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Court and (ii) interest theretofore accrued, unless paid at that time.
Neither the Company nor Parent anticipates offering more than the Per Share Price provided for in the Merger Agreement to any person exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Per Share Price. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., 684 A.2d 289 (Del. 1996), the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Although the Company believes that the value ascribed to each share of Company Common Stock pursuant to the terms of the Merger is fair, no representation is made as to the outcome of the appraisal of fair value, and the persons seeking appraisal should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value that Company Stockholders are entitled to receive under the terms of the Merger Agreement.
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon the application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (an “application”), the Court may order all or a portion of such expenses, including,
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without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such an order, each party bears its own fees and expenses.
If any person who demands appraisal under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price in connection with the Merger. Any person who demanded and perfected appraisal rights will not, after the Effective Time, be entitled to vote the shares of Company Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company Common Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
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FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any future meetings of the Company Stockholders. However, if the Merger is not consummated, the Company Stockholders will continue to be entitled to attend and participate in meetings of Company Stockholders.
The Company will hold an annual meeting of Company Stockholders in 2027 (the “2027 Annual Meeting”) only if the Merger has not already been completed and the Company remains a public company.
Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2027 Annual Meeting (if held), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than December 29, 2026, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for the Company’s 2026 annual meeting of Company Stockholders. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Stockholder proposals other than those pursuant to Rule 14a-8 promulgated under the Exchange Act and stockholder nominations for director may be brought before an annual meeting of the Company Stockholders in accordance with the advance notice procedures described in our amended and restated bylaws. In general, notice must be delivered to the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. For the 2027 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 28, 2027 and no later than the close of business on February 27, 2027. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our amended and restated bylaws, including a description of the proposal, the relationship between the proposing stockholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. If we hold the 2027 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Our amended and restated bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Company Board and other information required to comply with the proxy rules and applicable law.
The specific requirements of these advance notice provisions are set forth in Section 2.12 of our amended and restated bylaws, a copy of which is available upon request. Such request and any stockholder proposals or director nominations should be sent to our principal executive offices at 12355 Sunrise Valley Drive, Suite 520, Reston, Virginia 20191, Attention: Corporate Secretary.
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HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of the Company Stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of the proxy materials to a Company Stockholder at a shared address to which a single copy of the documents was delivered. If you participate in householding and wish to receive a separate copy of the proxy materials for the special meeting, or if you do not wish to participate in householding and prefer to receive separate copies of proxy materials in the future (if the Merger is not consummated), please contact our transfer agent, Equiniti Trust Company, LLC (“EQ”), 48 Wall Street, 22nd Floor, New York, NY 10005, or by calling EQ at (800) 937-5449.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household in the future (if the Merger is not consummated), please contact EQ as indicated above. Beneficial stockholders can request information about householding from their bank, broker or other record holder.
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WHERE YOU CAN FIND MORE INFORMATION
The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to the Company Stockholders by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following filings with the SEC are incorporated by reference:
•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 5, 2026;
•	The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2026;
•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed on May 6, 2026 and August 10, 2026, respectively; and
•
The Company’s Current Reports on Form 8-K filed on February 17, 2026, March 20, 2026, April 17, 2026, June 3, 2026, August 10, 2026, and September 14, 2026, in each case, other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein.

The Company also incorporates by reference into this proxy statement additional documents that the Company may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement, in each case, other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein. These documents may include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
The Company is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at www.sec.gov. You may obtain copies of this proxy statement and any documents incorporated by reference herein (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into such documents), without charge, by requesting them in writing or by telephone from the Company:
Bowman Consulting Group Ltd.
Attention: Corporate Secretary
12355 Sunrise Valley Drive, Suite 520
Reston, Virginia 20191
For you to receive timely delivery of documents in advance of the special meeting, please make such request as soon as possible to receive them before the special meeting. The requested documents will be provided by first class mail or other similarly prompt means. Please note that all of the documents that the Company files with the SEC can also be obtained at Bowman’s website at investors.bowman.com in the “Financials” section under “SEC Filings.” The Company’s website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to the Company’s website provided in this proxy statement.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza
New York, New York 10001
Telephone: 1-800-322-2885
Email: proxy@mackenziepartners.com
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MISCELLANEOUS
The Company has supplied all information relating to the Company, and Bernhard has supplied, and the Company has not independently verified, all of the information relating to Bernhard, the Buyer Parties and their respective Affiliates contained in this proxy statement. Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This proxy statement is dated October 5, 2026. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
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Annex A
AGREEMENT AND PLAN OF MERGER

by and among

PRIVE PARENT, INC.,

PRIVE MERGER SUB, INC.

and

BOWMAN CONSULTING GROUP LTD.

Dated as of August 10, 2026

A-i

A-ii

Exhibits

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 10, 2026 by and among Prive Parent, Inc., a Delaware corporation (“Parent”), Prive Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and Bowman Consulting Group Ltd., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.”
RECITALS
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby (the “Transactions”), including the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein, (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL, upon the terms and subject to the conditions of this Agreement (the recommendation described in clause (iv), the “Company Board Recommendation”), and (v) directed that this Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of this Agreement;
WHEREAS, each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement and the other Transaction Documents to which they are a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which they are a party, the performance of their respective covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein, and (iii) in the case of the board of directors of Merger Sub only, recommended that Parent, in its capacity as the sole stockholder of Merger Sub, adopt this Agreement in accordance with the DGCL;
WHEREAS, prior to the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, duly executed and delivered a written consent approving and adopting this Agreement in accordance with the DGCL, which written consent, by its terms, will be effective upon the execution of this Agreement by each of the Buyer Parties and the Company (the “Merger Sub Stockholder Approval”);
WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain Company Stockholders (the “Supporting Stockholders”) have entered into voting and support agreements (collectively, the “Support Agreements”) with Parent, dated as of the date of this Agreement, with respect to certain obligations of the Supporting Stockholders relating to this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (i) a limited guarantee (the “Guarantee”) from BCP Fund III, LP, a Delaware limited partnership, BCP Fund III-A, LP, a Delaware limited partnership, BCP Fund III GP, LP, a Delaware limited partnership, BCP Prive Co-Invest, LP, a Delaware limited partnership, and BCP Prive Co-Invest-A, LP, a Delaware limited partnership (each individually, a “Guarantor” and collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of the Buyer Parties in connection with this Agreement, and (ii) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”); and
WHEREAS, the Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger, and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:
ARTICLE I

DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof and, in the case of clause (ii), containing terms that are, in the aggregate, not materially less favorable to the Company than those contained in the Confidentiality Agreement and, in the case of clause (i) and clause (ii), do not prohibit any member of the Company Group from complying with their respective obligations to provide information to Parent in accordance with Section 5.3, except that any such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) with respect to an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby involving the Company and the Buyer Parties) in respect of:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding equity securities of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 20% of the consolidated assets (measured by the fair market value thereof, as determined in good faith by the Company Board), revenue or net income of the Company Group, taken as a whole; or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would hold securities representing more than 20% of the total outstanding equity securities of the Company or the surviving or resulting entity of such transaction (in each case, by vote or economic interests) after giving effect to the consummation of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that (a) prior to the Effective Time, none of the Company Group shall be considered an Affiliate of the Buyer Parties (and vice versa) and (b) with respect to the Buyer Parties, except for purposes of Sections 4.12, 4.16, 6.2 (only to the extent expressly set forth in the last sentence of Section 6.2(a)), 6.6(f), 6.11, and 6.16, “Affiliate” does not include (x) any fund, investment vehicle or account controlled, managed or advised by Bernhard Capital Partners Management, LP, a Delaware limited partnership (“BCP Management”) (other than BCP Fund III, LP, a Delaware limited partnership, BCP Fund III-A, LP, a Delaware limited partnership, BCP Fund III GP, LP, a Delaware limited partnership and BCP Prive Co-Invest, LP, a Delaware limited partnership) or (y) any portfolio company of any Buyer Party or their respective Affiliates or any portfolio company of any fund, investment vehicle or account controlled, managed or advised by BCP Management. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.
(e) “Anti-Corruption Laws” means all applicable laws, rules and regulations relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977.
(f) “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.
(h) “CFIUS” means the interagency Committee on Foreign Investment in the United States, including any successor or replacement thereof.
(i) “Code” means the U.S. Internal Revenue Code of 1986.
(j) “Commitment Letters” means, collectively, the Debt Commitment Letter and the Equity Commitment Letter.
(k) “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
(l) “Company Credit Agreement” means the Credit Agreement, dated as of May 2, 2024, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the lenders, swingline lender and L/C issuer and the other parties thereto, as amended by that certain First Amendment to Credit Agreement, dated as of March 12, 2025, that certain Second Amendment to Credit Agreement, dated as of October 30, 2025, and that certain Third Amendment to Credit Agreement and Joinder Agreement, dated as of March 3, 2026, and as further amended, restated, amended and restated, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time in accordance with its terms, including any extension of the maturity thereof or increase in the amount of available borrowings thereunder.
(m) “Company Equity Plans” means the Bowman Consulting Group Ltd. 2021 Omnibus Equity Incentive Plan, the Bowman Consulting Group Ltd. 2021 Executive Officers Long Term Incentive Plan, and the Bowman Consulting Group Ltd. 2021 Executive Officers Short Term Incentive Plan as amended from time to time (and including any predecessor plan or sub-plans thereto).
(n) “Company ESPP” means the Bowman Consulting Group Ltd. 2021 Employee Stock Purchase Plan, as amended from time to time.
(o) “Company Group” means the Company and its Subsidiaries.
(p) “Company IT Systems” means all software, computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and other information technology or computer systems that are owned, leased, or licensed by any member of the Company Group and used in the operation of the business of the Company Group.

(q) “Company Material Adverse Effect” means any change, event, effect, occurrence or development (each, an “Effect”) that, individually or taken together with any other Effect, has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, none of the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account, in whole or in part, when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:
(i) any general economic conditions or changes in business markets in the United States or any other country or region in the world, or changes in conditions in the economy generally, including any changes in inflation, supply chain disruptions and labor shortages;
(ii) any conditions in the financial markets, credit markets, debt markets, commodities markets, currency markets, securities markets or capital markets generally in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country, (2) changes in exchange rates generally for the currencies of any country, or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) any change or condition generally affecting any of the professional engineering technical consulting, program management, infrastructure, transportation, power, utilities, energy, natural resources, geospatial, surveying, construction management, environmental consulting or other professional services industries, jurisdictions, end markets or geographic areas in which one or more members of the Company Group or any of their respective clients, customers or other business counterparties operate or otherwise conduct business;
(iv) changes in general regulatory, legislative, social or political conditions in the United States or any other country or region in the world;
(v) changes in trade controls or Laws or related Tax Laws, including the imposition of new or increased trade restrictions, anti-dumping measures, tariffs, trade policies or disputes, or changes in, or any consequences arising from, any “trade war” or similar actions in the United States or any other country or region in the world;
(vi) any political or geopolitical conditions, outbreak of hostilities, act of war (whether or not declared), armed conflict, insurrection, rebellion, sabotage, riot, protest, terrorism, cyberterrorism, cyberattack or military action (including any threat, escalation or general worsening of any such hostilities, act of war, armed conflict, insurrection, rebellion, sabotage, riot, protest, terrorism, cyberterrorism, cyberattack or military action) involving the United States or any other country or region in the world;
(vii) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, droughts, mudslides, blizzards, fires or other natural disasters, weather conditions and other acts of God or electrical black-outs or power shortages and other force majeure events in the United States or any other country or region in the world;
(viii) any epidemic, pandemic or disease outbreak (or the worsening thereof), or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any other Special Measures;
(ix) any cyberterrorism (including by means of cyberattack by or sponsored by a Governmental Authority), cyberattack, computer hack, ransomware, data breach or other cybersecurity event generally affecting the professional services industries or jurisdictions, end markets or geographic areas in which the members of the Company Group or any of their respective clients, customers or other business counterparties operate or otherwise conduct business;

(x) any change or proposed change in applicable Law (including the enforcement or interpretation thereof), regulatory policies, accounting standards or principles (including GAAP) or any guidance after the date hereof (including from the SEC or any other Governmental Authority) relating thereto or the interpretation or enforcement thereof;
(xi) (1) the negotiation, execution or announcement of this Agreement, (2) the pendency of the Merger and the transactions contemplated hereby, or (3) the identity of Parent or Merger Sub or any of their respective Affiliates, including, in each case, the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees (including employee attrition), suppliers, customers, lessors, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Section 3.5 or Section 3.6, in each case, solely to the extent the foregoing matters are expressly applicable to and relevant to determining the accuracy of such representations and warranties);
(xii) the compliance by any Party with the express terms of this Agreement or applicable Law or reporting standards, including any action taken or refrained from being taken pursuant to the express terms of this Agreement;
(xiii) any action taken or not taken by any member of the Company Group at the written request or with the written consent of, or any action taken by, the Buyer Parties or their Affiliates;
(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub or their respective Affiliates;
(xv) any change in the price or trading volume of the Company Common Stock or in the Company’s credit rating or rating outlook, in each case in and of itself (provided that the underlying causes may be taken into account to the extent not otherwise excluded by the other clauses of this definition);
(xvi) any failure, in and of itself, by one or more members of the Company Group to meet (1) any public estimates or expectations of the Company’s revenue, earnings, cash flow, cash position or other financial performance or results of operations for any period, or (2) any internal projections, budgets, plans or forecasts of its revenues, earnings, cash flow, cash position or other financial performance (provided that the underlying causes may be taken into account to the extent not otherwise excluded by the other clauses of this definition); and
(xvii) any Transaction Litigation or other Legal Proceeding threatened, made or brought against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement;
except, with respect to clauses (i) through (x), to the extent that such Effect has had a disproportionate adverse effect on the Company Group, taken as a whole, relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Company Material Adverse Effect.
(r) “Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.
(s) “Company PRSU” means any performance-based restricted stock unit outstanding under the Company Equity Plans.
(t) “Company Restricted Stock Award” means any restricted stock award outstanding under the Company Equity Plans.
(u) “Company Stockholders” means the holders of shares of Company Common Stock.
(v) “Company Termination Fee” shall mean an amount equal to $26,861,672.
(w) “Continuing Employee” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(x) “Contract” means any legally binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or agreement.

(y) “DOJ” means the United States Department of Justice or any successor thereto.
(z) “Environmental Law” means any applicable Law relating to pollution or the protection of the environment or public or worker health and safety (solely to the extent related to exposure to hazardous or toxic materials).
(aa) “Environmental Permits” means any Permits required or issued under any Environmental Law.
(bb) “ERISA” means the Employee Retirement Income Security Act of 1974.
(cc) “Exchange Act” means the Securities Exchange Act of 1934.
(dd) “Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received after the date of this Agreement and prior to the No-Shop Period Start Date, an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided, that any such Person shall immediately and irrevocably cease to be an Excluded Party upon the occurrence of any of the following events: (i) such Person or group of Persons withdraws, cancels or terminates its Acquisition Proposal (x) in writing to the Company Board, the Company or its Representatives or (y) in a public announcement; (ii) such Acquisition Proposal expires in accordance with its terms; or (iii) the Company Board determines that such Acquisition Proposal no longer is, or no longer would reasonably be likely to lead to, a Superior Proposal.
(ee) “FDI Laws” means laws, other than Antitrust Laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate foreign investment on national security or other public order grounds, in any case that are applicable to the Merger.
(ff) “Financing Sources” means, collectively, the Persons (other than Parent, the Guarantors, Merger Sub and their respective Affiliates), in their respective capacities as such, that have committed to provide, arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger, including the commitment parties under the Debt Commitment Letter and the commitment parties under any joinder agreements, credit agreements or other definitive agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their Affiliates’ Representatives.
(gg) “FTC” means the United States Federal Trade Commission or any successor thereto.
(hh) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(ii) “Government Bid” means any bid, offer, proposal or quotation by any member of the Company Group that, if accepted or successful, would reasonably be expected to result in a Government Contract.
(jj) “Government Contract” means any Contract, task order, delivery order, purchase order, blanket purchase agreement, teaming agreement or other agreement that is currently being performed or has not been closed and is between any member of the Company Group, on the one hand, and (i) any Governmental Authority, (ii) any prime contractor to a Governmental Authority or (iii) any subcontractor at any tier to any such prime contractor or subcontractor, on the other hand.
(kk) “Governmental Authority” means any government, governmental (or quasi-governmental), regulatory (or self-regulatory) entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county, municipal, provincial, local, foreign or multinational.
(ll) “Hazardous Substance” means any chemicals, materials, substances or wastes which are defined or regulated as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “toxic air pollutants,” or “hazardous air pollutants” under any Environmental Law, including petroleum, petroleum by-products, asbestos or asbestos-containing material, urea formaldehyde insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.
(mm) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(nn) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities and (iii) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon. Notwithstanding the foregoing, in no event shall “Indebtedness” include any trade payables, operating lease obligations or undrawn letters of credit or similar instruments.
(oo) “Intellectual Property” means all intellectual property or proprietary rights of any type or nature arising under the Laws of any jurisdiction in the world, including all (i) patents and patent applications, (ii) trademarks, service marks, trade dress, and trade names, and all registrations and applications for registration thereof, (iii) copyrights and all registrations and applications for registration thereof, (iv) trade secrets and rights in other confidential information, formulas, compositions, inventions, processes, methods and techniques, designs, plans, methodologies, and algorithms, (v) domain names, and (vi) intellectual property rights in know-how, software, data and databases.
(pp) “Intervening Event” means any change, effect, event, occurrence, state of facts or development that is material to the Company and was not known or reasonably foreseeable by the Company Board as of the date of this Agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement); provided, however, that in no event shall (i) the receipt, existence or terms of an actual or possible Acquisition Proposal, (ii) any change, in and of itself, in the price or trading volume of the Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (iii) the announcement or pendency of this Agreement or the transactions contemplated hereby or (iv) the fact that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), constitute or be deemed to contribute to an Intervening Event.
(qq) “IRS” means the United States Internal Revenue Service or any successor thereto.
(rr) “Knowledge” (i) of the Company, with respect to any matter in question, means the actual knowledge of the individuals set forth in Section 1.1 of the Company Disclosure Letter, and (ii) of Parent or Merger Sub, with respect to any matter in question, means the actual knowledge of the individuals set forth in Section 1.1 of the Parent Disclosure Letter.
(ss) “Law” means any legislation, statute, law (including common law), legislative act, ordinance, Order, rule, regulation, code, directive, determination or stock exchange listing requirement, as applicable, enacted, issued or promulgated by any Governmental Authority.
(tt) “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary.
(uu) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, complaint, arbitration, investigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority.
(vv) “Material Contract” means any of the following Contracts to which the Company or any of its Subsidiaries is a party, other than (A) an Employee Plan (except with respect to clause (x) of this definition of “Material Contract”) or (B) (1) a nondisclosure agreement entered into in the ordinary course of business or (2) any Contract entered into in connection with discussions, negotiations, and transactions related to this Agreement, other Acquisition Proposals, or other potential strategic transactions, including engagement letters with financial advisors:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii) any material Contract with any of the top 10 customers of the Company Group, taken as a whole, determined on the basis of revenue attributable to such customers for the 12 months ended March 31, 2026, other than any statement of work, purchase order, sales order or similar Contract entered into in the ordinary course of business;
(iii) any Contract with any vendor (excluding legal, accounting, tax and other professional service providers whose Contracts may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less) that is material to the Company Group, taken as a whole, determined on the basis of spend, excluding residual spend, by the Company Group, taken as a whole, for the 12 months ended March 31, 2026, other than any statement of work, purchase order, sales order or similar Contract entered into in the ordinary course of business;
(iv) any Contract, other than a vendor Contract, Government Contract or Material Lease, that is not otherwise required to be listed on Section 3.13(a) of the Company Disclosure Letter and that involved or involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $10,000,000 or (y) to the Company or to any of its Subsidiaries of more than $10,000,000, in each case, in the calendar year ended December 31, 2025 or any future calendar year;
(v) any Contract relating to Indebtedness for borrowed money having an outstanding principal amount in excess of $1,000,000, other than Contracts evidencing such Indebtedness solely among members of the Company Group;
(vi) any Contract that is a purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof, in each case, involving payments in excess of $5,000,000 and with respect to which there are any material ongoing obligations;
(vii) any Contract concerning the establishment or operation of a material joint venture or strategic partnership (other than Contracts between wholly owned Subsidiaries of the Company) that is material to the Company and its Subsidiaries, taken as a whole;
(viii) any Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $5,000,000 in the aggregate;
(ix) any Contract to which a member of the Company Group is a party pursuant to which a member of the Company Group (A) licenses or receives the right to use any Intellectual Property from a third Person, other than shrink-wrap, click-wrap and off-the-shelf software licenses, open source software licenses, and other non-exclusive licenses for software, software-enabled services or data services that are generally available on standard terms with annual fees of $200,000 or less, (B) licenses to a third Person the right to use any material Intellectual Property owned by any member of the Company Group, other than, in the case of each of (A) and (B), (x) non-exclusive licenses granted in the ordinary course of business that are incidental to the primary purpose of the Contracts in which such licenses are granted and (y) Contracts containing confidentiality provisions that would not otherwise be required to be set forth pursuant to this clause (ix) but for an express or implied right therein to use confidential or proprietary information, (C) has engaged any Person to develop any material Intellectual Property owned by any member of the Company Group (other than agreements with employees and contractors entered into in the ordinary course of business under which such employees and contractors assign rights in all developed material Intellectual Property to a member of the Company Group), or (D) has settled or resolved any Intellectual Property-related dispute or agreed to terms that materially and adversely affects a member of the Company Group’s rights to use or enforce any material Intellectual Property owned by the Company Group, including Intellectual Property-related settlement agreements, coexistence agreements, covenant not to sue agreements, and consent to use agreements;
(x) any Collective Bargaining Agreement;
(xi) any Contract containing covenants of the Company or any of its Subsidiaries expressly (A) prohibiting or limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any line of business or (B) prohibiting or restricting the Company’s and its Subsidiaries’ ability to conduct their business with any Person in any geographic area, in each case, that currently has or would reasonably be expected to have a material and adverse effect on the business of the Company and its Subsidiaries (taken as a whole) as currently operated, in each case other than, for the avoidance of doubt, customary non-solicitation and no-hire provisions entered into in the ordinary course of business;
(xii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the date of this Agreement; and
(xiii) any Government Contract that is material to the Company Group, taken as a whole.
(ww) “NASDAQ” means the NASDAQ Global Market and any successor stock exchange.
(xx) “Order” means any decree, writ, ruling, judgment, injunction, award or other order of any Governmental Authority.
(yy) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies that are not yet due and payable or otherwise payable without penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehousemen’s, repairmen’s, materialmen’s or other liens or security interests arising or incurred in the ordinary course of business for amounts not delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) liens imposed by applicable Law (other than any Tax Law); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) (A) easements, covenants, rights of way and other similar non-monetary liens of record affecting title to real property and (B) zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or occupancy of the applicable real property leased or used by the Company Group; (vii) liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed as of the date of this Agreement, excluding any mortgages, deeds of trust or similar security instruments; (viii) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; (ix) pledges or liens over deposit accounts of the Company Group; (x) with respect to any Leased Real Property, Liens that encumber the fee or superior estate that do not adversely affect in any material respect the current use or occupancy of the applicable real property leased or used by the Company Group; (xi) liens and any other encumbrances of any type that do not, individually or in the aggregate, materially and adversely affect the use or operation of the property subject thereto; and (xii) liens that will be released at or prior to the Closing.
(zz) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(aaa) “Personal Information” means all data or information that is related to or linked to a natural Person or that is defined as “personal information,” “personally identifiable information” or similar terms under applicable Law.
(bbb) “Privacy Laws” means all Laws applicable to the Company pertaining to the privacy and security of Personal Information.
(ccc) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.
(ddd) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.
(eee) “Required Financial Information” means (i) the financial statements required by Section 3 of Exhibit C to the Debt Commitment Letter and (ii) to the extent reasonably requested in writing by the Parent or its Financing Sources, all information reasonably and customarily required from a borrower for the preparation of any lender and investor presentations, rating agency presentations, bank information memoranda, bank books, confidential information memoranda, marketing materials and other similar documents.
(fff) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(ggg) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(hhh) “Securities Act” means the Securities Act of 1933.
(iii) “Special Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any epidemic or pandemic.
(jjj) “Subsidiary” of any Person means any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of the total outstanding securities or ownership interests of such first Person, in each case, are owned, directly or indirectly, by such first Person.
(kkk) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated would result in a transaction more favorable to the Company Stockholders, from a financial point of view, than the Merger, taking into account such legal, regulatory, financial and other aspects of the Acquisition Proposal as the Company Board deems relevant and, if applicable, any revisions to this Agreement committed to in writing by Parent prior to the time of such determination. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(lll) “Tax” means any federal, state, local, municipal and foreign gross receipts, income, profits, sales, use, production, occupation, value-added, ad valorem, transfer, documentary, franchise, registration, license, lease, service, service use, capital stock, social security, disability, severance, stamp, premium, withholding, payroll, employment, unemployment, estimated, alternative minimum, excise, property (real or personal), customs, duties or similar taxes, together with all interest, penalties and additions imposed with respect thereto, in each case, imposed by a Governmental Authority.
(mmm) “Tax Return” means any return, declaration, statement, report or other information return or document that is filed or required to be filed with a Governmental Authority with respect to Taxes, including amendments and attachments thereto.
(nnn) “Transfer Tax” means any transfer, stamp, documentary, sales, use, real property transfer, recording, stock transfer and other similar Taxes and fees (including any penalties and interest) arising out of or in connection with entering into this Agreement and the consummation of the Transactions.
(ooo) “Transaction Documents” means this Agreement, the Support Agreements, the Confidentiality Agreement, the Guarantee, the Commitment Letters and any other agreement, certificate, instrument or other document entered into in connection herewith.
(ppp) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (or their respective directors or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guarantee or the Financing Commitments.
(qqq) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local Law.

(rrr) “Willful and Material Breach” means a material breach of this Agreement that is a consequence of an intentional act or omission by the breaching Party that constitutes a material breach of this Agreement (it being agreed that a failure by a Party to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.3 shall be deemed to be a Willful and Material Breach).
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.3(b)
Balance Sheet Date	3.11
Buyer Parties	Preamble
Bylaws	2.5(b)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.12(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Article III
Company Equity Awards	3.7(b)
Company Financial Advisor	3.28
Company PRSU Consideration	2.8(b)
Company Related Parties	8.3(f)(i)
Company Restricted Stock Award Consideration	2.8(a)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholders Meeting	6.4
Confidentiality Agreement	9.6
Consent	3.6
Continuation Period	6.9(a)
Convertible Notes	6.15(b)
Crystallized Company Restricted Stock Awards	2.8(a)
Current Insurance	6.8(c)
Debt Commitment Letter	4.12(a)
Debt Fee Letters	4.12(a)
Debt Financing	4.12(a)
Debt Financing Commitment	4.12(a)
Debt Financing Documents	6.17(a)(iv)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
Dollars	1.3(f)
DTC	2.9(e)
DTC Payment	2.9(e)
Effect	1.1(q)
Effective Time	2.2

Term	Section Reference
Electronic Delivery	9.15
Employee Plan	3.18(a)
Enforceability Limitations	3.2
Equity Award Consideration	2.8(b)
Equity Commitment Letter	Recitals
Equity Financing	4.12(a)
Exchange Fund	2.9(b)
Final Exercise Date	2.8(d)
Final Offering Period	2.8(d)
Financing	4.12(a)
Financing Commitments	4.12(a)
Financing Failure Event	6.16(b)
Go-Shop Period	5.3(a)
Guarantee	Recitals
Guarantors	Recitals
Indemnified Person	6.8(a)
Insured Persons	6.8(c)
Interim Period	5.1
Maximum Amount	6.8(c)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Stockholder Approval	Recitals
Multiemployer Plan	3.18(a)
New Plans	6.9(b)
Non-U.S. Plan	3.18(e)
No-Shop Period Start Date	5.3(a)
Notice Period	5.3(e)(ii)(2)
Other Required Company Filing	6.3(b)
Owned Company Share	2.7(a)(iii)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Related Parties	8.3(f)(ii)
Parent Termination Fee	8.3(c)
Party	Preamble
Payment Agent	2.9(a)
Payoff Letters	6.15
Per Share Price	2.7(a)(ii)
Permits	3.20
Prohibited Modifications	6.16(a)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Recommendation Change	5.3(d)(i)
Reimbursement Obligations	6.17(f)
Remedy Action	6.2(b)
Repaid Indebtedness	6.15
Required Amount	4.12(c)
Requisite Stockholder Approval	3.4
Security Incident	3.16
Surviving Corporation	2.1
Termination Date	8.1(c)

Term	Section Reference
Transactions	Recitals
Uncertificated Shares	2.9(d)
Written	1.3(q)

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein,” “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(f) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(g) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(h) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(i) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l) References to days mean calendar days unless otherwise specified. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n) No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.
(o) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(p) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the execution and delivery of this Agreement, including by being posted to a virtual data room managed by the Company or the Company Financial Advisor (including any “clean team room” or similar depository within such virtual data room subject to a limited access group and “clean team” procedures) with respect to the transactions contemplated by this Agreement or filed with or furnished to the SEC and available on EDGAR or EDGAR Next.
(q) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
ARTICLE II

THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger executed in a customary form as required by and in accordance with the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time such filing has been duly filed and accepted by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The closing of the Merger (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery): (a) at 9:00 a.m., Eastern time, on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); provided that if any of the conditions set forth in Article VII are not satisfied or waived (to the extent permitted hereunder) on such third Business Day, then the Closing shall take place on the first Business Day thereafter on which all such conditions have been satisfied or waived (to the extent permitted hereunder); or (b) such other time, location or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and (b) debts, liabilities, obligations and duties of the Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Surviving Corporation Certificate of Incorporation. Immediately following the Effective Time, Parent will cause the Certificate of Incorporation of the Company (the “Charter”) as in effect immediately prior to the Effective Time to be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended (subject to the provisions of Section 6.8(a)) in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Surviving Corporation Bylaws. Immediately following the Effective Time, Parent will cause the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, to become the bylaws of the Surviving Corporation, except that all references to Merger Sub’s name shall be automatically amended and shall become references to the Surviving Corporation’s name and Article V of the Amended and Restated Bylaws of the Company (the “Bylaws”) shall be replicated therein, and such bylaws shall remain the bylaws of the Surviving Corporation until thereafter amended (subject to the provisions of Section 6.8(a)) in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers.
(a) Directors of the Surviving Corporation. The Parties shall take all actions necessary so that, at the Effective Time, the directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
(b) Officers of the Surviving Corporation. The Parties shall take all actions necessary so that, at the Effective Time, the officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
2.7 Effect of Merger on Company Common Stock.
(a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically converted into the right to receive cash in an amount per share equal to $43.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by the Buyer Parties or any of the direct or indirect Subsidiaries of the Buyer Parties as of immediately prior to the Effective Time (each, an “Owned Company Share”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted equitably to reflect the effect of any stock split, reverse stock split, or dividend (including any dividend of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, or other similar change with respect to Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time to provide the holders of Company Common Stock and Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.7(b) shall be construed to permit the Company to take any action that would otherwise be prohibited by the terms of this Agreement.
(c) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares) and held by any Person (or beneficially owned by a “beneficial owner” of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of the beneficial owner) who has neither voted in favor of the Merger nor consented thereto in writing and who is entitled to demand and has properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Holders or beneficial owners of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (it being understood and acknowledged that such Dissenting Company Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder or beneficial owner shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Company Shares to the extent afforded by Section 262 of the DGCL), except that all Dissenting Company Shares held or beneficially owned by any Person who shall have failed to perfect or who shall have effectively withdrawn, waived or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).
(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares, and (B) the opportunity to participate in all negotiations and Legal Proceedings, at Parent’s sole cost and expense, with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent as set forth above.
2.8 Company Equity Awards and Company ESPP.
(a) Treatment of Company Restricted Stock Awards. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Restricted Stock Award, each

Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall become fully vested and free of restrictions, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award (collectively, the “Company Restricted Stock Award Consideration”); provided, that, any such Company Restricted Stock Award granted after July 4, 2026 (the “Crystallized Company Restricted Stock Awards”), shall not become fully vested and free of restrictions and any such Company Restricted Stock Award Consideration related to such Crystallized Company Restricted Stock Awards shall remain subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its Subsidiaries through the applicable vesting date, and the applicable cash amounts shall be paid out, without interest and subject to applicable withholding Taxes, on the next regular payroll date following the applicable vesting dates.
(b) Treatment of Company PRSUs. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company PRSUs, each Company PRSU that is outstanding immediately prior to the Effective Time will, automatically and without any action required on the part of the holder of such Company PRSU, become fully vested with respect to that number of shares of Company Common Stock based on deemed achievement of the performance metrics at 100% performance. Immediately thereafter, each Company PRSU will be cancelled, and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price (collectively, the “Company PRSU Consideration” and together with the Company Restricted Stock Award Consideration, the “Equity Award Consideration”).
(c) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Company Equity Awards pursuant to Section 2.8(a) and Section 2.8(b), respectively. The Surviving Corporation or its Subsidiaries, as applicable, shall pay no later than the first regularly scheduled payroll date that is at least three Business Days following the Closing Date the Equity Award Consideration payable with respect to each of the Company Equity Awards through the Company Group’s payroll to the applicable holders thereof or, with respect to current and former non-employee service providers, through the Company Group’s payment system used for such service providers. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company Equity Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company Equity Award if required in order to comply with Section 409A of the Code. All amounts required to be paid pursuant to Section 2.8 shall be less any required withholding pursuant to Section 2.12 and other authorized deductions.
(d) Treatment of Company ESPP. As soon as practicable following the date hereof (but in any event no later than fifteen (15) calendar days following the date hereof), the Company Board (or, if appropriate, the committee administering the Company ESPP) will take all actions necessary with respect to the Company ESPP to provide that (i) except for the offering period under the Company ESPP in effect on the date hereof (the “Final Offering Period”), no new offering period will commence following the date hereof unless and until this Agreement is terminated; (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on the date of this Agreement or make separate nonpayroll contributions on or following the date hereof, and (iii) subject to the consummation of the transactions contemplated by this Agreement, the Company ESPP shall terminate as of immediately prior to the Effective Time. If the Effective Time occurs: (A) during the Final Offering Period, (x) the final exercise date(s) under the Company ESPP shall be accelerated to a date before the Closing Date as specified by the Company Board or its designated committee in consultation with Parent and in accordance with the terms of the Company ESPP (the “Final Exercise Date”), and (y) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole shares of Company Common Stock in accordance with the terms of the Company ESPP as of the Final Exercise Date, which shares of Company Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be cancelled at the Effective Time in exchange for the right to receive the Per Share Price in accordance with Section 2.7; or (B) after the end of the Final Offering Period, then the Company ESPP shall be suspended as of the end of such Final Offering Period and no new offering period shall be commenced under the Company ESPP prior to the termination of this Agreement. As promptly as practicable following the purchase of shares of Company Common Stock in accordance with the foregoing clause (A), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.
(e) Further Actions. The Company Board or any applicable committee thereof shall adopt resolutions approving, or take such other actions as may be reasonably necessary, other than any actions that involve the payment of additional consideration, or required to effect, the treatment of the Company Equity Awards and the Company ESPP under this Section 2.8. Effective as of immediately prior to the Effective Time, the Company Equity Plans and the Company ESPP shall be terminated, subject to the payment of the Equity Award Consideration as provided in this Section 2.8 and the actions with respect to the Company ESPP contemplated by Section 2.8(d) and the Company shall provide to Parent, prior to the Closing, reasonable evidence of the adoption of the resolutions and completion of such actions.
2.9 Exchange of Certificates and Book-Entry Shares.
(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7 (other than Owned Company Shares or Dissenting Company Shares), an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Ratings, respectively, or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund, (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7 (including any Dissenting Company Shares losing their status as such), or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs. The Exchange Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.
(c) Payment Procedures for Certificated Shares. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”): (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavit of loss in lieu thereof) to the Payment Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates (or submission of an affidavit of loss in lieu thereof) for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates or effective affidavit of loss in lieu thereof will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock formerly represented by such Certificate or effective affidavit of loss in lieu thereof, by (B) the Per Share Price (subject to Section 2.12), and the Certificates so surrendered (or shares of Company Common Stock represented by an effective affidavit of loss submitted in lieu thereof) will forthwith be cancelled. The Payment Agent will accept such Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates (or an effective affidavit of loss in lieu thereof) on the Per Share Price payable upon the surrender of such Certificates (or an effective affidavit of loss in lieu thereof) pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7.
(d) Payment Procedures for Uncertificated Shares. Notwithstanding anything to the contrary set forth in this Agreement, no holder of shares of Company Common Stock which are uncertificated and evidenced by way of book-entry in the register of the Company Stockholders immediately prior to the Effective Time (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”) will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to pay and deliver to the holders of such Uncertificated Shares an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock represented by such holder’s Uncertificated Shares; by (ii) the Per Share Price (subject to Section 2.12), and the Uncertificated Shares so surrendered will be cancelled. No interest will be paid or accrued for the benefit of holders of Uncertificated Shares on the Per Share Price payable pursuant to this Agreement.
(e) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (B) the Per Share Price (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(f) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered in the stock transfer books or ledger of the Company, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or such Certificate or Uncertificated Share shall otherwise be in proper form for surrender and transfer, and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.
(g) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, but subject to applicable Law, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(h) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed on the date that is one year after the Closing Date will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price, without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to

Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates at such time as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled, as applicable, in accordance with Section 2.7 and cease to exist, and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. Notwithstanding anything to the contrary in Section 2.9, in the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Corporation (without duplication) will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws; provided, that, except in the case of withholding on amounts that constitute compensation under applicable Tax Laws, before making any such deduction or withholding, the applicable withholding agent shall use reasonable best efforts to promptly notify the Person to whom such amounts would otherwise be payable of such anticipated deduction or withholding (together with any legal basis thereof) and reasonably consult and cooperate with such Person in good faith to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
2.13 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Surviving Corporation will take all such lawful and necessary action.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after January 1, 2023, and no later than two Business Days prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) or the Company 10-Q (other than any disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), or (b) subject to the terms of Section 9.14, as set forth in the disclosure letter delivered by the Company to the Buyer Parties immediately prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:
3.1 Organization; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, each as amended to the date of this Agreement. The Company has not violated the Charter or Bylaws, except for any violation that would not reasonably be expected to prevent or materially impair the Company’s ability to consummate the Merger.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder, and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Merger have been duly authorized and approved by the Company Board, and except for obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company, (ii) the performance by the Company of its obligations hereunder, or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (A) and (B), collectively, the “Enforceability Limitations”).
3.3 Company Board Approval; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that the terms of this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein, (iv) made the Company Board Recommendation, which has not been withdrawn, rescinded or modified in any way as of the date of this Agreement, and (v) directed that this Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of this Agreement.
(b) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.6 and Section 4.10 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. Except for the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (collectively, the “Requisite Stockholder Approval”), no other vote of the holders of any class or series of Company Common Stock is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. Assuming that the representations of the Buyer Parties set forth in Section 4.6 and Section 4.10 are true and correct, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries, (b) subject to the receipt of the Consents set forth in Section 3.5 of the Company Disclosure Letter, violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract or Material Lease, (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company Group or by which any of its properties or assets are bound, or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company, (b) the performance by the Company of its covenants and obligations pursuant to this Agreement, or (c) the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business, (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act, other Antitrust Laws and FDI Laws, and (iv) such other Consents the failure of which to obtain have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Company Preferred Stock. As of the close of business on August 7, 2026 (such time and date, the “Capitalization Date”), (A) 17,333,752 shares of Company Common Stock were issued and outstanding, (B) 5,229,997 shares of Company Common Stock were held by the Company in treasury and (C) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.
(b) Stock Reservation. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (i) Company PRSUs in respect of 414,069 shares of Company Common Stock (assuming maximum-level of performance) and (ii) Company Restricted Stock Awards in respect of 846,785 shares of Company Common Stock. As of the Capitalization Date, the Company has reserved 1,673,887 shares of Company Common Stock for issuance under the Company ESPP.
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt or phantom equity) in, the Company, (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for such shares of capital stock of, or other equity or voting interest in (including voting debt or phantom equity), the Company, and (iv) no obligations of the Company to grant, extend or enter into any such option, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, the Company (the items in clauses (i), (ii), (iii) and (iv), collectively with the Company Common Stock, the “Company Securities”), (v) other than the Support Agreements, no voting trusts, proxies or similar Contracts to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company, (vi) except as provided in the Charter or the Bylaws, and other than the Support Agreements, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound, and (vii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect.
3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company as of the date hereof. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable, and (ii) is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
3.9 Company SEC Reports; Company Information.
(a) From January 1, 2024 to the date of this Agreement, the Company has filed all material forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(b) Prior to the execution of this Agreement, the Company has provided Parent the substantially final form of the Company 10-Q. As of the date hereof, the Company expects to file the Company 10-Q without any material amendments, additions, deletions, modifications or changes, other than with respect to information solely related to the execution or announcement of this Agreement or the pendency of the Merger and the transactions contemplated hereby (such information, “Subsequent Event Information”). Other than with respect to the Subsequent Event Information, the Company 10-Q complies in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and the Company 10-Q does not contain, as of the execution of this Agreement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) The information supplied or to be supplied by the Company for inclusion in the Proxy Statement (excluding any information supplied by Parent or Merger Sub for inclusion in the Proxy Statement) will not, at the time the Proxy Statement is first disseminated to the Company Stockholders (or, if amended or supplemented prior to the date of the Company Stockholders Meeting, at the time of such amendment or supplement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments and to any other adjustment described therein).
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group that could have a material effect on the financial statements. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any “significant deficiency” or “material weakness” (in each case as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board as in effect on the date of this Agreement) in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group.
3.11 No Undisclosed Liabilities. The Company Group has no liabilities of a type that would be required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the consolidated financial statements of the Company Group (including the notes thereto) as of June 30, 2026 (the “Balance Sheet Date”) included in the most recent draft Form 10-Q of the

Company for the fiscal quarter ended June 30, 2026 made available to Parent prior to the execution and delivery of this Agreement (the “Company 10-Q”), (b) arising pursuant to this Agreement or incurred in connection with the transactions contemplated by this Agreement (including the Merger), including expenses related thereto, (c) incurred in the ordinary course of business since the Balance Sheet Date (none of which include liabilities arising from breach of contract, tort, infringement or misappropriation), (d) for performance of obligations under Contracts binding upon any member of the Company Group (other than resulting from a breach thereof), or (e) that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.12 Absence of Certain Changes. (a) From the Balance Sheet Date through the date of this Agreement, except as contemplated by this Agreement or in connection with the transactions contemplated hereby, the business of the Company Group has been conducted, in all material aspects, in the ordinary course of business, and (b) since the Balance Sheet Date there has not occurred a Company Material Adverse Effect.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as of the date of this Agreement, to or by which the Company Group is a party or is bound, and a copy of each such Material Contract as of the date of this Agreement has been made available to Parent.
(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company that is a party thereto and is in full force and effect, subject to the Enforceability Limitations and except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, each of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.14 Real Property.
(a) Owned Real Property. No member of the Company Group owns a fee interest in real property.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements (x) pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property and (y) that is material to the Company Group, taken as a whole (each such lease, sublease, license or other similar agreement, a “Material Lease”). The Company has made available to Parent true, correct and complete copies of all Material Leases. With respect to each Material Lease and except as has not, and would not reasonably be expected to, materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) each Material Lease (other than any Material Lease that has expired in accordance with its terms) is legal, valid and binding on the Company or each such Subsidiary of the Company that is a party thereto and is in full force and effect, (ii) to the Knowledge of the Company, there are no disputes with respect to such Material Lease, (iii) the Company or one of its Subsidiaries has not (I) collaterally assigned or granted any other security interest in such Material Lease or any interest therein or (II) subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any material portion thereof, (iv) there are no liens (other than Permitted Liens) on the estate or leasehold interest created by such Material Lease and (v) neither the Company (or any Subsidiaries) nor the applicable counterparty under any Material Lease is in breach or default under such Material Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or would permit, the termination, modification or acceleration of rent under such Material Lease.

(c) Condemnation. There are no pending or, to the Knowledge of the Company, threatened appropriation, condemnation, eminent domain or like proceedings relating to the Leased Real Property, except, in either case, to the extent such proceedings would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15 Intellectual Property.
(a) Section 3.15(a) of the Company Disclosure Letter sets forth each material issued patent and patent application, trademark and service mark registration and application, copyright registration and application, and domain name registration, in each case, owned by a member of the Company Group as of the date of this Agreement. The Intellectual Property set forth on Section 3.15(a) of the Company Disclosure Letter is subsisting, and has not been adjudged invalid or unenforceable by any court of competent jurisdiction.
(b) Except as would not have a Company Material Adverse Effect, the Company Group solely and exclusively owns all Intellectual Property owned by the Company Group free and clear of all liens (except for Permitted Liens), or has a valid right to use all other Intellectual Property used in or necessary for the operation of the business of the Company Group. (i) No Legal Proceeding is pending, and (ii) since January 1, 2023, (x) no Legal Proceeding has been pending, and (y) the Company Group has not received any written notice, in the case of each of clauses (i) and (ii), challenging the validity, enforceability, registration, ownership or scope of any material Intellectual Property of the Company Group. Except as would not have a Company Material Adverse Effect, each Person who has contributed to the development of Intellectual Property for the Company Group that is intended to be owned by the Company Group has assigned ownership of such Intellectual Property to a member of the Company Group, except where ownership thereof vests in a member of the Company Group by operation of Law. No trade secrets or confidential information of any member of the Company Group has been disclosed by the Company Group to any third party, other than to Persons subject to contractual, legal, or ethical obligations to preserve the confidentiality thereof, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the operation of the business of the Company Group as currently conducted does not currently, and since January 1, 2023, has not, infringed, misappropriated, or otherwise violated the Intellectual Property of any third Person, (ii) no Legal Proceeding is currently pending by the Company Group alleging that any third Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned by a member of the Company Group, (iii) no Legal Proceeding is currently, or since January 1, 2023 has been, pending by any third Person against the Company Group alleging the infringement, misappropriation, or other violation of any Intellectual Property, and (iv) since January 1, 2023, no member of the Company Group has (A) received written notice from any third Person alleging that the operation of the business of the Company Group infringes, misappropriates, or otherwise violates the Intellectual Property of any third Person, or (B) sent to any third Person written notice claiming that such third Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned by a member of the Company Group.
(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group takes commercially reasonable steps to protect the confidentiality of its trade secrets and other material confidential information.
(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Group has implemented and maintains commercially reasonable measures designed to protect the integrity and security of the Company IT Systems and data stored therein or processed thereby against viruses, malware, and other malicious or unauthorized code, (ii) the Company IT Systems are sufficient for and operate and perform as required for the needs of the business of the Company Group as currently conducted, and have not experienced any outages or other issues that caused a disruption to the operation of the business of the Company Group since January 1, 2023, and (iii) the Company IT Systems do not contain and, since January 1, 2023, have not contained any viruses, malware, or other malicious or unauthorized code.
3.16 Data Security and Privacy. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company Group (i) has been in compliance with all Privacy Laws, the Company Group’s public privacy policies and procedures, and contractual obligations relating to Personal Information and (ii) has taken commercially reasonable steps designed to protect the integrity and security of the Company IT Systems and its Personal Information and other material sensitive information against unauthorized use, access, disclosure, theft and modification (any such unauthorized use, access, disclosure, theft or modification, each, a “Security Incident”). Since January 1, 2023 the Company Group has not (1) experienced any Security Incidents, (2) been subject to or otherwise involved in any Legal Proceedings or otherwise received any notice related to or alleging any violation of any Privacy Laws by the Company Group or any Security Incidents, or (3) made, or been required to make, any notification to any Governmental Authority or other Person of any of the foregoing, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.17 Tax Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) each of the Company and its Subsidiaries has (i) duly filed (or caused to be filed) with the appropriate Governmental Authorities all Tax Returns required to be filed by it prior to the date hereof; and (ii) paid all Taxes required to be paid by it, except for those being contested in good faith and for which adequate reserves have been made;
(b) there are no outstanding waivers or extensions regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries that has not since expired;
(c) no deficiency for any Taxes has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries (or has been threatened or proposed in writing), except for deficiencies which have been satisfied by payment, settled or withdrawn; no audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are pending;
(d) neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b)(2);
(e) neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than any such agreement or arrangement solely between and among members of the Company Group, or entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States law) or as a transferee or successor;
(f) there are no liens (other than Permitted Liens) for Taxes on any asset of the Company or any of its Subsidiaries;
(g) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355(a)(1)(A) of the Code in the two years prior to the date of this Agreement; and
(h) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of applicable income Tax Law) entered into prior to the Closing; (ii) installment sale or open transaction disposition made prior to the Closing; (iii) prepaid amount received or accrued revenue accrued prior to the Closing Date outside the ordinary course of business consistent with past practice; (iv) any change in or use of an improper method of accounting prior to the Closing; or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code that occurred or existed prior to the Closing (or any similar provision of applicable state, provincial, local or foreign law).
3.18 Employee Plans.
(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” shall mean (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) all other employment, individual consulting, bonus, commission, stock option, stock purchase, phantom stock or other equity or equity-based, post-employment welfare benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation or paid time off, deferred compensation, severance, termination, separation, retention, pension, change in control compensation, fringe, welfare or other benefit or compensation plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing), in each case that are sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group or under or with respect to which any member of the Company Group has any current or contingent liability or obligation, excluding (x) any plan that is required by applicable Law and sponsored or maintained by a Governmental Authority or (y) any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (“Multiemployer Plan”). With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of, if applicable, (A) the most recent annual report on Form 5500 required to have been filed with the IRS for such Employee Plan, including all schedules thereto, (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code, (C) the plan and trust documents (and all amendments thereto) and the most recent summary plan descriptions (and all summaries of material modifications) and all related insurance contracts and other funding arrangements, and (D) any material, non-routine correspondence with any Governmental Authority.
(b) No member of the Company Group has, in the last six years, maintained, sponsored or contributed to or has been required to contribute to or currently maintains, sponsors or participates in, contributes to or is required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No member of the Company Group has any current or contingent liability or obligation by reason of at any time being treated as a single employer with any Person (other than a member of the Company Group) under Section 414 of the Code. No Employee Plan provides, and no member of the Company Group has any obligation to provide post-employment, post-ownership, post-service or retiree health or other welfare benefits to any Person, except as required by Section 4980B of the Code or any similar state Law for which the recipient pays the full premium cost of coverage.
(c) Each Employee Plan has been established, maintained, funded and administered, in form and operation, in accordance in all material respects with its terms and in compliance in all material respects with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. There are no claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to or against any Employee Plan, other than routine claims for benefits. No member of the Company Group has incurred (whether or not assessed) any material Tax or other liability pursuant to Sections 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code or Section 502 of ERISA.
(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status.
(e) Without limiting the generality of the foregoing, with respect to each Employee Plan that is maintained for employees or other service providers who reside or work primarily outside of the United States (a “Non-U.S. Plan”): (i) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing in all material respects with the applicable Governmental Authority; (ii) no Non-U.S. Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, gratuity or similar plan or arrangement; and (iii) no material unfunded or underfunded current or contingent liabilities exist with respect to any Non-U.S. Plan. The Company Group has, in all material respects, timely made all contributions and payments required to have been made by them with respect to any plan, program or arrangement sponsored or maintained by a Governmental Authority.
(f) Except as provided in Section 2.8 or expressly provided in this Agreement, none of the execution and delivery of this Agreement or the consummation of the Merger could, either alone or in conjunction with any other event, (i) entitle any current or former employee, officer, director or other individual service provider of the Company Group (or any dependent thereof) to any payment of compensation or benefits (whether in cash or property), (ii) result in, or accelerate the time of, payment, funding or vesting of, any payment or benefit (including, but not limited to, severance, change in control, equity, equity-based or long term awards, stay or retention bonus or otherwise) to any Person set forth in the preceding clause (i), (iii) increase any compensation or benefits due or payable to any Person set forth in the preceding clause (i), (iv) require a material contribution by any member of the Company Group to any Employee Plan, (v) restrict, in any material respect, the ability of any member of the Company Group to merge, amend or terminate any Employee Plan, (vi) result in the forgiveness of any employee or service provider loan, (vii) result in the payment (whether in cash, property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) of the Company Group that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or result in the imposition on any person of an excise tax under Section 4999 of the Code.
(g) Neither the Company nor any Subsidiary has any obligation to provide, and no Employee Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties, including those incurred pursuant to Section 409A, Section 280G or Section 4999 of the Code.
3.19 Labor Matters.
(a) Union Activities. As of the date of this Agreement, (i) the Company Group is not a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract between a member of the Company Group and any labor union, works council or other labor organization (each, a “Collective Bargaining Agreement”), (ii) no Collective Bargaining Agreement is being negotiated by the Company Group, (iii) no employees of the Company Group are represented by any labor union, works council or other labor organization and (iv) there is no unfair labor practice charge, material labor grievance, material labor arbitration, concerted work stoppage or strike, lockout, slowdown, picketing, hand-billing, or other material labor dispute against or affecting the Company Group pending or, to the Knowledge of the Company, threatened in writing.
(b) Wage and Hour and Legal Compliance. The Company Group has, since January 1, 2023, complied in all material respects with applicable Laws with respect to labor, employment and employment practices (including applicable Laws regarding terms and conditions of employment, the payment of wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), discrimination, harassment and retaliation, whistleblowing, disability rights or benefits, equal opportunity, pay transparency, plant closures and layoffs (including the WARN), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, automated employment decision tools and other artificial intelligence, child labor, restrictive covenants, whistleblower protections, affirmative action, unemployment insurance, employee health and safety and collective bargaining). The Company Group has no material Liability for (i) any unpaid wages, salaries, overtime, wage premiums, commissions, bonuses, fees, or other compensation to their current or former directors, officers, employees and independent contractors under applicable Law, Contract or Company policy; and/or (ii) any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.
(c) Sexual Harassment. The Company Group has not received any material written, or to the Knowledge of the Company, oral complaints of sexual harassment, sexual misconduct, other harassment or discrimination against any officer, director, employee or independent contractor of the Company Group in their capacities as such in the past three (3) years.
3.20 Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, accreditations, registrations, certifications, qualifications, exemptions and approvals from Governmental Authorities that are required for the operation of the business of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no termination, suspension, modification, revocation or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.21 Compliance with Laws. The Company and each of its Subsidiaries is, and since January 1, 2023, has been, in compliance with all applicable Laws, except where the failure to be, or to have been, in compliance with such Laws, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.22 Anti-Corruption. In the past five years, no member of the Company Group, nor to the Knowledge of the Company, any director, officer or employee acting on behalf of any member of the Company Group, has directly or knowingly indirectly violated any Anti-Corruption Laws.
3.23 Government Contracts and Bids. Except as would not be material to the Company Group, since January 1, 2023, no member of the Company Group has (a) breached any Government Contract; (b) been suspended or debarred from bidding on government contracts by a Governmental Authority; (c) been audited or investigated, other than routine audits, by any Governmental Authority with respect to any Government Contract; (d) made any disclosure with respect to any irregularity, misstatement or omission involving a Government Contract or Government Bid; (e) received any written notice of breach, cure, show cause or default from any Governmental Authority with respect to any Government Contract; (f) had any Government Contract terminated by any Governmental Authority for failure to perform or (g), to the Knowledge of the Company, otherwise received notice of any pending or threatened claim against the Company Group alleging material breach or resulting material liability under any Government Contract which remains unresolved.
3.24 Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Group is, and since January 1, 2023, has been, in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, (ii) there are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened against the Company Group alleging violations of or liability under any Environmental Law or which remain unresolved and (iii) no member of the Company Group (or to the Knowledge of the Company Group any other Person to the extent giving rise to liability of the Company Group) has Released, transported, arranged for the disposal of, or exposed any person to any Hazardous Substance at any real property or site, or owned or operated any real property or site contaminated by Hazardous Substances, in each case, so as to give rise to any material violation or liability of the Company Group under any applicable Environmental Law. The Company has delivered or otherwise made available for inspection complete and correct copies of material studies, audits, assessments, memoranda and investigations regarding compliance with or liabilities under applicable Environmental Laws that are in the possession of the Company or under its reasonable control.
3.25 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company Group or, as of the date of this Agreement, against any present or former officer or director of the Company Group in such individual’s capacity as such, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) No Orders. None of the Company Group is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.
3.26 Insurance. As of the date hereof, the Company Group has insurance policies covering the Company Group and its employees, properties and assets. As of the date hereof, all such insurance policies are in full force and effect, and no written notice of cancellation has been received with respect to any such insurance policy, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.27 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or transactions between the Company Group, on the one hand, and any Affiliate thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that have not been so disclosed.
3.28 Brokers. Except for BofA Securities, Inc. (the “Company Financial Advisor”), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by, or is authorized to act on behalf of, the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger. The Company has furnished to Parent accurate and complete copies of its agreements with the Company Financial Advisor relating to the Merger.
3.29 Fairness Opinion. The Company Board has received the written opinion of the Company Financial Advisor substantially to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders (it being understood that such written opinion is for the benefit of the Company Board and may not be relied upon by the Buyer Parties).
3.30 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, any of the Transaction Documents, or any certificate delivered by Parent hereunder or thereunder, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
Except as set forth in the disclosure letter delivered by the Buyer Parties immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), the Buyer Parties each hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub is a wholly owned Subsidiary of Parent.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational documents.
4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement and all of the documents and agreements contemplated hereby; (b) perform its covenants and obligations hereunder; and (c) subject to the effectiveness of the Merger Sub Stockholder Approval (which, by its terms, will be effective immediately following the execution of this Agreement by Merger Sub), consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and, subject to the effectiveness of the Merger Sub Stockholder Approval, the consummation of the Merger have been duly authorized and approved by all necessary actions on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger except for the effectiveness of the Merger Sub Stockholder Approval. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization and execution by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the Consents referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act, other Antitrust Laws and FDI Laws; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) No Orders. No Buyer Party is subject to any Order of any kind or nature that would reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.6 Ownership of Company Securities. None of the Buyer Parties, the Guarantors nor any of their respective directors, officers, general partners, associates (as defined in Section 203 of the DGCL) or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of the Buyer Parties, the Guarantors or any of their respective Affiliates (a) has owned any equity securities of the Company; or (b) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company at any time during the past three years prior to the date of this Agreement.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company or its Subsidiaries in connection with the Merger.
4.8 Operations of the Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of, and other equity and voting interest in, Merger Sub free and clear of all liens and other encumbrances.
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger. Merger Sub has obtained such vote from Parent in accordance with the DGCL.
4.10 Stockholder and Management Arrangements. As of the date of this Agreement, and other than the Support Agreements, none of the Buyer Parties, the Guarantors or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of the Guarantors or any of their respective Affiliates), director, officer, employee or other Affiliate of the Company Group (a) pursuant to which any (i) such stockholder would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such stockholder has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger; or (b) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing.
4.11 Guarantee. Concurrently with the execution of this Agreement, each Guarantor has delivered to the Company a true, correct and complete copy of the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to the Enforceability Limitations. There is no default or breach under the Guarantee by any Guarantor, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or a failure to satisfy a condition precedent on the part of any Guarantor pursuant to the Guarantee.
4.12 Financing.
(a) Commitment Letters. Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company true, correct and complete copies of (x) the fully executed Equity Commitment Letter, dated as of the date of this Agreement, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of consummating the Merger (such financing, the “Equity Financing”) and (y) the fully executed debt commitment letter, dated as of the date of this Agreement, from the Financing Sources party thereto (together with all annexes, exhibits, schedules and other attachments thereto and as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and to the extent permitted by Section 6.16 (the “Debt Commitment Letter”)) and each fully executed fee letter (the “Debt Fee Letters”) associated therewith (which Debt Fee Letters may be redacted with respect to the fee amounts, any “market flex” provisions and any other economic terms identified by the Financing Sources, in each case, in a customary manner, none of which redactions shall cover any terms that could have the effect of any Prohibited Modification) (such Debt Commitment Letter and each such Debt Fee Letter, collectively, the “Debt Financing Commitment” and, together with the Equity Commitment Letter, the “Financing Commitments”), pursuant to which, the Financing Sources party thereto have committed, on the terms and subject to the conditions set forth therein, to provide Parent with debt financing in the amounts specified therein for the purpose of financing a portion of the consideration payable in connection with the Merger and the other transactions contemplated hereby and the related fees and expenses (such financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b) and is entitled to specifically enforce performance of the Guarantors’ obligations to fund the Financing in accordance with and subject to the terms of the Equity Commitment Letter.
(b) Validity; No Amendments. As of the date of this Agreement, each of the Financing Commitments is in full force and effect and constitutes the legal, valid and binding obligation of Parent and the Guarantors, as applicable, and, to the Knowledge of Parent or Merger Sub, each of the other parties thereto, to provide the Financing contemplated thereby, and is enforceable against Parent and the Guarantors, as applicable, and each of the other parties thereto in accordance with its terms, subject only to the Enforceability Limitations. As of the date of this Agreement, (i) the Financing Commitments and the terms thereof have not been amended, supplemented, modified or terminated in any respect, (ii) no such amendment, supplement, modification or termination that would result in a Prohibited Modification is contemplated by Parent or Merger Sub, (iii) the respective commitments under the Financing Commitments have not been withdrawn, terminated, reduced, replaced or rescinded in any respect, and, to the Knowledge of Parent or Merger Sub, no withdrawal, termination, reduction, replacement or rescission thereof is contemplated, (iv) no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or the Guarantors, as applicable, or, to the Knowledge of Parent or Merger Sub, any other party thereto under the

Financing Commitments and (v) Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts required by the Financing Commitments that are due and payable on or prior to the date of this Agreement in connection with the Financing. There are no other Contracts, agreements, side letters, arrangements or understandings (written or oral) to which the Buyer Parties or any of their respective Affiliates are a party relating to the conditionality, enforceability, availability, termination, or funding or investing, as applicable, of the Financing, other than the Financing Commitments and as otherwise expressly set forth in the Financing Commitments.
(c) Sufficiency of Financing. Assuming (x) the satisfaction of the conditions set forth in Section 7.1 and Section 7.2 and (y) the satisfaction of the conditions to funding under the Debt Commitment Letter, the net aggregate proceeds of the Financing, when funded in accordance with the Financing Commitments (both before and after giving effect to the exercise of any or all applicable “market flex” provisions), will be sufficient for the Buyer Parties to: (i) make the payment of all amounts required to be paid pursuant to Article II in connection with consummation of the Merger, including, without limitation, the Per Share Price required to be paid pursuant to Section 2.7 and all Equity Award Consideration required to be paid pursuant to Section 2.8; (ii) pay all amounts in connection with the refinancing or repayment of the outstanding Indebtedness of the Company Group payable pursuant to Section 6.15 (to the extent due and payable) (including the amount payable pursuant to the Payoff Letters); (iii) pay all fees and expenses required to be paid at or in connection with the Closing by the Buyer Parties in connection with the transactions contemplated hereby and the Financing; and (iv) satisfy all other payment obligations of the Buyer Parties contemplated hereunder and under the Financing Commitments required to be made at or in connection with the Closing including with respect to the treatment of the Company Equity Awards (the amount contemplated by clauses (i) through (iv), the “Required Amount”). No Buyer Party’s obligation (or those of any of its Affiliates) to consummate the Merger or any of the other transactions contemplated by this Agreement are in any way contingent upon or otherwise subject to or conditioned upon any Buyer Party’s (or any Affiliate’s) consummation of any financing arrangements, any Buyer Party’s obtaining (or any of the Buyer Party’s Affiliates obtaining) any financing or the availability, grant, provision or extension of any financing to any Buyer Party (or to any of the Buyer Party’s Affiliates).
(d) Conditions. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing on the Closing Date other than as expressly set forth in the Debt Commitment Letter or the Equity Commitment Letter, as applicable. Except as expressly set forth in the Debt Commitment Letter or the Equity Commitment Letter, there are no conditions precedent to the obligations of the Financing Sources or the Guarantors to provide the Financing or any contingencies that would permit the Financing Sources or the Guarantors to reduce the aggregate principal amount of the Financing (including any condition or other contingency relating to the amount or availability of the Financing pursuant to any “flex” provision) to an amount that is less than the Required Amount. As of the date of this Agreement, no event has occurred and no circumstances exist that, with notice or lapse of time or both, would, or would reasonably be expected to, (i) result in any of the conditions or any term under the Financing Commitments not being satisfied on a timely basis, or (ii) result in the failure of the funding obligations under the Financing Commitments on the Closing Date such that the Buyer Parties would not have sufficient funds to pay the Required Amount. As of the date of this Agreement, none of the Guarantors have notified Parent of its intention to terminate the Equity Commitment Letter or not to provide all or any portion of the Equity Financing, and Parent does not have any reason to believe that the Guarantors will not perform their obligations under the Financing Commitments. As of the date of this Agreement, Parent does not have any reason to believe that (w) it will be unable to satisfy on a timely basis any condition of the Financing to be satisfied by it pursuant to the Financing Commitments, (x) any of the conditions to the Financing Commitments will not be satisfied on a timely basis, (y) the Financing will not be made available to Parent in an amount sufficient to fund the Required Amount at or prior to Closing or (z) the Guarantors have incurred, or are contemplating incurring, any obligations, commitments, restrictions or liabilities of any kind, in either case, which would reasonably be expected to materially delay or prevent any Guarantor from fulfilling its obligations under the Equity Commitment Letter as and when they become due. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, any and all commitment fees or other fees, expenses or deposits in connection with the Financing that are due and payable on or prior to the date of this Agreement.
(e) Financing Not a Condition. As of the date of this Agreement, none of the representations or warranties made by Parent, Merger Sub, any Guarantor or, to the Knowledge of Parent, any other current or prospective limited partner, investor, co-investor or similar equity financing source of any of the Guarantors (each, a “Co-Investor”), in each case, as set forth in the Financing Commitments or any other Contracts between a Co-Investor and any Guarantor or affiliate of any Guarantor pursuant to which a Co-Investor commits to fund a portion of the Equity Financing, is inaccurate in any material respect. Notwithstanding anything in this Agreement to the contrary, each Buyer Party understands and acknowledges that its obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditioned upon Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.
(f) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantors, Parent, Merger Sub, or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.
4.13 Solvency. No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement or the other Transaction Documents, with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company or any of their respective Subsidiaries. As of the Effective Time and immediately after giving effect to the Merger (including the funding of the full amount of the Financing and the payment of all amounts due and payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith): (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.14 Parent and Merger Sub Information. The information supplied or to be supplied by the Buyer Parties for inclusion in the Proxy Statement and any Other Required Company Filing will not (i) at the time the Proxy Statement and any such Other Required Company Filing is first filed with the SEC, (ii) at the time the Proxy Statement and any such Other Required Company Filing is first disseminated to the Company Stockholders or (iii) at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.15 National Security Matters. None of Parent, Merger Sub or the Guarantors, or any of their respective Affiliates, is a “foreign person” within the meaning of 31 C.F.R. § 800.224, and the transactions contemplated by this Agreement are accordingly not “covered transactions” within the meaning of 31 C.F.R. § 800.213. None of Parent, Merger Sub or the Guarantors, or any of their respective Affiliates, (a) have ever been party to a notice to CFIUS or any member agency thereof acting in such capacity that involved entering into any form of mitigation agreement or other post-closing commitment or a transaction that was blocked or otherwise barred from proceeding or (b) have ever been party to a notice to CFIUS or any member agency thereof acting in such capacity that was withdrawn prior to it completing its review or investigation.

4.16 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or any certificate delivered by the Company hereunder:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, has made, or shall be deemed to have made, any representation or warranty, express or implied, at law or in equity, relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty, express or implied, at law or in equity, relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, the operation of the Company and its Subsidiaries by the Buyer Parties after the Effective Time in any manner, or the probable success or profitability of the Company and the Subsidiaries after the Effective Time, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article III or any certificate delivered by the Company hereunder;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V

INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly required or contemplated by this Agreement or required by applicable Law, (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (c) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to, use its respective reasonable best efforts to conduct its operations in the ordinary course of business in all material respects (including any changes in their respective business practices adopted in good faith to protect the health and safety of the Company’s or its Subsidiaries’ employees) and use reasonable best efforts to preserve its business organization intact and maintain existing significant business relationships (it being agreed that no action or omission by any member of the Company Group taken in compliance with Section 5.2 shall be deemed a breach of this Section 5.1).

5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter, (ii) as approved in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed) or (iii) as expressly required or contemplated by the terms of this Agreement or required by applicable Law, at all times during the Interim Period, the Company will not, and will not permit any of its Subsidiaries to:
(a) amend the Charter or the Bylaws or any other comparable organizational document of any other member of the Company Group;
(b) make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly owned Subsidiary of the Company either to the Company or any other wholly owned Subsidiaries of the Company;
(c) (i) enter into a lease that would be a Material Lease or any Contract that would be a Material Contract if entered into prior to the date hereof, (ii) modify or amend any Material Lease or Material Contract, (iii) terminate, waive or assign any material right, remedy or default under any Material Lease or Material Contract, in each case of clauses (i)-(iii), other than in the ordinary course of business or as expressly permitted under Section 5.2(e) or Section 5.2(k); provided that any repayment or other modification of Indebtedness in accordance with, or any action necessary to satisfy the requirements of, Section 6.15, shall, in each case, be deemed not to violate Section 5.2;
(d) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, in each case, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations or other reorganizations which are solely involving or among the Company’s wholly owned Subsidiaries;
(e) issue, sell, encumber, deliver, grant options or other rights to purchase or receive, pledge, dispose of or deliver or agree or commit to issue, sell or deliver any Company Securities or other equity or equity-based interests of the Company or any Subsidiary of the Company, except (i) for grants of Company Equity Awards as set forth in Section 5.2(e) of the Company Disclosure Letter, (ii) upon the vesting or settlement of Company Equity Awards outstanding on the date hereof that were granted under the Company Equity Plans in accordance with their respective terms, (iii) pursuant to the Company ESPP in accordance with its terms as of the date hereof and in compliance with this Agreement or (iv) upon the vesting or settlement of any Convertible Notes in accordance with the terms of such Convertible Note as in effect on the date hereof;
(f) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its or its Subsidiaries’ capital stock or other equity or voting interest, other than (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the vesting or settlement of Company Equity Awards or (ii) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards;
(g) (i) incur or assume any Indebtedness for borrowed money (including any long-term or short-term debt), or issue any debt securities; provided that this clause (g) shall not apply to (A) trade payables, obligations pursuant to business credit cards and liabilities pursuant to or in connection with letters of credit or bank’s acceptances or similar items, in each case, incurred in the ordinary course of business consistent with past practice; (B) borrowings under the Company Credit Agreement as in effect on the date hereof (x) in the ordinary course of business and not in excess of $30,000,000 in the aggregate (provided, that no such borrowings shall be used for acquisitions) and (y) not in excess of $25,000,000 in the aggregate in connection with any acquisition permitted pursuant to Section 5.2(p); (C) letters of credit or guarantees or credit support provided by the Company or its Subsidiaries in the ordinary course of business consistent with past practice; and (D) intercompany loans or advances between or among the Company and its direct or indirect wholly owned Subsidiaries; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company;
(h) make any loans, advances or capital contributions to any other Person, except for (i) prepayments and deposits paid to suppliers and other business counterparties of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (ii) trade credit extended to customers of the Company or any of its

Subsidiaries in the ordinary course of business consistent with past practice, (iii) advances or other payments among the Company and its Subsidiaries and (iv) advances in the ordinary course of business consistent with past practice of the Company or its Subsidiaries to employees, officers or directors of the Company or any of its Subsidiaries for out-of-pocket expenses (including, for the avoidance of doubt, advances to directors or officers of the Company or any Company Subsidiary in connection with any advancement obligations in the Charter, Bylaws, similar governing document of any Company Subsidiary, or indemnification agreement between the Company or any Company Subsidiary and such director or officer in effect as of the date hereof);
(i) license, sell, transfer, assign, subject to any lien (other than Permitted Liens), allow to lapse or expire any material Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business;
(j) license, sell, transfer, assign, create or incur any lien (other than a Permitted Lien) or otherwise dispose of any material assets, rights or properties (other than Intellectual Property), other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or replaced in the ordinary course of business, (iii) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (iv) Permitted Liens or (v) in connection with financing transactions permitted by Section 5.2(g);
(k) except as required by an Employee Plan in effect on the date of this Agreement and disclosed on Section 3.18(a) of the Company Disclosure Letter or as required by applicable Law, (i) enter into, adopt, materially amend or terminate any material Employee Plan, (ii) increase or accelerate the amount, time of payment, vesting, or funding of, the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or individual service providers of the Company Group, except as expressly provided in clause (iii), (iii) pay or announce or grant any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or termination pay or similar compensation or any increase in the salaries, bonuses or other compensation and benefits payable to any current or former directors, officers, employees or individual service providers of the Company Group (or any of their respective dependents or beneficiaries); (iv) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other service provider of the Company Group at a level above L5 (or a similar position for a non-employee service provider); or (v) terminate, other than for cause, any employee, officer, director or other service provider of the Company Group at a level above L5 (or a similar position for a non-employee service provider).
(l) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (i) reflected or reserved against in the consolidated financial statements of the Company Group (including the notes thereto) as of the Balance Sheet Date included in the Company SEC Reports filed prior to the date of this Agreement; (ii) for monetary payments of, net of insurance recovery, no more than $3,500,000 in the aggregate; or (iii) with respect to Transaction Litigation in compliance with Section 6.12;
(m) except as required by GAAP, make any change in accounting principles or methods of financial accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries;
(n) (i) make (if inconsistent with past practice) or change any material Tax election; (ii) settle or compromise any material Tax claim or assessment or surrender any right to claim a material Tax refund; (iii) change any material Tax accounting method; (iv) amend any material Tax Return; (v) file any material Tax Return in a manner inconsistent with past practice; (vi) request any ruling with respect to material Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of applicable income Tax Law) with respect to material Taxes; or (viii) enter into a voluntary disclosure or similar agreement with any Governmental Authority with respect to material Taxes;
(o) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 and would not constitute an Employee Plan, except as permitted under Section 5.2(k);

(p) subject to Section 5.2(g), acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding commercial agreements that do not involve the formation of an entity with any third Person), except for such acquisitions described on Section 5.2(p) of the Company Disclosure Letter;
(q) voluntarily surrender, fail to renew or materially amend any material professional license, certificate of authorization, registration, Permit or other authorization necessary for the Company Group’s professional-services business, except in the ordinary course of business or as required by Law;
(r) (i) negotiate, modify, extend, terminate, or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company Group;
(s) implement or announce any layoffs, furloughs, reductions in force, or similar actions that could implicate the WARN;
(t) except as set forth on Section 5.2(t) of the Company Disclosure Letter, waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;
(u) incur or commit to incur any capital expenditures in excess of the Company’s total aggregate capital expenditures set forth on Section 5.2(u) of the Company Disclosure Letter;
(v) acquire or purchase any interest in real property; or
(w) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 Go-Shop; No Solicitation.
(a) Go-Shop. During the period commencing upon the execution of this Agreement and continuing until 5:00 p.m., Eastern time, on September 13, 2026 (such date and time, the “No-Shop Period Start Date,” and such period, the “Go-Shop Period”), the Company shall have the right to, and shall have the right to cause its Subsidiaries and its and their respective officers and directors to, and shall have the right to instruct, authorize or permit any of its and their Representatives to, directly or indirectly, (i) solicit, facilitate, induce the making of, encourage or assist any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in discussions or negotiations with any Person, furnish any non-public information relating to the Company Group to any Person, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to any Person, in each case, pursuant to an Acceptable Confidentiality Agreement, in any such case with the intent to induce or to knowingly facilitate or assist an Acquisition Proposal, and (iii) otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal; provided that, subject to applicable Law and any applicable “clean room”, “clean team” or other appropriate procedures, the Company will promptly make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent. During the Go-Shop Period, the Company will not be required to enforce, and will be permitted to waive, (I) any provision of any standstill agreement that prohibits or purports to prohibit a confidential proposal being made to the Company Board or to the extent that the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law or (II) Section 203 of the DGCL and any other similar applicable “anti-takeover” Law. Notwithstanding anything to the contrary in Section 5.3(b) or Section 5.3(c), in the event that the Company Board and its Representatives are engaged in substantive negotiations under an Acceptable Confidentiality Agreement with an Excluded Party at the expiration of the Go-Shop Period, then the Company may continue, until the receipt of the Requisite Stockholder Approval, to engage in the activities described in this Section 5.3(a) with any such Excluded Party for so long as such Person is and remains an Excluded Party. The Company Board shall (and in any event within 24 hours) promptly notify Parent in writing if any Excluded Party ceases to be an Excluded Party during the extended Go-Shop Period.

(b) No-Solicitation. Other than with respect to any Excluded Party, during the period commencing upon the No-Shop Period Start Date and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, shall cause its Subsidiaries and its and their respective officers and directors not to, and will not instruct, authorize or knowingly permit any of its and their Representatives to, directly or indirectly, (i) solicit or knowingly facilitate or assist, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any Person (other than to Parent, Merger Sub and their Representatives) any non-public information relating to the Company Group or afford to any Person (other than to Parent, Merger Sub and their Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (except pursuant to Section 220 of the DGCL), in any such case with the intent to induce or to knowingly facilitate or assist an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (except, in each case, to notify such Person that the provisions of this Section 5.3(b) prohibit any such discussions or negotiations or to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal), (iv) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (v) authorize or commit to do any of the foregoing. Other than with respect to an Excluded Party, promptly (and in any event within two (2) Business Days) following the No-Shop Period Start Date, the Company shall request, in accordance with the terms of the applicable confidentiality agreement, the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any Person (other than Parent, Merger Sub and their respective Representatives and Affiliates) with whom a confidentiality agreement was entered into on or after January 1, 2026 with respect to an Acquisition Proposal. Other than with respect to an Excluded Party, immediately following the No-Shop Period Start Date, the Company shall, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ respective directors and officers, and use its reasonable best efforts to cause its and their respective other Representatives to, (A) cease any solicitations, discussions, communications or negotiations with, or provision of non-public information with respect to the Company Group to, any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or proposals or offers that would reasonably be expected to lead to an Acquisition Proposal) by any such Person, in each case that exists as of the No-Shop Period Start Date and (B) terminate all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company or other diligence access with respect to any Acquisition Proposal.
(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the receipt of the Requisite Stockholder Approval, the Company and the Company Board may, directly or indirectly through one or more of their Representatives, (i) participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 5.3(b), and (ii) otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal, in each case, with respect to an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided that, subject to applicable Law and any applicable “clean room”, “clean team” or other appropriate procedures, the Company will promptly (and in any event within one Business Day) (x) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent and (y) provide written notice to Parent of any determination made by the Company Board pursuant to the foregoing.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(e) or Section 5.3(g), after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Board shall not:
(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to the Buyer Parties; (B) adopt, approve, endorse, recommend or declare advisable an Acquisition Proposal (or any letter of intent, memorandum of understanding, acquisition agreement or similar Contract with respect to an Acquisition Proposal); (C) fail to publicly reaffirm the Company Board Recommendation within five Business Days after Parent so requests in writing following the public announcement of an Acquisition Proposal (it being understood that the Company Board will have no obligation to make such reaffirmation on more than one occasion per applicable public Acquisition Proposal; provided, that any amendment to economic or other material terms thereof shall constitute a separate Acquisition Proposal for this purpose); or (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 Business Days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (any action described in clauses (A) through (D), a “Recommendation Change”); provided, for the avoidance of doubt, none of (1) disclosure of the fact that the Company received an Acquisition Proposal and a description of the terms thereof, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (3) the public disclosure by the Company of such determination or (4) the delivery by the Company of any notice contemplated by Section 5.3(f) will be deemed to be a Recommendation Change; or
(ii) cause or permit any member of the Company Group to enter into an Alternative Acquisition Agreement.
(e) Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the receipt of the Requisite Stockholder Approval:
(i) the Company Board may effect a Recommendation Change (within the meaning of clause (A) or (C) of the definition of “Recommendation Change”) in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board shall not effect such a Recommendation Change unless:
(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Recommendation Change pursuant to this Section 5.3(e)(i), which notice will specify the basis for such Recommendation Change; and
(2) prior to effecting such Recommendation Change, the Company and its Representatives, during such four Business Day period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Commitment Letters in such a manner that would obviate the need to effect a Recommendation Change; or
(ii) if the Company has received a bona fide Acquisition Proposal (including, for the avoidance of doubt, pursuant to Section 5.3(a)) that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Recommendation Change with respect to such Acquisition Proposal; or (B) authorize and cause the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case so long as:
(1) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(e)(ii), which notice shall specify, the identity of the Person making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including financing commitment letters relating to such Acquisition Proposal), and the status of discussions relating to such Acquisition Proposal; (ii) prior to effecting such Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have been available to negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Commitment Letters that would obviate the need to effect such a Recommendation Change or termination; provided that, in the event of any material modifications, updates or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(2) with respect to such new written notice (it being understood that the Notice Period in respect of such new written notice will be two Business Days and in no event shall any such additional two Business Day Notice Period be deemed to shorten the initial four Business Day Notice Period); and (iii) at the end of the applicable Notice Period, the Company Board (or a committee thereof) concludes in good faith (after taking into account any revisions to the terms and conditions of this Agreement and the Commitment Letters proposed by Parent) that such Acquisition Proposal continues to constitute a Superior Proposal.
(f) Notice. As promptly as reasonably practicable (and in any event within one Business Day) following the expiration of the Go-Shop Period, the Company shall provide to Parent an exact copy of any written Acquisition Proposal made by an Excluded Party (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto) and, with respect to any Acquisition Proposal made orally, a written summary of the material terms thereof (including the identity of the applicable Excluded Party), in each case, which remains pending and not withdrawn. Following the expiration of the Go-Shop Period, the Company will promptly (and in any event within 24 hours) notify Parent in writing if any Acquisition Proposal is received by the Company Group or any of its Representatives or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to any Acquisition Proposal. Such notice shall include (i) the identity of the Person or “group” of Persons making such offers or proposals and (ii) (x) an exact copy of any written Acquisition Proposal made by such Person or “group” of Persons or (y) if such Acquisition Proposal is made orally, a summary of the material terms and conditions of such Acquisition Proposal. Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal (including any material modifications, updates or supplements) and the status of any related material discussions or negotiations, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of any such Acquisition Proposal (provided that any financing commitments and fee letters relating to such Acquisition Proposal may be redacted with respect to the fee amounts and specific “market flex” provisions in a customary manner). Notwithstanding the foregoing, nothing in this Section 5.3(f) shall be deemed to or require the Company to provide Parent with notice or disclosure of facts or information that, by virtue of such notice or disclosure, would cause the Company to be in breach of its obligations under confidentiality agreements in effect on the date of this Agreement; provided, that to the extent reasonably practicable, the Company and Parent shall mutually agree on reasonable substitute disclosure arrangements that would not give rise to such breach.
(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from: (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3 and in the Support Agreements, respectively; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith (after consultation with outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3 or Article VIII, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Recommendation Change other than in accordance with Section 5.3(e).
(h) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any (i) director or officer of the Company Group or (ii) other Representative of the Company Group acting at the express direction of a director or senior executive officer of the Company with respect to the matters contemplated by this Section 5.3 will be deemed to be a breach of this Section 5.3 by the Company.
ARTICLE VI

ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (subject to any different standard set forth herein with respect to any covenant or obligation), the Buyer Parties, on the one hand, and the Company, on the other hand, shall, and shall cause their Affiliates to, (A) take (or cause to be taken) all actions, (B) do (or cause to be done) all things, and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including by:
(i) subject to Section 6.2 with respect to Antitrust Laws, (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;
(ii) causing the conditions set forth in Article VII to be satisfied; and
(iii) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger and the other transactions contemplated by this Agreement.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including a guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party, in connection with the Merger, including in connection with obtaining any consent pursuant to any Contract.
6.2 Filings.
(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub, on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, and shall cause their respective Affiliates to, to the extent required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within 10 Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of this Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other applicable Antitrust Laws in connection with the Merger. No Party shall, and each Party shall cause its Affiliates not to, withdraw its filing, or commit to or agree with any Governmental Authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed). Each of Parent and the Company shall, and shall cause their applicable Affiliates to, (A) cooperate and coordinate with the other in the making of such filings, (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings, (C) respond appropriately to any request for additional information by the Governmental Authorities and (D) use reasonable best efforts to take all actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods, or obtain any required consents, pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and, in any event, prior to the Termination Date. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Antitrust Laws, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request. Parent will be solely responsible for, and will pay, all filing fees payable to any Governmental Authority under any Antitrust Law; provided, however, that if this Agreement is terminated by the Company pursuant to Section 8.1(h), then the Company shall reimburse Parent in full for all such filing fees paid by Parent or its applicable Affiliate by wire transfer of immediately available funds to an account or accounts designated in writing by Parent as promptly as practicable (and, in any event, within three Business Days) following such termination. For purposes of the HSR Act filings contemplated by this Section 6.2(a), Parent shall cause the Person that is required under the HSR Act to file as the acquiring person, including the applicable “ultimate parent entity” within the meaning of the HSR Act, to make such filing and to supply information required in connection therewith. For all purposes of this Section 6.2(a) only, the term “Affiliates” when used with respect to Parent or Merger Sub shall be deemed to include any fund, investment vehicle or account controlled, managed or advised by BCP Management and any portfolio company of any Buyer Party or their respective Affiliates (disregarding the proviso in the definition thereof) or any portfolio company of any fund, investment vehicle or account controlled, managed or advised by BCP Management or any other affiliated investment funds.
(b) Avoidance of Impediments. Notwithstanding anything to the contrary, the Parent and the Company agree to use reasonable best efforts to take (and to cause their Affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment, obtain all consents and make all filings under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as reasonably practicable, including (1) committing to or effecting, by consent decree, hold separate Orders, trust, or otherwise, the sale or disposition of (or limiting the freedom of action with respect to) such assets or businesses of the Company as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable and (2) proffering such actions or other actions with respect to the Company and entering into agreements with, and submission to orders of, the relevant Governmental Authority giving effect thereto, in each case to the extent necessary to avoid, prevent, eliminate or remove the (A) commencement of any Legal Proceeding in any forum by a Governmental Authority or (B) actual, anticipated or threatened issuance of any Order, in each case of clauses (A) and (B), that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement (any such action a “Remedy Action”). Further, each Party will, and will cause its respective Affiliates to, take any and all actions necessary in order to ensure that (x) no requirement for any non-action by or Consent or approval of any foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining Order or any other Order in any suit or proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws, in each case of clauses (x), (y) and (z), would preclude or delay consummation of the Merger beyond the Termination Date. If any Legal Proceeding is brought challenging any of the transactions contemplated hereby as violative of any Antitrust Laws, Parent shall, with the Company’s cooperation, contest and defend against (including through appeal) such Legal Proceeding, in order to avoid the entry of, or seek to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, (i) the Buyer Parties shall not be required to take (or cause their Affiliates to take) any Remedy Action with respect to the assets or operations of the Buyer Parties or their respective Affiliates; (ii) the Company shall take any Remedy Action if requested in writing by the Buyer Parties so as to permit and cause the condition set forth in Section 7.1(b) to be satisfied and shall not take any Remedy Action without the written consent of the Buyer Parties; and (iii) none of the Parties shall be required to take (or cause their Affiliates to take) any Remedy Action that is not conditioned on the Closing.

(c) Cooperation.
(i) Each of the Parties will, and will cause their respective Affiliates to, as applicable, furnish to the other such necessary information and reasonable assistance as the others may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any substantive inquiry from a Governmental Authority, including (w) promptly informing the other party of such inquiry, (x) consulting in advance before making any substantive presentations or submissions to a Governmental Authority to the extent not prohibited by Law, (y) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority, and (z) supplying each other with copies of all material correspondence, filings or communications between any Party and any Governmental Authority with respect to this Agreement.
(ii) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such Party (and, in the case of Parent, Merger Sub, their Affiliates) from any Governmental Authority in connection with this Agreement or the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent.
(d) Other Actions. Parent and Merger Sub shall not, and shall cause each of their Affiliates not to, enter into or consummate any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of the Buyer Parties to consummate the Transactions or otherwise prevent, materially impede, impair or delay the consummation of the Merger beyond the Termination Date (as such date may be extended pursuant to Section 8.1(c)).
6.3 Preparation of Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement. Subject to the Buyer Parties’ timely performance of their obligations under Section 6.3(d), the Company (with the assistance and cooperation of the Buyer Parties as reasonably requested by the Company) will prepare and file with the SEC a preliminary proxy statement on Schedule 14A (as amended or supplemented, the “Proxy Statement”) relating to the Merger, this Agreement and the Company Stockholders Meeting within fifty-five (55) days of the date of this Agreement. Subject to Section 5.3(e), the Company must include the Company Board Recommendation in the Proxy Statement.
(b) Other Required Company Filing. If the Company, in consultation with Parent, determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of the Buyer Parties as reasonably requested by the Company) will promptly prepare and file such Other Required Company Filing with the SEC.
(c) Compliance with SEC and Stock Exchange Requirements. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing, as to the Company and its Subsidiaries, to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Buyer Parties will use their reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing, as to the Buyer Parties and their Affiliates, to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company will not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.
(d) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholders Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.
(e) Consultation Prior to Certain Communications. Subject to any restrictions under applicable Law, the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, shall provide to the other, promptly after delivery or receipt thereof, copies of all correspondence between such Party or any of its Representatives and the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing and may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(f) Notices. The Company, on the one hand, and each Buyer Party, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company and the Buyer Parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or its Staff with respect to the Proxy Statement or any Other Required Company Filing.
(g) Dissemination of Proxy Statement. Subject to applicable Law, the Company will use its reasonable best efforts to cause the definitive Proxy Statement to be disseminated to the Company Stockholders as of the record date for notice established for the Company Stockholders Meeting as promptly as reasonably practicable following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
6.4 Company Stockholders Meeting.
(a) Company Stockholders Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval, and no other matters shall be considered or voted upon at the Company Stockholders Meeting without Parent’s written consent (other than (i) a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger and (ii) whether to adjourn the Company Stockholders Meeting in accordance with Section 6.4(b)). Notwithstanding anything to the contrary in this Agreement, the Company will use its reasonable best efforts to cause the Company Stockholders Meeting to occur no later than the thirty-fifth (35th) calendar day following the mailing of the Proxy Statement. Subject to Section 5.3(e) and unless there has been a Recommendation Change in compliance with Section 5.3, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b) Adjournment of Company Stockholders Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may postpone or adjourn to a later date the Company Stockholders Meeting on no more than two occasions (and shall postpone or adjourn the Company Stockholders Meeting at the request of Parent under clauses (i) or (ii) below, on one occasion, unless the Company Board determines in good faith

(after consultation with its outside legal counsel) that such postponement or adjournment would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law): (i) if the Company reasonably believes, after consultations with Parent, it is necessary to solicit additional votes in order to obtain the Requisite Stockholder Approval; (ii) if an insufficient number of shares of Company Common Stock are present or represented by proxy at the Company Stockholders Meeting to constitute a quorum at the Company Stockholders Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law or a request from the SEC or its Staff; (iv) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting; or (v) if there has been a Recommendation Change, but in no event shall any single postponement or adjournment exceed 10 Business Days (unless required by applicable Law) or extend beyond the date that is three Business Days prior to the Termination Date.
6.5 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all actions within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or make inapplicable the effect of such statute or regulation on the Merger.
6.6 Access. At all times during the period commencing upon the execution of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance notice, to the properties and books and records of the Company Group, in each case, solely for the purpose of consummating the Merger and at Parent’s sole cost and expense, except that the Company may restrict or otherwise prohibit access to any documents or information (including, in the Company’s sole discretion, pursuant to customary “clean room”, “clean team” or other appropriate procedures) to the extent that (a) any applicable Law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information, (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information, (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract, (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons, (e) such documents or information are reasonably related to pricing or other matters that are commercially sensitive or competitive in nature or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that, in the event that the Company does not provide documents or information in reliance on clauses (a) through (e), it shall provide notice to Parent that it is withholding such documents or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not cause any of the potential harms described in clauses (a) through (e), including, in the Company’s sole discretion, pursuant to customary “clean-room,” “clean team” or other appropriate procedures. Nothing in this Section 6.6 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) would create a risk of damage or destruction (other than de minimis effects) to any property or assets of the Company or its Subsidiaries. Access shall not be permitted to perform any testing, monitoring, sampling or analysis of any environmental media, including any testing, monitoring, sampling or analysis of soil, groundwater, surface water, building materials, or air or wastewater emissions. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company. Notwithstanding anything in this Section 6.6 to the contrary, nothing in this Section 6.6 shall require the Company to permit any inspection of, or to disclose any information concerning Acquisition Proposals, which shall be governed by Section 5.3 or any information regarding the deliberations of the Company Board with respect to the transactions contemplated hereby or any similar transaction or transactions with any other person, the entry into this Agreement or any other Transaction Document, or any materials provided to the Company Board in connection therewith.
6.7 Section 16(b) Exemption. The Company will take (and will be permitted to take) all actions reasonably necessary or advisable to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.8 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Organizational Documents and Contractual Agreements. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, (i) honor and fulfill, in all respects, the obligations of each member of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) and (ii) maintain, during the period commencing at the Effective Time and ending on the six year anniversary of the Effective Time, the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the certificates of incorporation, bylaws and other organizational documents of each member of the Company Group as of the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any individual who is or was a director or officer of the Company Group or is or was serving, at the request of the Company Group, as a director of any other Person (each such person, an “Indemnified Person”) without his or her written consent except to the extent required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a) from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, indemnify, exculpate and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal Proceeding or other matter, whether civil, criminal, administrative or investigative, to the extent that such actual or threatened Legal Proceeding or other matter is based on, arising out of or relating to the fact that such Person is or was a director or officer of the Company Group or such Person is or was serving, at the request of the Company Group, as a director of any other Person and based on, arising out of or relating to any act, omission, fact, circumstance or other matter occurring or existing on or prior to the Effective Time. Parent, the Surviving Corporation and its Subsidiaries shall advance such costs, fees and expenses incurred by or on behalf of the Indemnified Persons on a current basis (but no later than 30 days after the submission of invoices) to the fullest extent permitted by applicable Law, subject to the receipt by Parent of an undertaking by such Indemnified Person to repay the costs, fees and expenses so advanced in the event it is ultimately determined that such Indemnified Person is not entitled to be indemnified therefor; provided, that such Indemnified Person and its counsel shall reasonably consult with, and keep Parent reasonably informed of the status of, such claim, action, suit or proceeding, in each case, to the extent that the attorney-client privilege between the Indemnified Person and its counsel is not undermined or otherwise affected. Notwithstanding anything to the contrary set forth in this Agreement, Parent, the Surviving Corporation and its Subsidiaries shall not settle or compromise or consent to the entry of any judgment or otherwise terminate any actual or threatened Legal Proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the seventh anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect directors’ and officers’ liability, employment practices liability and fiduciary liability insurance covering the Indemnified Persons and the other natural persons insured by the Company Group’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance in effect as for the current fiscal year, which amount is set forth on Section 6.8 of the Company Disclosure Letter (such persons, “Insured Persons” and such insurance the “Current Insurance”) in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, that are no less favorable, in the aggregate, to the Insured Persons than the Current Insurance; provided, however, that the aggregate annual premium for such insurance shall not exceed 300% of the premium for the Current Insurance (the “Maximum Amount”); provided further, that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain the most coverage available for a cost not exceeding the Maximum Amount. Without limiting the foregoing, at or prior to the Effective Time, the Company may obtain directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” (“run-off”) insurance covering the Insured Persons in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, that are no less favorable, in the aggregate, to the Insured Persons than the Current Insurance.
(d) Third-Party Beneficiaries; No Impairment. The rights of each Indemnified Person and Insured Person under this Section 6.8 (i) shall survive consummation of the transactions contemplated by this Agreement; (ii) from and after the Effective Time, are intended to benefit, and shall be enforceable by, each Indemnified Person and Insured Person and their respective heirs, administrators, executors, successors, assigns and representatives (who, from and after the Effective Time, shall be third party beneficiaries of this Section 6.8); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Indemnified Person or Insured Person (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract (including any indemnification agreement), law, equity or otherwise. Nothing in this Agreement is intended to relieve, or shall be construed as relieving, any insurer of its coverage obligations existing now or in the future. From and after the Effective Time, the obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that could adversely affect the rights of any Indemnified Person or Insured Person without the prior written consent of such affected Indemnified Person or Insured Person.
(e) Successors and Assigns. If Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer or convey all or substantially all of its properties and assets to any Person, then, in each case, such Person shall make proper provisions so that the successors and assigns of Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will assume all of the obligations of Parent, the Surviving Corporation and its Subsidiaries set forth in this Section 6.8.
(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.9 Employee Matters.
(a) Employment; Benefits. As of immediately following the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee (i) a base salary (or base hourly wages, as the case may be) and target annual bonus opportunity (excluding any long-term incentive and equity or equity-based opportunities) that are no less than the base salary (or base hourly wages, as the case may be) and target annual bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusion), (ii) severance benefits to each Continuing Employee who is terminated by Parent, the Surviving Corporation or any of their respective subsidiaries without cause that are no less favorable than those that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements set forth on Section 6.9(a) of the Company Disclosure Letter, subject to the terms set forth on Section 6.9(a) of the Company Disclosure Letter, subject to the execution of a general release of claims in a form reasonably acceptable to Parent and (iii) employee benefits (excluding defined benefit pension, equity or equity-based, nonqualified deferred compensation, change in control, retention, incentive, bonus, stock purchase plans, long-term incentive or retiree or post-employment health or welfare benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions).
(b) New Plans. To the extent that an Employee Plan or any other employee benefit plan, program, policy or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (together, the “New Plans”) is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting (other than vesting of future equity awards), level of paid time off and severance benefit determinations to the same extent and for the same purpose as was credited to such Continuing Employee as of immediately prior to the Closing under the corresponding Employee Plan, except that (i) such service need not be credited to the extent that it would result in duplication of coverage or benefits and (ii) no service shall be required to be credited for benefit accrual purposes under any plan that provides for defined benefit pension benefits. In addition, and without limiting the generality of the foregoing, Parent shall (or shall cause the Surviving Corporation to) use commercially reasonable efforts to cause: (1) each Continuing Employee to, for the plan year in which the Closing occurs, be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such plans replaces coverage previously provided under a comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time; and (2) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing health benefits to any Continuing Employee, (x) all waiting periods, preexisting condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan shall be waived for such Continuing Employee and his or her covered dependents to the extent waived or satisfied by such Continuing Employee under the corresponding Employee Plan as of immediately prior to the Closing, and (y) any eligible expenses incurred and paid by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date shall be given credit pursuant to such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) Continuing Obligations. Parent shall or shall cause the Surviving Corporation to assume, honor, or provide all of the Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter until the end of the Continuation Period or, if sooner, until all obligations thereunder have been satisfied, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Merger (either alone or in combination with any other event).
(d) No Third-Party Rights. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or other current or former employee or service provider (including any beneficiary or dependent thereof) of the Company, the Surviving Corporation, Parent or their respective Affiliates shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment or engagement for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment or engagement of any Continuing Employee or other service provider at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Employee Plans, or other benefit or compensation plans, programs, policies, agreements or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) establish or amend any Employee Plans or other benefit or compensation plans, programs, policies, agreements or arrangements.
6.10 Obligations of Merger Sub. Prior to Closing, Parent will take all action necessary to cause Merger Sub to perform its obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. After the Closing, Parent will take all action necessary to cause the Surviving Corporation to perform its obligations pursuant to this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.11 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and the Buyer Parties, on the other hand, will each (or, in the case that Parent and the Company hereafter agree to issue a joint press release in lieu thereof, will) be reasonably acceptable to the other Party. Thereafter, the Company, on the one hand, and the Buyer Parties, on the other hand, will consult with and give due consideration to reasonable comments from the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except that (i) the Company will not be obligated to engage in such consultation with respect to communications that are (1) required by applicable Law, regulation or stock exchange rule or listing agreement (in which case, the Company shall use reasonable best efforts to give Parent a reasonable opportunity to review and comment and give reasonable and good faith consideration to such comments); (2) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party) and do not add additional material information not included in such previous communication, (3) related to (I) a Superior Proposal (including any Acquisition Proposal that the Company Board determines may reasonably be expected to lead to a Superior Proposal), Intervening Event or Recommendation Change or (II) during the Go-Shop Period, any Acquisition Proposal, or (4) with respect to any Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand, and (ii) Parent will not be obligated to engage in such consultation with respect to communications that are principally directed to any bona fide potential or existing limited partners, financing sources, equity holders, members, managers and investors of Parent or its Affiliates who are subject to customary confidentiality restrictions, so long as such communications are not inconsistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication.
6.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with reasonably prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Prior to the Effective Time, the Company will (a) give Parent the right to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Except for settlements that are solely for monetary damages entirely covered within the limits of the Company’s and the Company Subsidiaries’ insurance policies (other than the deductible under insurance policies), the Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.12, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority except as expressly set forth in this Section 6.12.
6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.14 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.
6.15 Repaid Indebtedness; Convertible Notes.
(a) Repaid Indebtedness. At the Closing, the Buyer Parties, shall, on behalf of the Company Group, effect or cause to be effected, payment and, if applicable, cash collateralization, of all amounts required to fully discharge the then-outstanding obligations under all third-party Indebtedness under the Contracts set forth on Section 6.15(a) of the Company Disclosure Letter (other than (a) any contingent indemnification obligations as to which no claim has been asserted, (b) any related cash management services, hedging obligations or letters of credit which, by their terms, may require other credit support until they are terminated or replaced, and (c) any other obligations which, by their terms, are to survive the termination of any such Contract) (such Indebtedness, collectively, the “Repaid Indebtedness”); if the discharge of such Repaid Indebtedness is effectuated and documented by a payoff letter, each such payoff letter shall be in form and substance reasonably satisfactory to the Buyer Parties and the applicable Financing Sources, set forth the aggregate amounts required to satisfy in full all of the corresponding Repaid Indebtedness and, as applicable, provide that, upon receipt of such specified amount, all liens, security interests and any guarantees granted in connection therewith relating to the assets, rights and properties of the Company Group securing such Repaid Indebtedness (and any other obligations secured thereby) shall be released and terminated (and include an undertaking by the applicable agent thereunder to execute and file or permit the Company Group, the Buyer Parties or their respective designees to file, Uniform Commercial Code termination statements and such other documents or endorsements reasonably necessary to release and terminate such liens, security interests and guarantees) (such payoff letters, collectively, the “Payoff Letters”). The Company shall deliver, or cause to be delivered, the duly executed Payoff Letters to Parent at least two (2) Business Days prior to the Closing Date (with drafts of each such Payoff Letter provided to the Buyer Parties at least five (5) Business Days prior to the Closing Date). The Buyer Parties shall reasonably cooperate with the Company’s efforts under this Section 6.15.
(b) Convertible Notes. Prior to the Closing, the Company shall (i) deliver, in accordance with the terms of the Company’s outstanding convertible promissory notes (and any related note purchase or similar agreements, collectively, the “Convertible Notes”), all notices required to be delivered thereunder in connection with the execution of this Agreement, the Merger and the other transactions contemplated hereby, and (ii) reasonably consult with Parent in connection with the delivery of such notices and the payoff, repurchase, redemption, conversion, settlement or other treatment of the Convertible Notes at or in connection with the Closing, in each case as reasonably requested by Parent and in accordance with the terms of the applicable Convertible Notes. The Company shall provide Parent a reasonable opportunity to review and comment on any such notice prior to its delivery and shall consider in good faith any comments reasonably proposed by Parent.
6.16 Financing Obligations.
(a) No Amendments to Financing Commitments. Prior to the Closing, Parent shall not, without the prior written consent of the Company, agree to, or permit, any amendment, restatement, amendment and restatement, replacement, supplement, waiver, consent or other modification of the Financing Commitments (or any definitive agreements related thereto) or any other provisions of, or remedies under, the Financing Commitments (or any definitive agreements related thereto) or replace all or any portion of the Financing Commitments, in each case, to the extent such amendment, restatement, amendment and restatement, replacement, supplement, waiver, consent or other modification would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing to be funded at the Closing to an amount that is less than the Required Amount, (ii) materially delay the ability of the Buyer Parties to timely consummate the transactions contemplated by this Agreement, including the ability to pay the Required Amount, (iii) impose new or additional conditions precedent or other terms or otherwise expand, amend or modify any of the existing conditions precedent to the funding of all or any portion of the Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) materially less likely to occur or (iv) otherwise materially delay or prevent the Closing or make the timely funding of the Financing or the satisfaction of the conditions precedent to obtaining the Financing materially less likely to occur, (v) adversely affect the ability of any of the Buyer Parties, any of their respective Affiliates or the Company, as applicable, to enforce its rights against the other parties to the Financing Commitments, or (vi) result in the termination of any Financing Commitment or any definitive agreement related thereto (the effects described in clauses (i) through (vi), collectively, the “Prohibited Modifications”), it being understood that Parent may amend, modify, supplement or waive any provision of the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement if (and only if) such action does not result in a Prohibited Modification and is otherwise in compliance with the other provisions of this Section 6.16. In the event of any amendment, restatement, amendment and restatement, replacement, supplement, waiver, consent or other modification of the Financing Commitments in accordance with this Section 6.16, (x) Parent shall promptly after execution thereof deliver to the Company copies thereof and (y) references in this Agreement to

“Debt Financing,” “Debt Financing Commitment,” “Equity Financing,” “Financing,” “Financing Commitments,” “Financing Sources” (and the other like terms in this Agreement) shall be deemed to refer to the Financing as so amended, restated, amended and restated, supplemented, replaced, waived or otherwise modified. In the event all of the conditions set forth in the Debt Commitment Letter and the Equity Commitment Letter have been satisfied (or waived, to the extent permitted hereunder) and all of the conditions set forth in Section 7.1 and Section 7.2 (not including conditions which are to be satisfied by the delivery of documents or taking of any other action at the Closing) have been satisfied (or waived), Parent shall cause the Financing Sources and the Guarantors (and, if applicable, the Co-Investors) to fund the applicable Financing for purposes of consummating the transactions contemplated by this Agreement. Neither Parent, any of Parent’s Affiliates nor any of their respective personnel or other Representatives shall take any action that could reasonably be expected to materially delay, impair or prevent the consummation of the Financing such that the Buyer Parties would not have amounts sufficient to pay the Required Amount.
(b) Taking of Necessary Actions. Prior to the earlier of the Closing and the valid termination of this Agreement, Parent shall use its reasonable best efforts, and shall use its reasonable best efforts to cause its applicable Affiliates to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments, including: (i) complying with its obligations under the applicable Financing Commitments, including by paying all commitment or other fees and amounts that become due and payable under or with respect to the Financing Commitments as they become due and payable; (ii) until the funding of the Financing Commitments at or prior to the Closing, maintaining in full force and effect the applicable Financing Commitments or the definitive agreements related thereto in accordance with the terms and subject to the conditions thereof without any Prohibited Modifications; (iii) negotiating, executing and delivering the definitive agreements with respect to the Debt Financing Commitment on the terms and conditions (including the “market flex” provisions) contained therein and without any Prohibited Modifications; (iv) satisfying on a timely basis (or seek a waiver of) all conditions to funding that are applicable to Parent or its Affiliates in the applicable Financing Commitments (or any definitive agreements related thereto); and (v) consummating the applicable Financing at or prior to the Closing, including by causing the full amount of the Equity Financing to be consummated upon satisfaction of the conditions contained in the Equity Commitment Letter and, in the event that the conditions set forth in Section 7.1 (as it applies to Parent and the Buyer Parties) and Section 7.2 (not including conditions which are to be satisfied by the delivery of documents or taking of any other action at the Closing) and the conditions set forth in the Debt Commitment Letter have been satisfied, or upon funding would be satisfied, cause the Debt Financing to be consummated at or prior to the time that the Closing is required to be effected by this Agreement. Upon written request of the Company, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing contemplated by the Equity Commitment Letter and the Debt Commitment Letter, as applicable, or any Alternative Debt Financing (as defined below). Parent shall give the Company, as promptly as practical, written notice (A) upon having knowledge of any material violation, material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by any party to any of the Financing Commitments that would materially delay or prevent the Closing or result in insufficient funds to pay the Required Amount at the Closing, (B) of any actual or threatened reduction, withdrawal, repudiation or termination of the Financing by any Financing Source party to the Financing Commitments, (C) if for any reason Parent has determined (or should determine in good faith) that it will not be able to obtain all or any portion of the Financing such that the Buyer Parties would have insufficient funds to pay the Required Amount at the Closing, or (D) if any party to the Commitment Letters or any Affiliate or agent of such Person alleges in writing that any of the events set forth in clauses (A) through (C) has occurred (any of the foregoing, a “Financing Failure Event”). As soon as reasonably practicable following delivery by the Company to Parent of a written request therefor, and subject to the final sentence of this Section 6.16(b), Parent shall provide any information reasonably requested by the Company relating to the Financing or any circumstance referred to in clauses (A) through (D) of the immediately preceding sentence. Subject in all respects to Section 9.10(b), Parent will not, and shall cause the Guarantors not to, oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of the Company’s third-party beneficiary rights under the Equity Commitment Letter. Notwithstanding anything to the contrary contained in this Agreement, in no event shall reasonable best efforts of any Buyer Party require or be deemed or construed to require any Buyer Party or any of their respective Affiliates to (A) agree to any economic terms and fees that are, taken as a whole, materially less favorable than those contemplated by any Debt Commitment Letter (including any “market flex” provisions set forth in the Debt Fee Letter) as in effect at the Effective Time, (B) agree to any market flex provision materially less favorable to the Buyer Parties than any market flex provisions contained in any Debt Commitment Letter as in effect at the Effective Time (in either case, whether to secure waive of any conditions contained therein or otherwise), or (C) disclose any information (x) in respect of which disclosure is prohibited by applicable material Law, (y) that is subject to attorney client or similar privilege or constitutes attorney work product or (z) could conflict with any confidentiality requirement applicable to any Buyer Party.
(c) Alternative Debt Financing. Upon the occurrence of a Financing Failure Event or if all or any portion of the Debt Financing becomes unavailable for any reason such that the Buyer Parties would not have, when taken together with the cash amounts to be funded pursuant to the Equity Financing, amounts sufficient to fund the Required Amount, Parent shall promptly (i) notify the Company in writing of such event and the reasons giving rise to such event, (ii) use its reasonable best efforts to arrange to obtain the Debt Financing or such portion of the Debt Financing from the same or alternative Financing Sources, which may include one or more of a loan financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to any portion of the Financing that is and will be available to pay in cash the Required Amount (“Alternative Debt Financing”), and (iii) if applicable, use its reasonable best efforts to obtain a new financing commitment letter (together with its related term sheets, the “Alternative Debt Financing Commitment”) or a new definitive agreement with respect thereto. Parent shall not be obligated to obtain any Alternative Debt Financing on economic terms that are materially less favorable (taken as a whole) to Parent than the economic terms of the Debt Financing Commitment as of the date of this Agreement (taking into account any “market flex” provisions thereof). Without the prior written consent of the Company, any Alternative Debt Financing shall (A) not contain any terms that would constitute a Prohibited Modification when compared to the Debt Financing; and (B) be in an amount that is sufficient, when added to any portion of the Debt Financing that is and will be available and the cash amounts to be funded pursuant to the Equity Financing, to pay the Required Amount. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing, any available portion of the then-existing Debt Financing and the Alternative Debt Financing), and the term “Debt Financing Commitment” as used in this Agreement shall be deemed to include any Alternative Debt Financing Commitment. Parent shall promptly deliver to the Company true, correct and complete copies of all Contracts or other arrangements pursuant to which any alternative Financing Source shall have committed to provide any portion of the Alternative Debt Financing; provided, that any fee letters delivered in connection therewith may be redacted in a manner consistent with the Debt Fee Letter provided as of the date of this Agreement.
(d) No Exclusive Arrangements. In no event will any Guarantor, Parent, Merger Sub, or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Buyer Parties and the financing sources or potential financing sources of the Buyer Parties and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt financing, equity financing or financial advisory services to any Person, in each case, in connection with a transaction relating to the Company Group or in connection with the Merger.
(e) No Financing Condition. Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.10(b), each Buyer Party acknowledges and agrees that compliance by the Buyer Parties with this Section 6.16 shall not relieve any Buyer Party of its obligations to consummate the transactions contemplated by this Agreement, whether or not the Financing or any Alternative Debt Financing is available.
(f) Equity Syndication.
(i) Subject to Section 6.16(d), during the period from the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company hereby consents to the inclusion of BCP Management’s existing limited partners, investors, co-investors or similar equity financing sources in any fund, vehicle or managed account controlled, managed, administered or professionally advised for investment purposes by BCP Management, in each case, (x) as such Persons have been identified in writing by or on behalf of Parent to the Company or its applicable Representative prior to the execution of this Agreement and (y) to the extent such Persons are not evaluating a potential Acquisition Transaction or Acquisition Proposal as a principal, as Representatives (as defined in the Confidentiality Agreement) of BCP Management, in each case solely for purposes of evaluating, arranging, syndicating, committing to or consummating the Equity Financing or any other equity financing for the transactions contemplated by this Agreement; provided that each such recipient is informed of the confidential nature of such information and is subject to confidentiality obligations with respect thereto that are no less restrictive in any material respect than those applicable to Parent under the Confidentiality Agreement; provided, further that for the avoidance of doubt, each such Person shall be subject to all of the terms of the Confidentiality Agreement which are applicable to BCP Management’s Representatives (as defined in the Confidentiality Agreement) thereunder. The Company shall, at Parent’s sole cost and expense, use commercially reasonable efforts to reasonably cooperate with Parent in connection with the foregoing syndication, including by providing reasonable assistance in responding to reasonable diligence questions from such recipients (such obligations, the “Specified Syndication Obligations”). To the extent the Confidentiality Agreement would prohibit, restrict or otherwise limit the foregoing, this Agreement shall control and the Confidentiality Agreement shall be deemed amended and superseded solely to such limited extent.
(ii) Notwithstanding anything to the contrary set forth in this Agreement, (x) the Company shall not be deemed to have breached any of the Specified Syndication Obligations and (y) any alleged breach by the Company of the Specified Syndication Obligations shall not be considered in determining the satisfaction of the condition set forth in Section 7.3(b) with respect to the Specified Syndication Obligations, in each case, unless each of the following conditions is satisfied: (i) a member of the Company Group committed a Willful and Material Breach of the Specified Syndication Obligations; (ii) Parent has provided written notice to the Company of such alleged Willful and Material Breach, which notice set forth with reasonable specificity (A) the nature of the alleged breach and (B) the reasonable actions that Parent requests the Company take in order to cure such alleged Willful and Material Breach; and (iii) the Company has not taken such steps or otherwise cured such alleged Willful and Material Breach within 15 Business Days after the Company’s receipt of such notice (or, if longer, such time as may remain prior to the date that is 10 Business Days prior to the Termination Date).
6.17 Financing Cooperation.
(a) Cooperation with Debt Financing. Prior to the Effective Time, and in all cases subject to the limitations set forth herein, the Company shall, and shall use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to, use its and their respective reasonable best efforts (or, with respect to clauses (iii) (with respect to clause (i) of the definition of Required Financial Information) and (vi), without any “reasonable best efforts” qualifier) to provide Parent, at Parent’s sole cost and expense (including all reasonable and documented out-of-pocket third-party costs incurred by the Company, its Subsidiaries and each of its and their respective Representatives), with such reasonable and customary cooperation as may be reasonably requested by Parent in writing (email being sufficient) to assist the Buyer Parties in arranging the Debt Financing, including using reasonable best efforts to:
(i) cause members of management, with appropriate seniority and expertise, of the Company to participate in a reasonable number of meetings, presentations with actual or prospective lenders, and sessions with rating agencies (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms), in each case, upon reasonable advance notice, during normal business hours and at reasonable times and locations to be mutually agreed;
(ii) in each case following Parent’s reasonable written request, provide reasonable assistance to Parent in the preparation of customary rating agency presentations, bank information memoranda, lender presentations and similar documents, in each case, solely as required in connection with the Debt Financing (which, where customary, shall contain exculpatory language reasonably satisfactory to the Company);
(iii) as promptly as practicable, furnish Parent with the Required Financial Information; provided, that such information is reasonably available to the Company and prepared by the Company in the ordinary course of business;
(iv) provide reasonable assistance to Parent in (A) Parent’s preparation and negotiation of one or more credit agreements, guarantees, certificates, legal opinions and other definitive financing documents

(collectively, the “Debt Financing Documents”), to the extent required in connection with the Debt Financing and reasonably requested by Parent and (B) facilitating the execution and delivery at the Closing of the Debt Financing Documents, including by requesting that the appropriate officers of the Surviving Corporation be available upon reasonable notice from Parent and its counsel to sign any credit agreements or credit agreement amendments, any guarantee and collateral agreements or supplements or any other Debt Financing Documents and related customary officer’s certificates, secretary’s certificates, perfection certificates and other documentation required by the Financing Sources as a condition to obtaining the Debt Financing and the Debt Financing Documents in anticipation of the Closing, and furnishing all information related to the Company Securities and the assets of the Company Group to Parent required to be included in any schedules to the Debt Financing Documents or in any perfection certificates; provided, that the effectiveness of any such Debt Financing Documents shall not occur prior to the Effective Time;
(v) to the extent required by the Debt Financing, facilitate the pledging of, granting of security interests in (and perfection thereof), and otherwise granting of liens on, the Company Securities and the assets of the Company Group, including delivery of possessory collateral (such as certificated equity and promissory notes) within its possession to the Parent or the Financing Sources at, and subject to the occurrence of, the Closing;
(vi) furnish Parent with all documentation and other information about the Company Group as is reasonably requested in writing by Parent and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case at least four (4) Business Days prior to the Closing Date if reasonably requested by Parent in writing at least nine (9) Business Days prior to the Closing Date; and
(vii) take all reasonably requested formal corporate or similar actions, subject to the occurrence of the Closing, to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the Closing Date to fund the amounts required to be funded on the Closing Date pursuant to the terms hereof.
(b) Obligations of the Company. Notwithstanding anything to the contrary set forth in this Agreement (including this Section 6.17(b)), nothing in this Agreement (including this Section 6.17(b)) shall require any such cooperation or efforts from any member of the Company Group, any Affiliate of any member of the Company Group, any Representative of any member of the Company Group, or any Representative of any Affiliate of any member of the Company Group, in each case, prior to the Effective Time, to the extent that such cooperation or efforts would or would reasonably be expected to: (i) cause any representation, warranty or covenant in, or any other term of, this Agreement to be breached, require any waiver or amendment of any term of this Agreement or cause any condition to Closing set forth in Article VII to fail to be satisfied; (ii) require any member of the Company Group or any of its Affiliates or any of its or their respective Representatives to incur any liability or obligations (including any indemnification obligation) in connection with the Debt Financing that is not contingent on the Closing, or to pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities in connection with the Debt Financing; (iii) require any member of the Company Group, any Affiliate of any member of the Company Group, any Representative of any member of the Company Group, or any Representative of any Affiliate of any member of the Company Group to enter into, execute, deliver, approve, modify or perform any agreement, instrument, certificate (including any certificate as to solvency) or other documentation (other than in accordance with Section 6.17(e)), in each case, in connection with the Debt Financing that is not effective or conditioned, as applicable, upon the Closing or that would not terminate without liability to the Company or any of its Affiliates upon the termination of this Agreement; (iv) unreasonably interfere with the conduct of the business or ongoing commercial operations of any member of the Company Group; (v) create an obligation to prepare or deliver (I) any pro forma financial information (it being understood and agreed that the Company Group will provide information reasonably requested in writing by Parent and necessary to permit Parent to prepare pro forma financial information, projections or other forward-looking financial information (excluding information relating to (1) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto, (2) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (3) any financial information related to Parent or any of its Subsidiaries or any adjustments, whether or not directly related to the acquisition of the Company Group)) or (II) change any fiscal period prior to the Closing Date; (vi) require the Company Group or any of its Affiliates or any of its or their respective Representatives to adopt any resolutions, execute any consents or otherwise take any corporate or similar action to approve or authorize the execution of the Debt Financing (other than any such resolutions or consents that are effective on (but not prior to) the Closing); (vii) require the Company Group or any of its Affiliates or any of its or their respective Representatives to deliver any legal opinion or reliance letters or comfort letter in connection with the Debt Financing; (viii) provide access to or disclose any information that the Company determines in its reasonable discretion would jeopardize attorney-client privilege, attorney work product protections or other applicable legal privilege or similar protection or could conflict with any confidentiality requirement applicable to any member of the Company Group; (ix) take any action that the Company determines would conflict in any material respect with, or result in any violation of, the organizational documents of the Company Group or any of its Affiliates or any applicable Laws or fiduciary duty or would result in a contravention, violation or breach of, or default under, any Contract or permit to which any member of the Company Group or any of their respective Affiliates is a party or by which it or any of its property is bound; (x) cause any officers, directors, manager, employees, advisors, accountants, consultants, auditors, agents or other Representatives of the Company Group or any of its Affiliates to incur any personal liability; (xi) require any member of the Company Group to make any representations, warranties or certifications prior to the Effective Time; or (xii) require any member of the Company Group to cause or permit any liens to be placed on any of its property prior to the Effective Time. No member of the Company Group shall be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.
(c) Use of Logos. The Company hereby consents to the reasonable and customary use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or reasonably likely to (A) harm, disparage or adversely affect the Company Group or the reputation, goodwill or marks of the Company Group, or (B) violate any existing contractual obligations of the Company Group, (ii) are used solely in connection with a description of the Company Group, its business or the Merger, and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes, including any branding or style guidelines; provided, that Parent will provide the Company with a reasonable opportunity to review any documents, communications or other materials under which such logos are used and consider in good faith the reasonable comments of the Company prior to the distribution, disclosure or use thereof.
(d) Confidentiality. All non-public or other confidential information provided by the Company Group or any of their Affiliates or Representatives pursuant to Section 6.17 will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Sources, ratings agencies and prospective lenders during the arrangement or obtaining of the Debt Financing (and, in each case, to their respective counsel and auditors); provided that the recipients of such information (i) agree to be bound by the Confidentiality Agreement as if parties thereto or (ii) are subject to other customary confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.
(e) Reimbursement. Promptly upon the written request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including any documented and reasonable attorneys’ fees of a single outside counsel to the Company Group and its Affiliates, taken as a whole) incurred by any member of the Company Group in connection with Debt Financing, including the cooperation of the Company Group contemplated by this Section 6.17; provided, that such reimbursement will not include costs and expenses incurred with the preparation of any financial statements or data that would be prepared by the Company Group in the ordinary course of business.
(f) Indemnification. The Company Group and its Affiliates and its and their respective Representatives, and the successors and assigns of each of the foregoing Persons, shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees of a single outside counsel to the Company Group, and its Affiliates, taken as a whole), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with (a) any obligations with respect to the cooperation provided pursuant to this Section 6.17 or any information utilized in connection therewith or (b) the arrangement of the Debt Financing (in each case, except with respect to any losses and other liabilities arising from the Company Group or their Affiliates or Representatives’ gross negligence, bad faith or willful misconduct). Parent’s obligations pursuant to Section 6.16(f), Section 6.17(e) and this Section 6.17(f) are referred to collectively as the “Reimbursement Obligations”.
(g) No Financing Condition. The Buyer Parties acknowledge and agree that the receipt or availability of any funds or financing (including the Financing) is not a condition to the Closing and notwithstanding anything to the contrary set forth in this Agreement, the Buyer Parties’ obligations hereunder are not conditioned in any manner upon Parent obtaining the Financing or any other financing. If the Financing has not been obtained, the Buyer Parties will each continue to be obligated, until such time as this Agreement is terminated in accordance with its terms and subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger and the other transactions contemplated under this Agreement.
(h) Deemed No Breach. Notwithstanding anything to the contrary set forth in this Agreement, (x) the Company shall not be deemed to have breached any of its obligations under this Section 6.17 and (y) any alleged breach by the Company of this Section 6.17 shall not be considered in determining the satisfaction of the condition set forth in Section 7.3(b) with respect to this Section 6.17, in each case, unless each of the following conditions is satisfied: (i) a member of the Company Group committed a Willful and Material Breach of an express obligation set forth in this Section 6.17; (ii) Parent has provided written notice to the Company of such alleged Willful and Material Breach, which notice set forth with reasonable specificity (A) the nature of the alleged breach and (B) the reasonable actions that Parent requests the Company take in order to cure such alleged Willful and Material Breach (and such actions are in accordance with the limitations set forth in this Section 6.17); (iii) the Company has not taken such steps or otherwise cured such alleged Willful and Material Breach within 15 Business Days after the Company’s receipt of such notice (or, if longer, such time as may remain prior to the date that is 10 Business Days prior to the Termination Date); (iv) the Debt Financing has not been consummated on or prior to the Termination Date; and (v) such Willful and Material Breach by a member of the Company Group is the primary cause of the failure of the Debt Financing to be consummated.
6.18 FIRPTA Certificate. The Company shall deliver to Parent prior to Closing (i) a duly executed certification of the Company, prepared in accordance with Treasury Regulations Sections 1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date, certifying that no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the Code, and (ii) a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided, however, that the delivery of such certificate and notice shall not be a condition to Closing and Parent’s sole recourse with respect to the failure to provide such certificate and notice under this Section 6.18 shall be Parent’s ability to deduct and withhold (or cause such deduction or withholding to occur) from the consideration otherwise payable pursuant to this Agreement to any Person in accordance with Section 2.12. The Company hereby authorizes Parent to deliver such certificate and notice to the IRS on behalf of the Company upon the Closing.
ARTICLE VII

CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law and except with respect to Section 7.1(a), which will not be waivable) of each of the following conditions:
(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.
(b) Antitrust Laws. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated, and any commitments not to close any of the transactions contemplated by this Agreement before a certain date under a timing agreement entered into by the Parties with any Governmental Authority shall have expired or been terminated.
(c) No Prohibitive Laws or Injunctions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (other than any FDI Law) or Order after the date hereof that is in effect that prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of the Buyer Parties The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii), Section 7.2(a)(iii) and Section 7.2(a)(iv), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except, in each case, for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.7(c) (other than the first and third sentences of such section) and Section 3.28 shall be true and correct in all material respects as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material aspects as of such earlier date).
(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and the first and third sentences of Section 3.7(c) shall be true and correct in all respects (other than inaccuracies de minimis in nature and amount relative to the aggregate value of the Merger and other transactions contemplated hereby) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct (other than de minimis inaccuracies) as of such earlier date).
(iv) The representation and warranty set forth in Section 3.12(b) shall be true and correct in all respects as of the Closing as if made at and as of the Closing.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations in this Agreement required to be performed by it at or prior to the Closing.
(c) Officer’s Certificate. The Buyer Parties shall have received at the Closing a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct as of the Closing as if made at and as of the Closing, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective obligations pursuant to this Agreement.
(b) Performance of Obligations of the Buyer Parties. The Buyer Parties shall have performed in all material respects all obligations in this Agreement required to be performed by the Buyer Parties at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated, whether prior to or after the receipt of the Requisite Stockholder Approval or adoption of this Agreement by Parent as the sole stockholder of Merger Sub, only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time, in the event that any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger and such Order has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party (treating Parent and Merger Sub as one party for this purpose) whose action or omission has been the primary cause of, or resulted in, the issuance of such Order;
(c) by either Parent or the Company, at any time prior to the Effective Time in the event that the Closing has not occurred by 11:59 p.m., Eastern time, on February 9, 2027 or such later time and date as is agreed to in writing by Parent and the Company (the “Termination Date”), except that (i) in the event that on such date the conditions set forth in Section 7.1(b) have not been satisfied, but the other conditions set forth in Section 7.1 or Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, and which conditions are capable of being satisfied if the Closing were to occur), then the Termination Date shall be automatically extended (without any further action by any Party) to 11:59 p.m., Eastern time, on May 10, 2027 and (ii) the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party (treating Parent and Merger Sub as one party for this purpose) whose action or omission has been the primary cause of, or resulted in, the failure of the Closing to have occurred prior to the Termination Date;
(d) by either Parent or the Company in the event that the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Requisite Stockholder Approval shall not have been obtained upon a vote taken thereon;
(e) by Parent, at any time prior to the Effective Time, in the event that the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.2, provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Parent if it or Merger Sub is then in breach of any provision of this Agreement which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.3;
(f) by Parent, in the event that at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board has effected a Recommendation Change;
(g) by the Company, at any time prior to the Effective Time, in the event that Parent or Merger Sub has breached or failed to perform or there is any inaccuracy of any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.3; provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to the Company if it is then in breach of any provision of this Agreement which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.2;
(h) by the Company, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 5.3; provided that substantially concurrently with such termination the Company Termination Fee due to Parent is paid in accordance with Section 8.3(b)(iii); or
(i) by the Company, at any time prior to the Effective Time in the event that (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub have failed to effect the Closing by the date on which the Closing was required to occur pursuant to Section 2.3, (iii) following such failure by Parent and Merger Sub to effect the Closing and at least three (3) Business Days prior to such termination, the Company shall have irrevocably confirmed in writing (and not withdrawn such confirmation) that the Company is (and remains throughout such three (3)-Business Day period) ready, willing and able to effect the Closing and (iv) Parent and Merger Sub fail to effect the Closing on or prior to the date that is three (3) Business Days after the delivery of such written confirmation from the Company referred to in the foregoing clause (iii).
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 4.16, the antepenultimate sentence of Section 6.6, Section 6.11, Section 6.16(f)(i) (to the extent related to the Reimbursement Obligations), Section 6.17(d), Section 6.17(e), Section 6.17(f), this Section 8.2, Section 8.3 and Article IX (and all relevant definitions) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, but subject to Section 8.3(f), the Company Liability Cap, and the Liability Cap, nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement by such Party prior to or in connection with the termination of this Agreement. In addition to the foregoing, neither the execution nor the termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms. The Buyer Parties acknowledge and agree that, without in any way limiting the Company’s rights under Section 9.10(b), but subject to Section 8.3(f) and the Liability Cap, recoverable damages of the Company as a result of a Willful and Material Breach of this Agreement by Parent shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the equity holders of the Company (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equity holders under this Agreement and the time value of money, which in each case shall be deemed in such event to be damages of the Company and shall be recoverable by the Company on behalf of its equity holders.
8.3 Fees and Expenses.
(a) General. Except as otherwise set forth in this Agreement, including Section 6.2, Section 6.6, Section 6.17, this Section 8.3 and Section 9.11, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the

Merger is consummated. Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Subject to Section 2.9(f), Parent shall pay or cause to be paid all Transfer Taxes and, at its sole cost and expense, shall file or cause to be filed all Tax Returns and other documentation necessary with respect thereto.
(b) Company Termination Fee.
(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(d), or (y) Section 8.1(c) or Section 8.1(e) (as a result of the Company’s breach of Section 5.3), in the case of clause (y), at a time when the Requisite Stockholder Approval has not been obtained; (B) following the execution and delivery of this Agreement and prior to (x) the Company Stockholders Meeting (with respect to the foregoing clause (A)(x)) or (y) the date of termination of this Agreement (with respect to the foregoing clause (A)(y)), an Acquisition Proposal shall have been publicly announced to Company Stockholders or otherwise publicly disclosed and not publicly withdrawn prior to such termination and (C) the Company or any other member of the Company Group (x) consummates an Acquisition Transaction with respect to any Acquisition Proposal or (y) enters into an Alternative Acquisition Agreement with respect to the Acquisition Proposal described in the foregoing clause (B), in each case, within 12 months following such termination of this Agreement, then the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent as promptly as practicable (and, in any event, within three Business Days) following the earlier of the entry into such Alternative Acquisition Agreement or consummation of such Acquisition Proposal. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(ii) If this Agreement is validly terminated by (A) Parent pursuant to Section 8.1(f), or (B) by the Company pursuant to Section 8.1(c) at a time when Parent had the right to terminate this Agreement pursuant to Section 8.1(f), then the Company shall promptly (and, in any event, within three Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; provided, that if this Agreement is validly terminated by Parent pursuant to the Company Board (or a committee thereof) having effected a Recommendation Change on or prior to September 28, 2026 with respect to an Acquisition Proposal by an Excluded Party, the “Company Termination Fee” shall be deemed to be an amount equal to $13,430,836.
(iii) If this Agreement is validly terminated by the Company pursuant to Section 8.1(h), then the Company shall prior to or substantially concurrently with such termination pay or cause to be paid to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; provided, that if this Agreement is validly terminated by the Company in order to substantially concurrently enter into an Alternative Acquisition Agreement on or prior to September 28, 2026 with respect to a Superior Proposal received from an Excluded Party, the “Company Termination Fee” shall be deemed to be an amount equal to $13,430,836.
(c) Parent Termination Fee. If this Agreement is validly terminated pursuant to (i) Section 8.1(g), (ii) Section 8.1(i) or (iii) Section 8.1(c) at a time when the Company had the right to terminate this Agreement pursuant to Section 8.1(i) (provided that clauses (iii) and (iv) of such termination provision shall be deemed to be satisfied for purposes of determining the Company’s right to terminate for purposes of this Section 8.3(c)), then Parent shall promptly (and, in any event, within three Business Days) following such termination pay, or cause to be paid, to the Company an amount equal to $46,048,580 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee, or Parent be required to pay the Parent Termination Fee, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to Section 8.3(b) or Section 8.3(c) and, in order to obtain such payment, Parent or the Company, as applicable, commences a Legal Proceeding that results in a judgment against the Company or Parent, as applicable, for the amount set forth in Section 8.3(b) or Section 8.3(c) or any portion thereof, the Company or Parent, as applicable, shall pay to Parent or the Company, as applicable, its reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred in connection with such Legal Proceeding in an amount not to exceed $3,500,000 (the “Enforcement Costs”), together with interest on such amount set forth in Section 8.3(b) or Section 8.3(c) or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received (but excluding the date of actual payment), or a lesser rate that is the maximum permitted by applicable Law. Any amounts payable pursuant to this Section 8.3(e) shall be paid to the Company or Parent, as the case may be, by wire transfer of immediately available funds.
(f) Sole Remedy.
(i) Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), Parent’s receipt of payments by the Company pursuant to Sections 6.2, 8.3(e) and 9.11, to the extent owed, and Parent’s right to specific performance pursuant to Section 9.10 will be the sole and exclusive remedies of the Buyer Parties and each of their respective Affiliates (other than in the event of fraud or Willful and Material Breach, subject to the Company Liability Cap) against (A) the Company, its Subsidiaries and each of their respective Affiliates and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby. Upon payment of the Company Termination Fee, if payable hereunder, none of the Company Related Parties will have any further liability or obligation to any Buyer Party relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that (1) the Parties (or their Affiliates) will remain obligated with respect to, and the Buyer Parties and their Subsidiaries may be entitled to remedies with respect to, the matters set forth in the first sentence of this Section 8.3(f)(i) and (2) with respect to claims for fraud or Willful and Material Breach (subject to the Company Liability Cap)). Although the Buyer Parties may pursue a grant of specific performance to cause the Closing to occur, under no circumstances shall any Buyer Party be permitted or entitled to receive both a grant of specific performance ordering the Parties to consummate the Closing and the payment of the Company Termination Fee. Notwithstanding anything to the contrary in this Agreement, (x) under no circumstances shall the maximum aggregate liability of the Company Related Parties for monetary damages or other monetary remedies (including payment of the Company Termination Fee, any Enforcement Costs or any other losses or other amounts payable pursuant to this Agreement), whether at law or in equity, in contract, tort or otherwise, in connection with this Agreement, the agreements contemplated hereby or the transactions contemplated hereby or thereby be greater than $49,648,580 (the “Company Liability Cap”) and (y) in no event shall any Parent Related Party or any other Person acting on their behalf, be entitled to, or in any event receive, monetary damages or other monetary remedies in excess of an amount equal to the Liability Cap against the Company Related Parties, whether at law or in equity, in contract, tort or otherwise.
(ii) Without limitation to the Company’s right to equitable relief pursuant to Section 9.10, in the event that this Agreement is validly terminated in accordance with its terms, (A) the Company’s receipt of the Parent Termination Fee, to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Financing Commitments with respect thereto), (B) the Company’s receipt of payments by Parent pursuant to Sections 8.3(e) and 9.11, to the extent owed, (C) the Company’s right to enforce its rights under the Reimbursement Obligations and (D) the Company’s right to enforce its rights and remedies, including obtaining an injunction, specific performance or other equitable remedies under the Confidentiality Agreement, and the Guarantee will be the sole and exclusive remedies of the Company and its Affiliates against (x) the Buyer Parties and each of their respective Affiliates (which, for purposes of this Section 8.3(f)(ii), shall include any fund, investment vehicle or account controlled, managed or advised by BCP Management), (y) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Buyer Parties, each of their respective

Subsidiaries and each of their respective Affiliates, including the Guarantors (collectively, the “Parent Related Parties”) (it being agreed that any fund, investment vehicle or account controlled, managed or advised by BCP Management and any portfolio company of any Buyer Party or their respective Affiliates or any portfolio company of any fund, investment vehicle or account controlled, managed or advised by BCP Management shall constitute a Parent Related Party for purposes of this Section 8.3, Section 9.8 and Section 9.16), and (z) the Financing Sources in respect of this Agreement, any agreement executed in connection herewith (including the Financing Commitments) and the transactions contemplated hereby and thereby. Following the valid termination of this Agreement in accordance with its terms, if (and only if) the Company receives the Parent Termination Fee (and all other amounts that it is owed, including any Reimbursement Obligations), none of the Parent Related Parties or Financing Sources will have any further liability or obligation to the Company arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the matters set forth in this Section 8.3(f)(ii)(A)-(D), including any interest that may be owing or awarded pursuant to Section 8.3(e)). Although the Company may pursue a grant of specific performance in accordance with Section 9.10(b) to cause the Closing to occur, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance ordering the Parties to consummate the Closing and the payment of the Parent Termination Fee. Notwithstanding anything to the contrary in this Agreement, (x) under no circumstances shall the maximum aggregate liability of the Parent Related Parties for monetary damages or other monetary remedies (including payment of the Parent Termination Fee, any Enforcement Costs or any other losses or other amounts payable pursuant to this Agreement), whether at law or in equity, in contract, tort or otherwise, in connection with this Agreement, the agreements contemplated hereby or the transactions contemplated hereby or thereby be greater than $49,648,580 (the “Liability Cap”) and (y) in no event shall any Company Related Party or any other Person acting on their behalf, be entitled to, or in any event receive, monetary damages or other monetary remedies in excess of an amount equal to the Liability Cap against the Parent Related Parties, whether at law or in equity, in contract, tort or otherwise; provided, that the foregoing Liability Cap shall not apply to any claims or damages arising out of or relating to any breach of the Confidentiality Agreement.
8.4 Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 8.4 shall in any way limit or modify (x) the rights of the Company and its Affiliates from and after the Effective Time under any Debt Financing Commitment or the definitive debt documents executed in connection with the Debt Financing to the extent the Company or any of its Affiliates are party thereto or express third-party beneficiaries thereunder or the rights of the Company and its Affiliates against the Financing Sources with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date, (y) the rights and obligations of Parent and its Affiliates pursuant to or in connection with this Agreement, the Debt Commitment Letter or any Contract relating to the Debt Financing, and (z) the obligations of the Financing Sources under the Debt Commitment Letter.
ARTICLE IX

GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms are to be performed at or after the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case to the intended recipient as set forth below:

(a) if to the Buyer Parties to:

Prive Parent, Inc.
c/o Bernhard Capital Partners
400 Convention Street, Suite 1010
Baton Rouge, LA 70802
Attention: Christopher Dillon; Lucie R. Kantrow
Email: [redacted]; [redacted]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: William J. Benitez, P.C.; D. Alex Robertson, P.C.; Jonathan Sapp
Email: wbenitez@kirkland.com; alex.robertson@kirkland.com; jonathan.sapp@kirkland.com

(b) if to the Company (prior to the Effective Time) to:

Bowman Consulting Group Ltd.
12355 Sunrise Valley Drive, Suite 520
Reston, VA 20191
Attention: Elizabeth Abdoo
Email: [redacted]

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Charles Ruck; Joel Trotter; Ian Nussbaum
Email: Charles.Ruck@lw.com; Joel.Trotter@lw.com; Ian.Nussbaum@lw.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Company Board), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding the foregoing, this Section 9.3 and Sections 8.3(b), 8.3(f), 8.4, 9.4, 9.8, 9.11, 9.12 and 9.13, as such provisions relate to the Financing Sources, shall not be amended in a manner that is adverse to any Financing Source without the prior written consent of the Financing Sources party to the Debt Commitment Letter that have consent rights over amendments to this Agreement.
9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, (i) any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein (it being understood that Parent and Merger Sub shall be deemed a single Party for purposes of this Section 9.4). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any failure or delay in exercising any right, power or privilege pursuant to this Agreement will not constitute a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in equity (except to the extent expressly provided otherwise in this Agreement).
9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights pursuant to this Agreement from and after the Effective Time, with prior written notice to the Company, (a) to any of their respective Affiliates (and such assignment shall only be valid for so long as such Affiliate remains controlled by BCP Management) or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, in each case of clauses (a) and (b), subject to the penultimate sentence and the final sentence of this Section 9.5. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. (i) No assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and any other transactions contemplated by this Agreement and (ii) no assignment shall relieve Parent or Merger Sub of any of its obligations pursuant to this Agreement. Any purported assignment of this Agreement without the consent required by this Section 9.5 is null and void.
9.6 Confidentiality. The Buyer Parties and the Company hereby acknowledge that BCP Management and the Company have previously executed that certain Confidentiality Agreement, dated as of June 4, 2026 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Transaction Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth in this Agreement, (a) the Confidentiality Agreement will (i) not be superseded, (ii) survive any termination of this Agreement, and (iii) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto and (b) the Company Disclosure Letter and the Parent Disclosure Letter shall not, pursuant to Section 268(b) of the DGCL, be deemed part of this Agreement for purposes of any provision of the DGCL, but shall have the effects provided in this Agreement.
9.8 Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.8, Section 6.16(f)(i) (to the extent related to the Reimbursement Obligations), Section 6.17(e) and Section 6.17(f), (b) if the Closing occurs, for the rights of the holders of Company Common Stock, Company Equity Awards under Article II, including the right to receive the Per Share Price and the Equity Award Consideration, respectively, in each case after the Effective Time, (c) without limitation to Section 9.10, but subject to Section 8.3(f) and the Liability Cap, the Company shall have the right to pursue damages, on behalf of its stockholders, in the event of any

Buyer Party’s Willful and Material Breach of this Agreement, which right is acknowledged by each Buyer Party and (d) with respect to the limitations on liability of the Company Related Parties and Parent Related Parties set forth in Section 8.3(f). Notwithstanding anything to the contrary in this Agreement, but subject to Section 8.3(f) and the Liability Cap, (x) without limitation to the foregoing or Section 9.10, each Buyer Party expressly acknowledges and agrees, at or after the time at which the Requisite Stockholder Approval shall have been obtained, that the Company shall have the right, on behalf of its stockholders, and is hereby appointed as representative of its stockholders solely for purposes of this Section 9.8, to pursue damages against any Buyer Party for the loss of the Per Share Price and the Equity Award Consideration (as applicable), including, for the avoidance of doubt, damages based on the loss of the premium offered to each such holder, in the event of any Willful and Material Breach of this Agreement by any Buyer Party in respect of which the Company is entitled to bring a claim hereunder. Such appointment of the Company as representative of the Company’s stockholders shall be irrevocable and binding on all of the Company’s stockholders from and after receipt of the Requisite Stockholder Approval. Notwithstanding anything to the contrary contained herein, each Financing Source shall be an intended third party beneficiary of, and shall be entitled to enforce the provisions of, this Section 9.8 and Sections 8.3(b), 8.3(f), 8.4, 9.3, 9.4, 9.11, 9.12 and 9.13.
9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) Specific Performance.
(i) The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.3(f): (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right to obtain equitable relief, including an order of specific performance, is an integral part of the Merger and without those rights, neither the Company nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of any Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter); provided, that notwithstanding the foregoing, the Parties agree that the right of the Company to specific performance or other equitable remedies to cause the Equity Financing to be funded under the Equity Commitment Letter or to consummate the Closing (but not the right of the Company to specific performance or other equitable remedies for any other reason) shall be subject to the requirement that:
(1) all of the conditions to Closing set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, and which conditions are capable of being satisfied if the Closing were to occur) have been satisfied or waived by Parent, and the Buyer Parties have failed to complete the Closing by the date the Closing should have occurred pursuant to Section 2.3;

(2) the proceeds of the Debt Financing (or any Alternative Debt Financing) have been funded or are capable of being funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded at the Closing; and
(3) the Company has confirmed in writing to Parent that, if the Debt Financing (or any Alternative Debt Financing) and Equity Financing are funded, then the Closing will occur.
(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or any of the Buyer Parties, on the other hand, and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to consummate the Closing or perform any covenant or other agreement under this Agreement, the performance of which would be required to satisfy any condition set forth in Article VII. If, prior to the Termination Date, any Party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions of this Agreement by any other Party or the terms and provisions of the Equity Commitment Letter by Parent or any Guarantor, the Termination Date shall automatically be extended by (x) the amount of time during which such Legal Proceeding is pending, plus twenty (20) Business Days or (y) such other time period established by the court presiding over such action.
9.11 Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction. In the event of any litigation or other proceeding between the Parties arising out of or in any way related to the consummation of the Closing, the prevailing Party in such litigation or other proceeding shall be entitled to recover its attorneys’ fees, costs and expenses incurred in connection with such litigation or other proceeding, in addition to any other relief to which such Party may be entitled.
9.12 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties: (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, solely if any federal court within the State of Delaware declines to accept jurisdiction over such a matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts;

(v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Notwithstanding the foregoing, each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The Parties agree that any violation of this Section 9.12(a) shall constitute a material breach of this Agreement and shall constitute irreparable harm.
(b) Jurisdiction for Financing Sources. Notwithstanding anything to the contrary set forth in this Agreement, the Parties acknowledge and irrevocably agree: (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing, the Debt Financing Commitment or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan, any state court located in the City and County of New York, and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support any Person in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Financing Commitment will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; (v) to waive and hereby waive, to the fullest extent permitted by law, trial by jury in any such Legal Proceeding brought against the Financing Sources; and (vi) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state).
9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13. EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES (TO THE FULLEST EXTENT PERMITTED BY LAW) TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST THE FINANCING SOURCES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE DEBT FEE LETTER OR ANY OTHER CONTRACT ENTERED INTO WITH RESPECT TO THE DEBT FINANCING OR THE PERFORMANCE OF ANY SERVICES THEREUNDER.
9.14 Company Disclosure Letter. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure, notwithstanding the omission of any reference or cross-reference thereto.

9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.16 No Recourse.
(a) In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Affiliates or Representatives acting on its behalf to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Equity Commitment Letter or the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims, actions, charges, lawsuits and litigation that the Company may assert (i) against Parent or Merger Sub to the extent expressly provided for in this Agreement, (ii) against BCP Management pursuant to the Confidentiality Agreement, (iii) against the Guarantors to the extent expressly provided for in the Equity Commitment Letter or the Guarantee, (iv) against the Supporting Stockholders pursuant to the Support Agreements or (v) without duplication of clauses (i)-(iii), against any Person expressly named as a party to any Transaction Document to the extent expressly provided for in such Transaction Document.
(b) In no event will Parent or Merger Sub, whether prior to or after termination of this Agreement, seek or obtain, nor will they permit any of their Affiliates or Representatives acting on their behalf to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Company Related Party with respect to this Agreement or the transactions contemplated hereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that Parent or Merger Sub may assert against the Company to the extent expressly provided for in this Agreement or the Confidentiality Agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PRIVE PARENT, INC.

By:	/s/ Mark D. Spender
Name: Mark D. Spender
Title: President

PRIVE MERGER SUB, INC.

By:	/s/ Mark D. Spender
Name: Mark D. Spender
Title: President

[Signature Page to Agreement and Plan of Merger]

BOWMAN CONSULTING GROUP LTD.

By:	/s/ Gary Bowman
Name: Gary Bowman
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of the Surviving Corporation
[Attached.]

Exhibit 2.1A
EXHIBIT A

FORM OF CERTIFICATE OF INCORPORATION OF THE
SURVIVING CORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOWMAN CONSULTING GROUP LTD.

* * *
ARTICLE I
Name. The name of the corporation is “Bowman Consulting Group Ltd.” (the “Corporation”).
ARTICLE II
Registered Office. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the “DGCL”).
ARTICLE IV
Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 100, all of which shall be common stock, and the par value of each such share shall be $0.01. The Corporation is specifically authorized to issue fractional shares.
ARTICLE V
Duration. The duration of the Corporation shall be perpetual.
ARTICLE VI
Conduct of Affairs. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1)	Management by the Board. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”).
(2)
Amendments to Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation (the “Bylaws”); provided, however, that the grant of such power to the board of directors shall not divest the stockholders of or limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

(3)
Number of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time pursuant to the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

(4)
Limitation of Directors’ Liability. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(5)
Indemnification. The Corporation may indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

(6)
Authority of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and the Bylaws; provided, however, that no Bylaws hereafter adopted, amended or repealed by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been so adopted, amended or repealed.

ARTICLE VII
Meetings and Records. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
ARTICLE VIII
Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
* * *

Annex B
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
August 9, 2026
The Board of Directors
Bowman Consulting Group Ltd.
12355 Sunrise Valley Drive, Suite 520
Reston, VA 20191
Members of the Board of Directors:
We understand that Bowman Consulting Group Ltd. (“Bowman”) proposes to enter into an Agreement and Plan of Merger, dated as of August 9, 2026 (the “Agreement”), among Bowman, Prive Parent, Inc. (“Parent”) and Prive Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Bowman (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Bowman (“Bowman Common Stock”) (other than Owned Company Shares or Dissenting Company Shares (each as defined in the Agreement)) will be converted into the right to receive $43.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Bowman Common Stock (other than Owned Company Shares or Dissenting Company Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)	reviewed certain publicly available business and financial information relating to Bowman;
(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Bowman furnished to or discussed with us by the management of Bowman, including certain financial forecasts relating to Bowman prepared by the management of Bowman (such forecasts, “Bowman Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Bowman with members of senior management of Bowman;
(4)	reviewed the trading history for Bowman Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(5)	compared certain financial and stock market information of Bowman with similar information of other companies we deemed relevant;
(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(7)	reviewed a draft, dated August 8, 2026, of the Agreement (the “Draft Agreement”); and
(8)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Bowman that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Bowman Forecasts, we have been advised by Bowman, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Bowman as to the future financial performance of Bowman. We have relied, at the direction of Bowman, upon the assessments of the management of Bowman as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Bowman and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

The Board of Directors
Bowman Consulting Group Ltd.
Bowman, nor have we made any physical inspection of the properties or assets of Bowman. We have not evaluated the solvency or fair value of Bowman or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Bowman, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Bowman or the contemplated benefits of the Merger. We have also assumed, at the direction of Bowman, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Bowman or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Bowman Common Stock (other than Owned Company Shares or Dissenting Company Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Bowman or in which Bowman might engage or as to the underlying business decision of Bowman to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied, at the direction of Bowman, upon the assessment of representatives of Bowman regarding legal, regulatory, accounting, tax and similar matters relating to Bowman or the Merger, as to which matters we understand that Bowman obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to the Board of Directors of Bowman in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Bowman has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Bowman and certain of its affiliates and (ii) Bernhard Capital Partners Management LP (“Bernhard”), an affiliate of Parent, and certain of Bernhard’s affiliates and portfolio companies.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Bowman and have received or in the future may receive compensation for the rendering of these services, including (i) acting as administrative agent, left lead bookrunner, co-lead arranger, swing line lender, letter of credit lender, and lender on a $250 million revolving credit facility, (ii) providing commercial credit card, business checking, and other liquidity and treasury services, (iii) providing share repurchase, foreign exchange, and other markets products, and (iv) providing term loans, lines of credit, and other commercial credit products.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

The Board of Directors
Bowman Consulting Group Ltd.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Bernhard and certain of its affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) acting as lender in a leveraged loan syndication, (ii) providing business checking, credit card, deposit, and other liquidity and treasury products, (iii) providing term loans, lines of credit, letters of credit, real estate loans, and other commercial credit products, (iv) providing foreign exchange and other markets products, and (v) providing workplace benefit, defined contribution, and other consumer wealth products.
It is understood that this letter is for the benefit and use of the Board of Directors of Bowman (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Bowman, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc. Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Bowman Common Stock (other than Owned Company Shares or Dissenting Company Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
BOFA SECURITIES, INC.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Annex C
Execution Version
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT, dated as of August 10, 2026 (the “Agreement”), is by and between Prive Parent, Inc., a Delaware corporation (“Parent”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Parent, Prive Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving entity, on the terms and subject to the conditions of the Merger Agreement;
WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and
WHEREAS, Parent desires that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.
“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that an assignment by the Holder in compliance with Section 6.17 shall not be deemed a Transfer hereunder.

ARTICLE II
AGREEMENT TO RETAIN SECURITIES
2.1 Transfer and Encumbrance of Securities.
(a) From the date hereof until the End Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities (other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent.
(b) Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities (x) to one or more affiliates, (y) as bona fide gifts to any member of the Holder’s family or otherwise for estate planning purposes, or (z) by will, divorce decree, testamentary document or intestate succession upon the death of a Holder, if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent (which consent may be granted or withheld by Parent in its sole discretion), (iii) Transfer Securities to effect a “net settlement” of Company Restricted Stock Awards or Company PSRUs to satisfy the Holder’s Tax withholding obligations upon the settlement of Company Restricted Stock Awards or Company PSRUs, (iv) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement, (v) Transfer Securities pursuant to one or more bona fide charitable gifts to organizations, trusts, funds, donor-advised funds, private foundations or governmental entities described in Section 170(c) of the Internal Revenue Code, provided that (A) the aggregate number of Securities Transferred pursuant to this clause (v) shall not exceed an aggregate of 150,000 shares of Company Common Stock prior to the End Date and (B) such Transfers shall not reasonably be expected to materially adversely affect the obtaining of the Requisite Stockholder Approval or the consummation of the Merger or (vi) Transfer Securities pursuant to any Rule 10b5-1 trading plan in effect on the date of this Agreement and not thereafter amended in any manner that increases the number of Securities subject thereto, with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.
2.2 Additional Purchases; Adjustments. The Holder agrees that any additional equity securities (or any right or interest therein) of the Company that the Holder purchases or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the End Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction involving equity securities of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.
2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination, in accordance with Section 6.5, of the obligations of the Holder set forth in Article II and Article III. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
VOTING
3.1 Agreement to Vote. Prior to the End Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the adoption of the Merger Agreement and any other proposal considered and voted upon by the Company Stockholders at any Company Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger; (b) against any Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Merger; and (e) in favor of any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with Section 3.1. Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.
ARTICLE IV
ADDITIONAL AGREEMENTS
4.1 Further Assurances. The Holder agrees that from and after the date hereof and until the End Date, the Holder shall not, and shall cause the Holder’s affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement. The Holder further agrees that, during the term of this Agreement and upon the reasonable request of Parent in writing, the Holder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are necessary to perform the Holder’s obligations under this Agreement.
4.2 Fiduciary Duties. The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of the Company or a Subsidiary of the Company. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of the Company or a Subsidiary of the Company (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.
4.3 No Exercise of Appraisal Rights; Actions. The Holder (a) waives and agrees not to exercise any appraisal rights in respect of the Holder’s Securities that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the transactions contemplated by the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby; provided, that nothing in this Section 4.3 shall restrict or prohibit the Holder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Agreement or the Merger Agreement, or from enforcing its rights under this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDER
5.1 Representations and Warranties. The Holder hereby represents and warrants to Parent as follows:
(a) Ownership; Voting Power. As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Company Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Company’s certificate of incorporation or bylaws, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities which would result in a violation of Article II, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities which would result in a violation of Article II and (C) the Holder has voting power, power of disposition, power to Transfer, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement and to enable Holder to comply with the requirements of Article II and Article III, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.
(b) Organization; Authority. If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.
(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.
(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).
(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.
(f) Absence of Other Voting Agreements. As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.
ARTICLE VI
MISCELLANEOUS
6.1 No Solicitation. Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is validly terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s

Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3 of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of the Company or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement; provided, however, that nothing in this Section 6.1 shall prohibit or restrict the Stockholder from (i) participating or engaging in discussions or negotiations with any Person, pursuant to an Acceptable Confidentiality Agreement at a time when the Company is permitted to participate or engage in such discussions or negotiations, with respect to a voting and support agreement or similar arrangement in connection with any Acquisition Proposal or (ii) entering into a customary voting and support agreement or similar arrangement in connection with a Superior Proposal. Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding an Acquisition Proposal, the Holder and/or any of the Holder’s controlled Affiliates and/or the Holder’s Representatives may engage in discussions or negotiations with such person to the extent that the Company can act under Section 5.3 of the Merger Agreement.
6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of the Holder (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Buyer Parties or the Company under the Merger Agreement. Parent acknowledges that neither the Holder nor any Holder Related Party has made, and Parent has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.
6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and Parent shall not have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.
6.4 Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, including the Proxy Statement, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
6.5 Termination. This Agreement shall terminate at the earlier of (a) the date and time the Merger Agreement is validly terminated in accordance with its terms, (b) the Effective Time, (c) the date and time the Requisite Stockholder Approval is obtained or (d) the date on which the Merger Agreement is amended in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects such Holder (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “End Date”).
6.6 Public Announcements. The Holder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as required by applicable federal securities Law, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

6.7 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.7 to the contrary, to the extent that, after the date hereof, Parent agrees to waive any provision contained in any other Support Agreement, Parent shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.
6.8 Reliance. The Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.
6.9 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Merger is consummated.
6.10 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by email transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case to the intended recipient as set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:

if to the Holder, to the Holder’s address set forth on Schedule A

and

if to Parent, to:

Prive Parent, Inc.
400 Convention Street, Suite 1010
Baton Rouge, Louisiana 70802
Attention:	Christopher Dillon
Lucie R. Kantrow
E-mail:	[redacted]
[redacted]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:	William J. Benitez, P.C.; D. Alex Robertson, P.C.; Jonathan Sapp
E-mail:	wbenitez@kirkland.com; alex.robertson@kirkland.com;
jonathan.sapp@kirkland.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any business day after 5:00 p.m., addressee’s local time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next business day. From time to time, either party hereto may provide notice to the other party of a change in its address or email address through a notice given in accordance with this Section 6.10, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 6.10 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one business day after such notice would otherwise be deemed to have been received pursuant to this Section 6.10.

6.11 Interpretation. When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.
6.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, or similar relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
6.14 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

6.15 Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.
6.16 Governing Law; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT AND ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN CONTRACT, IN TORT, UNDER STATUTE OR OTHERWISE) SHALL BE GOVERNED BY, AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b) EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO OR ITS AFFILIATES AGAINST ANY OTHER PARTY HERETO OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN THE CHOSEN COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID CHOSEN COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN THE CHOSEN COURTS, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES HERETO FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES HERETO FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCEEDING COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) OR (III) THAT (A) THE LEGAL PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.
(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.
6.17 Assignment; Binding Effect. Other than pursuant to a Transfer of Securities permitted by Section 2.1(b), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
6.18 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, in each case in accordance with this Section 6.18, this being in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.
6.19 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
6.20 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants in this Agreement shall survive the End Date.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PRIVE PARENT, INC.

By:	/s/ Mark D. Spender
Name: Mark D. Spender
Title: President

[Signature Page to the Voting and Support Agreement]

GARY P. BOWMAN

/s/ Gary P. Bowman
Name: Gary P. Bowman

Bowman Family Asset Management, LLC

By:	/s/ Gary P. Bowman
Name: Gary P. Bowman
Title: Its Manager

[Signature Page to the Voting and Support Agreement]

Schedule A

Name of Holder	Address and Notice Information	Shares of Company Common Stock Beneficially Owned
Gary P. Bowman	[Redacted]	905,448
Bowman Family Asset Management, LLC	[Redacted]	1,351,235

Schedule A

Execution Version
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT, dated as of August 10, 2026 (the “Agreement”), is by and between Prive Parent, Inc., a Delaware corporation (“Parent”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Parent, Prive Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving entity, on the terms and subject to the conditions of the Merger Agreement;
WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and
WHEREAS, Parent desires that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.
“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that an assignment by the Holder in compliance with Section 6.17 shall not be deemed a Transfer hereunder.
ARTICLE II
AGREEMENT TO RETAIN SECURITIES
2.1 Transfer and Encumbrance of Securities.
(a) From the date hereof until the End Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities

(other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent.
(b) Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities (x) to one or more affiliates, (y) as bona fide gifts to any member of the Holder’s family or otherwise for estate planning purposes, or (z) by will, divorce decree, testamentary document or intestate succession upon the death of a Holder, if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent (which consent may be granted or withheld by Parent in its sole discretion), (iii) Transfer Securities to effect a “net settlement” of Company Restricted Stock Awards or Company PSRUs to satisfy the Holder’s Tax withholding obligations upon the settlement of Company Restricted Stock Awards or Company PSRUs, (iv) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement, or (v) Transfer Securities pursuant to any Rule 10b5-1 trading plan in effect on the date of this Agreement and not thereafter amended in any manner that increases the number of Securities subject thereto, with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.
2.2 Additional Purchases; Adjustments. The Holder agrees that any additional equity securities (or any right or interest therein) of the Company that the Holder purchases or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the End Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction involving equity securities of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.
2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination, in accordance with Section 6.5, of the obligations of the Holder set forth in Article II and Article III. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
VOTING
3.1 Agreement to Vote. Prior to the End Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the adoption of the Merger Agreement and any other proposal considered and voted upon by the Company Stockholders at any Company Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger; (b) against any Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Merger; and (e) in favor of any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with Section 3.1. Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.
ARTICLE IV
ADDITIONAL AGREEMENTS
4.1 Further Assurances. The Holder agrees that from and after the date hereof and until the End Date, the Holder shall not, and shall cause the Holder’s affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement. The Holder further agrees that, during the term of this Agreement and upon the reasonable request of Parent in writing, the Holder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are necessary to perform the Holder’s obligations under this Agreement.
4.2 Fiduciary Duties. The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of the Company or a Subsidiary of the Company. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of the Company or a Subsidiary of the Company (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.
4.3 No Exercise of Appraisal Rights; Actions. The Holder (a) waives and agrees not to exercise any appraisal rights in respect of the Holder’s Securities that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the transactions contemplated by the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby; provided, that nothing in this Section 4.3 shall restrict or prohibit the Holder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Agreement or the Merger Agreement, or from enforcing its rights under this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDER
5.1 Representations and Warranties. The Holder hereby represents and warrants to Parent as follows:
(a) Ownership; Voting Power. As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Company Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Company’s certificate of incorporation or bylaws, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities which would result in a violation of Article II, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities which would result in a violation of Article II and (C) the Holder has voting power, power of disposition, power to Transfer, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement and to enable Holder to comply with the requirements of Article II and Article III, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.

(b) Organization; Authority. If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.
(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.
(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).
(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.
(f) Absence of Other Voting Agreements. As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.
ARTICLE VI
MISCELLANEOUS
6.1 No Solicitation. Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is validly terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3 of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of the Company or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement; provided, however, that nothing in this Section 6.1 shall prohibit or restrict the Stockholder from (i) participating or engaging in discussions or negotiations with any Person, pursuant to an Acceptable Confidentiality Agreement at a time when the Company is permitted to participate or engage in such discussions or negotiations, with respect to a voting and support agreement or similar arrangement in connection with any Acquisition Proposal or (ii) entering into a customary voting and support agreement or similar arrangement in connection with a Superior Proposal. Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding an Acquisition Proposal, the Holder and/or any of the Holder’s controlled Affiliates and/or the Holder’s Representatives may engage in discussions or negotiations with such person to the extent that the Company can act under Section 5.3 of the Merger Agreement.
6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of the Holder (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Buyer Parties or the Company under the Merger Agreement. Parent acknowledges that neither the Holder nor any Holder Related Party has made, and Parent has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.
6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and Parent shall not have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.
6.4 Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, including the Proxy Statement, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
6.5 Termination. This Agreement shall terminate at the earlier of (a) the date and time the Merger Agreement is validly terminated in accordance with its terms, (b) the Effective Time, (c) the date and time the Requisite Stockholder Approval is obtained or (d) the date on which the Merger Agreement is amended in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects such Holder (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “End Date”).
6.6 Public Announcements. The Holder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as required by applicable federal securities Law, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.
6.7 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.7 to the contrary, to the extent that, after the date hereof, Parent agrees to waive any provision contained in any other Support Agreement, Parent shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.
6.8 Reliance. The Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.
6.9 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by email transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case to the intended recipient as set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:

if to the Holder, to the Holder’s address set forth on Schedule A

and

if to Parent, to:

Prive Parent, Inc.
400 Convention Street, Suite 1010
Baton Rouge, Louisiana 70802
Attention:	Christopher Dillon
Lucie R. Kantrow
E-mail:	[redacted]
[redacted]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: William J. Benitez, P.C.; D. Alex Robertson, P.C.; Jonathan Sapp
E-mail: wbenitez@kirkland.com; alex.robertson@kirkland.com; jonathan.sapp@kirkland.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any business day after 5:00 p.m., addressee’s local time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next business day. From time to time, either party hereto may provide notice to the other party of a change in its address or email address through a notice given in accordance with this Section 6.10, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 6.10 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one business day after such notice would otherwise be deemed to have been received pursuant to this Section 6.10.
6.11 Interpretation. When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.
6.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, or similar relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
6.14 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
6.15 Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.
6.16 Governing Law; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT AND ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN CONTRACT, IN TORT, UNDER STATUTE OR OTHERWISE) SHALL BE GOVERNED BY, AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b) EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO OR ITS AFFILIATES AGAINST ANY OTHER PARTY HERETO OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN THE CHOSEN COURTS. EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID CHOSEN COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN THE CHOSEN COURTS, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES HERETO FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES HERETO FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCEEDING COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) OR (III) THAT (A) THE LEGAL PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.
(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.
6.17 Assignment; Binding Effect. Other than pursuant to a Transfer of Securities permitted by Section 2.1(b), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
6.18 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, in each case in accordance with this Section 6.18, this being in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.
6.19 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
6.20 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants in this Agreement shall survive the End Date.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PRIVE PARENT, INC.

By:	/s/ Mark D. Spender
Name: Mark D. Spender
Title: President

[Signature Page to the Voting and Support Agreement]

BRUCE LABOVITZ

/s/ Bruce Labovitz

[Signature Page to the Voting and Support Agreement]

Schedule A

Name of Holder	Address and Notice Information	Shares of Company Common Stock Beneficially Owned
Bruce Labovitz	[Redacted]	391,491

Schedule A

Bowman

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03933-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOWMAN CONSULTING GROUP LTD.

The Board of Directors of Bowman Consulting Group Ltd. recommends you vote "FOR" the following proposals:

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 10, 2026 (the "Merger Agreement"), by and among Prive Parent, Inc., a Delaware corporation ("Parent"), Prive Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Bowman Consulting Group Ltd., a Delaware corporation ("Bowman").	☐	☐	☐
2.	To adjourn the special meeting of Bowman's stockholders (the "Special Meeting") to a later date if it is necessary to solicit additional votes in order to adopt the Merger Agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement is available at www.proxyvote.com.

T03934-TBD

BOWMAN CONSULTING GROUP LTD.
Special Meeting of Stockholders
November 4, 2026 at 9:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Bruce Labovitz and Elizabeth Abdoo, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Bowman Consulting Group Ltd. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on November 4, 2026, at 9:30 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/BWMN2026SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THIS PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AS INDICATED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued with the reverse side